Registration No. ________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                ----------------

                 PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV
             (Exact name of Registrant as specified in its Charter)

                                    Delaware
                            (State of Incorporation)

                                   06-1204982
                     (I.R.S. Employer Identification Number)

                           1285 Avenue of the Americas
                            New York, New York 10019
                                  212-713-2000
   (Address and telephone number of Registrant's principal executive offices)

                                 John L. Fearey
                 PaineWebber Mortgage Acceptance Corporation IV
                           1285 Avenue of the Americas
                            New York, New York 10019
                                  212-713-2000
            (Name, address and telephone number of agent for service)
                                ----------------
                                   Copies to:
                           Paul D. Tvetenstrand, Esq.
                             Thacher Proffitt & Wood
                             Two World Trade Center
                            New York, New York 10048

================================================================================
         Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement, as determined by market conditions.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

                                          CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
                                                           PROPOSED             PROPOSED
                                                            MAXIMUM             MAXIMUM
                                       AMOUNT              OFFERING            AGGREGATE            AMOUNT OF
 TITLE OF SECURITIES BEING        TO BE REGISTERED           PRICE              OFFERING          REGISTRATION
         REGISTERED                     (1)              PER UNIT (2)          PRICE (2)               FEE
------------------------------------------------------------------------------------------------------------------
Asset-Backed Certificates,         $500,000,000.00           100%            $500,000,000.00       $151,515.20
issued in series
------------------------------------------------------------------------------------------------------------------

(1) $144,893,533.66 aggregated principal amount of Mortgage Pass-Through Certificates registered by the Registrant under Registration Statement No. 83802 referred to below and not previously sold are consolidated in this Registration Statement pursuant to Rule 429. All registration fees in connection with such unsold amount of Mortgage PassThrough Certificates have been previously paid by the Registrant under the foregoing Registration Statement. Accordingly, the total amount registered under the Registration Statement as so consolidated as of the date of this filing is $644,893,533.66.

(2)      Estimated solely for the purpose of calculating the registration fee.

                           --------------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

Pursuant to Rule 429 of the Securities Act of 1933, the prospectus which is part of this Registration Statement is a combined prospectus and includes all the information currently required in a prospectus relating to the securities covered by Registration Statement No. 33-83802 previously filed by the Registrant. This Registration Statement, which relates to $500,000,000.00 aggregate principal amount of Asset-Backed Certificates, constitutes a post-effective Amendment to Registration Statement No. 33-83802. Such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(a) of the Securities Act of 1933.

                                EXPLANATORY NOTE

                  This Registration Statement includes a basic prospectus and five forms of prospectus supplement. Version 1 shall be used in offering a series of Certificates with various combinations of Credit Support, Version 2 shall be used in offering a typical "shifting interest" Senior/Subordinate series, Version 3 shall be used in offering a typical Senior/Subordinate series without "shifting interests", Version 4 shall be used in offering a typical multiclass series and Version 5 shall be used in offering a series of Certificates evidencing ownership interests in a Trust Fund including Agency Securities. Each basic prospectus used (in either preliminary or final form) will be accompanied by the applicable prospectus supplement.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


         The expenses expected to be incurred in connection with the issuance and distribution of the Certificates being registered, other than underwriting compensation, are as set forth below. All such expenses except for the registration and filing fees are estimated:

        SEC Registration Fee                   $      151,515.20
        Legal Fees and Expenses                $      600,000.00
        Accounting Fees and Expenses           $      200,000.00
        Trustee's Fees and Expenses
          (including counsel fees)             $       90,000.00
        Printing and Engraving Expenses        $      180,000.00
        Rating Agency Fees                     $      240,000.00
        Miscellaneous                          $      100,000.00

                           Total               $    1,561,515.20
                                                    ------------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b), or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided by, or granted pursuant to,
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         The By-laws of the Depositor provide, in effect, that to the full extent permitted by law, the Depositor shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of the Depositor, by reason of the fact that he is or was a director or officer, or his testator or intestate is or was a director or officer of the Depositor, or by reason of the fact that such person is or was serving at the request of the Depositor as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise of any type or kind, domestic or foreign, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred as a result of such action, suit or proceeding.

         Pursuant to Section 145 of the General Corporation Law of Delaware, liability insurance is maintained covering directors and principal officers of the Depositor.

         Section 8(b) of the proposed form of Underwriting Agreement provides that each Underwriter severally will indemnify and hold harmless the Depositor, each of its directors, each of its officers who signs the Registration Statement, and each person, if any, who controls the Depositor within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange of 1934, as amended, against any losses, claims, damages or liabilities to which any of them may become subject under the Securities Act of 1933, the Securities Exchange Act of 1934 or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or an alleged untrue statement of a material fact contained in the registration statement when it became effective, or in the Registration Statement, any related preliminary prospectus or the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to the Depositor by such Underwriter, specifically for use in the preparation thereof, and will reimburse the Depositor for any legal or other expenses reasonably incurred by the Depositor in connection with investigating or defending against such loss, claim, damage, liability or action.

         The Pooling and Servicing Agreements and the Trust Agreements will provide that no director, officer, employee or agent of the Depositor is liable to the Trust Fund or the Certificateholders, except for such person's own willful misfeasance, bad faith or gross negligence in the performance of duties or reckless disregard of obligations and duties. The Pooling and Servicing Agreements and the Trust Agreements will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Depositor is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such Pooling and Servicing Agreements, Trust Agreements and related Certificates other than such expenses related to particular Mortgage Loans.

ITEM 16.     EXHIBITS.

    *1.1     Form of Underwriting Agreement.
    *3.1     Certificate of Incorporation of the Registrant.
    *3.2     By-Laws of the Registrant.
    *4.1     Form of Pooling and Servicing Agreement (Version 1, relating to
             Certificates with various combinations of Credit Support).
    *4.2     Form of Pooling and Servicing Agreement (Version 2, relating to a typical "shifting interest" Senior/Subordinated Series).
    *4.3     Form of Pooling and Servicing Agreement (Version 3, relating to a typical Senior/Subordinated Series without "shifting interests").
    *4.4     Form of Pooling and Servicing Agreement (Version 4, relating to a typical multi-class series).
    *4.5     Form of Trust Agreement (relating to Certificates evidencing ownership interests in a Trust Fund including Agency Securities).
    *4.6     Form of Unaffiliated Seller's Agreement (Version 1, for a series using a multi-class, "shifting interest" or reserve fund
             structure).
    *4.7     Form of Unaffiliated Seller's Agreement (Version 2, for a series using various forms of insurance policies and surety bonds as credit support).
    *4.8     Form of Custodial Agreement.
     5.1     Opinion of Thacher Proffitt & Wood.
     8.1     Opinion of Thacher Proffitt & Wood with respect to certain tax matters.
    23.1     Consent of Thacher Proffitt & Wood (included as part of Exhibits
             5.1 and 8.1).
   *99.1     Form of FHA Mortgage Insurance Certificate (28.1**).
   *99.2     Form of VA Loan Guaranty (28.2**).
   *99.3     Form of Pool Insurance Policy (28.3**).
   *99.4     Form of Special Hazard Credit Insurance Policy (28.4**).

   *99.5     Form of Bankruptcy Bond (28.5**).
   *99.6     Form of Letter of Credit (28.6**).


*Incorporated by reference from the Registration Statement on Form S-11 (File
 No. 33-14827).
**Exhibit number in Registration Statement on Form S-11 (File No. 33-14827).

ITEM 17.  UNDERTAKINGS.

A.       The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this Registration Statement:

                           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or in the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any
                  liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, PaineWebber Mortgage Acceptance Corporation IV certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 2nd day of October, 1996.

                                         PAINEWEBBER MORTGAGE
                                         ACCEPTANCE CORPORATION IV

                                         By:    /s/ John A. Taylor
                                                ------------------
                                         Name:  John A. Taylor
                                         Title: President

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated.


                 SIGNATURE                 TITLE                     DATE

/s/ John A. Taylor                       President              October 2, 1996
---------------------------    (Principal Executive Officer)
John A. Taylor

/s/ Michael T. Sullivan           Director and Treasurer        October 2, 1996
---------------------------    (Principal Financial Officer)
Michael T. Sullivan

/s/ Daniel Leyden                     Vice President            October 2, 1996
---------------------------       (Principal Accounting
Daniel Leyden                            Officer)


/s/ Ramesh Singh                         Director               October 1, 1996
---------------------------
Ramesh Singh

/s/ Joseph A. Piscina                    Director               October 2, 1996
---------------------------
Joseph A. Piscina

                   SUBJECT TO COMPLETION, DATED NOVEMBER, 1996


PROSPECTUS SUPPLEMENT                                                [Version 1]
(To Prospectus dated ____________, 199__)


$___________________ (Approximate)

Asset-Backed Certificates, Series 199__-______
____% Pass-Through Rate


PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV
Depositor


-----------------------------------
Master Servicer



The Series 199__-____ Certificates offered hereby will consist of a single class of Certificates and will represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a segregated pool of conventional one- to four-family [30- year, fixed interest rate] first mortgage loans (the "Mortgage Loans") having an aggregate principal balance as of __________, 199__ of approximately $__________ (subject to a permitted variance as described herein under "Additional Information") to be sold by PaineWebber Mortgage Acceptance Corporation IV (the "Depositor"). Principal and interest are payable on the 25th day of each month or, if such day is not a business day, then on the next succeeding business day, beginning in _____________ (each, a "Distribution Date"). There is currently no secondary market for the Certificates offered hereby and there can be no assurance that a secondary market for the Certificates will develop. PaineWebber Incorporated expects to establish a market in the Certificates offered hereby, but is not obligated to do so. There is no assurance that any such market, if established, will continue.

PROSPECTIVE INVESTORS SHOULD CONSIDER THE INFORMATION SET FORM UNDER "RISK FACTORS" ON PAGE S-___ OF THIS PROSPECTUS SUPPLEMENT AND PAGE ___ OF THE ACCOMPANYING PROSPECTUS.

THESE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES EXCEPT AS SET FORTH HEREIN. NEITHER THESE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR

THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
OFFENSE.


[_________________________________________________________________________________________________________________
                                                 Aggregate
                                                 Initial
                                                 Certificate                     Underwriting        Proceeds to
                                                 Principal       Price to        Discounts and       the Depositor
                                                 Balance         Public(1)       Commissions         (1)(2)
                                                 -----------     ---------       -------------       -------------

Series 199__-__ Certificates..................   $                       %                   %                  %

__________________________________________________________________________________________________________________

(1)  Plus accrued interest from ______________, 199__.
(2)  Before deducting expenses payable by the Depositor estimated to be $_____________.]


[The Series 199__-___ Certificates offered hereby will be purchased by PaineWebber Incorporated (the "Underwriter") from the Depositor and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor, before deducting expenses payable by the Depositor, estimated to be $___________, will be ____% of the aggregate of the initial Certificate Principal Balance of the Certificates, plus accrued interest at the Pass-Through Rate from ______________, 199__.]

The Series 199__-__ Certificates offered hereby [are] [will be purchased by PaineWebber Incorporated (the "Underwriter") from the Depositor and will be] offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Series 199__-__ Certificates offered hereby will be made at the office of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019 [or through the facilities of The Depository Trust Company] on or about ___________________, 199__.

                               -------------------

                            PaineWebber Incorporated

 ____________, 199__

The Certificates offered by this Prospectus Supplement will be part of a separate series of Certificates being offered by the Depositor pursuant to its Prospectus dated ___________, 199__, of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

                                TABLE OF CONTENTS
                                                                       Page

SUMMARY OF PROSPECTUS SUPPLEMENT........................................S-6
RISK FACTORS...........................................................S-12
THE MORTGAGE POOL......................................................S-12
ADDITIONAL INFORMATION.................................................S-17
         Distributions.................................................S-17
         Advances .....................................................S-19
         Example of Distributions......................................S-19
DESCRIPTION OF CREDIT SUPPORT..........................................S-21
         Pool Insurance Policy.........................................S-21
         Special Hazard Insurance Policy...............................S-21
         Bankruptcy Bond...............................................S-22
YIELD ON THE CERTIFICATES AND PREPAYMENTS
  OF THE MORTGAGE LOANS................................................S-22
         Delay in Payment of Interest..................................S-22
         Prepayment Considerations and Risks...........................S-22
POOLING AND SERVICING AGREEMENT........................................S-23
         General  .....................................................S-23
         The Master Servicer...........................................S-24
         The Trustee...................................................S-26
         Servicing and Other Compensation and Payment of Expenses......S-26
         Voting Rights.................................................S-26
         Termination...................................................S-26
FEDERAL INCOME TAX CONSEQUENCES........................................S-27
PLAN OF DISTRIBUTION...................................................S-27
LEGAL MATTERS..........................................................S-28
RATING   ..............................................................S-28

Until __________________, all dealers effecting transactions in the Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and the Prospectus to which it relates. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                        SUMMARY OF PROSPECTUS SUPPLEMENT
                        --------------------------------

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Prospectus. An Index of Significant Definitions is included at the end of the Prospectus.

Title of Series.......................Asset-Backed Certificates, Series 199__-__
                                      ____% Pass-Through Rate (the
                                      "Certificates").

Description of Certificates...........$___________ initial Certificate Principal
                                      Balance (approximate) evidencing 100% of the aggregate principal balance of the Mortgage Loans. The aggregate principal balance of the Mortgage Loans as of __________ 1, 199__ (the "Cut-off Date")
                                      will be $____________ [(approximate,
                                      subject to a permitted variance of plus or minus ____%)].

Depositor.............................PaineWebber Mortgage Acceptance
                                      Corporation IV, a wholly-owned limited
                                      purpose finance subsi- diary of
                                      PaineWebber Group Inc., and an affiliate of the Underwriter. See "The Depositor" in the Prospectus.

Trustee..............................._________________________________________.
                                      See "Pooling and Servicing Agreement - The
                                      Trustee" herein.

Master Servicer......................._____________________________________. See
                                      "Pooling and Servicing Agreement - The
                                      Master Servicer" herein.

Principal (including
  prepayments)........................All principal payments (including principal prepayments) with respect to the Mortgage Loans will be passed through on each Distribution Date, commencing ________________, 199__. Princi- pal prepayments will not be passed through
                                      until the month following the month of
                                      receipt. Holders of Certificates will be entitled to receive such principal payments and prepayments on each Distribution Date on a pro rata basis in accordance with the Percentage Interest evidenced by their respective
                                      Certificates. The Percentage Interest
                                      evidenced by any Certificate is equal to the initial Certificate Principal Balance thereof divided by the aggregate initial Certificate Principal Balance of all of the Certificates. See "Description of the Certificates - Distributions" herein and in the Prospectus.

Interest..............................Holders of Certificates will be entitled to distribu- tions of interest payments on the Mortgage Loans on each Distribution Date based on the Pass- Through Rate and the then outstanding Certificate Principal Balance thereof.

                                      Shortfalls in collections of interest
                                      resulting from principal prepayments in
                                      full on Mortgage Loans[, to the extent not covered by the application of concurrent servicing compensation of the Master Servicer] will be allocated pro rata among all Certificates then outstanding. See "Description of the Certificates - Distributions" herein and in the Prospectus [and "Yield on the Certificates and Prepayments of the Mortgage Loans" herein].

The Mortgage Pool.....................The Mortgage Pool will consist of 30-year, fixed interest rate, level monthly
                                      payment, fully amor- tizing Mortgage Loans with an aggregate principal balance as of the Cut-off Date of approximately $_____________ (subject to a permitted variance of plus or minus ___%). [Include appropriate information, with corresponding changes, for different types of loans.] See "The Mortgage Pool" herein.

Denominations.........................The Certificates offered hereby will be offered in registered form, in
                                      denominations evidencing initial
                                      Certificate Principal Balances of
                                      $___________ and multiples of $_______ in
                                      excess thereof, with one Certificate
                                      evidencing the remainder of the aggregate initial Certificate Principal Balance.

Record Date...........................All distributions will be made by or on behalf of the Trustee to the persons in
                                      whose names the Certificates are
                                      registered at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs. See "Description of the Certificates - Distributions" herein.

Credit Support:

A.   Pool Insurance Policy............The Master Servicer will obtain and exercise its best reasonable efforts to
                                      cause to be kept in full force and effect
                                      a Pool Insurance Policy issued by
                                      ------------------------------------------
                                      __________, in an initial amount equal to
                                      ______% of the aggregate principal balance of the Mortgage Loans as of the Cut- off Date. See "Description of Credit Support - Pool Insurance Policy" herein and "Description of Credit Support - Pool Insurance Policies" in the Prospectus.

B.  Special Hazard
      Insurance Policy................The Master Servicer will obtain and exercise its best reasonable efforts to
                                      cause to be kept in full force and effect a Special Hazard Insurance Policy issued by __________________________, in an initial amount equal to _______% of the
                                      aggregate principal balance of the
                                      Mortgage Loans as of the Cut-off Date. See
                                      "Description of Credit Support - Special
                                      Hazard Insurance Policy" herein and
                                      "Description of Credit Support - Special
                                      Hazard Insurance Policies" in the
                                      Prospectus.

C.  Bankruptcy Bond...................The Master Servicer will obtain and exercise its best reasonable efforts to
                                      cause to be kept in full force and effect a Bankruptcy Bond issued by
                                      __________________________________, in an
                                      initial amount equal to _______% of the
                                      aggregate principal balance of the
                                      Mortgage Loans as of the Cut-off Date. See
                                      "Description of Credit Support -
                                      Bankruptcy Bond" herein and "Description of Credit Support - Bankruptcy Bonds" in the Prospectus.

Advances..............................The Master Servicer will be obligated to make Advances to Certificateholders with respect to delinquent payments of principal and interest on the Mortgage Loans, to the extent described herein. See "Description of the Certificates - Ad-vances" herein and in the Prospectus.

Optional Termination..................At its option, the [Depositor] [Master
                                      Servicer] may repurchase all of the
                                      Mortgage Loans in the

                                      Trust Fund and thereby effect early
                                      retirement of the Certificates on any
                                      Distribution Date on which the aggregate principal balance of the Mortgage Loans remaining in the Trust Fund is less than __% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. See "Pooling and Servicing Agreement - Termination" herein and "Description of the Certificates Termination" in the Prospectus.

Special Prepayment
   Considerations.....................The rate of principal payments on the
                                      Certificates collectively will depend on the rate and timing of principal payments (including prepayments, defaults and liquidations ) on the Mortgage Loans. As is the case with mortgage-backed securities generally, the Certificates are subject to substantial inherent cash-flow uncertainties because the Mortgage Loans may be prepaid at any time. Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tent to decrease, resulting in a reduced return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase, resulting in a greater return of principal to investors at a time when reinvestment at comparable yields may not be possible. See "Yield on the Certificates and Prepayments of the Mortgage Loans" herein, and "Maturity and Prepayment Considerations" in the Prospectus.

Special Yield
   Considerations.....................The yield to maturity on the Certificates will depend on the rate and timing of
                                      principal payments (including prepayments, defaults, liquidations) on the Mortgage Loans, as well as other factors as described herein. The yield to investors on the Certificates will be adversely affected by any allocation thereto of prepayment interest shortfalls on the Mortgage Loans, which are expected to result from the distribution of interest only to the date of prepayment (rather than a full month's interest) in connection with prepayments in full, and the lack of any distribution of interest on the amount of any partial prepayments.

                                      See "Yield on the Certificates and
                                      Prepayments of the Mortgage Loans" herein, and "Maturity and Prepayment
                                      Considerations" in the Prospectus.

Certain Federal Income Tax
 Consequences.........................Upon the issuance of the Offered
                                      Certificates, Thacher Proffitt & Wood,
                                      counsel to the Depositor, will deliver the following opinion: [Assuming compliance with the provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will qualify as a "real estate mortgage investment conduit" (a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Internal Revenue Code of 1986 (the "Code"), and (i) the Class A, Class B and Class C Certificates will evidence "regular interests" in such REMIC and (ii) the Class R Certificates will be the sole class of "residual interests" in such REMIC, each within the meaning of the REMIC Provisions in effect on the date hereof.] [Assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will be classified as a grantor trust under Subpart E, part I of subchapter J of the Code, and not as an association taxable as a corporation or as a partnership.]

                                      Under the REMIC Regulations, the Class R
                                      Certificates will not be regarded as
                                      having "significant value" for purposes of applying the rules relating to "excess inclusions." In addition, the Class R Certificates may constitute "noneconomic" residual interests for purposes of the REMIC Regulations. Transfers of the Class R Certificates will be restricted under the Pooling and Servicing Agreement to United States Persons in a manner designed to prevent a transfer of a noneconomic residual interest from being disregarded under the REMIC Regulations. See "Certain Federal Income Tax Consequences-Special Tax Considerations Applicable to REMIC Residual Certificates" herein and "Certain Federal Income Tax Consequences-REMICs-Taxation of Owners of REMIC Residual Certificates-Excess
                                      Inclusions" and "-Noneconomic REMIC
                                      Residual Certificates" in the Prospectus.

                                      The Class R Certificateholders may be
                                      required to report an amount of taxable
                                      income with respect to the early years of the Trust Fund's term that significantly exceeds distributions on the Class R Certificates during such years, with corresponding tax deductions or losses deferred until the later years of the Trust Fund's term. Accordingly, on a present value basis, the tax detriments occurring in the earlier years may substantially exceed the sum of any tax benefits in the later years. As a result, the Class R Certificateholders' after-tax rate of return may be zero or negative, even if their pre-tax rate of return is positive.

                                      See "Yield and Maturity Considerations," especially "-Additional Yield
                                      Considerations Applicable Solely to the
                                      Class R Certificates", and "Certain
                                      Federal Income Tax Consequences-Special
                                      Tax Considerations Applicable to REMIC
                                      Residual Certificates" herein.

                                      For further information regarding the
                                      Federal income tax consequences of
                                      investing in the Offered Certificates, see
                                      "Certain Federal Income Tax Consequences" herein and in the Prospectus.

Rating................................It is a condition to the issuance of the
                                      Certificates offered hereby that the
                                      Certificates be rated ________________ by
                                      _______________ ___________________. A
                                      security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. A security rating does not address the frequency of prepayments of Mortgage Loans, nor the corresponding effect on yield to investors. See "Yield on the Certificates" and "Rating" herein.

Legal Investment......................The Certificates will constitute "mortgage related securities" for purposes of the
                                      Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated as described herein, and, as such, are legal investments for cer- tain entities to the extent provided in SMMEA. See "Legal Investment" in the Prospectus and "Rating" herein.

                                  RISK FACTORS

                                [To Be Provided]


                                THE MORTGAGE POOL

         The Mortgage Pool will consist of Mortgage Loans with an aggregate principal balance outstanding as of the Cut-off Date, after deducting payments of principal due on such date, of [approximately] $_________________ [(subject to a permitted variance of plus or minus __%)]. The Mortgage Loans to be included in the Mortgage Pool will be acquired by the Depositor from ________________________, in its capacity as Unaffiliated Seller. In addition, the [Unaffiliated Seller] will be the Master Servicer for the Certificates.

         [All of the Mortgage Loans have monthly payments due on the first day of each month. None of the Mortgage Loans are Buydown Mortgage Loans. At origination each Mortgage Loan had a term to maturity of up to 30 years. The mortgagor with respect to each Mortgage Loan represented in its loan application that the Mortgaged Property initially would be owner-occupied as its primary residence.]

         [All Mortgage Loans will have Net Mortgage Rates of ____%.] [As to any Mortgage Loan, the "Net Mortgage Rate" is equal to the Mortgage Rate minus the Servicing Fee Rate.] The Mortgage Loans will have Mortgage Rates ranging from ___% to ___%, with a weighted average Mortgage Rate as of the Cut-off Date of
___%. The Mortgage Loans will have Servicing Fee Rates ranging from ___% to
___%, with a weighted average Servicing Fee Rate as of the Cut-off Date of ___%. The weighted average maturity of the Mortgage Loans as of the Cut-off Date will be approximately ___ years and ___ months. None of the Mortgage Loans will have been originated prior to _____________ or will have an unexpired term at the Cut-off Date of less than approximately ___ years and ___ months or more than approximately ___ years and __ months. The Mortgage Loans will each have a principal balance at origination of not less than $___________ or more than $________.

         The Mortgage Loans will also have the following characteristics as of the Cut-off Date (expressed as a percentage of the aggregate principal balance of the Mortgage Loans having such characteristics relative to the aggregate principal balance of all Mortgage Loans):

                  No more than ____% of the Mortgage Loans will have Loan-to-Value Ratios at origination exceeding 80%. Mortgage Loans with Loan-to-Value Ratios at origination exceeding 80% will be covered by policies of primary mortgage guaranty insurance (each, a "Primary Credit Insurance Policy") insuring against default as to the principal amount of the Mortgage Loans exceeding 75% (or a lesser percentage) of the Collateral Values of the Mortgaged Properties at origination and such insurance will be maintained until the Loan-to-Value Ratios are reduced to 80% or less. [insert information as to FHA insurance or VA guarantee if applicable.]

                  At least ___% of the Mortgage Loans will be secured by detached one-family dwelling units.

                  No more than ___% of the Mortgage Loans will be secured by Mortgaged Properties located in ___________ and no more than ______% of the Mortgage Loans will be secured by Mortgaged Properties located in _______. [Except as indicated in the preceding sentence, no more than
         ___% of the Mortgage Loans will be secured by Mortgaged Properties located in any one state.]

                  No more than ___% of the Mortgage Loans will be secured by Mortgaged Properties located in any one zip code area or housing development, and no more than ___% will be secured by Mortgaged Properties located in any one zip code area or housing development in California.

                  No more than _____% of the Mortgage Loans will be secured by vacation or second homes. No more than ___% of the Mortgage Loans will be secured by condominium units.

         [The foregoing type of description will be used if precise information on the Mortgage Loans is not available on the date of the Prospectus Supplement; a description similar to the following description will be used if precise information is available.]

         [Set forth below is a description of certain additional characteristics of the Mortgage Loans as of the Cut-off Date:


                                          MORTGAGE RATES

                                                                        Aggregate            Percentage
                                                                        Unpaid               of Aggregate
Mortgage                                           Number of            Principal            Unpaid Principal
Rates                                              Loans                Balance              Balance
--------                                           ---------            ---------            ----------------

                                                                        $                                   %



                                                   ---------            ---------            ----------------

      Total                                                             $                                100%
                                                   =========            ==========           ================




As of the Cut-off Date, the weighted average Mortgage Rate was ______% per annum.


                                        REMAINING TERMS TO STATED MATURITY

                                                                        Aggregate            Percentage
Remaining Terms to                                                      Unpaid               of Aggregate
Stated Maturity                                    Number of            Principal            Unpaid Principal
(in Months)                                        Loans                Balance              Balance
------------------                                 ---------            ---------            ----------------
                                                                        $                                   %



                                                   ---------            ---------            ----------------

                                                   ---------            ---------            ----------------

      Total                                                             $                                100%
                                                   =========            =========            ================


As of the Cut-off Date, the weighted average remaining term to stated maturity was approximately _______ months.



                                           ORIGINAL LOAN-TO-VALUE RATIOS
                                                                        Aggregate            Percentage
                                                                        Unpaid               of Aggregate
                                                   Number of            Principal            Unpaid Principal
Original Loan-To-Value Ratios                      Loans                Balance              Balance
-----------------------------                      ---------            ---------            ----------------
Up to 70.00%.....................................                       $                                   %
70.01% - 80.00%..................................
80.01% - 90.00% .................................  _________            _________            ________________
More than 90.00%.................................  _________            _________            ________________
         Total...................................                       $                                100%
                                                   =========            =========            ================

As of the Cut-off Date, the weighted average loan-to-value ratio at origination of the Mortgage Loans was _____% per annum.

                                      S-15

                                               ORIGINAL LOAN AMOUNTS
                                                                        Aggregate            Percentage
                                                                        Unpaid               of Aggregate
                                                   Number of            Principal            Unpaid Principal
Original Loan Amounts                              Loans                Balance              Balance
---------------------                              ---------            ---------            ----------------

Up to $50,000.00.................................                       $                                   %
$ 50,000 - $ 99,999.99...........................
$100,000 - $149,999.99...........................
$150,000 - $199,999.99...........................
$200,000 - $249,999.99...........................
$250,000 - $299,999.99...........................
$300,000 - $349,999.99...........................
$350,000 - $399,999.99...........................
$400,000 - $449,999.99...........................
$450,000 - $500,000..............................  _________            _________            ________________
         Total...................................                       $                                100%
                                                   =========            =========            ================

As of the Cut-off Date, the average unpaid balance of the Mortgage Loans was $______________ and the unpaid principal balances of the largest and smallest Mortgage Loans were $___________ and $________________, respectively.


                                                  TYPES OF LOANS

                                                                          Aggregate           Percentage
                                                                          Unpaid              of Aggregate
                                                    Number of             Principal           Unpaid Principal
Types                                               Loans                 Balance             Balance
-----                                               ---------             ---------           ----------------

Conventional Loans secured by:
   One-family detached...........................                         $                                  %
   Low-rise condominiums/2 family................
   High-rise condominiums/3-4 family.............    ________             _________           ________________
         Total...................................                         $                               100%
                                                     ========             =========           ================

                                      S-16

                                   YEARS OF ORIGINATION OF MORTGAGE LOANS

                                                                        Aggregate            Percentage
                                                                        Unpaid               of Aggregate
Years of                                           Number of            Principal            Unpaid Principal
Origination                                        Loans                Balance              Balance
-----------                                        ---------            ---------            ----------------

   199_  ........................................                       $                                   %
   199_  ........................................
   199_  ........................................
   199_  ........................................
   199_  ........................................  ---------            ---------            ----------------
         Total...................................                       $                                100%
                                                   =========            =========            ================



                                         OCCUPANTS OF MORTGAGED PROPERTIES

                                                                        Aggregate            Percentage
                                                                        Unpaid               of Aggregate
                                                   Number of            Principal            Unpaid Principal
                                                   Loans                Balance              Balance
                                                   ---------            ---------            ----------------

Owner
   Primary residence ............................                       $                                   %
   Vacation/second home .........................
   Non-owner occupied investment
    property.....................................  _________            _________            ________________
        Total....................................                       $                                100%
                                                   ==========           =========            ================



                                 GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                        Aggregate            Percentage
                                                                        Unpaid               of Aggregate
                                                   Number of            Principal            Unpaid Principal
States                                             Loans                Balance              Balance
------                                             ---------            ---------            ----------------

                                                                        $                                   %
                                                   ---------            ---------            ----------------
        Total....................................                       $                                100%
                                                   =========            =========            ================


         [The foregoing information will be modified to the extent necessary to describe different types of mortgage loans.]

                             ADDITIONAL INFORMATION

         The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

         A report on Form 8-K containing a detailed description of the Mortgage Loans will be available to purchasers of the Certificates at or before initial issuance and will be filed with the Securities and Exchange Commission within fifteen days after such initial issuance. The report on Form 8-K will specify the precise aggregate principal balance of the Mortgage Loans outstanding as of the Cut-off Date and will set forth on a precise basis the other information presented in this Prospectus Supplement on an approximate basis.


                         DESCRIPTION OF THE CERTIFICATES

         The Series 199__-__ Certificates will consist of a single class of Certificates. The Certificates have an initial Certificate Principal Balance of $____________, evidencing 100% of the aggregate principal balance of the Mortgage Loans in the Trust Fund as of the Cut-off Date.

DISTRIBUTIONS

         On each Distribution Date, the Available Distribution Amount will be distributed to the holders of the Certificates, in each case to the extent of available funds:

                  (i) the Accrued Certificate Interest thereon for such Distribution Date (plus any Accrued Certificate Interest remaining unpaid from a previous Distribution Date); and

                  (ii) an amount equal to the sum of the following, to be applied to reduce the Certificate Principal Balance thereof:

                           (A) the principal portion of all scheduled monthly
                  payments on the related Mortgage Loans due during the related Due Period, whether or not received;

                           (B) the sum of the following amounts: (a) all full
                  and partial principal prepayments made by the respective mortgagors during the related Prepayment Period, (b) all other unscheduled collections, including Insurance Proceeds and Liquidation Proceeds, representing or allocable to recoveries of principal on the Mortgage Loans received during the related Prepayment Period, and (c) all proceeds of the repurchase [(or, in the case of a substitution, certain amounts representing a principal adjustment)] of any Mortgage Loan as required by the Agreement since the preceding Distribution Date; and

                           (C) any amounts described in this clause (ii) for any
                  previous Distribution Date which remain unpaid.

         For any Distribution Date, the Accrued Certificate Interest on the Certificates will be an amount equal to one month's interest at the Pass-Through Rate on the outstanding Certificate Principal Balance of such Certificates immediately prior to such Distribution Date, based on a year of twelve 30-day months, subject to reduction as follows.

         [The Master Servicer will be obligated to apply amounts otherwise payable to it as servicing compensation to cover any shortfalls in collections of a full month's interest resulting from principal prepayments in full of Mortgage Loans, to the extent of an aggregate amount equal to its total servicing compensation for the concurrent period.] For any Distribution Date, Accrued Certificate Interest on each Certificate will be reduced in the event of shortfalls in collections of interest resulting from principal prepayments in full of Mortgage Loans during the Prepayment Period [, to the extent not covered by the application of servicing compensation of the Master Servicer, as described above]. The aggregate amount of any such shortfalls will be allocated among all of the outstanding Certificates, in proportion to the respective amounts of Accrued Certificate Interest that would otherwise have been payable thereon absent such reductions and absent any delinquencies or losses.

         With respect to any Distribution Date, the Available Distribution Amount will equal the total amount of all cash on deposit in the Certificate Account as of the corresponding Determination Date, together with Advances made by the Master Servicer in respect of such Distribution Date, exclusive of:

                  (a) all monthly payments collected but due on a date subsequent to the related Due Period,

                  (b) all prepayments and other unscheduled recoveries of principal, and related payments of interest thereon, received subsequent to the related Prepayment Period, and

                  (c) any amounts in the Certificate Account which are payable or reimbursable to the Master Servicer.

         All distributions will be made by the [Trustee] [Master Servicer] to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last business day of the month preceding the month in which the related Distribution Date occurs. Such distributions shall be made [either (i) by check mailed to the address of each Certificateholder as it appears in the Certificate Register or
(ii) at the request to the [Trustee] [Master Servicer] in writing by the Record Date immediately prior to such Distribution Date of any holder of Certificates having an initial Certificate Principal Balance in excess of $_______________, by wire transfer in immediately available funds to the account of such Certificateholder specified in the request]. Distributions to holders of Certificates will be allocated among such holders in proportion to their respective Percentage Interests.

ADVANCES

         Subject to the following limitations, the Master Servicer will be obligated to advance on or before each Distribution Date its own funds, or funds in the Certificate Account which are in excess of those included in the Available Distribution Amount for such Distribution Date, in an aggregate amount sufficient to assure payment to the holders of the Certificates of the total of all amounts required to be distributed thereon on such Distribution Date as described above under "Distributions" (after first applying towards such payment the entire Available Distribution Amount), but not more than the aggregate of payments of principal and interest (adjusted to the Net Mortgage Rate) which were due during the related Due Period and delinquent on the related Determination Date, plus certain amounts representing interest not covered by any current net income on Mortgaged Properties acquired on behalf of Certificateholders by foreclosure or deed in lieu of foreclosure. The obligation of the Master Servicer to make any such Advance is subject to the good faith determination by the Master Servicer that the Advance will be recoverable from late collections, Insurance Proceeds or Liquidation Proceeds. By operation of the foregoing provision, to the extent of remaining coverage under the Credit Support described below, the Master Servicer will generally be obligated to make Advances without regard to recoverability from the related mortgagor or Mortgaged Property. All Advances will be reimbursable to the Master Servicer from related late collections, Insurance Proceeds, Liquidation Proceeds from the Mortgage Loan or, if the Master Servicer determines that an Advance is not so recoverable, from cash otherwise distributable to the Certificateholders.

EXAMPLE OF DISTRIBUTIONS

         The following chart sets forth an example of distributions on the Certificates, based upon the assumption that the Certificates were issued in _________ 199__ and that distributions are made on the 25th of each month.

_________ 1.........................  Cut-off Date. The initial principal balance of the Mortgage Loans will be the aggregate principal balance of the Mortgage Loans as of _________ 1, 199__, after deducting any principal payments due on or before such date. Any principal and interest payments due on or before _________ 1, as well as any Retained Interest, will not be part of the Trust Fund, and the Depositor will retain such amounts when they are received.

_________ 2 through
     _________ 30...................  Prepayment Period. Principal payments, and interest thereon to the date of prepayment in the case of principal prepayments in full, received at any time during this period will be deposited into the Certificate Account for distribution to Certificateholders on ___________ 25.

_________ 30........................  Record Date. Distributions on ___________
                                      25 will be made to Certificateholders of record at the close of business on the last business day of the month immediately preceding the month of distribution.

_________ 2 to
     ___________ 20.................  Collection Period. Payments due during the related Due Period (_________ 2 -
                                      ___________ 1) from mortgagors will be
                                      deposited in the Certificate Account or
                                      Sub-Servicing account as received, and
                                      will include scheduled principal payments
                                      plus interest on the _________ balances,
                                      less interest from the date of prepayment
                                      of any Mortgage Loan prepaid in full in
                                      _________.

___________ 20......................  Determination Date. The amounts of principal and interest that will be
                                      distributed on ___________ 25 will be
                                      determined by or on behalf of the Master
                                      Servicer.

___________ 25......................  Distribution Date. On ___________ 25, the
                                      Master Servicer will distribute or cause to be distributed to the
                                      Certificateholders the amounts determined on ___________ 20. If a monthly payment due during the related Due Period is received from a mortgagor after ___________ 20 and funds have been distributed with respect to such payment from the Certificate Account, such payment will be deposited into the Certificate Account as reimbursement therefor. If an Advance has been made, the Master Servicer will reimburse itself to the extent permitted by the Agreement by withdrawing the amount of such payment from the Certificate Account. If no such Advance has been made, such late payment will be distributed to the
                                      Certificateholders in October.

                                      Succeeding months follow the above
                                      pattern, except for the Cut-off Date.



                          DESCRIPTION OF CREDIT SUPPORT

[POOL INSURANCE POLICY

         Subject to the limitations described under "Description of Credit Support - Pool Insurance Policies" in the Prospectus, the Master Servicer will obtain and exercise its best reasonable efforts to keep in full force and effect a Pool Insurance Policy. The initial amount available under the Pool Insurance Policy will be [equal to __%] [in a range from __% to __%] of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. [The precise amount of coverage will be determined by the exact Mortgage Pool characteristics, and will be included in the report on Form 8-K referred to in "The Mortgage Pool" herein.]

         The Pool Insurance Policy will be issued by ___________________________ (the "Pool Insurer"). [Include information regarding the Pool Insurer.] The information set forth above concerning the Pool Insurer has been obtained by the Depositor from the financial statements of the Pool Insurer.]

[SPECIAL HAZARD INSURANCE POLICY

         Subject to the limitations described under "Description of Credit Support - Special Hazard Insurance Policies" in the Prospectus, the Master Servicer will obtain and exercise its best reasonable efforts to obtain and keep in full force and effect a Special Hazard Insurance Policy. The initial amount available under the Special Hazard Insurance Policy will equal [not less than] _________% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

         The Special Hazard Insurance Policy will be issued by _________________ (the "Special Hazard Insurer"). [Include information regarding the Special Hazard Insurer.] The information set forth above concerning the Special Hazard Insurer has been obtained by the Depositor from the financial statements of the Special Hazard Insurer.]

[BANKRUPTCY BOND

         Subject to the limitations described under "Description of Credit Support - Bankruptcy Bonds" in the Prospectus, the Master Servicer will obtain and exercise its best reasonable efforts to keep in full force and effect a Bankruptcy Bond. The initial amount available under the Bankruptcy Bond will be $____________.

         The Bankruptcy Bond will be issued by _____________________ (the "Bankruptcy Bond Issuer"). [Include information regarding the Bankruptcy Bond Issuer.] The information set forth above concerning the Bankruptcy Bond Issuer has been obtained by the Depositor from the financial statements of the Bankruptcy Bond Issuer.]

                    YIELD ON THE CERTIFICATES AND PREPAYMENTS
                              OF THE MORTGAGE LOANS

DELAY IN PAYMENT OF INTEREST

The effective yield to the holders of the Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price because monthly interest will not be payable to such holders until the 25th day (or if such day is not a business day, then on the next succeeding business day) of the month following the month of accrual (without any additional distribution of interest or earnings thereon in respect of such delay). See "Yield Considerations" and "Description of the Certificates - Retained Interest, Servicing Compensation and Payment of Expenses" in the Prospectus.

PREPAYMENT CONSIDERATIONS AND RISKS

         The rate of principal payments on the Certificates, the aggregate amount of distributions on the Certificates and the yield to maturity of the Certificates will be directly related to the rate of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments thereon (including for this purpose payments resulting from refinancings, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the Unaffiliated Seller, the Master Servicer and Depositor). The Mortgage Loans may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty. Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to Certificateholders of amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. See "Maturity and Prepayment Considerations" in the Prospectus. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of factors (as described more fully herein and in the Prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations"), no assurance can be given as to such rate or the rate of principal prepayments.

         In general, if prevailing mortgage rates fell significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the Mortgage Rates on the

Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. The rate of payments (including prepayments) on pools of mortgage loans is also influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. Accordingly, there can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of the Certificates. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.

         The Mortgage Loans are subject to assumption under circumstances described under "Description of the Certificates - Collection and other Servicing Procedures" and "Certain Legal Aspects of Residential Loans - Enforceability of Certain Provisions; Prepayment Charges and Prepayments" in the Prospectus. The extent to which the Mortgage Loans are assumed by purchasers of the Mortgaged Properties rather than prepaid by the related mortgagors in connection with the sales of the Mortgaged Properties will affect the weighted average life of the Certificates. See "Maturity and Prepayment Considerations" in the Prospectus.

         Since the rate of principal payments (including prepayments) on the Mortgage Loans will significantly affect the yield to maturity on the Certificates, prospective investors are urged to consult their investment advisors as to both the rate of future principal payments (including prepayments) on the Mortgage Loans and the suitability of the Certificates to their investment objectives.

                         POOLING AND SERVICING AGREEMENT

GENERAL

         The Certificates offered hereby will be issued pursuant to a Pooling and Servicing Agreement (the "Agreement") to be dated as of _____________ 1, 199__, among the Depositor, the Master Servicer and the Trustee, a form of which is filed as an exhibit to the Registration Statement. Reference is made to the Prospectus for important information additional to that set forth herein regarding the terms and conditions of the Agreement and the Certificates. [The Trustee will appoint ________________________ (the "Custodian"), to serve as Custodian in connection with the Certificates.] The Certificates will be transferable and exchangeable at the corporate trust office of ______________________________________________________, located in
________________________________, which will serve as Certificate Registrar.
____________________ [__________ will act as paying agent and authenticating agent.] No service charge will be made for any transfer or exchange of Certificates but the [Trustee] [Certificate Registrar] may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with the transfer or exchange of Certificates. The Depositor will provide to a prospective or actual Certificateholder without charge, on written request, a copy (without exhibits) of the Agreement. Requests should be addressed to PaineWebber Mortgage Acceptance Corp. IV, 1285 Avenue of the Americas, New York, New York 10019, Attention: ________________.

THE MASTER SERVICER

         _____________________________, a _____________________ (the "Master
Servicer"), will act as Master Servicer for the 199__-___ Certificates pursuant to the Agreement. The Master Servicer's principal executive offices are located at _________ ___________________________, and its telephone number is ________
___________. [Describe other locations and general operations of the Master Servicer.]

         The following table summarized the foreclosure experience on conventional residential first trust deeds or mortgage loans serviced by the Master Servicer during the periods indicated:



                                                                        Year Ended December 31,
                                        ----------------------------------------------------------------------------------------
                                                  199_                  199_                  199_                 199_
                                        ----------------------------------------------------------------------------------------

                                                                     (Dollar Amounts in Thousands)

Principal Balance
   (end of period).....................   $                      $                     $                     $
                                           -------------------    ------------------    ------------------    ------------------
Total Number of Loans..................   --------------------   -------------------   -------------------   -------------------
Total Number of
   Foreclosures........................   --------------------   -------------------   -------------------   -------------------
Percent Foreclosed
   by Number of Loans..................                      %                     %                     %                       %
                                          -------------------    ------------------    ------------------    -------------------




         The following table summarizes the delinquency experience on conventional residential first trust deeds or mortgage loans serviced by the Master Servicer during the periods indicated:


                                                                        Year Ended December 31,
                                        ----------------------------------------------------------------------------------------
                                                  199_                  199_                  199_                 199_
                                        ----------------------------------------------------------------------------------------

                                                                     (Dollar Amounts in Thousands)

Period of Delinquency:
 30-59 days                               $                      $                     $                     $
  Principal Balance
  Number of Loans
  Percent of Delinquent by
    Number of Loans                                          %                     %                     %                   %

Period of Delinquency:
 60-89 days                               $                      $                     $                     $
  Principal Balance
  Number of Loans
  Percent of Delinquent by
    Number of Loans                                          %                     %                     %                   %

Period of Delinquency:
 90 days or more                          $                      $                     $                     $
  Principal Balance
  Number of Loans
  Percent of Delinquent by
    Number of Loans                                          %                     %                     %                   %

In foreclosure
Principal Balance                         $                      $                     $                     $
Number of Loans
Percent Delinquent by
 Number of Loans
                                                             %                     %                     %                   %

Total Delinquent and in
 Foreclosure                              $                      $                     $                     $
Principal Balance
Number of Loans
Percent Delinquent by
Number of Loans                                              %                     %                     %                   %



         While the above foreclosure and delinquency experience is typical of the Master Servicer's recent experience, there can be no assurance that the future experience on the Mortgage Loans will be the same. In addition, the foregoing is based on all of the conventional loans in the Master Servicer's servicing portfolio. The Mortgage Loans may be more recently originated than and may have certain other characteristics unlike the majority of the loans in the Master Servicer's conventional servicing portfolio.

THE TRUSTEE

         ______________________________________________________________________,
a ___________________________________ (the "Trustee"), will act as Trustee for the Series 199__-____ Certificates pursuant to the Agreement. The Trustee's principal executive offices are located at _________________, and its telephone number is _____________.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The principal compensation to be paid to the Master Servicer in respect of its master servicing activities for the Certificates will be equal to the product of the Servicing Fee Rate times the Scheduled Principal Balance of each Mortgage Loan in the Mortgage Pool. As to any Mortgage Loan, the Servicing Fee Rate is equal to ___% per annum. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Pool and incurred by the Master Servicer in connection with its responsibilities under the Agreement, including compensation of any Sub-Servicers. The Master Servicer is also obligated to include in each distribution on the Certificates that portion of its servicing compensation equal to interest at the Net Mortgage Rate on the principal balance of any Mortgage Loan as to which a prepayment or liquidation occurs, such interest commencing on the date of the prepayment or liquidation and ending on the due date of the Mortgage Loan immediately following the date of the prepayment or other liquidation. See "Description of the Certificates - Retained Interest, Servicing Compensation and Payment of Expenses" in the Prospectus for information regarding other possible compensation to the Master Servicer and for information regarding expenses payable by the Master Servicer.

VOTING RIGHTS

         At all times, the Voting Rights will be allocated among the holders of the Certificates in proportion to the Percentage Interests evidenced thereby.

TERMINATION

         The circumstances under which the obligations created by the Agreement will terminate in respect of the Certificates are described in "Description of the Certificates - Termination" in the Prospectus. The [Depositor] [Master Servicer] will have the right to repurchase all remaining Mortgage Loans in the Mortgage Pool and thereby effect early retirement of the Certificates, subject to the aggregate principal balance of the Mortgage Loans at the time of repurchase being less than ___% of the aggregate principal balance of such Mortgage Loans as of the Cut-off Date. In the event the [Depositor] [Master Servicer] exercises such option, the repurchase price distributed with respect to each Certificate will be 100% of its then outstanding Certificate Principal Balance plus interest thereon at the Pass-Through Rate. In no event will the trust created by the Agreement for a series of Certificates continue beyond the expiration of 21 years from the death of the survivor of the person or persons named in the Agreement.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Upon the issuance of the Offered Certificates, Thacher Proffitt & Wood, counsel to the Depositor, will deliver the following opinion: [Assuming compliance with the provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will qualify as a "real estate mortgage investment conduit" (a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Internal Revenue Code of 1986 (the "Code"), and (i) the Class A, Class B and Class C Certificates will evidence "regular interests" in such REMIC and (ii) the Class R Certificates will be the sole class of "residual interests" in such REMIC, each within the meaning of the REMIC Provisions in effect on the date hereof.] [Assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will be classified as a grantor trust under Subpart E, part I of subchapter J of the Code, and not as an association taxable as a corporation or as a partnership.]

         The __________ Certificates [may] [will] [will not] be treated as having been issued with original issue discount for Federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of [original issue discount,] market discount and premium, if any, for Federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to [a CPR of __%]. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences-REMICs-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount" in the Prospectus.

         The ___________________ Certificates may be treated for Federal income tax purposes as having been issued at a premium. Whether any holder of [either] such Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of [each] such Class of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Federal Income Tax Consequences-REMICs-Taxation of Owners of REMIC Regular Certificates-Premium" in the Prospectus.

         The Offered Certificates will be treated as "qualifying real property loans" within the meaning of Section 593(d) of the Code, assets described in
Section 7701(a)(19)(C) of the Code and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and interest (including original issue discount, if any) on the Offered Certificates will be interest described in
Section 856(c)(3)(B) of the Code. Moreover, the Offered Certificates will be "qualified mortgages" within the meaning of Section 860(A)(3) of the Code. See "Certain Federal Income Tax Consequences-REMICs-Characterization of Investments in REMIC Certificates" in the Prospectus.

         ________________________, a _______________, will act as REMIC
Administrator for the Trust Fund. [The Master Servicer will be responsible for the fees and normal disbursements of the REMIC Administrator.] See "Certain Federal Income Tax Consequences-REMICs-Reporting and Other Administrative Matters" and "The Pooling and Servicing Agreements-Certain Matters Regarding the Master Servicer, the Special Servicer, the

REMIC Administrator and the Depositor", "-Events of Default" and "-Rights Upon Event of Default" in the Prospectus.

         For further information regarding the Federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences-REMICs" in the Prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO REMIC RESIDUAL CERTIFICATES

         The IRS has issued REMIC Regulations that significantly affect holders of REMIC Residual Certificates. The REMIC Regulations impose restrictions on the transfer or acquisition of certain residual interests, including the Class R Certificates. In addition, the REMIC Regulations provide special rules applicable to: (i) thrift institutions holding residual interests having "significant value" and (ii) the transfer of "noneconomic" residual interests to United States persons. Pursuant to the Pooling and Servicing Agreement, the Class R Certificates may not be transferred to non-United States persons. See "Certain Federal Income Tax Consequences--REMICS--Taxation of Owners of REMIC Residual Certificates" in the Prospectus.

         The REMIC Regulations provide for the determination of whether a residual interest has "significant value" for purposes of applying the rules relating to "excess inclusions" with respect to residual interests. Based on the REMIC Regulations, the Class R Certificates do not have significant value and, accordingly, thrift institutions and their affiliates will be prevented from using their unrelated losses or loss carryovers to offset any excess inclusions with respect to the Class R Certificates, which will be in an amount equal to all or virtually all of the taxable income includable by holders of the Class R Certificates. See "Certain Federal Income Tax Consequences-REMICs-Taxation of Owners of REMIC Residual Certificates-Excess Inclusions" in the Prospectus.

         The REMIC Regulations also provide that a transfer to a United States person of "noneconomic" residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of "noneconomic" residual interests will continue to remain liable for any taxes due with respect to the income on such residual interests, if "a significant purpose of the transfer was to impede the assessment or collection of tax." Based on the REMIC Regulations, the Class R Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC Regulations and, accordingly, if a significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Class R Certificates may be disregarded and purported transferors may remain liable for any taxes due with respect to the income on the Class R Certificates. All transfers of the Class R Certificates will be subject to certain restrictions under the terms of the Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded to the extent that the Class R Certificates constitute noneconomic residual interests. See "Certain Federal Income Tax Consequences-REMICs-Taxation of Owners of REMIC Residual Certificates-Noneconomic REMIC Residual Certificates" in the Prospectus.

         The Class R Certificateholders may be required to report an amount of taxable income with respect to the earlier accrual periods of the term of the Trust Fund that significantly exceeds the amount of cash distributions received by such Certificateholders from the Trust Fund with respect to such periods. Furthermore, the tax on such income may exceed the cash distributions with respect to such periods. Consequently, Class R Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the Trust Fund's term as a result of their ownership of the Class R Certificates. In addition, the required inclusion of this amount of taxable income during the Trust Fund's earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Class R Certificate (or possibly later under the "wash sale" rules of Section 1091 of the Code) may cause the Class R Certificateholders' after-tax rate of return to be zero or negative even if the Class R Certificateholders' pre-tax rate of return is positive. That is, on a present value basis, the Class R Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on the Class R Certificates over their life.

         Potential investors in Class R Certificates should be aware that under the Pooling and Servicing Agreement, the holder of the largest Percentage Interest in the Class R Certificates shall, by its acceptance of such Certificates, agree to irrevocably appoint the Master Servicer as its agent to perform all of the duties of the tax matters person for the REMIC.

         Purchasers of the Class R Certificates are strongly advised to consult their tax advisors as to the economic and tax consequences of investment in such Certificates.

         For further information regarding the federal income tax consequences of investing in the Class R Certificates, see "Yield and Maturity
Considerations-Additional Yield Considerations Applicable Solely to the Class R Certificates" herein and "Certain Federal Income Tax
Consequences-REMICs-Taxation of Owners of REMIC Residual Certificates" in the Prospectus.

                              PLAN OF DISTRIBUTION

         [Subject to the terms and conditions set forth in the Underwriting Agreement dated ____________, 199__ (the "Underwriting Agreement"), the Depositor has agreed to sell and PaineWebber Incorporated (the "Underwriter") has agreed to purchase the Certificates. The Underwriter is obligated to purchase all Certificates offered hereby if any are purchased.]

         [The Depositor has been advised by the Underwriter that it proposes initially to offer all of the Certificates to the public at the public offering prices set forth on the cover page of this Prospectus Supplement and to certain dealers at such prices less a concession not in excess of ___% of the initial Certificate Principal Balance of the Certificates. The Underwriter may allow and such dealers may reallow concessions not in excess of ___% of the initial aggregate Certificate Principal Balance of the Certificates. After the initial public offering, the public offering price and such concessions may be changed.]

         [Distribution of the Certificates will be made [by _________] from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Certificates will be _____% of the aggregate of the Certificate Principal Balances initially represented by the Certificates, plus accrued interest at the Pass-Through Rate from the Cut-off Date but before deducting expenses payable by the Depositor. In connection with the purchase and sale of the Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.]

         The Underwriting Agreement provides that the Depositor and its parent corporation will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments the Underwriter may be required to make in respect thereof.

         There can be no assurance that a secondary market for the Certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Certificates will be the monthly statements discussed in the Prospectus under "Description of the Certificates -- Statements to Certificateholders," which will include information as to the outstanding principal balance of the Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Certificates may adversely affect the liquidity of the Certificates, even if a secondary market for the Certificates become available.

                                  LEGAL MATTERS

         Certain legal matters relating to the Certificates will be passed upon for the Depositor and for the Underwriter by Thacher Proffitt & Wood, New York, New York.

                                     RATING

         [It is a condition to issuance that the Certificates offered hereby be rated in the second highest rating category by such nationally recognized statistical rating organization as the Depositor may designate]. [rating agency language] See "Yield on the Certificates and Prepayments of the Mortgage Loans" herein.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                  SUBJECT TO COMPLETION, DATED NOVEMBER __, 1996


PROSPECTUS SUPPLEMENT                                                [Version 2]
(To Prospectus dated ____________, 199__)


$___________________ initial Senior Certificate
Principal Balance (Approximate)

Senior Asset-Backed Certificates, Series 199__-______
_______% Pass-Through Rate

PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV
Depositor

-----------------------------------
Master Servicer

The Series 199__-__ Certificates will consist of a single class of Senior Certificates and [a single class] [two classes] of Subordinate Certificates. The Senior Certificates are designated as the Class A Certificates and the Subordinate Certificates are designated as the Class B[-1 and Class B-2] Certificates. Only the Senior Certificates are offered hereby.

The Series 199__-__ Certificates will represent in the aggregate the entire beneficial ownership in a trust fund (the "Trust Fund") consisting primarily of a segregated pool of conventional [oneto four-family [30-year, fixed interest rate] first mortgage loans (the "Mortgage Loans") having an aggregate principal balance as of __________, 199_ of approximately $__________ (subject to a permitted variance as described herein under "Additional Information") to be sold by PaineWebber Mortgage Acceptance Corporation IV (the "Depositor"). Principal and interest are payable on the 25th day of each month or, if such day is not a business day, then on the next succeeding business day, beginning in _____________ (each, a "Distribution Date").

Except under certain circumstances described herein, shortfalls in collections on the Mortgage Loans will be allocated first to the Subordinate Certificates. As further described herein, until the Distribution Date occurring in ___________________, or on any Distribution Date thereafter on which the Senior Percentage (as described herein) is greater than the initial Senior Percentage, all principal prepayments on the Mortgage Loans will be distributed solely to holders of the Senior Certificates.

There is currently no secondary market for the Certificates offered hereby and there can be no assurance that a secondary market for the Certificates will develop. PaineWebber Incorporated expects to establish a market in the Certificates offered hereby, but is not obligated to do so. There is no assurance that any such market, if established, will continue.

PROSPECTIVE INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE S-____ OF THIS PROSPECTUS SUPPLEMENT AND PAGE ____ OF THE ACCOMPANYING PROSPECTUS.

[An election will be made to treat the Trust Fund as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. As described more fully herein and in the Prospectus, the Class A Certificates will constitute "regular interests" in the REMIC. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.]

THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS SET FORTH HEREIN. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

[________________________________________________________________________________________________
                                     Aggregate
                                     Initial
                                     Certificate                Underwriting        Proceeds to
                                     Principal     Price to     Discounts and       the Depositor
                                     Balance       Public(1)    Commissions         (1)(2)
                                     -----------   ---------    -------------       -------------

Series 199__-__ Certificates......  $                      %                %
%

_________________________________________________________________________________________________

(1)  Plus accrued interest from ______________, 199__.
(2)  Before deducting expenses payable by the Depositor estimated to be $_____________.]


[The Senior Certificates offered hereby will be [purchased by PaineWebber Incorporated (the "Underwriter") from the Depositor and will be] offered by [the Underwriter] from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Senior Certificates, before deducting expenses payable by the Depositor estimated to be $___________, will be ____% of the aggregate of the initial Certificate Principal Balance of the Senior Certificates, plus accrued interest at the Pass-Through Rate from ______________, 199__.]

The Senior Certificates offered hereby [are] [will be purchased by PaineWebber Incorporated (the "Underwriter") from the Depositor and will be] offered subject to receipt and acceptance by the Under- writer, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Senior Certificates offered hereby will be made at the office of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York, 10019 [or through the facilities of The Depository Trust Company] on or about ___________________, 199__.


                                            __________________________

                                             PaineWebber Incorporated

____________, 199__

The Senior Certificates offered by this Prospectus Supplement will be part of a separate series of Certificates being offered by the Depositor pursuant to its Prospectus dated ___________, 199__, of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

SUMMARY OF PROSPECTUS SUPPLEMENT ............................................S-6
RISK FACTORS ...............................................................S-14
THE MORTGAGE POOL ..........................................................S-14
ADDITIONAL INFORMATION .....................................................S-18
DESCRIPTION OF THE CERTIFICATES ............................................S-19
         Advances ..........................................................S-24
         Allocation of Losses; Subordination ...............................S-24
         [Reserve Fund .....................................................S-25
         Example of Distributions ..........................................S-25
YIELD ON THE CERTIFICATES AND PREPAYMENTS
OF THE MORTGAGE LOANS ......................................................S-27
         Delay in Payment of Interest ......................................S-27
         Prepayment Considerations and Risks ...............................S-27
POOLING AND SERVICING AGREEMENT ............................................S-28
         General ...........................................................S-28
         The Master Servicer ...............................................S-28
         The Trustee .......................................................S-31
         Servicing and Other Compensation and Payment of Expenses ..........S-31
         Voting Rights .....................................................S-31
         Termination .......................................................S-31
CERTAIN FEDERAL INCOME TAX CONSEQUENCES ....................................S-32
PLAN OF DISTRIBUTION .......................................................S-32
LEGAL MATTERS ..............................................................S-33
RATING .....................................................................S-33

Until _______________, all dealers effecting transactions in the Senior Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and the Prospectus to which it relates. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SENIOR CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

              The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Prospectus. An Index of Significant Definitions is included at the end of the Prospectus.

Title of Series.....................  Asset-Backed Certificates, Series 199__-__
                                      ___% Pass- Through Rate (the
                                      "Certificates").

Senior Certificates.................  $_____________ initial Certificate
                                      Principal Balance (approximate), ___%
                                      Pass-Through Rate, evidencing
                                      approximately _____% (the initial "Senior
                                      Percentage") of the aggregate principal
                                      balance of the Mortgage Loans as of
                                      ____________ 1, 199__ (the "Cut-off
                                      Date").

Subordinate Certificates............  As to Class B[-1], $______________ initial
                                      Certificate Principal Balance
                                      (approximate), ____% Pass-Through Rate,
                                      evidencing approximately ____% of the
                                      aggre- gate principal balance of the
                                      Mortgage Loans as of the Cut-off Date.
                                      [The Class B-2 Certificates, which have no
                                      Certificate Principal Balance and no
                                      Pass-Through Rate, represent the right to receive the amount, if any, remaining in the Trust Fund after the Senior Cer-tificates and the Class B-1 Certificates have been retired.] See "Description of the Certificates - Distributions" herein.

                                      The Subordinate Certificates are not being offered hereby, and may be sold at any time to one or more institutional investors in accordance with the terms of the Pooling and Servicing Agreement, dated as of ___________ 1, 199__, pursuant to which the Series 199__-__ Certificates
                                      will be issued (the "Agreement").

Depositor...........................  PaineWebber Mortgage Acceptance
                                      Corporation IV, a wholly-owned limited
                                      purpose finance subsidiary of PaineWebber
                                      Group Inc., and an affiliate of the
                                      Underwriter. See "The Depositor" in the
                                      Prospectus.

Trustee.............................  ________________________________________.
                                      See "Pooling and Servicing Agreement - The
                                      Trustee" herein.

Master Servicer.....................  _____________________________. See
                                      "Pooling and Servicing Agreement - The
                                      Master Servicer" herein.

Principal (including
  prepayments)......................  Principal on the Certificates is payable on the 25th day of each month or, if such day is not a business day, then on the next succeeding business day, beginning in ____________ 199_ (each, a "Distribution
                                      Date") Holders of the Senior Certificates and holders of the [Class B-1[Subordinate] Certificates will be entitled to receive on each Distribution Date principal payments on the Mortgage Loans (including principal prepay- ments) in the respective amounts and order of priority as described herein and in the Prospectus.

                                      To the extent of available funds, holders of the Senior Certificates will be entitled to receive on each Distribution Date (i) the then applicable Senior Percentage of all scheduled principal payments due on the Mortgage Loans during the period commencing on the second day of the month prior to the month of distribution and ending on the first day of the month of distribution (the "Due Period"), (ii) the then applicable Senior [Prepayment] Percentage of all prepayments and certain other unscheduled principal recoveries received with respect to the Mortgage Loans in the month prior to the month of distribution (the "Prepayment Period"), and (iii) as to any defaulted Mortgage Loan which is finally liquidated in the Prepayment Period, an amount representing the net amount of principal recovered (plus an additional amount representing the Unrecovered Senior Portion as defined herein), but not more than the then applicable Senior Percentage of the Scheduled Principal Balance thereof (as defined herein).

                                      The "Senior Percentage" initially will be approximately ____%, and on each Distribution Date will be adjusted to reflect the then current ownership interest in the Trust Fund evidenced by the Senior Certificates. [The Senior Prepayment Percentage initially will be 100%; starting on the Distribution Date occurring in _________________, it will decline annually in accor- dance with a
                                      schedule described herein until it equals the then applicable Senior Percentage; however, the Senior Prepayment Percentage will be 100% for any

                                      Distribution Date on which the then
                                      applicable Senior Percentage is greater
                                      than the initial Senior Percentage. This will have the effect of accelerating the amortization of the Senior Certificates while increasing the proportionate interest in the Trust Fund evidenced by the Subordinate Certificates. Increasing the proportionate interest of the Subordinate Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates. See "Description of the Certificates - Distributions" herein and in the Prospectus.] Holders of the Senior Certificates and [Class B-1] [Subordinate] Certificates will be entitled to receive such principal payments and prepayments allocated to that class on each Distribution Date on a pro rata basis in accordance with the Percentage Interest evidenced by their respective
                                      Certificates. The Percentage Interest
                                      evidenced by any Certificate is equal to the initial Certificate Principal Balance thereof divided by the aggregate initial Certificate Principal Balance of all of the Certificates of the respective class.

Interest............................  To the extent of available funds, holders of the Senior Certificates and the [Class
                                      B-1][Subordinate] Certifi- cates will be entitled to distributions of interest pay-ments on the Mortgage Loans on each Distribution Date based on the applicable Pass-Through Rate and the then outstanding Certificate Principal Balance there- of.

                                      Shortfalls in collections of interest
                                      resulting from principal prepayments in
                                      full on Mortgage Loans [, to the extent
                                      not covered by the application of
                                      concurrent servicing compensation of the
                                      Master Servicer] will be allocated pro
                                      rata among all classes of Certificates
                                      then outstanding. Shortfalls in
                                      collections of interest result- ing from delinquencies will be borne by the Subordinate Certificates so long as they remain outstanding. See "Description of the Certificates - Dis- tributions" herein and in the Prospectus [and "Yield on the Certificates and Prepayments of the Mortgage Loans" herein].

Allocation of Losses................  Subject to the limitations described herein [(including the limitation relating to allocation of Special Hazard Realized Losses)], losses of principal realized on the

                                      Mortgage Loans will be allocated to the
                                      Subordinate Certificates prior to
                                      allocation to the Senior Certificates. See
                                      "Description of the Certificates -
                                      Allocation of Losses; Subordination"
                                      herein.

[Reserve Fund.......................  In order to preserve the availability of the subordination provisions described
                                      herein the [Master Servicer] shall
                                      establish and maintain a Reserve Fund. See
                                      "Description of the Certificates - Reserve
                                      Fund" herein and "Description of Credit
                                      Support - Reserve Funds" in the
                                      Prospectus.]

The Mortgage Pool...................  The Mortgage Pool will consist of 30-year, fixed interest rate, level monthly
                                      payment, fully amortizing Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of approximately $___________ (subject to a permitted variance of plus or minus _____%). [Include appropriate information, with corresponding changes, for different types of loans.] See "The Mortgage Pool" herein.

Denominations.......................  The Senior Certificates offered hereby will be offered in registered form, in
                                      denominations evidencing initial
                                      Certificate Principal Balances of
                                      $___________ and multiples of $_______ in
                                      excess thereof, with one Cer- tificate
                                      evidencing an additional amount equal to the re- mainder of the aggregate initial Certificate Principal Balance.

Record Date.........................  All distributions will be made by or on behalf of the Trustee to the persons in
                                      whose names the Certificates are
                                      registered at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs. See "Description of the Certificates - Distributions" herein.


Advances............................  The Master Servicer will be obligated to make Advances to holders of the Senior
                                      Certificates in respect of delinquent
                                      payments of principal and interest on the Mortgage Loans, to the extent described herein. See "Description of the Certificates-Advances" herein and in the Prospectus.

Optional Termination................  At its option, the [Depositor][Master
                                      Servicer] may repurchase all of the
                                      Mortgage Loans in the Trust Fund
                                      and thereby effect early retirement of the Certificates on any Distribution Date on which the aggregate principal balance of the Mortgage Loans remaining in the Trust Fund is less than __% of the aggregate principal balance of the Mortgage Loans as of the Cutoff Date. See "Pooling and Servicing Agreement Termination" herein and "Description of the Certificates - Termination" in the Prospectus.

Special Prepayment
   Considerations...................  The rate of principal payments on the
                                      Senior Certificates collectively will
                                      depend on the rate and timing of principal payments (including prepayments, defaults and liquidations ) on the Mortgage Loans. As is the case with mortgage-backed securities generally, the Senior Certificates are subject to substantial inherent cash-flow uncertainties because the Mortgage Loans may be prepaid at any time. Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tent to decrease, resulting in a reduced return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase, resulting in a greater return of principal to investors at a time when reinvestment at comparable yields may not be possible. See "Yield on the Certificates and Prepayments of the Mortgage Loans" herein, and "Maturity and Prepayment
                                      Considerations" in the Prospectus.

Special Yield
   Considerations...................  The yield to maturity on the Senior
                                      Certificates will depend on the rate and timing of principal payments (including prepayments, defaults, liquidations) on the Mortgage Loans, as well as other factors as described herein. The yield to investors on the Certificates will be adversely affected by any allocation thereto of prepayment interest shortfalls on the Mortgage Loans, which are expected to result from the distribution of interest only to the date of prepayment (rather than a full month's interest) in connection with prepayments in full, and the lack of any distribution of interest on the amount of any partial prepayments.

                                      See "Yield on the Certificates and
                                      Prepayments of the Mortgage Loans" herein, and "Maturity and Prepayment
                                      Considerations" in the Prospectus.

[Certain Federal Income Tax
 Consequences ......................  Upon the issuance of the Offered
                                      Certificates, Thacher Proffitt & Wood,
                                      counsel to the Depositor, will deliver the following opinion: [Assuming compliance with the provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will qualify as a "real estate mortgage investment conduit" (a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Internal Revenue Code of 1986 (the "Code"), and (i) the Class A, Class B and Class C Certificates will evidence "regular interests" in such REMIC and (ii) the Class R Certificates will be the sole class of "residual interests" in such REMIC, each within the meaning of the REMIC Provisions in effect on the date hereof.] [Assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will be classified as a grantor trust under Subpart E, part I of subchapter J of the Code, and not as an association taxable as a corporation or as a partnership.]

                                      Under the REMIC Regulations, the Class R
                                      Certificates will not be regarded as
                                      having "significant value" for purposes of applying the rules relating to "excess inclusions." In addition, the Class R Certificates may constitute "noneconomic" residual interests for purposes of the REMIC Regulations. Transfers of the Class R Certificates will be restricted under the Pooling and Servicing Agreement to United States Persons in a manner designed to prevent a transfer of a noneconomic residual interest from being disregarded under the REMIC Regulations. See "Certain Federal Income Tax Consequences-Special Tax Considerations Applicable to REMIC Residual Certificates" herein and "Certain Federal Income Tax
                                      Consequences-REMICs-Taxation of Owners of
                                      REMIC Residual Certificates-Excess
                                      Inclusions" and "-Noneconomic REMIC
                                      Residual Certificates" in the Prospectus.

                                      The Class R Certificateholders may be
                                      required to report an amount of taxable
                                      income with respect to the early years of the Trust Fund's term that significantly exceeds distributions on the Class R Certificates during such years, with corresponding tax deductions or losses deferred until the later years of the Trust Fund's term. Accordingly, on a present value basis, the tax detriments occurring in the earlier years may substantially exceed the sum of any tax benefits in the later years. As a result, the Class R Certificateholders' after-tax rate of return may be zero or negative, even if their pre-tax rate of return is positive.

                                      See "Yield and Maturity Considerations," especially "-Additional Yield
                                      Considerations Applicable Solely to the
                                      Class R Certificates", and "Certain
                                      Federal Income Tax Consequences-Special
                                      Tax Considerations Applicable to REMIC
                                      Residual Certificates" herein.

                                      For further information regarding the
                                      Federal income tax consequences of
                                      investing in the Offered Certificates, see
                                      "Certain Federal Income Tax Consequences" herein and in the Prospectus.

Rating..............................  It is a condition to the issuance of the
                                      Certificates offered hereby that the
                                      Senior Certificates be rated ____ by
                                      ___________. A security rating is not a
                                      recommendation to buy, sell or hold
                                      securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. A security rating does not address the fre- quency of prepayments of Mortgage Loans, or the corresponding effect on yield to investors. See "Yield on the Certificates" and "Rating" herein.

Legal Investment....................  The Senior Certificates will constitute
                                      "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated as described herein, and, as such, are legal investments for certain entities to the extent provided in SMMEA. See "Legal Investment" in the Prospectus and "Rating" herein.

                                  RISK FACTORS

                                [To Be Provided]


                                THE MORTGAGE POOL

         The Mortgage Pool will consist of Mortgage Loans with an aggregate principal balance outstanding as of the Cut-off Date, after deducting payments of principal due on such date, of [approximately] $_________________ [(subject to a permitted variance of plus or minus __%)]. The Mortgage Loans to be included in the Mortgage Pool will be acquired by the Depositor from ________________________, in its capacity as Unaffiliated Seller. In addition, the [Unaffiliated Seller] will be the Master Servicer for the Certificates.

         [All of the Mortgage Loans have monthly payments due on the first day of each month. None of the Mortgage Loans are Buydown Mortgage Loans. At origination each Mortgage Loan had a term to maturity of up to 30 years. The mortgagor with respect to each Mortgage Loan represented in its loan application that the Mortgaged Property initially would be owner-occupied as its primary residence.]

         All Mortgage Loans will have Net Mortgage Rates of ____%. As to any Mortgage Loan, the "Net Mortgage Rate" is equal to the Mortgage Rate minus the Servicing Fee Rate. The Mortgage Loans will have Mortgage Rates ranging from ___% to ___%, with a weighted average Mortgage Rate as of the Cut-off Date of
___%. The Mortgage Loans will have Retained Interest Rates ranging from ___% to
___%, with a weighted average Retained Interest Rate as of the Cut-off Date of
___%. The weighted average maturity of the Mortgage Loans as of the Cut-off Date will be approximately ___ years and ___ months. None of the Mortgage Loans will have been originated prior to _____________ or will have an unexpired term at the Cut-off Date of less than approximately ___ years and ___ months or more than approximately ___ years and __ months. The Mortgage Loans will each have a principal balance at origination of not less than $___________ or more than $________.

         The Mortgage Loans will also have the following characteristics as of the Cut-off Date (expressed as a percentage of the aggregate principal balance of the Mortgage Loans having such characteristics relative to the aggregate principal balance of all Mortgage Loans):

                  No more than ____% of the Mortgage Loans will have Loan-to-Value Ratios at origination exceeding 80%. Mortgage Loans with Loan-to-Value Ratios at origination exceeding 80% will be covered by policies of primary mortgage guaranty insurance (each, a "Primary Credit Insurance Policy") insuring against default as to the principal amount of the Mortgage Loans exceeding 75% (or a lesser percentage) of the Collateral Values of the Mortgaged Properties at origination and such insurance will be maintained until the Loan-to-Value Ratios are reduced to 80% or less. [insert information as to FHA insurance or VA guarantee if applicable.]

                  At least ___% of the Mortgage Loans will be secured by detached one-family dwelling units.

                  No more than ___% of the Mortgage Loans will be secured by Mortgaged Properties located in ___________ and no more than ______% of the Mortgage Loans will be secured by Mortgaged Properties located in _______. Except as indicated in the preceding sentence, no more than
         ___% of the Mortgage Loans will be secured by Mortgaged Properties located in any one state.

                  No more than ___% of the Mortgage Loans will be secured by Mortgaged Properties located in any one zip code area or housing development, and no more than ___% will be secured by Mortgaged Properties located in any one zip code area or housing development in California.

                  No more than _____% of the Mortgage Loans will be secured by vacation or second homes. No more than ___% of the Mortgage Loans will be secured by condominium units.


         The foregoing type of description will be used if precise information on the Mortgage Loans is not available on the date of the Prospectus Supplement; a description similar to the following description will be used if precise information is available.

         Set forth below is a description of certain additional characteristics of the Mortgage Loans as of the Cut-off Date:


                                 MORTGAGE RATES

                                                                        Aggregate            Percentage
                                                                        Unpaid               of Aggregate
Mortgage                                           Number of            Principal            Unpaid Principal
Rates                                              Loans                 Balance             Balance
-------                                            ---------            ---------            ----------------

                                                                        $                                    %



                                                 ---------              ---------              ---------------

      Total                                                             $                                 100%
                                                 =============          =============          ===============



As of the Cut-off Date, the weighted average Mortgage Rate was _____% per annum.

                                        REMAINING TERMS TO STATED MATURITY

                                                                        Aggregate            Percentage
Remaining Terms to                                                      Unpaid               of Aggregate
Stated Maturity                                    Number of            Principal            Unpaid Principal
(In Months)                                        Loans                Balance              Balance
---------------                                    ---------            ---------            ----------------
                                                                        $                                   %



                                                   ---------            ---------                ------------

      Total......................................                       $                                100%
                                                   =============        =============            ============

As of the Cut-off Date, the weighted average remaining term to stated maturity was approximately _______ months.


                                           ORIGINAL LOAN-TO-VALUE RATIOS
                                                                        Aggregate            Percentage
                                                                        Unpaid               of Aggregate
                                                   Number of            Principal            Unpaid Principal
Original Loan-to-value Ratios                      Loans                Balance              Balance
-----------------------------                      -----------          ----------           ----------------
Up to 70.00%.....................................                       $                                 %
70.01% - 80.00%..................................
80.01% - 90.00% .................................  ____________         ____________         _______________
More than 90.00%.................................  ____________         ____________         _______________
         Total...................................                       $                              100%
                                                   ============         ============         ===============

As of the Cut-off Date, the weighted average loan-to-value ratio at origination of the Mortgage Loans was ______% per annum.

                                               ORIGINAL LOAN AMOUNTS

                                                                        Aggregate            Percentage
                                                                        Unpaid               of Aggregate
                                                   Number of            Principal            Unpaid Principal
Original Loan Amounts                              Loans                Balance              Balance
---------------------                              ---------            ---------            ----------------

Up to $50,000.00.................................                       $                                   %
$ 50,000 - $ 99,999.99...........................
$100,000 - $149,999.99...........................
$150,000 - $199,999.99...........................
$200,000 - $249,999.99...........................
$250,000 - $299,999.99...........................
$300,000 - $349,999.99...........................
$350,000 - $399,999.99...........................
$400,000 - $449,999.99...........................
$450,000 - $500,000..............................  _____________        _____________           _______________
         Total...................................                       $                                 100%
                                                   =============        =============           ===============

As of the Cut-off Date, the average unpaid balance of the Mortgage Loans was $____________ and the unpaid principal balances of the largest and smallest Mortgage Loans were $____________ and $___________, respectively.


                                                  TYPES OF LOANS

                                                                          Aggregate           Percentage
                                                                          Unpaid              of Aggregate
                                                    Number of             Principal           Unpaid Principal
Types                                               Loans                  Balance                 Balance
-----                                               ---------             ---------           ----------------

Conventional Loans secured by:
   One-family detached...........................                         $                                   %
   Low-rise condominiums/2 family................
   High-rise condominiums/3-4 family.............    _____________        _____________          ______________
         Total...................................                         $                                100%
                                                     =============        =============          ==============



                                      YEARS OF ORIGINATION OF MORTGAGE LOANS

                                                                        Aggregate            Percentage
                                                                        Unpaid               of Aggregate
Years of                                           Number of            Principal            Unpaid Principal
Origination                                        Loans                Balance              Balance
-----------                                        ---------            ---------            ----------------





                                      S-17


   199_  ........................................                       $                                    %
   199_  ........................................
   199_  ........................................
   199_  ........................................
   199_  ........................................  ____________         ______________           _______________
         Total...................................                       $                                 100%
                                                   =============        ==============           ===============


                                         OCCUPANTS OF MORTGAGED PROPERTIES

                                                                        Aggregate            Percentage
                                                                        Unpaid               of Aggregate
                                                   Number of            Principal            Unpaid Principal
States                                             Loans                Balance              Balance
------                                             ---------            ---------            ----------------

Owner
   Primary residence ............................                       $                                   %
   Vacation/second home .........................
   Non-owner occupied investment
    property.....................................  _____________        _____________           ______________
        Total....................................                       $                                100%
                                                   =============        =============           ==============



                                 GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                        Aggregate            Percentage
                                                                        Unpaid               of Aggregate
                                                   Number of            Principal            Unpaid Principal
States                                               Loans               Balance             Balance
------                                             ---------            ---------            ----------------

                                                                        $                                  %
                                                   ___________          ___________              ____________
        Total....................................                       $                               100%
                                                   ===========          =============            ============


         [The foregoing information will be modified to the extent necessary to describe different types of mortgage loans.]



                             ADDITIONAL INFORMATION

         The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off

Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

         A report on Form 8-K containing a detailed description of the Mortgage Loans will be available to purchasers of the Certificates at or before initial issuance and will be filed with the Securities and Exchange Commission within fifteen days after such initial issuance. The report on Form 8-K will specify the precise aggregate principal balance of the Mortgage Loans outstanding as of the Cut-off Date and will set forth on a precise basis the other information presented in this Prospectus Supplement on an approximate basis.

                         DESCRIPTION OF THE CERTIFICATES

         The Series 199__-__ Certificates will consist of a single class of Senior Certificates and [a single class] [two classes] of Subordinate Certificates (the "Class B[-1" and "Class B-2]" Certificates). The Senior Certificates have an initial Certificate Principal Balance of $_______________ (approximate), evidencing approximately ____% (the initial Senior Percentage) of the aggregate principal balance of the Mortgage Loans in the Trust Fund as of the Cut-off Date. The Class B[-1] Certificates have an initial Certificate Principal Balance of $______________ evidencing ___% (the initial Subordinate Percentage) of the aggregate principal balance of the Mortgage Loans in the Trust Fund as of the Cut-off Date. [The Class B-2 Certificates, which have no Certificate Principal Balance and no Pass-Through Rate, represent the right to receive the balance of the Trust Fund after retirement of the Senior Certificates and the Class B-1 Certificates, as described herein.] The Class B[-1 and Class B-2] Certificates are not being offered hereby, and may be sold at any time to one or more institutional investors in accordance with the terms of the Agreement.

DISTRIBUTIONS

         On each Distribution Date, the Available Distribution Amount will be distributed in the following order of priority, in each case to the extent of available funds:

                  (i) to the holders of the Senior Certificates, the Accrued Certificate Interest thereon for such Distribution Date (plus any Accrued Certificate Interest remaining unpaid from a previous Distribution Date);

                  (ii) to the holders of the Senior Certificates, an amount equal to the sum of the following, to be applied to reduce the Certificate Principal Balance thereof, but in no event greater than the outstanding Certificate Principal Balance of such Senior Certificates:

                           (A) the then applicable Senior Percentage times the
                  principal portion of all scheduled monthly payments on the related Mortgage Loans due during the related Due Period, whether or not received;

                           (B) the product of (1) the then applicable Senior
                  [Prepayment] Percentage times (2) the aggregate of the following amounts: (a) the principal portion of all full and partial prepayments made by the respective mortgagors during the related Prepayment Period, (b) all other unscheduled collections, including Insurance Proceeds and Liquidation Proceeds (other than with respect to any Mortgage Loan which was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal of the Mortgage Loans received during the related Prepayment Period, and (c) all proceeds of the repurchase [(or, in the case of a substitution, certain amounts representing a principal adjustment)] of any Mortgage Loan as required by the Agreement since the preceding Distribution Date;

                           (C) with respect to unscheduled recoveries allocable
                  to principal of any Mortgage Loan which was finally liquidated during the related Prepayment Period, [other than Special Hazard Realized Losses in excess of the Special Hazard Subordination Amount,] the lesser of (1) the full amount of such recovery and (2) the then applicable Senior Percentage times the Scheduled Principal Balance of the related Mortgage Loan immediately prior to such Distribution Date;

                           [(D) with respect to any Special Hazard Realized Loss
                  incurred during the related Prepayment Period in excess of the Special Hazard Subordination Amount, the then applicable Senior Percentage times the amount of the related recovery allocable to principal;] and

                           (E) any amounts described in this clause (ii) for any
                  previous Distribution Date which remain unpaid;

                  (iii) to the Master Servicer, in reimbursement of any Advances which have been outstanding for [three] months or more;

                  (iv) in the event of one or more Realized Losses incurred during the related Prepayment Period, [other than Special Hazard Realized Losses in excess of the Special

         Hazard Subordination Amount,] to the holders of the Senior Certificates, the amount equal to the aggregate of the related Unrecovered Senior Portions (as defined below), to be applied to reduce the Certificate Principal Balance of the Senior Certificates, but in no event greater than the outstanding Certificate Principal Balance of such Senior Certificates;

                  [(v) to the Reserve Fund, up to an amount equal to the then applicable Subordinate Percentage times the aggregate amount described in clause (ii)(B)(2) above, but not more than the amount necessary to bring the balance on deposit in the Reserve Fund up to the then applicable Specified Reserve Fund Balance;]

                  [(vi)] to the holders of the Class B[-1] Certificates, the Accrued Certificate Interest thereon for such Distribution Date (plus any Accrued Certificate Interest remaining unpaid from a previous Distribution Date);

                  [(vii)] to the holders of the Class B[-1] Certificates, the balance, if any, of the Available Distribution Amount, applied to reduce the Certificate Principal Balance thereof, but in no event greater than the outstanding Certificate Principal Balance of such Class B[-1] Certificates; and

                  [(viii)] to the holders of the Senior Certificates, on any Distribution Date after the Certificate Principal Balance of the Class B[-1] Certificates has been reduced to zero, the balance, if any, of the Available Distribution Amount, applied to reduce the Certificate Principal Balance thereof, but in no event greater than the outstanding Certificate Principal Balance of such Senior Certificates.

         For any Distribution Date, the Accrued Certificate Interest on the Senior Certificates and the [Subordinate] [Class B-1] Certificates will be an amount equal to one month's interest at the applicable Pass-Through Rate on the outstanding Certificate Principal Balance of such Certificates immediately prior to such Distribution Date, based on a year of twelve 30-day months, subject to reduction as described herein.

         [The Master Servicer will be obligated to apply amounts otherwise payable to it as servicing compensation to cover any shortfalls in collections of a full month's interest resulting from principal prepayments in full of Mortgage Loans, to the extent of an aggregate amount equal to its total servicing compensation for the concurrent period.] For any Distribution Date, Accrued Certificate Interest on each Certificate will be reduced in the event of shortfalls in collections of interest resulting from principal prepayments in full of Mortgage Loans during the Prepayment Period [, to the extent not covered by the application of servicing compensation of the Master Servicer, as described above]. The aggregate amount of any such shortfalls will be allocated among all of the outstanding Certificates, in proportion to the respective amounts of

Accrued Certificate Interest that would otherwise have been payable thereon absent such reductions and absent any delinquencies or losses.

         With respect to any Distribution Date, the Available Distribution Amount will equal the total amount of all cash on deposit in the Certificate Account as of the corresponding Determination Date, together with Advances made by the Master Servicer in respect of each Distribution Date, exclusive of:

                  (a) all monthly payments collected but due on a date subsequent to the related Due Period,

                  (b) all prepayments and other unscheduled recoveries of principal, and related payments of interest thereon, received subsequent to the related Prepayment Period, and

                  (c) all amounts in the Certificate Account which are payable or reimbursable to the Master Servicer.

         All distributions will be made by the [Trustee] [Master Servicer] to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last business day of the month preceding the month in which the related Distribution Date occurs. Such distributions shall be made [either (i) by check mailed to the address of each Certificateholder as it appears in the Certificate Register or (ii) at the request to the Trustee in writing by the Record Date immediately prior to such Distribution Date of any holder of Certificates having an initial Certificate Principal Balance in excess of $_____________, by wire transfer in immediately available funds to the account of such Certificateholder specified in the request.] Distributions to holders of each respective class of Certificates will be allocated among such holders in proportion to their respective Percentage Interest in that class.

         [The Senior Prepayment Percentage for each Distribution Date is the percentage indicated below:

         Distribution Date                 Senior Prepayment Percentage
         -----------------                 ----------------------------

________199__ through ___________.......   100%

_____________ through ___________.......   Senior Percentage, plus 70% of the difference
                                           between the Senior Percentage and 100%

_____________ through ___________.......   Senior Percentage, plus 60% of the difference
                                           between the Senior Percentage and 100%

_____________ through ___________.......   Senior Percentage, plus 40% of the difference
                                           between the Senior Percentage and 100%

_____________ through ___________.......   Senior Percentage, plus 20% of the difference
                                           between the Senior Percentage and 100%

_____________ and thereafter............   Senior Percentage

provided, however, that if the Senior Percentage as of any Distribution Date is greater than the initial Senior Percentage, the Senior Prepayment Percentage for such Distribution Date shall be 100%.]

              The "Senior Percentage" initially will be _____% and on each Distribution Date will be adjusted to reflect the then current ownership interest in the Trust Fund evidenced by the Senior Certificates, based on the aggregate Certificate Principal Balance of the Senior Certificates and the aggregate Scheduled Principal Balance of the Mortgage Loans in the Trust Fund.

              The "Scheduled Principal Balance" of any Mortgage Loan as of any date of determination is equal to the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received, reduced by the principal portion of all monthly payments due on or before the date of determination, whether or not received, and by all amounts allocable to unscheduled principal that were distributed to Certificateholders on or before the date of determination, and as further reduced to the extent that any Realized Loss thereon has been allocated to one or more classes of Certificates on or before the date of determination. See "Allocation of Losses; Subordination" herein.

              For purposes of the foregoing, the "Unrecovered Senior Portion" with respect to a Realized Loss is the amount, if any, by which (i) the product of the then applicable Senior Percentage and the Scheduled Principal Balance of the related Mortgage Loan exceeds (ii) the total amount of the related unscheduled recovery which is allocable to principal. Payments to the holders of the Senior Certificates as described above on any Distribution Date in respect of any Unrecovered Senior Portion will be made only with respect to Realized Losses incurred in connection with Mortgage Loans that were finally liquidated during the related Prepayment Period.

ADVANCES

              Subject to the following limitations, the Master Servicer will be obligated to advance on or before each Distribution Date its own funds, or funds in the Certificate Account which are in excess of the Available Distribution Amount for such Distribution Date, in an aggregate amount sufficient to assure payment to the holders of the Senior Certificates of the total of all amounts required to be distributed thereon on such Distribution Date as described above in clauses (i) and (ii) under "Distributions" (after first applying towards such payment the entire Available Distribution Amount, including funds otherwise payable to the Subordinate Certificateholders), but not more than the aggregate of payments of principal and interest (adjusted to the Net Mortgage Rate) which were due during the related Due Period and delinquent on the related Determination Date, plus certain amounts representing interest not covered by any current net income on Mortgaged Properties acquired on behalf of Certificateholders by foreclosure or deed in lieu of foreclosure.

              The Master Servicer will be obligated to make Advances regardless of whether such Advances are deemed to be recoverable from the related Mortgage Loans, to the extent that the Class B[- 1] Certificates remain outstanding. Thereafter, such Advances are required to be made only to the extent they are deemed by the Master Servicer to be recoverable from related late collections, Insurance Proceeds or Liquidation Proceeds.

              All Advances will be reimbursable to the Master Servicer either
(a) from late collections, Insurance Proceeds and Liquidation Proceeds from the Mortgage Loan as to which such unreimbursed Advance was made or (b) as to any Advance which has been outstanding for [three] months or more, from any portion of the Available Distribution Amount remaining on any Distribution Date after payment to the Senior Certificateholders of the amounts described above in clauses (i) and (ii) under "Distributions". For purposes of the foregoing, all Advances when made shall be allocated to specific delinquent monthly payments, all reimbursements of Advances in the manner described in (b) above shall be allocated, to the extent practicable, to specific monthly payments which have been delinquent for the longest period of time, which allocations shall be conclusive for purposes of future reimbursements of Advances. In addition, if the Class B[-1] Certificates are no longer outstanding, any Advances previously made which are deemed by the Master Servicer to be nonrecoverable from related late collections, Insurance Proceeds or Liquidation Proceeds may be reimbursed to the Master Servicer out of any funds in the Certificate Account prior to distributions on the Senior Certificates.

ALLOCATION OF LOSSES; SUBORDINATION

              Any Realized Loss on a Mortgage Loan [(including any Special Hazard Realized Loss)] will be allocated first to the Class B[-1] Certificates, until the Certificate Principal Balance of the Class B[-1] Certificates has been reduced to zero; any additional Realized Losses will be allocated to the Senior Certificates. [However, as to Special Hazard Realized Losses, the total amount thereof that may be allocated in full to the Class B[-1] Certificates is limited to the Special Hazard Subordination Amount, which will be approximately $_________. Any Special Hazard Realized Losses in excess of the Special Hazard Subordination Amount will be allocated among the Senior Certificates and Class B[-1] Certificates in proportion to their outstanding Certificate Principal Balances.] Any allocation of a Realized Loss to a Senior Certificate or a Class B[-1] Certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the Distribution Date following the Prepayment Period in which the Realized Loss was incurred. In addition, the Senior Percentage will be recalculated after each Distribution Date and will equal the then aggregate Certificate Principal Balance of the Senior Certificates divided by the then aggregate Scheduled Principal Balance of all of the Mortgage Loans which remain outstanding (but not more than 100%); and the corresponding percentage for the Class B[-1] Certificates (the "Subordinate Percentage") will equal 100% minus the Senior Percentage. Any allocation of Realized Losses to the Class B[-1] Certificates will have the effect of increasing the Senior Percentage and, accordingly, the portion of future distributions payable to the Senior Certificateholders relative to that payable to the Class B[-1] Certificateholders. Conversely, payments to the Senior Certificateholders of [(i) prepayments when the Senior Prepayment Percentage exceeds the Senior Percentage and (ii)] payments with respect to Unrecovered Senior Portions, as described above in clause[s (ii)(B) and] (iv)[, respectively,] under "Distributions", will have the effect of accelerating the amortization of the Senior Certificates and therefore decreasing the Senior Percentage. In addition, [such payment to the Senior Certificateholders of prepayments when the Senior Prepayment Percentage exceeds the Senior Percentage] [deposits in the Reserve Fund as described herein] will have the effect of preserving the availability of the subordination provided by the Subordinate Certificates.

[RESERVE FUND

              In order to further effect the subordination provisions described herein, the [Master Servicer] shall establish and maintain for the benefit of the holders of the Senior Certificates a separate account (the "Reserve Fund"). The [Master Servicer] shall retain in the Reserve Fund the amounts described above in clause (v) under "Distributions" until the amount in the Reserve Fund equals $_____ (the "Specified Reserve Fund Balance"). [Insert Specified Reserve Fund Balance reduction formula.] Amounts held in the Reserve Fund on any Distribution Date will be available for distributions to the Senior Certificateholders of amounts described in clauses (i) and (ii) under "Distributions", for reimbursement to the Master Servicer of any Advance which has been outstanding for [___ month[s]] or more and for distribution to the holders of the Senior Certificates on such Distribution Date to the extent of the aggregate amount of any Unrecovered Senior Portions remaining after application of the Available Distribution Amount thereto. On each Distribution Date, any reinvestment income on amounts in the Reserve Fund, together with amounts in the Reserve Fund in excess of the Specified Reserve Fund Balance, will be released and distributed to the holders of the Class B Certificates. [Insert allocation provisions for multiple Subordinate classes, and modify to the extent funds otherwise distributable on Subordinate Certificates will be retained in Reserve Fund.]]

EXAMPLE OF DISTRIBUTIONS

              The following chart sets forth an example of distributions on the Certificates, based upon the assumption that the Certificates were issued in _________ 199__ and that distributions are made on the 25th of each month.

_________ 1.........................  Cut-off Date. The initial principal balance of the Mortgage Loans will be the aggregate principal balance of the Mortgage Loans as of _________ 1, 199__, after deducting any principal payments due on or before such date. Any principal and interest payments due on or before _________ 1[, as well as any Retained Inter-est,] will not be part of the Trust Fund, and the Depositor will retain such amounts when they are received.

_________ 2 through
     _________ 31...................  Prepayment Period. Principal payments, and interest thereon to the date of prepayment in the case of principal prepayments in full, received at any time dur- ing this period will be deposited into the Certificate Ac- count for distribution to Certificateholders on ___________ 25.

_________ 31........................  Record Date. Distributions on ___________
                                      25 will be made to Certificateholders of record at the close of business on the last business day of the month immedi-ately preceding the month of distribution.

_________ 2 to
     ___________ 20.................  Collection Period. Payments due during the related Due Period (_________ 2 -
                                      ___________ 1) from mortgagors will be
                                      deposited in the Certificate Account or
                                      Sub-Servicing account as received, and
                                      will include scheduled principal payments
                                      plus interest on the _________ balances,
                                      less interest from the date of prepayment
                                      of any Mortgage Loan prepaid in full in
                                      ---------.

___________ 20......................  Determination Date. The amounts of principal and interest that will be
                                      distributed on ___________ 25 will be
                                      determined by or on behalf of the Master
                                      Servicer.

___________ 25......................  Distribution Date. On ___________ 25, the
                                      Master Servicer will distribute or cause to be distributed to the
                                      Certificateholders the amounts determined on ___________ 20. If a monthly payment due during the related Due Period is received from a mortgagor after ___________ 20 and funds have been distributed with respect to such payment from the Certificate Account, such payment will be deposited into the Certificate Account as reimbursement therefor. If an Advance has been made, the Master Servicer will reimburse itself to the extent permitted by the Agreement by withdrawing the amount of such payment from the Certificate Ac- count. If no such Advance has been made, such late payment will be distributed to the Certificateholders in October.

      Succeeding months follow the above pattern, except for the Cut-off Date.

                    YIELD ON THE CERTIFICATES AND PREPAYMENTS
                              OF THE MORTGAGE LOANS

DELAY IN PAYMENT OF INTEREST

      The effective yield to the holders of the Certificates will be lower than the yield otherwise produced by the Pass-Through Rate and purchase price because monthly interest will not be payable to such holders until the 25th day (or if such day is not a business day, then on the next succeeding business day) of the month following the month of accrual (without any additional distribution of interest or earnings thereon in respect of such delay). See "Yield Considerations" and "Description of the Certificates - Retained Interest, Servicing Compensation and Payment of Expenses" in the Prospectus.

PREPAYMENT CONSIDERATIONS AND RISKS

      The rate of principal payments on the Senior Certificates, the aggregate amount of distributions on the Senior Certificates and the yield to maturity of the Senior Certificates will be directly related to the rate of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments thereon (including for this purpose payments resulting from refinancings, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the Unaffiliated Seller, the Master Servicer and Depositor). The Mortgage Loans may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty. Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to Certificateholders of amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. See "Maturity and Prepayment Considerations" in the Prospectus. [As described under "Description of the Certificates Distributions" herein, all or a disproportionately large percentage of principal prepayments on the Mortgage Loans will be distributed on the Senior Certificates during the first _________ years after the Cut-off Date.] Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of factors (as described more fully herein and in the Prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations"), no assurance can be given as to such rate or the rate of principal prepayments.

      In general, if prevailing mortgage rates fell significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. The rate of payments (including prepayments) on pools of mortgage loans is also influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. Accordingly, there can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of the Certificates. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.

      The Mortgage Loans are subject to assumption under circumstances described under "Description of the Certificates - Collection and Other Servicing Procedures" and "Certain Legal Aspects of Residential Loans - Enforceability of Certain Provisions; Prepayment Charges and Prepayments" in the Prospectus. The extent to which the Mortgage Loans are assumed by purchasers of the Mortgaged Properties rather than prepaid by the related mortgagors in connection with the sales of the Mortgage Properties will affect the weighted average life of the Senior Certificates. See "Maturity and Prepayment Considerations" in the Prospectus.

      Since the rate of principal payments (including prepayments) on the Mortgage Loans will significantly affect the yield to maturity on the Certificates, prospective investors are urged to consult their investment advisors as to both the rate of future principal payments (including prepayments) on the Mortgage Loans and the suitability of the Certificates to their investment objectives.

                         POOLING AND SERVICING AGREEMENT


GENERAL

      The Certificates offered hereby will be issued pursuant to a Pooling and Servicing Agreement (the "Agreement") to be dated as of _____________ 1, 199__, among the Depositor, the Master Servicer and the Trustee, a form of which is filed as an exhibit to the Registration Statement. Reference is made to the Prospectus for important information additional to that set forth herein regarding the terms and conditions of the Agreement and the Certificates. [The Trustee will appoint _________________________________________ (the
"Custodian"), to serve as Custodian in connection with the Certificates.] The Certificates will be transferable and exchangeable at the corporate trust office of
______________________________________________________________________________,
located in __________________________________________________, which will serve as Certificate Registrar. ____________________ [__________ will act as paying agent and authenticating agent.] No service charge will be made for any transfer or exchange of Certificates but the [Trustee] [Certificate Registrar] may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with the transfer or exchange of Certificates. The Depositor will provide to a prospective or actual Certificateholder without charge, on written request, a copy (without exhibits) of the Agreement. Requests should be addressed to PaineWebber Mortgage Acceptance Corporation IV, 1285 Avenue of the Americas, New York, New York 10019, Attention: ________________.

THE MASTER SERVICER

      _____________________________, a _____________________ (the "Master
Servicer"), will act as Master Servicer for the 199__-___ Certificates pursuant to the Agreement. The Master Servicer's principal executive offices are located at _________ ___________________________, and its telephone number is ________
___________. [Describe other locations and general operations of the Master Servicer.]

      The following table summarizes the foreclosure experience on conventional residential first trust deeds or mortgage loans serviced by the Master Servicer during the periods indicated:

                                               Year Ended December 31,
                           -------------------------------------------------------------
                                199__          199__          199__           199__
                           -------------------------------------------------------------

                                         (Dollar Amounts in Thousands)

Principal Balance
   (end of period)........   $             $               $             $
                              ----------    -----------    -----------   ------------
Total Number of Loans.....
Total Number of
   Foreclosures...........
Percent Foreclosed
   by Number of Loans.....             %              %              %              %
                             ----------    -----------    -----------    -----------




      The following table summarizes the delinquency experience on conventional residential first trust deeds or mortgage loans serviced by the Master Servicer during the periods indicated:

                                                     Year Ended December 31,
                                -----------------------------------------------------------------
                                    199__            199__            199__           199__
                                -----------------------------------------------------------------

                                                       (Dollar Amounts in Thousands)

Period of Delinquency:
 30-59 days                       $                $                $                $
  Principal Balance
  Number of Loans
  Percent of Delinquent by
    Number of Loans                         %                %                 %                %

Period of Delinquency:
 60-89 days                       $                $                $                $
  Principal Balance
  Number of Loans
  Percent of Delinquent by
    Number of Loans                         %                %                 %                %

Period of Delinquency:
 90 days or more                  $                $                $                $
  Principal Balance
  Number of Loans
  Percent of Delinquent by
    Number of Loans                         %                %                 %                %

In foreclosure
Principal Balance                 $                $                $                $
Number of Loans
Percent Delinquent by
 Number of Loans
                                            %                %                 %                %

Total Delinquent and in
 Foreclosure                      $                $                $                $
Principal Balance
Number of Loans
Percent Delinquent by
Number of Loans                             %                %                 %                %



      While the above foreclosure and delinquency experience is typical of the Master Servicer's recent experience, there can be no assurance that the future experience on the Mortgage Loans will be the same. In addition, the foregoing is based on all of the conventional loans in the Master Servicer's servicing portfolio. The Mortgage Loans may be more recently originated than and may have certain other characteristics unlike the majority of the loans in the Master Servicer's conventional servicing portfolio.

THE TRUSTEE

      _________________________________________________________________________,
a ___________________________________ (the "Trustee"), will act as Trustee for the Series 199__-____ Certificates pursuant to the Agreement. The Trustee's principal executive offices are located at _________________, and its telephone number is _____________.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

      The principal compensation to be paid to the Master Servicer in respect of its master servicing activities for the Certificates will be equal to the product of the Servicing Fee Rate times the Scheduled Principal Balance of each Mortgage Loan in the Mortgage Pool. As to any Mortgage Loan, the Servicing Fee Rate is equal to ___% per annum. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Pool and incurred by the Master Servicer in connection with its responsibilities under the Agreement, including compensation of any Sub-Servicers. The Master Servicer is also obligated to include in each distribution on the Certificates that portion of its servicing compensation equal to interest at the Net Mortgage Rate on the principal balance of any Mortgage Loan as to which a prepayment or liquidation occurs, such interest commencing on the date of the prepayment or liquidation and ending on the due date of the Mortgage Loan immediately following the date of the prepayment or other liquidation. See "Description of the Certificates - Retained Interest, Servicing Compensation and Payment of Expenses" in the Prospectus for information regarding other possible compensation to the Master Servicer and for information regarding expenses payable by the Master Servicer.

VOTING RIGHTS

      At all times, [__]% of all Voting Rights will be allocated among all holders of the [Senior] Certificates [and the Class B-1 Certificates] in proportion to the then outstanding Certificate Principal Balances of their respective Certificates [, and [__]% of all Voting Rights will be allocated among holders of the Class B-2 Certificates in proportion to the percentage interests evidenced by their respective Certificates].

TERMINATION

      The circumstances under which the obligations created by the Agreement will terminate in respect of a series of Certificates are described in "Description of the Certificates - Termination" in the Prospectus. The [Depositor] [Master Servicer] will have the right to repurchase all remaining Mortgage Loans in the Mortgage Pool and thereby effect early retirement of the

Certificates, subject to the aggregate principal balance of the Mortgage Loans at the time of repurchase being less than ___% of the aggregate principal balance of such Mortgage Loans as of the Cut-off Date. In the event the [Depositor] [Master Servicer] exercises such option, the purchase price distributed with respect to each Senior Certificate will be 100% of its then outstanding Certificate Principal Balance plus interest thereon at the Pass-Through Rate. In no event will the trust created by the Agreement for a series of Certificates continue beyond the expiration of 21 years from the death of the survivor of the person or persons named in the Agreement.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      Upon the issuance of the Offered Certificates, Thacher Proffitt & Wood, counsel to the Depositor, will deliver the following opinion: [Assuming compliance with the provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will qualify as a "real estate mortgage investment conduit" (a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Internal Revenue Code of 1986 (the "Code"), and (i) the Class A, Class B and Class C Certificates will evidence "regular interests" in such REMIC and (ii) the Class R Certificates will be the sole class of "residual interests" in such REMIC, each within the meaning of the REMIC Provisions in effect on the date hereof.] [Assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will be classified as a grantor trust under Subpart E, part I of subchapter J of the Code, and not as an association taxable as a corporation or as a partnership.]

      The __________ Certificates [may] [will] [will not] be treated as having been issued with original issue discount for Federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of [original issue discount,] market discount and premium, if any, for Federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to [a CPR of __%]. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences-REMICs-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount" in the Prospectus.

      The ___________________ Certificates may be treated for Federal income tax purposes as having been issued at a premium. Whether any holder of [either] such Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of [each] such Class of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Federal Income Tax Consequences-REMICs-Taxation of Owners of REMIC Regular Certificates-Premium" in the Prospectus.

      The Offered Certificates will be treated as "qualifying real property loans" within the meaning of Section 593(d) of the Code, assets described in
Section 7701(a)(19)(C) of the Code and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and interest (including original issue discount, if any) on the Offered Certificates will be interest described in
Section 856(c)(3)(B) of the Code. Moreover, the Offered Certificates will be "qualified mortgages" within the meaning of Section 860(A)(3) of the Code. See "Certain Federal Income Tax Consequences-REMICs-Characterization of Investments in REMIC Certificates" in the Prospectus.

      ________________________, a _______________, will act as REMIC
Administrator for the Trust Fund. [The Master Servicer will be responsible for the fees and normal disbursements of the REMIC Administrator.] See "Certain Federal Income Tax Consequences-REMICs-Reporting and Other Administrative Matters" and "The Pooling and Servicing Agreements-Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor", "-Events of Default" and "-Rights Upon Event of Default" in the Prospectus.

      For further information regarding the Federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences-REMICs" in the Prospectus.

      SPECIAL TAX CONSIDERATIONS APPLICABLE TO REMIC RESIDUAL CERTIFICATES

      The IRS has issued REMIC Regulations that significantly affect holders of REMIC Residual Certificates. The REMIC Regulations impose restrictions on the transfer or acquisition of certain residual interests, including the Class R Certificates. In addition, the REMIC Regulations provide special rules applicable to: (i) thrift institutions holding residual interests having "significant value" and (ii) the transfer of "noneconomic" residual interests to United States persons. Pursuant to the Pooling and Servicing Agreement, the Class R Certificates may not be transferred to non-United States persons. See "Certain Federal Income Tax Consequences--REMICS--Taxation of Owners of REMIC Residual Certificates" in the Prospectus.

      The REMIC Regulations provide for the determination of whether a residual interest has "significant value" for purposes of applying the rules relating to "excess inclusions" with respect to residual interests. Based on the REMIC Regulations, the Class R Certificates do not have significant value and, accordingly, thrift institutions and their affiliates will be prevented from using their unrelated losses or loss carryovers to offset any excess inclusions with respect to the Class R Certificates, which will be in an amount equal to all or virtually all of the taxable income includable by holders of the Class R Certificates. See "Certain Federal Income Tax Consequences-REMICs-Taxation of Owners of REMIC Residual Certificates-Excess Inclusions" in the Prospectus.

      The REMIC Regulations also provide that a transfer to a United States person of "noneconomic" residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of "noneconomic" residual interests will continue to remain liable for any taxes due with respect to the income on such residual interests, if "a significant purpose of the transfer was to impede the assessment or collection of tax." Based on the REMIC Regulations, the Class R Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC Regulations and, accordingly, if a significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Class R Certificates may be disregarded and purported transferors may remain liable for any taxes due with respect to the income on the Class R Certificates. All transfers of the Class R Certificates will be subject to certain restrictions under the terms of the Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded to the extent that the Class R Certificates constitute noneconomic residual interests. See "Certain Federal Income Tax Consequences-REMICs-Taxation of Owners of REMIC Residual Certificates-Noneconomic REMIC Residual Certificates" in the Prospectus.

      The Class R Certificateholders may be required to report an amount of taxable income with respect to the earlier accrual periods of the term of the Trust Fund that significantly exceeds the amount of cash distributions received by such Certificateholders from the Trust Fund with respect to such periods. Furthermore, the tax on such income may exceed the cash distributions with respect to such periods. Consequently, Class R Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the Trust Fund's term as a result of their ownership of the Class R Certificates. In addition, the required inclusion of this amount of taxable income during the Trust Fund's earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Class R Certificate (or possibly later under the "wash sale" rules of Section 1091 of the Code) may cause the Class R Certificateholders' after-tax rate of return to be zero or negative even if the Class R Certificateholders' pre-tax rate of return is positive. That is, on a present value basis, the Class R Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on the Class R Certificates over their life.

      Potential investors in Class R Certificates should be aware that under the Pooling and Servicing Agreement, the holder of the largest Percentage Interest in the Class R Certificates shall, by its acceptance of such Certificates, agree to irrevocably appoint the Master Servicer as its agent to perform all of the duties of the tax matters person for the REMIC.

      Purchasers of the Class R Certificates are strongly advised to consult their tax advisors as to the economic and tax consequences of investment in such Certificates.

      For further information regarding the federal income tax consequences of investing in the Class R Certificates, see "Yield and Maturity
Considerations-Additional Yield Considerations

Applicable Solely to the Class R Certificates" herein and "Certain Federal Income Tax Consequences-REMICs-Taxation of Owners of REMIC Residual Certificates" in the Prospectus.


                              PLAN OF DISTRIBUTION

      [Subject to the terms and conditions set forth in the Underwriting Agreement dated ____________, 199__ (the "Underwriting Agreement"), the Depositor has agreed to sell and PaineWebber Incorporated (the "Underwriter") has agreed to purchase the Senior Certificates. The Underwriter is obligated to purchase all Senior Certificates offered hereby if any are purchased.]

      [The Depositor has been advised by the Underwriter that it proposes initially to offer all of the Senior Certificates to the public at the public offering prices set forth on the cover page of this Prospectus Supplement and to certain dealers at such prices less a concession not in excess of ___% of the initial Certificate Principal Balance of the Senior Certificates. The Underwriter may allow and such dealers may reallow concessions not in excess of ___% of the initial aggregate Certificate Principal Balance of the Senior Certificates. After the initial public offering, the public offering price and such concessions may be changed.]

      [Distribution of the Senior Certificates will be made [by _________] from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Senior Certificates will be _____% of the aggregate of the Certificate Principal Balances initially represented by the Senior Certificates, plus accrued interest at the Pass-Through Rate from the Cut-off Date but before deducting expenses payable by the Depositor. In connection with the purchase and sale of the Senior Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.]

      The Underwriting Agreement provides that the Depositor and its parent corporation will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments the Underwriter may be required to make in respect thereof.

      There can be no assurance that a secondary market for the Certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Certificates will be the monthly statements discussed in the Prospectus under "Description of the Certificates -- Statements to Certificateholders," which will include information as to the outstanding principal balance of the Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Certificates may adversely affect the liquidity of the Certificates, even if a secondary market for the Certificates become available.

                                  LEGAL MATTERS

      Certain legal matters relating to the Certificates will be passed upon for the Depositor and for the Underwriter by Thacher Proffitt & Wood, New York, New York.

                                     RATING

      It is a condition to issuance that the Senior Certificates offered hereby be rated in the second highest rating category by such nationally recognized statistical rating organization as the Depositor may designate. [rating agency language] See "Yield on the Certificates and Prepayments of the Mortgage Loans" herein.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                 SUBJECT TO COMPLETION, DATED NOVEMBER __, 1996


PROSPECTUS SUPPLEMENT                                                [Version 3]
(To Prospectus dated ____________, 199__)


$___________________ initial Senior Certificate
Principal Balance (Approximate)

Senior Asset-Backed Certificates, Series 199__-______
_______% Pass-Through Rate

PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV
Depositor

-----------------------------------
Master Servicer

The Series 199__-__ Certificates will consist of a single class of Senior Certificates and [a single class] [two classes] of Subordinate Certificates. The Senior Certificates are designated as the Class A Certificates and the Subordinate Certificates are designated as the Class B[-1 and Class B-2] Certificates. Only the Senior Certificates are offered hereby.

The Series 199__-__ Certificates will represent in the aggregate the entire beneficial ownership in a trust fund (the "Trust Fund") consisting primarily of a segregated pool of conventional one- to four-family [30 year, fixed interest rate] first mortgage loans (the "Mortgage Loans") having an aggregate principal balance as of __________, 199_ of approximately $__________ (subject to a permitted variance as described herein under "Additional Information") to be sold by PaineWebber Mortgage Acceptance Corporation IV (the "Depositor"). Principal and interest are payable on the 25th day of each month or, if such day is not a business day, then on the next succeeding business day, beginning in _____________ (each, a "Distribution Date").

The Class A Certificates evidence beneficial ownership of ____% (the "Senior Percentage") of the Trust Fund, and are entitled to receive distributions equal to the Senior Distribution Amount (as defined herein). The Class B Certificates evidence in the aggregate a ____% beneficial ownership interest in the Trust Fund. The rights of the Class B Certificateholders to receive distributions with respect to the Mortgage Loans are subordinate to the rights of the Class A Certificateholders to the extent described herein. See "Description of the Certificates - General".

There is currently no secondary market for the Certificates offered hereby and there can be no assurance that a secondary market for the Certificates will develop. PaineWebber Incorporated expects to establish a market in the Certificates offered hereby, but is not obligated to do so. There is no assurance that any such market, if established, will continue.

PROSPECTIVE INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE S-____ OF THIS PROSPECTUS SUPPLEMENT AND PAGE ____ OF THE ACCOMPANYING PROSPECTUS.

[An election will be made to treat the Trust Fund as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. As described more fully herein and in the Prospectus, the Class A Certificates will constitute "regular interests" in the REMIC. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.]

THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS SET FORTH HEREIN. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


[___________________________________________________________________________________________________
                               Aggregate
                               Initial
                               Certificate             Underwriting     Proceeds to
                               Principal    Price to   Discounts and    the Depositor
                               Balance      Public(1)  Commissions      (1)(2)
                               -------      ---------  -----------      ------

Class A Certificates.......... $            %          %                %

____________________________________________________________________________________________________

(1) Plus accrued interest from ______________, 199__.
(2) Before deducting expenses payable by the Depositor estimated to be $_____________.]





[The Senior Certificates offered hereby will be [purchased by PaineWebber Incorporated (the "Underwriter") from the Depositor and will be] offered by [the Underwriter] from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Senior Certificates, before deducting expenses payable by the Depositor estimated to be $___________, will be ____% of the aggregate of the initial Certificate Principal Balance of the Senior Certificates, plus accrued interest at the Pass-Through Rate from ______________, 199__.]

The Senior Certificates offered hereby [are] [will be purchased by PaineWebber Incorporated (the "Underwriter") from the Depositor and will be] offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Senior Certificates offered hereby will be made at the office of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York, 10019 [or through the facilities of The Depository Trust Company] on or about ___________________, 199__.

                                         --------------------------
                                          PaineWebber Incorporated



____________, 199__

The Senior Certificates offered by this Prospectus Supplement will be part of a separate series of Certificates being offered by the Depositor pursuant to its Prospectus dated ___________, 199__, of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.


                               TABLE OF CONTENTS
                                                                            Page
                                                                            ----


SUMMARY OF PROSPECTUS SUPPLEMENT............................................S-5
RISK FACTORS...............................................................S-13
THE MORTGAGE POOL..........................................................S-13
ADDITIONAL INFORMATION.....................................................S-18
DESCRIPTION OF THE CERTIFICATES............................................S-18
              General......................................................S-19
              Subordinate Certificates and Reserve Fund....................S-19

YIELD ON THE CERTIFICATES AND PREPAYMENTS
  OF THE MORTGAGE LOANS....................................................S-21
              Delay in Payment of Interest.................................S-21
              Prepayment Considerations and Risks..........................S-21
POOLING AND SERVICING AGREEMENT............................................S-22
              General  ....................................................S-22
              The Master Servicer..........................................S-22
              The Trustee..................................................S-25
              Servicing and Other Compensation and Payment of Expenses.....S-25
              Voting Rights................................................S-25
              Termination..................................................S-25
CERTAIN FEDERAL INCOME TAX CONSEQUENCES....................................S-26
PLAN OF DISTRIBUTION.......................................................S-26
LEGAL MATTERS..............................................................S-28
RATING.....................................................................S-28

Until _______________, all dealers effecting transactions in the Senior Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and the Prospectus to which it relates. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SENIOR CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                        SUMMARY OF PROSPECTUS SUPPLEMENT
                        --------------------------------

              The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Prospectus. An Index of Significant Definitions is included at the end of the Prospectus.

Title of Series ....................  Asset-Backed Certificates, Series
                                      199__-__, ___% Pass- Through Rate (the
                                      "Certificates").

Senior Certificates.................  $_____________ initial Certificate
                                      Principal Balance (approximate), ___%
                                      Pass-Through Rate, evidencing
                                      approximately _____% (the "Senior
                                      Percentage") of the aggregate principal
                                      balance of the Mortgage Loans as of
                                      ____________ 1, 199__ (the "Cut-off
                                      Date"), and which are entitled to receive distributions equal to the Senior Distribution Amount (as defined herein).

Subordinate Certificates............  [As to Class B-1], $___________ initial
                                      Certificate Principal Balance
                                      (approximate), ____% Pass-Through Rate,
                                      evidencing approximately ____% (the
                                      "Subordinate Percentage") of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, and which are subordinate to the Senior Certificates to the extent of the Available Subordination Amount (as defined herein). [The Class B-2 Certificates, which have no Certificate Principal Balance and no Pass- Through Rate, represent the right to receive the amount, if any, remaining in the Trust Fund after the Senior Certificates and the Class B-1 Certificates have been retired.] See "Description of the Certificates - Distributions" herein.

                                      The Subordinate Certificates are not being offered hereby, and may be sold at any time in accordance with the terms of the Pooling and Servicing Agree- ment, dated as of ___________ 1, 199__, pursuant to which the Series 199__-__ Certificates
                                      will be issued (the "Agreement").

Depositor...........................  PaineWebber Mortgage Acceptance
                                      Corporation IV, a wholly-owned limited
                                      purpose finance subsidiary of PaineWebber
                                      Group Inc., and an affiliate of the Under-writer. See "The Depositor" in the Prospectus.

Trustee.............................  _________________________________________.
                                      See "Pooling and Servicing Agreement - The
                                      Trustee" herein.

Master Servicer.....................  _____________________________. See
                                      "Pooling and Servicing Agreement - The
                                      Master Servicer" herein.


Interest............................  Passed through monthly on each
                                      Distribution Date, commencing on
                                      __________ 25, 199__.

Principal (including
  prepayments)......................  Passed through monthly on each
                                      Distribution Date, commencing on
                                      __________ 25, 199__.

Senior Distribution
  Amount............................  On each Distribution Date, to the extent of available funds and subject to the
                                      limits of the subordination provisions
                                      described below, the holders of Class A
                                      Certificates will be entitled to receive an amount equal to the Senior Percentage times the sum of (i) all scheduled payments on the Mortgage Loans, with interest at the Net Mortgage Rate, due during the related Due Period whether or not received, (ii) all mortgagor prepayments received during the preceding calendar month, and (iii) the unpaid principal balance of each defaulted Mortgage Loan finally liquidated during the preceding calendar month.

Subordinate Certificates
and Reserve Fund....................  The rights of the Class B
                                      Certificateholders to receive
                                      distributions with respect to the Mortgage
                                      Loans will be subordinate to such rights of the Class A Certificateholders to the extent of the Available Subordination Amount, as described herein. This subordination is intended to enhance the likelihood of regular receipt in full by the Class A Certificateholders of the Senior Distribution Amount and to protect them against losses. The Maximum Subordination Amount initially will equal approximately $__________ (__% of aggregate principal balance of the Mortgage Loans as of the Cut-off Date). Commencing __________, 19__, the Maximum Subordination Amount will gradually decline annually in accordance with a schedule set forth in the Agreement, and on __________, 19__ and each __________
                                      thereafter will be reduced to equal the
                                      greater of __% of the aggregate
                                      principal balance of the Mortgage Loans
                                      then outstanding and the sum of the
                                      principal balances of the ____ largest
                                      Mortgage Loans outstanding.

                                      The protection afforded to the Class A
                                      Certificateholders from the subordination provisions will be effected both by the preferential right (limited to the portion of the Maximum Subordination Amount remaining at any time (the "Available Subordination Amount")) of the Class A Certificateholders to receive current distributions from the Mortgage Pool equal to the Senior Distribution Amount, and by the establishment of a reserve fund (the "Reserve Fund"). [The Reserve Fund is not part of the Trust Fund.] The Reserve Fund will be established with an initial cash deposit by the Master Servicer of $__________ (the "Initial Deposit"), and will be augmented by the retention of distributions of principal and interest otherwise payable to the Class B Certificateholders until the Reserve Fund reaches the balance required pursuant to the Agreement (the "Specified Reserve Fund Balance"). Thereafter, distributions of principal otherwise payable to the Class B Certificateholders will be retained to the extent necessary to maintain the Reserve Fund at the Specified Reserve Fund Balance, as described herein. See "Description of the Certificates - Subordinate Certificates and Reserve Fund" herein.

                                      The subordination provisions and the
                                      Reserve Fund are intended to enhance the likelihood of timely payment of principal and interest and to protect the Class A Cer- tificateholders against losses; however, in certain circumstances the Reserve Fund could be depleted and shortfalls could result. If on any Distribution Date, the aggregate amount of collections on the Mortgage Loans, Advances by the Master Servicer (as described below), and amounts available in the Reserve Fund do not provide sufficient funds to pay the Senior Distribution Amount, the amount of the shortfall, plus interest at the Net Mortgage Rate, will be added to the amount the Class A Certificateholders are entitled to receive on the next Distribution Date. In the event the Reserve Fund is depleted before the Available Subordination Amount is reduced to zero, the Class A
                                      Certificateholders will nevertheless have a preferential right to receive current distributions from the Mortgage Pool, limited by the then Available
                                      Subordination Amount. The Class A Certifi-cateholders will bear their proportionate share of any losses realized on the Mortgage Loans following the depletion of the Reserve Fund and the reduction of the Available Subordination Amount to zero.

Advances............................  In the event that the amount eligible for distribution to the Class A
                                      Certificateholders on any Distribution
                                      Date is less than the Senior Distribution
                                      Amount, the Master Servicer may, but is
                                      not obligated to, make voluntary advances of cash (the "Advances") to the Class A Certificateholders in respect of delinquent scheduled payments to the extent that the Master Servicer determines such advances will be recoverable from future payments and collections on the Mortgage Loans or otherwise. See "Description of the Certificates - Advances" in the Prospectus.

The Mortgage Pool...................  The Mortgage Pool will consist of 30-year, fixed rate, level monthly payment, fully amortizing Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of approximately $___________ (subject to a permitted variance of plus or minus _____%). [Include appropriate information, with corresponding changes, for different types of loans.] See "The Mort- gage Pool" herein.

Denominations.......................  The Senior Certificates offered hereby will be offered in registered form, in
                                      denominations evidencing initial
                                      Certificate Principal Balances of
                                      $___________ and multiples of $_______ in
                                      excess thereof, with one Cer- tificate
                                      evidencing an additional amount equal to the re- mainder of the aggregate initial Certificate Principal Balance.

Record Date.........................  All distributions will be made by or on behalf of the Trustee to the persons in
                                      whose names the Certificates are
                                      registered at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs. See "Description of the Certificates - Distributions" herein.


Optional Termination................  At its option, the [Depositor][Master
                                      Servicer] may repurchase all of the
                                      Mortgage Loans in the Trust Fund and
                                      thereby effect early retirement of the
                                      Certificates on any Distribution Date on which the aggregate principal balance of the Mortgage Loans remaining in the Trust Fund is less than __% of the aggregate principal balance of the Mortgage Loans as of the Cutoff Date. See "Pooling and Servicing Agreement Termination" herein and "Description of the Certificates - Termination" in the Prospectus.

Special Prepayment
   Considerations...................  The rate of principal payments on the
                                      Senior Certificates collectively will
                                      depend on the rate and timing of principal payments (including prepayments, defaults and liquidations ) on the Mortgage Loans. As is the case with mortgage-backed securities generally, the Senior Certificates are subject to substantial inherent cash-flow uncertainties because the Mortgage Loans may be prepaid at any time. Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tent to decrease, resulting in a reduced return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase, resulting in a greater return of principal to investors at a time when reinvestment at comparable yields may not be possible. See "Yield on the Certificates and Prepayments of the Mortgage Loans" herein, and "Maturity and Prepayment
                                      Considerations" in the Prospectus.

Special Yield
   Considerations...................  The yield to maturity on the Senior
                                      Certificates will depend on the rate and timing of principal payments (including prepayments, defaults, liquidations) on the Mortgage Loans, as well as other factors as described herein. The yield to investors on the Certificates will be adversely affected by any allocation thereto of prepayment interest shortfalls on the Mortgage Loans, which are expected to result from the distribution of interest only to the date of prepayment (rather than a full month's interest) in connection with prepayments in full, and the lack of any distribution of interest on the amount of any partial prepayments.

                                      See "Yield on the Certificates and
                                      Prepayments of the Mortgage Loans" herein, and "Maturity and Prepayment
                                      Considerations" in the Prospectus.

[Certain Federal Income Tax
 Consequences......................   Upon the issuance of the Offered
                                      Certificates, Thacher Proffitt & Wood,
                                      counsel to the Depositor, will deliver the following opinion: [Assuming compliance with the provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will qualify as a "real estate mortgage investment conduit" (a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC
                                      Provisions") of the Internal Revenue Code of 1986 (the "Code"), and (i) the Class A,
                                      Class B and Class C Certificates will
                                      evidence "regular interests" in such REMIC and (ii) the Class R Certificates will be the sole class of "residual interests" in such REMIC, each within the meaning of the REMIC Provisions in effect on the date hereof.] [Assuming compliance with the
                                      Pooling and Servicing Agreement, for
                                      federal income tax purposes, the Trust
                                      Fund will be classified as a grantor trust under Subpart E, part I of subchapter J of the Code, and not as an association taxable as a corporation or as a partnership.]

                                      Under the REMIC Regulations, the Class R
                                      Certificates will not be regarded as
                                      having "significant value" for purposes of applying the rules relating to "excess inclusions." In addition, the Class R Certificates may constitute "noneconomic" residual interests for purposes of the REMIC Regulations. Transfers of the Class R Certificates will be restricted under the Pooling and Servicing Agreement to United States Persons in a manner designed to prevent a transfer of a noneconomic residual interest from being disregarded under the REMIC Regulations. See "Certain Federal Income Tax Consequences-Special Tax Considerations Applicable to REMIC Residual Certificates" herein and "Certain Federal Income Tax
                                      Consequences-REMICs-Taxation of Owners of
                                      REMIC Residual Certificates-Excess
                                      Inclusions" and "-Noneconomic REMIC
                                      Residual Certificates" in the Prospectus.

                                      The Class R Certificateholders may be
                                      required to report an amount of taxable
                                      income with respect to the early years of the Trust Fund's term that significantly exceeds distributions on the Class R Certificates during such years, with corresponding tax deductions or losses deferred until the later years of the Trust Fund's term.

                                      Accordingly, on a present value basis, the tax detriments occurring in the earlier years may substantially exceed the sum of any tax benefits in the later years. As a result, the Class R Certificateholders' after-tax rate of return may be zero or negative, even if their pre-tax rate of return is positive.

                                      See "Yield and Maturity Considerations," especially "-Additional Yield
                                      Considerations Applicable Solely to the
                                      Class R Certificates", and "Certain
                                      Federal Income Tax Consequences-Special
                                      Tax Considerations Applicable to REMIC
                                      Residual Certificates" herein.

                                      For further information regarding the
                                      Federal income tax consequences of
                                      investing in the Offered Certificates, see
                                      "Certain Federal Income Tax Consequences" herein and in the Prospectus.

Rating..............................  It is a condition to the issuance of the
                                      Certificates offered hereby that the
                                      Senior Certificates be rated ____ by
                                      ___________. A security rating is not a
                                      recommendation to buy, sell or hold
                                      securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. A security rating does not address the fre- quency of prepayments of Mortgage Loans, or the corresponding effect on yield to investors. See "Yield on the Certificates" and "Rating" herein.

Legal Investment....................  The Senior Certificates will constitute
                                      "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated as described herein, and, as such, are legal investments for certain entities to the extent provided in SMMEA. See "Legal Investment" in the Prospectus and "Rating" herein.

                                  RISK FACTORS

                                [To be Provided]


                                THE MORTGAGE POOL

              The Mortgage Pool will consist of Mortgage Loans with an aggregate principal balance outstanding as of the Cut-off Date, after deducting payments of principal due on such date, of [approximately] $_________________ [(subject to a permitted variance of plus or minus __%)]. The Mortgage Loans to be included in the Mortgage Pool will be acquired by the Depositor from ________________________, in its capacity as Unaffiliated Seller. In addition, the [Unaffiliated Seller] will be the Master Servicer for the Certificates.

              [All of the Mortgage Loans have monthly payments due on the first day of each month. None of the Mortgage Loans are Buydown Mortgage Loans. At origination each Mortgage Loan had a term to maturity of up to 30 years. The mortgagor with respect to each Mortgage Loan represented in its loan application that the Mortgaged Property initially would be owner-occupied as its primary residence.] [Insert alternate description of loan features if applicable.]

              All Mortgage Loans will have Net Mortgage Rates of ____%. As to any Mortgage Loan, the "Net Mortgage Rate" is equal to the Mortgage Rate minus the Servicing Fee Rate. The Mortgage Loans will have Mortgage Rates ranging from ___% to ___%, with a weighted average Mortgage Rate as of the Cut-off Date of
___%. The weighted average maturity of the Mortgage Loans as of the Cut-off Date will be approximately ___ years and ___ months. None of the Mortgage Loans will have been originated prior to _____________ or will have an unexpired term at the Cut-off Date of less than approximately ___ years and ___ months or more than approximately ___ years and __ months. The Mortgage Loans will each have a principal balance at origination of not less than $___________ or more than $________.

              The Mortgage Loans will also have the following characteristics as of the Cut-off Date (expressed as a percentage of the aggregate principal balance of the Mortgage Loans having such characteristics relative to the aggregate principal balance of all Mortgage Loans):

                       No more than ____% of the Mortgage Loans will have
              Loan-to-Value Ratios at origination exceeding 80%. Mortgage Loans with Loan-to-Value Ratios at origination exceeding 80% will be covered by policies of primary mortgage guaranty insurance (each, a "Primary Credit Insurance Policy") insuring against default as to the principal amount of the Mortgage Loans exceeding 75% (or a lesser percentage) of the Collateral Values of the Mortgaged Properties at origination and such insurance will be maintained until the Loan-toValue Ratios are reduced to 80% or less. [insert information as to FHA insurance or VA guarantee if applicable.]

                       At least ___% of the Mortgage Loans will be secured by
              detached one-family dwelling units.

                       No more than ___% of the Mortgage Loans will be secured
              by Mortgaged Properties located in ___________ and no more than ______% of the Mortgage Loans will be secured by Mortgaged Properties located in _______. Except as indicated in the preceding sentence, no more than ___% of the Mortgage Loans will be secured by Mortgaged Properties located in any one state.

                       No more than ___% of the Mortgage Loans will be secured
              by Mortgaged Properties located in any one zip code area or housing development, and no more than ___% will be secured by Mortgaged Properties located in any one zip code area or housing development in California.

                       No more than _____% of the Mortgage Loans will be secured
              by vacation or second homes. No more than ___% of the Mortgage Loans will be secured by condominium units.


              [The foregoing type of description will be used if precise information on the Mortgage Loans is not available on the date of the Prospectus Supplement; a description similar to the following description will be used if precise information is available.]

              [Set forth below is a description of certain additional characteristics of the Mortgage Loans as of the Cut-off Date:



                                 MORTGAGE RATES


                                                                   Aggregate           Percentage
                                                                   Unpaid              of Aggregate
Mortgage                                           Number of       Principal           Unpaid Principal
Rates                                              Loans           Balance             Balance
--------                                           ---------       ---------           ----------------

                                                                   $                             %



                                                   -----           -------             ------------

      Total                                                        $                          100%
                                                   =============   =============       ============



As of the Cut-off Date, the weighted average Mortgage Rate was _____% per annum.

                                        REMAINING TERMS TO STATED MATURITY

                                                                        Aggregate            Percentage
Remaining Terms to                                                      Unpaid               of Aggregate
Stated Maturity                                    Number of            Principal            Unpaid Principal
(in Months)                                        Loans                Balance              Balance
---------------                                    ---------            ---------            ----------------
                                                                        $                                   %



                                                   ---------            ---------               ---------------

      Total......................................                       $                                100%
                                                   =============        =============           ===============



As of the Cut-off Date, the weighted average remaining term to stated maturity was approximately _______ months.



                                           ORIGINAL LOAN-TO-VALUE RATIOS

                                                                        Aggregate            Percentage
                                                                        Unpaid               of Aggregate
                                                   Number of            Principal            Unpaid Principal
Original Loan-To-Value Ratios                      Loans                Balance              Balance
-----------------------------                      -----------          ----------           -------
Up to 70.00%.....................................                       $                                  %
70.01% - 80.00%..................................
80.01% - 90.00% .................................  _________            _________               ____________
More than 90.00%.................................  _________            _________               ____________
         Total...................................                       $                               100%
                                                   =============        =============           ===============


As of the Cut-off Date, the weighted average loan-to-value ratio at origination of the Mortgage Loans was ______% per annum.

                                               ORIGINAL LOAN AMOUNTS

                                                                        Aggregate            Percentage
                                                                        Unpaid               of Aggregate
                                                   Number of            Principal            Unpaid Principal
Original Loan Amounts                              Loans                Balance              Balance
---------------------                              -----------          ----------           ----------------

Up to $50,000.00.................................                       $                                 %
$ 50,000 - $ 99,999.99...........................
$100,000 - $149,999.99...........................
$150,000 - $199,999.99...........................
$200,000 - $249,999.99...........................
$250,000 - $299,999.99...........................
$300,000 - $349,999.99...........................
$350,000 - $399,999.99...........................
$400,000 - $449,999.99...........................
$450,000 - $500,000..............................  _________            _________               ____________
         Total...................................                       $                              100%
                                                   =============        =============           ===============


As of the Cut-off Date, the average unpaid balance of the Mortgage Loans was $___________ and the unpaid principal balances of the largest and smallest Mortgage Loans were $____________ and $____________, respectively.


                                                  TYPES OF LOANS

                                                                          Aggregate           Percentage
                                                                          Unpaid              of Aggregate
                                                    Number of             Principal           Unpaid Principal
Types                                               Loans                  Balance                 Balance
-----                                               ---------             ---------           ----------------

Conventional Loans secured by:
   One-family detached...........................                         $                                 %
   Low-rise condominiums/2 family................
   High-rise condominiums/3-4 family.............    _________            _________              ____________
         Total...................................                         $                              100%
                                                     =============        =============          ===============

                                      YEARS OF ORIGINATION OF MORTGAGE LOANS

                                                                        Aggregate            Percentage
                                                                        Unpaid               of Aggregate
Years of                                           Number of            Principal            Unpaid Principal
Origination                                        Loans                Balance              Balance
-----------                                        ---------            ---------            ----------------

   199_  ........................................                        $                                   %
   199_  ........................................
   199_  ........................................
   199_  ........................................
   199_  ........................................    _________           _____________           ______________
         Total...................................                        $                                100%
                                                     =============       =============           ==============



                                         OCCUPANTS OF MORTGAGED PROPERTIES

                                                                        Aggregate            Percentage
                                                                        Unpaid               of Aggregate
                                                   Number of            Principal            Unpaid Principal
                                                   Loans                Balance              Balance
                                                   ---------            ---------            ----------------

Owner
   Primary residence ............................                       $                                   %
   Vacation/second home .........................
   Non-owner occupied investment
    property.....................................  ___________          ____________             _____________
        Total....................................                       $                                100%
                                                   =============        =============            ==============

                                 GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                        Aggregate            Percentage
                                                                        Unpaid               of Aggregate
                                                   Number of            Principal            Unpaid Principal
States                                               Loans               Balance             Balance
------                                             ---------            ---------            ----------------

                                                                        $                                    %
                                                   ___________          ____________             ______________
        Total....................................                       $                                 100%
                                                   =============        =============            ===============


         [The foregoing information will be modified to the extent necessary to describe different types of mortgage loans].

                             ADDITIONAL INFORMATION

         The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

         A report on Form 8-K containing a detailed description of the Mortgage Loans will be available to purchasers of the Certificates at or before initial issuance and will be filed with the Securities and Exchange Commission within fifteen days after such initial issuance. The report on Form 8-K will specify the precise aggregate principal balance of the Mortgage Loans outstanding as of the Cut-off Date and will set forth on a precise basis the other information presented in this Prospectus Supplement on an approximate basis.


                         DESCRIPTION OF THE CERTIFICATES

         The Series 199__-__ Certificates will consist of a single class of Senior Certificates (the "Class A Certificates") and [a single class] [two classes] of Subordinate Certificates (the "Class B[-1" and "Class B-2]" Certificates). The Class A Certificates have an initial Certificate Principal Balance of $_______________ (approximate), evidencing approximately ____% (the "Senior Percentage") of the aggregate principal balance of the Mortgage Loans in the Trust Fund as of the Cut-off Date. The Class B[-1] Certificates have an initial Certificate Principal Balance of $______________ evidencing ___% (the "Subordinate Percentage") of the aggregate principal balance of the Mortgage Loans in the Trust Fund as of the Cut-off Date. [The Class B-2 Certificates, which have no Certificate Principal Balance and no Pass-Through Rate, represent the right to receive the balance of the Trust Fund after retirement of the Senior Certificates and the Class B-1 Certificates, as described herein.] The Class B[-1 and Class B-2] Certificates are not being offered hereby, and may be sold at any time to one or more institutional investors in accordance with the terms of the Agreement.

GENERAL

         The Class A Certificates will evidence beneficial ownership of the Senior Percentage of the Mortgage Loans and the other assets included in the Trust Fund, and will be entitled to receive distributions equal to the entire Senior Distribution Amount. The Subordinate Percentage in the Trust Fund will be evidenced by Class B Certificates, which will be subordinate to the Class A Certificates to the extent of the Available Subordination Amount. The Class B Certificates are not being offered hereby. The Class A Certificates will be offered in registered form, in minimum denominations of approximately $__________ and integral multiples thereof.

         On each Distribution Date, to the extent of available funds and subject to the limits of the subordination provisions described below, the holders of Class A Certificates will be entitled to receive an amount equal to the Senior Percentage times the sum of (i) all scheduled payments on the Mortgage Loans, with interest at the Net Mortgage Rate, due during the related Due Period whether or not received, (ii) all mortgagor prepayments received during the preceding calendar month, and (ii) the unpaid principal balance of each defaulted Mortgage Loan finally liquidated during the preceding calendar month.

         The Certificates will be issued in fully registered form only. The Class A Certificates will be transferable and exchangeable at the corporate trust office of the Trustee at its Corporate Trust Department. No service charge will be made for any registration of exchange or transfer of Class A Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

         Distributions of principal and interest on the Certificates will be made on each Distribution Date beginning __________, to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which payment is made (the "Record Date"). Distributions will be made by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register, except that the final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the final distribution notice to Certificateholders.

SUBORDINATE CERTIFICATES AND RESERVE FUND

         The Class B Certificates are Subordinate Certificates, and the rights of the holders thereof to receive distributions on the Mortgage Loans will be subordinate to the rights of the holders of the Class A Certificates to the extent of the Available Subordination Amount. This subordination is intended to enhance the likelihood of regular receipt in full by the Class A Certificateholders of the Senior Distribution Amount and to protect them against losses. The Maximum Subordination Amount initially will equal approximately $__________ (__% of aggregate principal balance of the Mortgage Loans as of the Cut-off Date). Commencing __________, 19__, the Maximum Subordination Amount will gradually decline annually in accordance with a schedule set forth in the Agreement, and on __________, 19__ and each ____________ thereafter will be reduced to equal the greater of ___% of the aggregate principal balance of the Mortgage Loans then outstanding or the sum of the principal balances of the three largest Mortgage Loans outstanding. The Available Subordination Amount as of any Distribution Date is equal to the Maximum Subordination Amount less the Cumulative Subordination Payments as of the preceding Distribution Date. As of any Distribution Date, Cumulative Subordination Payments will equal (i) the total of all amounts distributed to the Class A Certificateholders over the term of the Agreement, minus (ii) the Senior Percentage times the sum of all Available Distribution Amounts for all Distribution Dates up to and including such Distribution Date plus all Late Collections (all amounts received which represent late payments or collections of scheduled payments which were delinquent) previously applied to reimburse Advances made by the Master Servicer, minus (iii) the total amount of unreimbursed Advances then outstanding.

         The protection afforded to the Class A Certificateholders from the subordination provisions will be effected both by the preferential right (limited to the Available Subordination Amount) of the Class A Certificateholders to receive current distributions from the Mortgage Pool equal to the Senior Distribution Amount and by the establishment of a reserve fund (the "Reserve Fund"). [The Reserve Fund is not part of the Trust Fund.] The Reserve Fund will be established with an initial cash deposit by the Master Servicer of $__________ (the "Initial Deposit") and will be augmented by the retention of distributions of principal and interest otherwise payable to the Class B Certificateholders until the Reserve Fund reaches the required balance (the "Specified Reserve Fund Balance"). Thereafter, distributions of principal otherwise payable to the Class B Certificateholders will be retained to the extent necessary to maintain the Reserve Fund at the Specified Reserve Fund Balance.

         As of any Distribution Date until __________ 1, 19__, the Specified Reserve Fund Balance will be the sum of (i) the Initial Deposit and (ii) the greater of (x) ___% of the aggregate principal balance of the Mortgage Loans on the Cut-off Date and (y) the Available Subordination Amount as of the related Determination Date less the outstanding principal balance of the Mortgage Loans represented by the Class B Certificates as of the related Determination Date. As of each Distribution Date following __________ 1, 19__, the Specified Reserve Fund Balance will be the sum of (i) the Initial Deposit and (ii) the greater of
(x) ___% of the aggregate principal balance of the Mortgage Loans as of the related Determination Date and (y) the Available Subordination Amount as of the related Determination Date less the outstanding principal balance represented by the Class B Certificates as of the related Determination Date. However, the amount determined pursuant to each clause (ii) above will not be less than the lesser of (a) the sum of the outstanding principal balances of the three largest Mortgage Loans as of the related Determination Date and (b) the Available Subordination Amount. See "Subordination" in the Prospectus.

         The subordination provisions and the Reserve Fund are intended to enhance the likelihood of timely payment of principal and interest and to protect the Class A Certificateholders against losses; however, in certain circumstances the Reserve Fund could be depleted and shortfalls could result. If on any Distribution Date the aggregate amount of collections on the Mortgage Loans, Advances by the Master Servicer (as described below), and amounts available in the Reserve Fund do not provide sufficient funds to make full distributions to the Class A Certificateholders, the amount of the shortfalls, plus interest thereon at the applicable Pass-Through Rate, will be added to the amount the Class A Certificateholders are entitled to receive on the next Distribution Date. In the event the Reserve Fund is depleted before the Available Subordination Amount is reduced to zero, the Class A Certificateholders will nevertheless have a preferential right to receive current distributions from the Mortgage Pool, limited by the then Available Subordination Amount. The Class A Certificateholders will bear their proportionate share of any losses realized on the Mortgage Loans following the depletion of the Reserve Fund and the reduction of the Available Subordination Amount to zero. The Class A Certificateholders will bear their proportionate share of any losses realized on the Mortgage Loans in excess of the Available Subordination Amount.


                    YIELD ON THE CERTIFICATES AND PREPAYMENTS
                              OF THE MORTGAGE LOANS

DELAY IN PAYMENT OF INTEREST

         The effective yield to the holders of the Certificates will be lower than the yield otherwise produced by the Pass-Through Rate and purchase price because monthly interest will not be payable to such holders until the 25th day (or if such day is not a business day, then on the next succeeding business day) of the month following the month of accrual (without any additional distribution of interest or earnings thereon in respect of such delay). See "Yield Considerations" and "Description of the Certificates - Retained Interest, Servicing Compensation and Payment of Expenses" in the Prospectus.

PREPAYMENT CONSIDERATIONS AND RISKS

         The rate of principal payments on the Senior Certificates, the aggregate amount of distributions on the Senior Certificates and the yield to maturity of the Senior Certificates will be directly related to the rate of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments thereon (including for this purpose payments resulting from refinancings, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the Unaffiliated Seller, the Master Servicer and Depositor). The Mortgage Loans may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty. Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to Certificateholders of amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. See "Maturity and Prepayment Considerations" in the Prospectus. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of factors (as described more fully herein and in the Prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations"), no assurance can be given as to such rate or the rate of principal prepayments.

         In general, if prevailing mortgage rates fell significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. The rate of payments (including prepayments) on pools of mortgage loans is also influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. Accordingly, there can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of the Certificates. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.

         The Mortgage Loans are subject to assumption under circumstances described under "Description of the Certificates - Collection and Other Servicing Procedures" and "Certain Legal Aspects of Residential Loans - Enforceability of Certain Provisions; Prepayment Charges and Prepayments" in the Prospectus. The extent to which the Mortgage Loans are assumed by purchasers of the Mortgaged Properties rather than prepaid by the related mortgagors in connection with the sales of the Mortgage Properties will affect the weighted average life of the Senior Certificates. See "Maturity and Prepayment Considerations" in the Prospectus.

         Since the rate of principal payments (including prepayments) on the Mortgage Loans will significantly affect the yield to maturity on the Certificates, prospective investors are urged to consult their investment advisors as to both the rate of future principal payments (including prepayments) on the Mortgage Loans and the suitability of the Certificates to their investment objectives.


                         POOLING AND SERVICING AGREEMENT

GENERAL

         The Certificates offered hereby will be issued pursuant to a Pooling and Servicing Agreement (the "Agreement") to be dated as of _____________ 1, 199__, among the Depositor, the Master Servicer and the Trustee, a form of which is filed as an exhibit to the Registration Statement. Reference is made to the Prospectus for important information additional to that set forth herein regarding the terms and conditions of the Agreement and the Certificates. [The Trustee will appoint ___________________ (the "Custodian"), to serve as Custodian in connection with the Certificates.] The Certificates will be transferable and exchangeable at the corporate trust office of _________________________________________, located in
________________________________, which will serve as Certificate Registrar.
____________________ [__________ will act as paying agent and authenticating agent.] No service charge will be made for any transfer or exchange of Certificates but the [Trustee] [Certificate Registrar] may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with the transfer or exchange of Certificates. The Depositor will provide to a prospective or actual Certificateholder without charge, on written request, a copy (without exhibits) of the Agreement. Requests should be addressed to PaineWebber Mortgage Acceptance Corporation IV, 1285 Avenue of the Americas, New York, New York 10019, Attention: ________________.

THE MASTER SERVICER

         _____________________________, a _____________________ (the "Master
Servicer"), will act as Master Servicer for the 199__-___ Certificates pursuant to the Agreement. The Master Servicer's principal executive offices are located at _________ ___________________________, and its telephone number is ________
___________. [Describe other locations and general operations of the Master Servicer.]

         The following table summarizes the foreclosure experience on conventional residential first trust deeds or mortgage loans serviced by the Master Servicer during the periods indicated:




                                                                        Year Ended December 31,
                                        ----------------------------------------------------------------------------------------
                                                 199__                  199__                 199__                199__
                                        ----------------------------------------------------------------------------------------

                                                                     (Dollar Amounts in Thousands)

Principal Balance
   (end of period).....................   $___________________   $__________________   $__________________   $_________________
Total Number of Loans..................   ____________________   ___________________   ___________________   __________________
Total Number of
   Foreclosures........................   ____________________   ___________________   ___________________   __________________
Percent Foreclosed
   by Number of Loans..................   ___________________%   __________________%   __________________%   ________________%



he following table summarizes the delinquency experience on conventional residential first trust deeds or mortgage loans serviced by the Master Servicer during the periods indicated:

                                                                        Year Ended December 31,
                                        ----------------------------------------------------------------------------------------
                                                 199__                  199__                 199__                199__
                                        ----------------------------------------------------------------------------------------

                                                                     (Dollar Amounts in Thousands)

Period of Delinquency:
 30-59 days                               $                      $                     $                     $
  Principal Balance
  Number of Loans
  Percent of Delinquent by
    Number of Loans                                          %                     %                     %                   %

Period of Delinquency:
 60-89 days                               $                      $                     $                     $
  Principal Balance
  Number of Loans
  Percent of Delinquent by
    Number of Loans                                          %                     %                     %                   %

Period of Delinquency:
 90 days or more                          $                      $                     $                     $
  Principal Balance
  Number of Loans
  Percent of Delinquent by
    Number of Loans                                          %                     %                     %                   %

In foreclosure
Principal Balance                         $                      $                     $                     $
Number of Loans
Percent Delinquent by
 Number of Loans
                                                             %                     %                     %                   %

Total Delinquent and in
 Foreclosure                              $                      $                     $                     $
Principal Balance
Number of Loans
Percent Delinquent by
Number of Loans                                              %                     %                     %                   %





         While the above foreclosure and delinquency experience is typical of the Master Servicer's recent experience, there can be no assurance that the future experience on the Mortgage Loans will be the same. In addition, the foregoing is based on all of the conventional loans in the Master Servicer's servicing portfolio. The Mortgage Loans may be more recently originated than and may have certain other characteristics unlike the majority of the loans in the Master Servicer's conventional servicing portfolio.

THE TRUSTEE

         ______________________________________________________________________,
a ___________________________________ (the "Trustee"), will act as Trustee for the Series 199__-____ Certificates pursuant to the Agreement. The Trustee's principal executive offices are located at _________________, and its telephone number is _____________.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The principal compensation to be paid to the Master Servicer in respect of its master servicing activities for the Certificates will be equal to the product of the Servicing Fee Rate times the Scheduled Principal Balance of each Mortgage Loan in the Mortgage Pool. As to any Mortgage Loan, the Servicing Fee Rate is equal to ___% per annum. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Pool and incurred by the Master Servicer in connection with its responsibilities under the Agreement, including compensation of any Sub-Servicers. The Master Servicer is also obligated to include in each distribution on the Certificates that portion of its servicing compensation equal to interest at the Net Mortgage Rate on the balance of any Mortgage Loan as to which a prepayment or liquidation occurs, such interest commencing on the date of the prepayment or liquidation and ending on the due date of the Mortgage Loan immediately following the date of the prepayment or liquidation. See "Description of the Certificates - Retained Interest, Servicing Compensation and Payment of Expenses" in the Prospectus for information regarding other possible compensation to the Master Servicer and for information regarding expenses payable by the Master Servicer.

VOTING RIGHTS

         At all times, [__]% of all Voting Rights will be allocated among all holders of the [Senior] Certificates [and the Class B-1 Certificates] in proportion to the then outstanding Certificate Principal Balances of their respective Certificates[, and [__]% of all Voting Rights will be allocated among holders of the Class B-2 Certificates in proportion to the percentage interests evidenced by their respective Certificates].

TERMINATION

         The circumstances under which the obligations created by the Agreement will terminate in respect of a series of Certificates are described in "Description of the Certificates - Termination" in the Prospectus. The [Depositor] [Master Servicer] will have the right to repurchase all remaining Mortgage Loans in the Mortgage Pool and thereby effect early retirement of the Certificates, subject to the aggregate principal balance of the Mortgage Loans at the time of repurchase being less than ___% of the aggregate principal balance of such Mortgage Loans as of the Cut-off Date. In the event the [Depositor] [Master Servicer] exercises such option, the purchase price distributed with respect to each Senior Certificate will be 100% of its then outstanding Certificate Principal Balance plus interest thereon at the Pass-Through Rate. In no event will the trust created by the Agreement for a series of Certificates continue beyond the expiration of 21 years from the death of the survivor of the person or persons named in the Agreement.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Upon the issuance of the Offered Certificates, Thacher Proffitt & Wood, counsel to the Depositor, will deliver the following opinion: [Assuming compliance with the provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will qualify as a "real estate mortgage investment conduit" (a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Internal Revenue Code of 1986 (the "Code"), and (i) the Class A, Class B and Class C Certificates will evidence "regular interests" in such REMIC and (ii) the Class R Certificates will be the sole class of "residual interests" in such REMIC, each within the meaning of the REMIC Provisions in effect on the date hereof.] [Assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will be classified as a grantor trust under Subpart E, part I of subchapter J of the Code, and not as an association taxable as a corporation or as a partnership.]

         The __________ Certificates [may] [will] [will not] be treated as having been issued with original issue discount for Federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of [original issue discount,] market discount and premium, if any, for Federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to [a CPR of __%]. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences-REMICs-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount" in the Prospectus.

         The ___________________ Certificates may be treated for Federal income tax purposes as having been issued at a premium. Whether any holder of [either] such Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of [each] such Class of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Federal Income Tax Consequences-REMICs-Taxation of Owners of REMIC Regular Certificates-Premium" in the Prospectus.

         The Offered Certificates will be treated as "qualifying real property loans" within the meaning of Section 593(d) of the Code, assets described in
Section 7701(a)(19)(C) of the Code
and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code. Moreover, the Offered Certificates will be "qualified mortgages" within the meaning of Section 860(A)(3) of the Code. See "Certain Federal Income Tax Consequences-REMICs-Characterization of Investments in REMIC Certificates" in the Prospectus.

         ________________________, a _______________, will act as REMIC
Administrator for the Trust Fund. [The Master Servicer will be responsible for the fees and normal disbursements of the REMIC Administrator.] See "Certain Federal Income Tax Consequences-REMICs-Reporting and Other Administrative Matters" and "The Pooling and Servicing Agreements-Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor", "-Events of Default" and "-Rights Upon Event of Default" in the Prospectus.

         For further information regarding the Federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences-REMICs" in the Prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO REMIC RESIDUAL CERTIFICATES

         The IRS has issued REMIC Regulations that significantly affect holders of REMIC Residual Certificates. The REMIC Regulations impose restrictions on the transfer or acquisition of certain residual interests, including the Class R Certificates. In addition, the REMIC Regulations provide special rules applicable to: (i) thrift institutions holding residual interests having "significant value" and (ii) the transfer of "noneconomic" residual interests to United States persons. Pursuant to the Pooling and Servicing Agreement, the Class R Certificates may not be transferred to non-United States persons. See "Certain Federal Income Tax Consequences--REMICS--Taxation of Owners of REMIC Residual Certificates" in the Prospectus.

         The REMIC Regulations provide for the determination of whether a residual interest has "significant value" for purposes of applying the rules relating to "excess inclusions" with respect to residual interests. Based on the REMIC Regulations, the Class R Certificates do not have significant value and, accordingly, thrift institutions and their affiliates will be prevented from using their unrelated losses or loss carryovers to offset any excess inclusions with respect to the Class R Certificates, which will be in an amount equal to all or virtually all of the taxable income includable by holders of the Class R Certificates. See "Certain Federal Income Tax Consequences-REMICs-Taxation of Owners of REMIC Residual Certificates-Excess Inclusions" in the Prospectus.

         The REMIC Regulations also provide that a transfer to a United States person of "noneconomic" residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of "noneconomic" residual interests will continue to remain liable for any taxes due with respect to the income on such residual interests, if "a significant purpose of the transfer was to impede the assessment or collection of tax." Based on the REMIC Regulations, the Class R Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC Regulations and, accordingly, if a significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Class R Certificates may be disregarded and purported transferors may remain liable for any taxes due with respect to the income on the Class R Certificates. All transfers of the Class R Certificates will be subject to certain restrictions under the terms of the Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded to the extent that the Class R Certificates constitute noneconomic residual interests. See "Certain Federal Income Tax Consequences-REMICs-Taxation of Owners of REMIC Residual Certificates-Noneconomic REMIC Residual Certificates" in the Prospectus.

         The Class R Certificateholders may be required to report an amount of taxable income with respect to the earlier accrual periods of the term of the Trust Fund that significantly exceeds the amount of cash distributions received by such Certificateholders from the Trust Fund with respect to such periods. Furthermore, the tax on such income may exceed the cash distributions with respect to such periods. Consequently, Class R Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the Trust Fund's term as a result of their ownership of the Class R Certificates. In addition, the required inclusion of this amount of taxable income during the Trust Fund's earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Class R Certificate (or possibly later under the "wash sale" rules of Section 1091 of the Code) may cause the Class R Certificateholders' after-tax rate of return to be zero or negative even if the Class R Certificateholders' pre-tax rate of return is positive. That is, on a present value basis, the Class R Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on the Class R Certificates over their life.

         Potential investors in Class R Certificates should be aware that under the Pooling and Servicing Agreement, the holder of the largest Percentage Interest in the Class R Certificates shall, by its acceptance of such Certificates, agree to irrevocably appoint the Master Servicer as its agent to perform all of the duties of the tax matters person for the REMIC.

         Purchasers of the Class R Certificates are strongly advised to consult their tax advisors as to the economic and tax consequences of investment in such Certificates.

         For further information regarding the federal income tax consequences of investing in the Class R Certificates, see "Yield and Maturity
Considerations-Additional Yield Considerations Applicable Solely to the Class R Certificates" herein and "Certain Federal Income Tax
Consequences-REMICs-Taxation of Owners of REMIC Residual Certificates" in the Prospectus.

                              PLAN OF DISTRIBUTION

         [Subject to the terms and conditions set forth in the Underwriting Agreement dated ____________, 199__ (the "Underwriting Agreement"), the Depositor has agreed to sell and PaineWebber Incorporated (the "Underwriter") has agreed to purchase the Senior Certificates. The Underwriter is obligated to purchase all Senior Certificates offered hereby if any are purchased.]

         [The Depositor has been advised by the Underwriter that it proposes initially to offer all of the Senior Certificates to the public at the public offering prices set forth on the cover page of this Prospectus Supplement and to certain dealers at such prices less a concession not in excess of ___% of the initial Certificate Principal Balance of the Senior Certificates. The Underwriter may allow and such dealers may reallow concessions not in excess of ___% of the initial aggregate Certificate Principal Balance of the Senior Certificates. After the initial public offering, the public offering price and such concessions may be changed.]

         [Distribution of the Senior Certificates will be made [by _________] from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Senior Certificates will be _____% of the aggregate of the Certificate Principal Balances initially represented by the Senior Certificates, plus accrued interest at the Pass-Through Rate from the Cut-off Date but before deducting expenses payable by the Depositor. In connection with the purchase and sale of the Senior Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.]

         The Underwriting Agreement provides that the Depositor and its parent corporation will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments the Underwriter may be required to make in respect thereof.

         There can be no assurance that a secondary market for the Certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Certificates will be the monthly statements discussed in the Prospectus under "Description of the Certificates -- Statements to Certificateholders," which will include information as to the outstanding principal balance of the Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Certificates may adversely affect the liquidity of the Certificates, even if a secondary market for the Certificates become available.

                                  LEGAL MATTERS

         Certain legal matters relating to the Certificates will be passed upon for the Depositor and for the Underwriter by Thacher Proffitt & Wood, New York, New York.

                                     RATING

         [It is a condition to issuance that the Senior Certificates offered hereby be rated in the second highest rating category by a nationally recognized statistical rating organization as the Depositor may designate.] [rating agency language] See "Yield on the Certificates and Prepayments of the Mortgage Loans" herein.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                  SUBJECT TO COMPLETION, DATED NOVEMBER __, 1996


PROSPECTUS SUPPLEMENT                                                [Version 4]
(To Prospectus dated ____________, 199__)

$___________________ (Approximate)

Mortgage Asset-Backed Certificates, Series 199__-__

PaineWebber Mortgage Acceptance Corporation IV
Depositor

------------------------------------------------
Master Servicer

Class A-1:        $__________ initial Certificate Principal Balance
                  (approximate), ____% Certificate Interest Rate

Class A-2:        $__________ initial Certificate Principal Balance
                  (approximate), ____% Certificate Interest Rate

Class A-3:        $__________ initial Certificate Principal Balance
                  (approximate), ____% Certificate Interest Rate

Class A-4:        $__________ initial Certificate Principal Balance
                  (approximate), ____% Certificate Interest Rate

The Series 199__-__ Certificates will consist of four classes of Senior Certificates and two classes of Subordinate Certificates. The Senior Certificates will consist of Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates, the latter of which is a class of Accrual Certificates. The Subordinate Certificates will consist of Class B-1 and Class B-2 Certificates. Only the Senior Certificates are offered hereby.

Interest on the Senior Certificates will be distributed, to the extent of available funds, [quarterly on each ____________ 25, ____________25,
_______________25 and ____________ 25,] or, if any such day is not a business day, then on the next succeeding business day, beginning in ____________, 199__ (each, a "Distribution Date"), in an amount equal to the interest accrued during the period since the immediately preceding Distribution Date (the "Interest Accrual Period"). [Quarterly] distributions of interest on the Class A-4 Certificates will commence only upon the retirement of the Class A-1, Class A-2 and Class A-3 Certificates. Prior to that time interest will accrue on the Class A-4 Certificates and the amount so accrued during each Interest Accrual Period will be added to the Certificate Principal Balance thereof on the following Distribution Date.

Distributions in respect of principal on the Senior Certificates will be made on each Distribution Date in the order of their respective Final Scheduled Distribution Dates, so that no payment of principal will be made with respect to any class of Senior Certificates until all classes of Senior

Certificates having an earlier Final Scheduled Distribution Date have been retired. Principal payments on the Certificates of a particular class will be made on a pro rata basis among the Certificates of that class.

Certain unscheduled distributions (each, a "Special Distribution") shall be made solely to Senior Certificateholders as provided herein on the 25th day of any calendar month in which no Distribution Date occurs, or if such day is not a business day, then on the next succeeding business day (each, a "Special Distribution Date"), in the event that the Master Servicer projects that the amount which will be on deposit in the Certificate Account and which would be available for distribution in the succeeding calendar month would be insufficient to pay Senior Certificateholders the optimal amount of principal and interest to which they will be entitled as of such future date.

The Series 199__-___ Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a segregated pool of conventional one- to four-family 30-year, fixed interest rate first mortgage loans (the "Mortgage Loans"), having an aggregate principal balance as of _______________, 199_ of approximately $_______________ and an aggregate Cash Flow Value (as defined herein) as of such date of approximately $_____________ (subject in each case to a permitted variance as described herein under "Additional Information"), to be acquired by PaineWebber Mortgage Acceptance Corporation IV (the "Depositor"), together with other assets described herein.

Except under certain circumstances described herein, losses realized on the Mortgage Loans will be allocated first to the Class B-1 Certificates. As further described herein, until ___________, _____, or on any Distribution Date thereafter on which the Senior Percentage (as described herein) is greater than the initial Senior Percentage, the Cash Flow Value decline resulting from all mortgagor prepayments on the Mortgage Loans will be distributed solely to holders of the Senior Certificates in the sequential order described above.

The yield to maturity on the Certificates will be affected by the rate of principal payments (including prepayments) on the Mortgage Loans. [The Mortgage Loans may be prepaid at any time without penalty]. See "Yield on the Certificates and Prepayments of the Mortgage Loans" herein.

There is currently no secondary market for the Certificates offered hereby and there can be no assurance that a secondary market for the Certificates will develop. PaineWebber Incorporated expects to establish a market in the Certificates offered hereby, but is not obligated to do so. There is no assurance that any such market, if established, will continue.

PROSPECTIVE INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE S-____ OF THIS PROSPECTUS SUPPLEMENT AND PAGE ____ OF THE ACCOMPANYING PROSPECTUS.

An election will be made to treat the Trust Fund as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. As described more fully herein and in the Prospectus, the Senior Certificates and Class B-1 Certificates will constitute the "regular interests" in the REMIC. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS SET FORTH HEREIN. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

================================================================================================================================
                                   Final Scheduled                                   Underwriting           Proceeds to the
                                  Distribution Date         Price to Public          Discounts and         Depositor (2)(3)
                                         (1)                      (2)                 Commissions
--------------------------------------------------------------------------------------------------------------------------------
Class A-1 ...................                                   ______%                 ______%                 ______%
--------------------------------------------------------------------------------------------------------------------------------
Class A-2 ...................                                   ______%                 ______%                 ______%
--------------------------------------------------------------------------------------------------------------------------------
Class A-3 ...................                                   ______%                 ______%                 ______%
--------------------------------------------------------------------------------------------------------------------------------
Class A-4 ...................                                   ______%                 ______%                 ______%
--------------------------------------------------------------------------------------------------------------------------------

Total .......................                                 $_________              $_________              $_________
================================================================================================================================



(1) Determined on the assumption that there are no prepayments on the Mortgage Loans and on the other assumptions herein.
(2)      Plus accrued interest from ________ 1, 199__.
(3) Before deducting expenses payable by the Depositor estimated to be $___________.

The Senior Certificates offered hereby [are] [will be purchased by PaineWebber Incorporated (the "Underwriter") from the Depositor and will be] offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Senior Certificates offered hereby will be made at the office of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York, 10019 [or through the facilities of The Depository Trust Company] on or about ___________________, 199__.

                           --------------------------



____________, 199__

The Senior Certificates offered by this Prospectus Supplement will be part of a separate series of Certificates being offered by the Depositor pursuant to its Prospectus dated ___________,

199__, of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----


SUMMARY OF PROSPECTUS SUPPLEMENT.............................................S-7
RISK FACTORS................................................................S-20
THE MORTGAGE POOL...........................................................S-20
ADDITIONAL INFORMATION......................................................S-25
DESCRIPTION OF THE CERTIFICATES.............................................S-26
         Interest on the Senior Certificates................................S-26
         Principal of the Senior Certificates...............................S-27
         Cash Flow Value....................................................S-28
         Distributions......................................................S-29
         Special Distributions..............................................S-30
         Advances...........................................................S-31
         Allocation of Losses; Subordination................................S-32
         Example of Distributions...........................................S-32
YIELD ON THE CERTIFICATES AND PREPAYMENTS
OF THE MORTGAGE LOANS.......................................................S-35
         Delay in Payment of Interest.......................................S-35
         Prepayment Considerations and Weighted Average Life................S-35
POOLING AND SERVICING AGREEMENT.............................................S-39
         General............................................................S-39
         The Master Servicer................................................S-39
         The Trustee........................................................S-42
         Servicing and Other Compensation and Payment of Expenses...........S-42
         Voting Rights......................................................S-42
         Termination........................................................S-42
CERTAIN FEDERAL INCOME TAX CONSEQUENCES.....................................S-43
PLAN OF DISTRIBUTION........................................................S-43
LEGAL MATTERS...............................................................S-44
RATING......................................................................S-44


Until _______________, all dealers effecting transactions in the Senior Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and the Prospectus to which it relates. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SENIOR CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Prospectus. An Index of Significant Definitions is included at the end of the Prospectus.


Title of Series.....................  Asset-Backed Certificates, Series 199__-__
                                      (the "Certificates").

Senior Certificates.................  Class A-1, Class A-2, Class A-3 and Class
                                      A-4 Certificates, having the aggregate
                                      initial Certificate Principal Balances and
                                      Certificate Interest Rates respectively
                                      set forth on the cover page hereof, and
                                      constituting "Senior Certificates" as
                                      described in the Prospectus. The Senior
                                      Certificates collectively will have an
                                      initial Certificate Principal Balance
                                      equal to ____% (the initial "Senior
                                      Percentage") of the aggregate Cash Flow
                                      Value of the Mortgage Loans as of ________
                                      1, 199__ (the "Cut-off Date").

Subordinate Certificates............  As to Class B-1, $______________ initial
                                      Certifi- cate Principal Balance
                                      (approximate), ____% Certificate Interest
                                      Rate, evidencing approximately ____% of
                                      the aggregate Cash Flow Value of the
                                      Mortgage Loans as of the Cut-off Date. The
                                      Class B-2 Certificates, which have no
                                      Certificate Principal Balance and no
                                      Certificate Interest Rate, represent the right to receive [(i) on any Distribution Date, the excess, if any, of the amount of funds available for distribution on such Distribution Date over the optimal amounts of principal and interest payable to the Senior Certificateholders and Class B-1 Certificateholders on such Distribution Date and (ii)] the amount, if any, remaining in the Trust Fund after the Senior Certificates and the Class B-1 Certificates have been retired. See "Description of the Certificates - Distributions" herein.

                                      The Subordinate Certificates are not being offered hereby, and may be sold at any time in accordance with the terms of the Pooling and Servicing Agree- ment, dated as of ___________ 1, 199__, pursuant to which the Series 199__-__ Certificates will be issued (the "Agreement").


Depositor...........................  PaineWebber Mortgage Acceptance
                                      Corporation IV, a direct wholly-owned
                                      limited purpose finance subsidiary of
                                      PaineWebber Group Inc. and an affiliate of the Underwriter. See "The Depositor" in the Prospectus.

Trustee.............................  ___________________________________. See
                                      "Pooling and Servicing Agreement - The
                                      Trustee" herein.

Master Servicer.....................  ____________________________. See "Pooling
                                      and Servicing Agreement - The Master
                                      Servicer" herein.

Interest............................  The Senior Certificates will bear interest at the respective Certificate Interest
                                      Rates specified on the cover page hereof.
                                      Accrued Certificate Interest on the Class
                                      A-1, Class A-2 and Class A- 3 Certificates will be paid, to the extent of available funds, [quarterly on each ______ 25, ______ 25, ______ 25 and ______ 25], or if such day is not a business day, the
                                      business day immediately following (each, a "Distribution Date"), commencing ______ 25, 199__, in an amount equal to the interest accrued during the related Interest Accrual Period. Interest on the Class A-4 Certificates will accrue but will not be paid thereon until the Class A-1, Class A-2 and Class A-3 Certificates have been retired. Prior to that time, interest accrued on the Class A-4 Certificates during the preceding Interest Accrual Period will be added to the Certificate Principal Balance thereof on each Distribution Date. Interest accruing on the Certificate Principal Balances of the Class A-1, Class A-2 and Class A- 3 Certificates during any Interest Accrual Period but unpaid on the related Distribution Date shall be due and owing on the subsequent Distribution Date together with interest at the weighted average of the Certificate Interest Rates for the Class A-1, Class A-2 and Class A-3 Certificates. With respect to any Distribution Date, all such unpaid

                                      Accrued Certificate Interest from previous
                                      Distribution Dates, together with
                                      compounded interest thereon, shall
                                      constitute the "Outstanding Senior
                                      Interest Shortfall" for the Distribution
                                      Date.

                                      Shortfalls in collections of one full
                                      month's interest resulting from principal prepayments in full (or other liquidations) on Mortgage Loans will be covered by payments by the Master Servicer, but only to the extent of its servicing compensation for the concurrent period; any such shortfall not so covered will be allocated to reduce the Accrued Certificate Interest on all Certificates as described herein. Shortfalls in collections of interest resulting from delinquencies will be borne by the Subordinate Certificates so long as they remain outstanding. See "Description of the Certificates - Accrued Certificate Interest" herein.

Principal
 (including prepayments)............  The initial aggregate Certificate
                                      Principal Balance of the Certificates
                                      (including the Subordinate Certificates) will equal the aggregate Cash Flow Value of the Mortgage Loans as of the Cut-off Date. See "Description of the Certificates
                                      - Cash Flow Value" herein. Distributions in respect of principal will be made on each Distribution Date, to the extent of available funds, to the holders of Senior Certificates in an aggregate amount equal to (i) the amount of interest, if any, accrued on the Class A-4 Certificates for the related Interest Accrual Period but not then payable thereon, plus (ii) the decline in the aggregate Cash Flow Value of the Mortgage Loans over the related Deposit Period (as defined herein) times the applicable Senior Percentage or, as such decline relates to mortgagor prepayments, the Senior Prepayment Percentage, minus (iii) the principal portion of any Special Distributions since the immediately preceding Distribution Date.

                                      The Senior Prepayment Percentage will
                                      initially be 100%; starting on __________, it will decline gradually in accordance with a schedule until it equals the Senior Percentage, but will be 100% for any Distribution Date on which the Senior

                                      Percentage is less than the initial Senior
                                      Percentage. See "Description of the
                                      Certificates - Principal of the Senior
                                      Certificates" herein.

                                      Distributions in respect of principal of the Senior Certificates will be allocated first to the Class A-1 Certificates, then the Class A-2 Certificates, then the Class A-3 Certificates, and finally the Class A-4 Certificates, in each case until the Certificate Principal Balance of the respective class has been reduced to zero. Based upon the assumptions set forth herein, each class of Senior Certificates is projected to be retired, and the Certificate Principal Balance thereof reduced to zero, not later than its Final Scheduled Distribution Date. See "Description of the Certificates - Cash Flow Value" herein.

                                      The Mortgage Loans shall be divided into Cash Flow Value Groups for purposes of determining Cash Flow Value. The Cash Flow Value of any Cash Flow Value Group is equal to the lesser of (i) the present value of the future scheduled payments thereon, [plus reinvestment income,] discounted [quarterly] at the highest Certificate Interest Rate applicable to any class of [Senior] Certificates then outstanding, and (ii) ___% (the "Maximum Cash Flow Value Percentage") of the aggregate Stated Principal Balance (as defined herein) of the Mortgage Loans comprising such Cash Flow Value Group.

                                      The Cash Flow Value of any Cash Flow Value
                                      Group is based upon the assumption that
                                      all the Mortgage Loans comprising such
                                      Cash Flow Value Group constitute a single, fully-amortizing fixed rate mortgage loan
                                      (a) bearing interest at a fixed rate equal to the highest rate borne by any of the Mortgage Loans comprising such Cash Flow Value Group; (b) having an outstanding principal balance equal to the aggregate of the Stated Principal Balances of all the Mortgage Loans comprising such Cash Flow Value Group; (c) maturing in the month of the scheduled maturity date of the latest maturing Mortgage Loan included in such Cash Flow Value Group; and (d) that provides for fixed, level, monthly payments.

Special Distributions...............  The Senior Certificates will be subject to special distributions on the 25th day of each month (or, if such day is not a business day, on the next succeeding business day) other than a month in which a Distribution Date falls (each such date, a "Special Distribution Date"), under the limited circumstances described herein. See "Description of the Certificates - Special Distributions" herein and in the Prospectus.

Allocation of Losses................  Subject to the limitations described herein, the decline in Cash Flow Value
                                      resulting from losses of principal
                                      realized on the Mortgage Loans will be
                                      allocated to the Subordinate Certificates prior to allocation to the Senior Certificates. See "Description of the Certificates - Allocation of Losses; Subordination" herein.

The Mortgage Pool...................  The Mortgage Pool will consist of
                                      [30-year,] fixed rate, level monthly
                                      payment, fully amortizing Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of approximately $___________ (subject to a permitted variance of plus or minus _____%) and an aggregate Cash Flow Value as of the Cut-off Date of approximately $_________ (subject to a permitted variance of plus or minus ________%). [Include appropriate information, with corresponding changes, for different types of loans.] See "The Mortgage Pool" herein.

Denominations.......................  The Senior Certificates of each class will be offered in registered form, in
                                      denominations evidencing initial
                                      Certificate Principal Balances of $_______ and multiples of $_______ in excess thereof, with one Certificate evidencing an additional amount equal to the remainder of the aggregate initial Certificate Principal Balance of such Class.

Record Date.........................  All distributions will be made by the
                                      [Trustee] [Master Servicer] to the persons in whose names the Certificates are registered at the close of busi-ness on the last business day of the month preceding the month in which the related Distribution Date occurs. See "Description of the Certificates - Distributions" herein.

Advances............................  The Master Servicer will be obligated to make Advances to holders of the
                                      Certificates in respect of delinquent
                                      payments of principal and interest on the Mortgage Loans and in respect of certain amounts representing interest not covered by current net income on Mortgaged Properties acquired on behalf of Certificateholders by foreclosure or deed in lieu of foreclosure. See "Description of the Certificates - Advances" herein and in the Prospectus.

Optional Termination................  At its option, the Master Servicer may repurchase all of the Mortgage Loans in
                                      the Trust Fund and thereby effect early
                                      retirement of the Certificates on any
                                      Distribution Date on which the aggregate
                                      principal balance of the Mortgage Loans
                                      remaining in the Trust Fund is less than
                                      __% of the aggregate principal balance of
                                      the Mortgage Loans as of the Cut-off Date.
                                      See "Pooling and Servicing Agreement -
                                      Termination" herein and "Description of
                                      the Certificates - Termination" in the
                                      Prospectus. Special Prepayment
                                      Considerations............................
                                      The rate of principal payments on the
                                      Senior Certificates collectively will
                                      depend on the rate and timing of principal payments (including prepayments, defaults and liquidations) on the Mortgage Loans. As is the case with mortgage- backed securities generally, the Senior Certificates are subject to substantial inherent cash-flow uncertainties because the Mortgage Loans may be prepaid at any time. Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease, resulting in a reduced return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase, resulting in a greater return of principal to investors at a time when reinvestment at comparable yields may not be possible.

                                      [The multiple class structure of the
                                      Senior Certificates results in the
                                      allocation of prepayments among certain
                                      classes as follows (to be included as
                                      appropriate):]

                                      [Sequentially paying classes: (All)
                                      classes of the Senior Certificates are
                                      subject to various priorities for payment of principal as described herein. Distributions on classes having an earlier priority of payment will be immediately affected by the prepayment speed of the Mortgage Loans early in the life of the Mortgage Pool. Distributions on classes with a later priority of payment will not be directly affected by the prepayment until such time as principal is distributable on such classes; however, the timing of commencement of principal distributions and the weighted average lives of such classes will be affected by the prepayment speed experienced both before and after the commencement of principal distributions on such classes.]

                                      [PAC Certificates: Principal distributions on the PAC Certificates will be payable in amounts determined based on schedules as described herein, provided that the prepayment speed of the Mortgage Loans each month remains between approximately ____% SPA and ____% SPA. However, as discussed herein, actual principal distributions may be greater or less than the described amounts. If the prepayment speed of the Mortgage Loans is consistently higher than ____% of SPA, then the Companion Certificates will be retired, and the rate of principal distributions and the weighted average lives of the remaining PAC Certificates will become significantly more sensitive to changes in the prepayment speed of the Mortgage Loans and principal distributions thereon will be more likely to deviate from the described amounts.]

                                      [TAC Certificates: Principal distributions on the TAC Certificates would be payable in amounts determined based on schedules as described herein, if the prepayment speed of the Mortgage Loans were to remain at a constant level of approximately % SPA. However, as --------- discussed herein, actual principal distributions are likely to deviate from the described amounts, because it is highly unlikely that the actual prepayment speed of the Mortgage Loans each month will remain at % SPA. If the -------- Companion Certificates are retired before all of the TAC Certificates are retired, the rate of principal distributions and the weighted average lives of the remaining TAC Certificates will become significantly more sensitive to changes in the prepayment speed of the Mortgage Loans, and principal distributions thereon will be more likely to deviate from the described amounts.]


                                      [Companion Certificates: Because of the
                                      application of amounts available for
                                      principal distributions among the Senior
                                      Certificates in any given month, first to the (PAC) (TAC) Certificates up to the described amounts and then to the Companion Certificates, the rate of principal distributions and the weighted average lives of the Companion Certificates will be extremely sensitive to changes in the prepayment speed of the Mortgage Loans. The weighted average lives of the Companion Certificates will be significantly more sensitive to changes in the prepayment speed than that of either the (PAC) (TAC) Certificates or a fractional undivided interest in the Mortgage Loans.]

                                      [Subordination features: As described
                                      herein, during certain periods all or a
                                      disproportionately large percentage of
                                      principal prepayments on the Mortgage
                                      Loans will be allocated among the Senior
                                      Certificates, and during certain periods none or a disproportionately small percentage (or, as compared to the Class
                                      (B) Certificates during certain periods, a disproportionately large percentage) of such prepayments will be distributed on the Class (M) Certificates. As a result, the weighted average lives of the Class (M) Certificates will be extended and, as a relative matter, the subordination afforded the [Senior] Certificates by the Class (M) Certificates (together with the Class (B) Certificates) will be increased. (Similar descriptions to be added to other classes with subordination features.)]

                                      See "Description of the Certificates -
                                      Principal of the Senior Certificates,"
                                      Yield on the Certificates and Prepayments of the Mortgage Loans" herein, and "Maturity and Prepayment Considerations" in the Prospectus.

Special Yield
  Considerations....................  The yield to maturity on each respective class of the Senior Certificates will
                                      depend on the rate and timing of principal payments (including prepayments, defaults and liquidations) on the Mortgage Loans and the allocation thereof (and of any losses on the Mortgage Loans) to reduce the Certificate Principal Balance (or Notional Amount) of such class, as well as other factors such as the Pass-Through Rate (and any adjustments thereto) and the purchase price for such Certificates. The yield to investors on any class of Senior Certificates will be adversely affected by any allocation thereto of prepayment interest shortfalls on the Mortgage Loans, which are expected to result from the distribution of interest only to the date of prepayment (rather than a full month's interest) in connection with prepayments in full, and the lack of any distribution of interest on the amount of any partial prepayments.

                                      In general, if a class of Senior
                                      Certificates is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a class of Senior Certificates is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that originally anticipated.

                                      The Senior Certificates were structured
                                      based on a number of assumptions,
                                      including a prepayment assumption of ___%
                                      SPA and weighted average lives
                                      corresponding thereto as set forth herein under "Special Prepayment Considerations." The yield assumptions for the respective classes that are to be offered hereunder will vary as determined at the time of sale.

                                      [The multiple class structure of the
                                      Senior Certificates causes the yield of
                                      certain classes to be particularly
                                      sensitive to changes in the prepayment
                                      speed of the Mortgage Loans and other
                                      factors, as follows (to be included as
                                      appropriate):]

                                      [Interest strip and inverse floater
                                      classes: The yield to investors on the
                                      (identify classes) will be extremely
                                      sensitive to the rate and timing of
                                      principal payments on the Mortgage Loans
                                      (including prepayments, defaults and
                                      liquidations), which may fluctuate
                                      significantly over time. A rapid rate of principal payments on the Mortgage Loans could result in the failure of investors in the (identify interest strip and inverse floater strip classes) to recover their initial investments, and a slower than anticipated rate of principal payments on the Mortgage Loans could adversely affect the yield to investors on the (identify non-strip inverse floater classes).]

                                      [Variable Strip Certificates: In addition to the foregoing, the yield on the Variable Strip Certificates will be materially adversely affected to a greater extent than the yields on the other Senior Certificates if the Mortgage Loans with higher Mortgage Rates prepay faster than the Mortgage Loans with lower Mortgage Rates, because holders of the Variable Strip Certificates generally have rights to relatively larger portions of interest payments on the Mortgage Loans with higher Mortgage Rates than on Mortgage Loans with lower Mortgage Rates.]

                                      [Adjustable rate (including inverse
                                      floater) classes: The yield on the
                                      (identify floating rate classes) will be sensitive, and the yield on the (identify inverse floater classes) will be extremely sensitive, to fluctuations in the level of [the index]. The Pass-Through Rate on the (identify inverse floater classes) will vary inversely with, and at a multiple of, (the index).]

                                      [Inverse floater companion classes: In
                                      addition to the foregoing, in the event of relatively low prevailing interest rates (including (the index)) and relatively high rates of principal prepayments over an extended period, while investors in the (identify inverse floater companion classes) may then be experiencing a high current yield on such Certificates, such yield may be realized only over a relatively short period, and it is unlikely that such investors would be able to reinvest such principal prepayments on such Certificates at a comparable yield.]

                                      [Subordination features: The yield to
                                      maturity on the Class (M) Certificates
                                      will be extremely sensitive to losses due to defaults on the Mortgage Loans (and the timing thereof), to the extent such losses are not covered by the Class (B) Certificates, because the entire amount of such losses (rather than a pro rata portion thereof) will be allocable to the Class (M) Certificates, as described herein. (Similar descriptions to be added for other classes with subordination features.)]

                                      [Residual Certificates: Holders of the
                                      Residual Certificates are entitled to
                                      receive distributions of principal and
                                      interest as described herein; however,
                                      holders of such Certificates may have tax liabilities with respect to their Certificates during the early years of their term that substantially exceed the principal and interest payable thereon during such periods. (In addition, such distributions will be reduced to the extent that they are subject to United States federal income tax withholding.)]

                                      See "Yield on the Certificates and
                                      Prepayments of the Mortgage Loans",
                                      (especially "-____________ Yield
                                      Considerations," "-_______________ Yield
                                      Considerations" and "-Additional Yield
                                      Considerations Applicable Solely to the
                                      Residual Certificates" and "Certain
                                      Federal Income Tax Consequences") herein, and "Yield Considerations" in the Prospectus.

Certain Federal Income Tax
 Consequences ......................  Upon the issuance of the Offered
                                      Certificates, Thacher Proffitt & Wood,
                                      counsel to the Depositor, will deliver the following opinion: [Assuming compliance with the provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will qualify as a "real estate mortgage investment conduit" (a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Internal Revenue Code of 1986 (the "Code"), and (i) the Class A, Class B and Class C Certificates will evidence "regular interests" in such REMIC and (ii) the Class R Certificates will be the sole class of "residual interests" in such REMIC, each within the meaning of the REMIC Provisions in effect on the date hereof.] [Assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will be classified as a grantor trust under Subpart E, part I of subchapter J of the Code, and not as an association taxable as a corporation or as a partnership.]

                                      Under the REMIC Regulations, the Class R
                                      Certificates will not be regarded as
                                      having "significant value" for purposes of applying the rules relating to "excess inclusions." In addition, the Class R Certificates may constitute "noneconomic" residual interests for purposes of the REMIC Regulations. Transfers of the Class R Certificates will be restricted under the Pooling and Servicing Agreement to United States Persons in a manner designed to prevent a transfer of a noneconomic residual interest from being disregarded under the REMIC Regulations. See "Certain Federal Income Tax

                                      Consequences-Special Tax Considerations
                                      Applicable to REMIC Residual Certificates" herein and "Certain Federal Income Tax Consequences-REMICs-Taxation of Owners of REMIC Residual Certificates-Excess
                                      Inclusions" and "-Noneconomic REMIC
                                      Residual Certificates" in the Prospectus.

                                      The Class R Certificateholders may be
                                      required to report an amount of taxable
                                      income with respect to the early years of the Trust Fund's term that significantly exceeds distributions on the Class R Certificates during such years, with corresponding tax deductions or losses deferred until the later years of the Trust Fund's term. Accordingly, on a present value basis, the tax detriments occurring in the earlier years may substantially exceed the sum of any tax benefits in the later years. As a result, the Class R Certificateholders' after-tax rate of return may be zero or negative, event if their pre-tax rate of return is positive.

                                      See "Yield and Maturity Considerations," especially "-Additional Yield
                                      Considerations Applicable Solely to the
                                      Class R Certificates", and "Certain
                                      Federal Income Tax Consequences-Special
                                      Tax Considerations Applicable to REMIC
                                      Residual Certificates" herein.

                                      For further information regarding the
                                      Federal income tax consequences of
                                      investing in the Offered Certificates, see
                                      "Certain Federal Income Tax Consequences" herein and in the Prospectus.


Rating..............................  It is a condition to the issuance of the
                                      Certificates offered hereby that the
                                      Senior Certificates be rated ____ by
                                      ________. A security rating is not a
                                      recommendation to buy, sell or hold
                                      securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. A security rating does not address the frequency of prepayments of Mortgage Loans, or the corresponding effect on yield to investors. See "Yield on the Certificates" and "Rating" herein.

Legal Investment....................  The Senior Certificates will constitute
                                      "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated as described herein, and, as such, are legal investments for cer- tain entities to the extent provided in SMMEA. See "Legal Investment" in the Prospectus and "Rating" herein.

                                  RISK FACTORS

                                [To Be Provided]


                                THE MORTGAGE POOL

         The Mortgage Pool will consist of Mortgage Loans with an aggregate principal balance outstanding as of the Cut-off Date, after deducting payments of principal due on such date, of [approximately] $_________________ [(subject to a permitted variance of plus or minus __%)]. The Mortgage Loans to be included in the Mortgage Pool will be acquired by the Depositor from ________________________, in its capacity as Unaffiliated Seller. In addition, the [Unaffiliated Seller] will be the Master Servicer for the Certificates.

         [All of the Mortgage Loans have monthly payments due on the first day of each month. None of the Mortgage Loans are Buydown Mortgage Loans. At origination each Mortgage Loan had a term to maturity of up to 30 years. The mortgagor with respect to each Mortgage Loan represented in its loan application that the property securing such Mortgage Loan (the "Mortgaged Property") initially would be owner-occupied as its primary residence.]

         All Mortgage Loans will have Net Mortgage Rates of ____%. As to any Mortgage Loan, the "Net Mortgage Rate" is equal to the Mortgage Rate minus the Servicing Fee Rate. The Mortgage Loans will have Mortgage Rates ranging from ___% to ___%, with a weighted average Mortgage Rate as of the Cut-off Date of
___%. The Mortgage Loans will have Servicing Fee Rates ranging from ___% to
___%, with a weighted average Servicing Fee Rate as of the Cut-off Date of ___%. The weighted average maturity of the Mortgage Loans as of the Cut-off Date will be approximately ___ years and ___ months. None of the Mortgage Loans will have been originated prior to _____________ or will have an unexpired term at the Cut-off Date of less than approximately ___ years and ___ months or more than approximately ___ years and __ months. The Mortgage Loans will each have a principal balance at origination of not less than $___________ or more than $________.

         The Mortgage Loans will also have the following characteristics as of the Cut-off Date (expressed as a percentage of the aggregate principal balance of the Mortgage Loans having such characteristics relative to the aggregate principal balance of all Mortgage Loans):

                  No more than ____% of the Mortgage Loans will have Loan-to-Value Ratios at origination exceeding 80%. Mortgage Loans with Loan-to-Value Ratios at origination exceeding 80% will be covered by policies of primary mortgage guaranty insurance (each, a "Primary Credit Insurance Policy") insuring against default as to the principal amount of the Mortgage Loans exceeding 75% (or a lesser percentage) of the Collateral Values of the Mortgaged Properties at origination and such insurance will be maintained until the Loan-to-Value Ratios are reduced to 80% or less. [insert information as to FHA insurance or VA guarantee if applicable.]

                  At least ___% of the Mortgage Loans will be secured by detached one-family dwelling units.

                  No more than ___% of the Mortgage Loans will be secured by Mortgaged Properties located in ___________ and no more than ______% of the Mortgage Loans will be secured by Mortgaged Properties located in _______. Except as indicated in the preceding sentence, no more than
         ___% of the Mortgage Loans will be secured by Mortgaged Properties located in any one state.

                  No more than ___% of the Mortgage Loans will be secured by Mortgaged Properties located in any one zip code area or housing development, and no more than ___% will be secured by Mortgaged Properties located in any one zip code area or housing development in California.

                  No more than _____% of the Mortgage Loans will be secured by vacation or second homes. No more than ___% of the Mortgage Loans will be secured by condominium units.

         [The foregoing type of description will be used if precise information on the Mortgage Loans is not available on the date of the Prospectus Supplement; a description similar to the following description will be used if precise information is available.]

         [Set forth below is a description of certain additional characteristics of the Mortgage Loans as of the Cut-off Date:


                                                  MORTGAGE RATES

                                                                                    Aggregate              Percentage of
                                                                                      Unpaid                 Aggregate
   Mortgage                                                    Number of            Principal             Unpaid Principal
    Rates                                                        Loans               Balance                  Balance
   --------                                                    ---------            ---------             ----------------
          %                                                                         $                                    %


                                                               ---------            ---------             ----------------
                   Total ...............................                            $                                 100%
                                                               =========            =========             ----------------



As of the Cut-off Date, the weighted average Mortgage Rate was % per annum.


                               REMAINING TERMS TO STATED MATURITY

     Remaining Terms                                                               Aggregate              Percentage of
        to Stated                                                                   Unpaid                  Aggregate
     Maturity (in ___                                        Number of             Principal            Unpaid Principal
         Months)                                               Loans                Balance                  Balance
     ----------------                                        ---------             ---------            ----------------

                                                                                   $                                   %

                                                             ---------             ---------            ----------------
         Total .......................................                             $                                100%
                                                             =========             =========            ================


As of the Cut-off Date, the weighted average remaining term to stated maturity was approximately ______ months.


                                    ORIGINAL LOAN-TO-VALUE RATIOS


                                                                             Aggregate
                                                                               Unpaid                  Percentage of
                                                     Number of               Principal                Aggregate Unpaid
Original Loan Amounts                                  Loans                  Balance                 Principal Balance
---------------------                                ---------               ---------                -----------------

Up to 70.00% .................................                               $                                        %

70.01% - 80.00% ..............................

80.01% - 90.00% ..............................

More than 90.00% ........................... ..      ---------               ---------                -----------------

         Total ...............................                                                                     100%
                                                     =========               =========                =================


As of the Cut-off Date, the weighted average loan-to-value ratio at origination of the Mortgage Loans was % per annum.


                                               ORIGINAL LOAN AMOUNTS

                                                                             Aggregate
                                                                               Unpaid                  Percentage of
                                                     Number of               Principal                Aggregate Unpaid
Original Loan Amounts                                  Loans                  Balance                 Principal Balance
---------------------                                ---------               ---------                -----------------

Up to 50,000.00...............................                               $                                        %

$ 50,000 - $ 99,999.99........................

$100,000 - $149,999.99........................

$150,000 - $199,999.99........................

$200,000 - $249,999.99........................

$250,000 - $299,999.99........................

$300,000 - $349,999.99........................

$350,000 - $399,999.99........................

$400,000 - $449,999.99........................

$450,000 - $499,999.99........................      ---------               ---------                -----------------
                                                                            $                                     100%
         Total ...............................      =========               =========                =================

As of the Cut-off Date, the average unpaid balance of the Mortgage Loans was $ and the unpaid principal balances of the largest and smallest Mortgage Loans were $ and $ , respectively.

                                                       S-24

                                                  TYPES OF LOANS

                                                                                                      Percentage of
                                                                             Aggregate                  Aggregate
                                                                               Unpaid                    Unpaid
                                                     Number of               Principal                  Principal
Types                                                  Loans                  Balance                    Balance
-----                                                ---------               ---------                -------------

Conventional Loans secured by
  One-Family detached.........................                               $                        %

  Low-rise condominiums/2 family..............

  High-rise condominiums/3-4
family........................................       ---------               ---------                -------------

     Total....................................                                                                 100%
                                                     =========               =========                =============



                              YEARS OF ORIGINATION OF MORTGAGE LOANS


                                                                             Aggregate
                                                                               Unpaid                  Percentage of
                                                     Number of               Principal                Aggregate Unpaid
Years of Origination                                   Loans                  Balance                 Principal Balance
--------------------                                 ---------               ----------               -----------------

199_ .........................................                               $                                        %

199_ .........................................

199_ .........................................

199_ .........................................

199_ .........................................       ---------               ----------               ----------------

     Total ...................................                                                                    100%
                                                     =========               ==========               ================

                                      S-25

                                         OCCUPANTS OF MORTGAGED PROPERTIES


                                                                             Aggregate                 Percentage of
                                                                               Unpaid                 Aggregate Unpaid
                                                     Number of               Principal                   Principal
                                                       Loans                  Balance                     Balance
                                                     ---------               ---------                ----------------
Owner                                                                        $                                       %

  Primary residence...........................

  Vacation/second home........................

Non-owner occupied investment
property .....................................       ---------               ---------                ----------------

    Total.....................................                                                                    100%
                                                     =========               =========                ================



                                  GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTY


                                                                             Aggregate                 Percentage of
                                                                               Unpaid                 Aggregate Unpaid
                                                     Number of               Principal                   Principal
   States                                              Loans                  Balance                     Balance
   ------                                            ---------               ---------                ----------------
                                                                             $                                       %



                                                     ---------               ---------                ----------------
    Total.....................................                                                                    100%
                                                     =========               =========                ================



[The foregoing information will be modified to the extent necessary to describe different types of mortgage loans].


                             ADDITIONAL INFORMATION

    The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

    A report on Form 8-K containing a detailed description of the Mortgage Loans will be available to purchasers of the Certificates at or before initial issuance and will be filed with the Securities and Exchange Commission within fifteen days after such initial issuance. The report on Form 8-K will specify the precise aggregate principal balance of the Mortgage Loans outstanding as of the Cut-off Date and will set forth on a precise basis the other information presented in this Prospectus Supplement on an approximate basis.

                         DESCRIPTION OF THE CERTIFICATES

    The Series 199__-__ Certificates will consist of four classes of Senior Certificates (the "Class A-1, Class A-2, Class A-3 and Class A-4 Certificates") and two classes of Subordinate Certificates (the "Class B-1" and "Class B-2" Certificates). The Senior Certificates have an initial aggregate Certificate Principal Balance of $_______________ (approximate), evidencing approximately ____% (the initial Senior Percentage) of the aggregate Cash Flow Value of the Mortgage Loans in the Trust Fund as of the Cut-off Date. The Class B-1 Certificates have an initial Certificate Principal Balance of $______________ evidencing ___% (the initial Subordinate Percentage) of the aggregate Cash Flow Value of the Mortgage Loans in the Trust Fund as of the Cut-off Date. The Class B-2 Certificates, which have no Certificate Principal Balance and no Certificate Interest Rate, represent the right to receive [(i) on any Distribution Date, the excess, if any, of the Available Distribution Amount (as defined herein) for such Distribution Date over the optimal amounts of principal and interest payable to the Senior Certificateholders and Class B-1 Certificateholders on such Distribution Date, and (ii)] the balance of the Trust Fund after retirement of the Senior Certificates and the Class B-1 Certificates, as described herein. The Class B-1 and Class B-2 Certificates are not being offered hereby, and may be sold at any time in accordance with the terms of the Agreement.

INTEREST ON THE SENIOR CERTIFICATES

    The Certificates will bear interest at the respective Certificate Interest Rates specified on the cover page hereof. Accrued Certificate Interest on the Class A-1, Class A-2 and Class A-3 Certificates will be paid [quarterly on each ______ 25, ______ 25, ______ 25 and ______ 25,] or if such day is not a business day on the business day immediately following (each, a "Distribution Date") in an amount equal to the interest accrued during the period following the immediately preceding Distribution Date (each, an "Interest Accrual Period"). Interest on the Class A-4 Certificates will accrue but will not be paid thereon until the Class A-1, Class A-2 and Class A-3 Certificates have been retired. Prior to that time, interest accrued on the Class A-4 Certificates during the preceding Interest Accrual Period will be added to the Certificate Principal Balance thereof on each Distribution Date. All calculations of Accrued Certificate Interest shall be based on a year of twelve 30-day months and will be subject to reduction as provided herein.

    Any unpaid Accrued Certificate Interest on the Certificate Principal Balances of the Class A- 1, Class A-2 and Class A-3 Certificates (and, following the retirement of the Class A-3 Certificates, the Class A-4 Certificates) from previous Distribution Dates, together with compounded interest thereon, shall constitute the "Outstanding Senior Interest Shortfall" for the current Distribution Date and shall be due and payable on the current Distribution Date.

    The Master Servicer will be obligated to apply amounts otherwise payable to it as servicing compensation to cover any shortfalls in collections of one full month's interest at the applicable Net Mortgage Rate resulting from principal prepayments in full (or other liquidations) of Mortgage Loans, to the extent of an aggregate amount equal to its total servicing compensation for the concurrent period. For any Distribution Date, Accrued Certificate Interest on each Certificate will be reduced in the event of such shortfalls in collections of one full month's interest resulting from principal prepayments in full (or other liquidations) of Mortgage Loans during the Prepayment Period, to the extent not covered by the application of servicing compensation of the Master Servicer. The aggregate amount of any such shortfalls will be allocated among all of the outstanding Senior Certificates and the Class B-1 Certificates, in proportion to the respective amounts of Accrued Certificate Interest that would otherwise have been payable thereon absent such reductions and absent any delinquencies or losses.

PRINCIPAL OF THE SENIOR CERTIFICATES

    On each Distribution Date, the [Master Servicer] [Trustee] will make distributions in respect of principal to the Senior Certificateholders in the amounts described below. All distributions in respect principal of will be allocated first to the Class A-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero. Thereafter, principal distributions will be allocated to the Class A-2 Certificates, then the Class A-3 Certificates, and finally the Class A-4 Certificates, in each case until the Certificate Principal Balance of each class has been reduced to zero and such class of Senior Certificates has been retired. Based upon the assumptions that [set forth applicable assumptions], it is projected that each class of Senior Certificates will be retired and the Certificate Principal Balance thereof reduced to zero not later than Final Scheduled Distribution Date of such class. Principal distributions on any class of Certificates will be allocated on a pro rata basis among the Certificates of such class. [Insert alternative language for programmed amortization classes or other variations, if applicable.]

    Distributions in respect of principal on the Senior Certificates will be made on each Distribution Date in an aggregate amount equal to the sum of (i) the amount of Accrued Certificate Interest on the Class A-4 Certificates for the related Interest Accrual Period which is not then payable thereon (if any), and
(ii) the Senior Principal Distribution Amount as described below; provided, that the aggregate distribution in respect of principal on any Distribution Date will not exceed the amount by which the Available Distribution Amount exceeds the sum of (i) the amount of Accrued Certificate Interest then payable on all of the Senior Certificates and (ii) the Outstanding Senior Interest Shortfall for such Distribution Date.

    For any Distribution Date, the "Senior Principal Distribution Amount" is an amount equal to (i) the then applicable Senior Percentage times the decline in the aggregate Cash Flow Values of the Mortgage Loans over the [three-month] period ending on the Determination Date immediately preceding the Distribution Date (each such period, a "Deposit Period"), exclusive of the portion of such Cash Flow Value decline which is attributable to prepayments by mortgagors, plus (ii) the then applicable Senior Prepayment Percentage times the portion of such Cash Flow Value decline over the Deposit Period which is attributable to full and partial prepayments by mortgagors, minus (iii) the principal portion of any Special Distributions since the immediately preceding Distribution Date.

    The Senior Prepayment Percentage for each Distribution Date is the percentage indicated below:

               Distribution Date                              Senior Prepayment Percentage
               -----------------                              ----------------------------

                    through                    ............   100%
-------------------         -------------------

                    through                    ............   Senior Percentage, plus __% of the difference
-------------------         -------------------               between the Senior Percentage and 100%

                    through                    ............   Senior Percentage, plus __% of the difference
-------------------         -------------------               between the Senior Percentage and 100%

                    through                    ............   Senior Percentage, plus __% of the difference
-------------------         -------------------               between the Senior Percentage and 100%

                    through                    ............   Senior Percentage, plus __% of the difference
-------------------         -------------------               between the Senior Percentage and 100%

                    and thereafter.........................   Senior Percentage


provided, however, that if the Senior Percentage as of any Distribution Date is greater than the initial Senior Percentage, the Senior Prepayment Percentage for such Distribution Date shall be 100%.

CASH FLOW VALUE

         The initial aggregate Certificate Principal Balance of the Certificates (including the Subordinate Certificates) will equal the aggregate Cash Flow Value of the Mortgage Loans as of the Cut-off Date. For purposes of calculating Cash Flow Values, each Mortgage Loan will be considered to be included in a group (a "Cash Flow Value Group") of Mortgage Loans having the same Net Mortgage Rate [describe any other characteristics of such groups]. As of the date of any determination, the "Cash Flow Value" of any Cash Flow Value Group will be the lesser of (i) the present value on such date of the assumed future scheduled payments on such Cash Flow Value Group (each, a "Scheduled Cash Flow Value Deposit"), [together with reinvestment income thereon, to the Distribution Date immediately following the date on which any such Scheduled Cash Flow Value Deposit is assumed to have been received,] discounted [quarterly] at the highest Certificate Interest Rate of any class of Certificates then outstanding, and
(ii) the applicable Maximum Cash Flow Value Percentage times the Stated Principal Balance of the Mortgage Loans comprising such Cash Flow Value Group as of such date. [Specify or describe Maximum Cash Flow Value Percentage for any Cash Flow Value Group.] The "Stated Principal Balance" of any Mortgage Loan as of any date of determination is equal to the outstanding principal balance thereof as of the Cut-off Date, after application of principal payments due on or before such date, whether or not received, minus the principal portion of all monthly payments due on or before such date of determination which were received or with respect to which Advances were made, minus all unscheduled collections of principal with respect to such Mortgage Loan, minus any reduction in the outstanding principal balance of the Mortgage Loan after the Cut-off Date resulting from a bankruptcy proceeding involving the related mortgagor. The Cash Flow Value of any Mortgage Loan is equal to the portion of the Cash Flow Value of the related Cash Flow Value Group allocated to such Mortgage Loan in the same proportion which the Stated Principal Balance of such Mortgage Loan bears to the aggregate Stated Principal Balance of all the Mortgage Loans in such Cash Flow Value Group.

         The Cash Flow Value of each Cash Flow Value Group is determined on the assumptions that (A) such Cash Flow Value Group constitutes a single, fully-amortizing, fixed-rate mortgage loan (i) bearing interest at a fixed rate equal to the highest Mortgage Rate borne by any of the Mortgage Loans comprising such Cash Flow Value Group, (ii) having an outstanding principal balance equal to the aggregate Stated Principal Balance of the Mortgage Loans comprising such Cash Flow Value Group, (iii) maturing in the month of the scheduled maturity date of the latest maturing Mortgage Loan included in such Cash Flow Value Group, and (iv) that provides for fixed, level, monthly payments (each a "Scheduled Cash Flow Value Group Deposit")[; and (B) each Scheduled Cash Flow Value Group Deposit is (i) received on the assumed date of receipt (which shall be the Master Servicer Advance Date (as defined below) in any month) and (ii) is reinvested at the Assumed Reinvestment Rate pending distribution. The "Assumed Reinvestment Rate" is an assumed annual rate of return, compounded quarterly of ____% to _____________, 199__, _____% to ____________, 199_ and ____%
thereafter].

DISTRIBUTIONS

         With respect to any Distribution Date, the Available Distribution Amount will equal the total amount of all cash on deposit in the Certificate Account as of the corresponding Determination Date, together with Advances made by the Master Servicer for the concurrent Master Servicer Advance Date and together with interest and investment income earned on amounts held in the Certificate Account, exclusive of:

                  (a) all monthly payments collected but due on a date subsequent to the latest Due Period, together with interest and investment income earned thereon after receipt,

                  (b) all prepayments and other unscheduled recoveries of principal, and related payments of interest thereon, received subsequent to the related Prepayment Period, together with interest and investment income earned thereon after receipt, and

                  (c) all amounts in the Certificate Account which are payable or reimbursable to the Master Servicer.

         On each Distribution Date, the Available Distribution Amount will be distributed in the following order of priority, in each case to the extent of available funds:

                  (i) to the holders of the Senior Certificates, the amounts described above under "Interest on the Senior Certificates" and "Principal of the Senior Certificates"; and

                  (ii) to the holders of the Class B-1 Certificates, an amount equal to (a) Accrued Certificate Interest on the Certificate Principal Balance of the Class B-1 Certificates for such Distribution Date, and
         (b) unpaid Accrued Certificate Interest from prior Distribution Dates together with compounded interest thereon (the "Outstanding Subordinate Interest Shortfall"), and (c) as a distribution in respect of principal, the lesser of (i) the outstanding Certificate Principal Balance thereof and (ii) the difference between the decline in the aggregate Cash Flow Values of the Mortgage Loans during the related Deposit Period and the sum of (x) the Senior Principal Distribution Amount and (y) the principal portion of any Special Distributions since the immediately preceding Distribution Date; and

                  (iii) to the holders of the Class B-2 Certificates, any remaining portion of the Available Distribution Amount.

         All distributions will be made by or on behalf of the [Trustee] [Master Servicer] to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last business day of the month preceding the month in which the related Distribution Date occurs. Such distributions shall be made [either (i) by check mailed to the address of each Certificateholder as it appears in the Certificate Register or (ii) at the request to the Trustee in writing by the Record Date immediately prior to such Distribution Date of any holder of Certificates having an initial Certificate Principal Balance in excess of $_____________, by wire transfer in immediately available funds to the account of such Certificateholder specified in the request.] Distributions to holders of each respective class of Certificates will be allocated among such holders in proportion to their respective Percentage Interest in that class.

SPECIAL DISTRIBUTIONS

         The Senior Certificates will be subject to special distributions (each, a "Special Distribution") on the 25th day of each month (or, if such day is not a business day, on the next succeeding business day) other than a month in which a Distribution Date falls (each such date, a "Special Distribution Date"). On the ___ business day before each Special Distribution Date (each such date, a "Special Distribution Date"). On the business day before each Special Distribution Date (each such date a "Special Determination Date") the Master Servicer shall determine whether the Projected Distribution Amount for the Distribution Date or Special Distribution Date, as the case may be, in the following calendar month will equal or exceed the Optimal Senior Distribution Amount for such date. The "Optimal Senior Distribution Amount" is the amount which the Master Servicer projects would be distributable on the Distribution Date or Special Distribution Date, as the case may be, in the calendar month following such Special Determination Date, assuming a distribution thereon to the Senior Certificateholders equal to (i)

Accrued Certificate Interest on the aggregate Certificate Principal Balance of the Senior Certificates, plus (ii) the Senior Principal Distribution Amount, plus (iii) the Outstanding Senior Interest Shortfall. As of each Special Determination Date, the "Projected Distribution Amount" is the amount which the Master Servicer projects would be available for distribution on the Distribution Date or Special Distribution Date, as the case may be, in the immediately succeeding calendar month, based upon (i) collections on the Mortgage Loans, together with any interest and investment income with respect thereto, as of such Special Determination Date, (ii) Advances to be made by the Master Servicer on the Master Servicer Advance Date (as defined below) in the same calendar month as such Special Determination Date, (iii) reinvestment of the amounts described in (i) and (ii) in permitted instruments having the then highest available yield for such investments of similar maturity, and (iv) projected collections and Advances with respect to the Mortgage Loans following such Special Determination Date through the Determination Date or Special Determination Date, as the case may be, in the immediately succeeding calendar month. The calculations described in each of the two immediately preceding sentences are based upon the assumption that during the period following the Special Determination Date on which such calculations are made, there shall be no defaults in monthly payments on the Mortgage Loans, no Principal Prepayments or final liquidations with respect to the Mortgage Loans, and no acquisitions of Mortgaged Properties through foreclosure or deed-in-lieu foreclosure or dispositions of Mortgaged Properties already so acquired.

         In the event that the Projected Distribution Amount calculated as of any Special Determination Date with respect to any Distribution Date or Special Distribution Date, as the case may be, in the following calendar month is less than the Optimal Senior Distribution Amount calculated for such date, the Master Servicer shall make or cause to be made on the immediately succeeding Special Distribution Date, to the extent of available funds, a Special Distribution to Senior Certificateholders. The amount of such Special Distribution shall be the minimum amount necessary to eliminate the deficit described in the foregoing sentence, in light of such Special Distribution. All Special Distributions shall be made on the class of outstanding Senior Certificates with the earliest Final Scheduled Distribution Date and shall be allocated, without priority, to reduce the Certificate Principal Balance of such class of Senior Certificates and to pay interest at the applicable Certificate Interest Rate on the amount of such reduction. No portion of any Special Distribution shall be made on any class of Senior Certificates until all classes of Senior Certificates with earlier Final Scheduled Distribution Dates have been retired.

ADVANCES

         Subject to the following limitations, the Master Servicer will be obligated to advance on or before the 25th day of each month, or if such 25th day is not a business day then on the business day immediately following (each, a "Master Servicer Advance Date"), out of its own funds, the aggregate of payments of principal and interest (adjusted to the Net Mortgage Rate) which were due during the related Due Period and delinquent as of the Determination Date in such calendar month, plus certain amounts representing interest not covered by any current net income on Mortgaged Properties acquired on behalf of Certificateholders by foreclosure or deed in lieu of foreclosure.

The Master Servicer will be obligated to make Advances regardless of whether such Advances are deemed to be recoverable from the related Mortgage Loans.

All Advances will be reimbursable to the Master Servicer either (a) from late collections, Insurance Proceeds and Liquidation Proceeds from the Mortgage Loan as to which such unreimbursed Advance was made or (b) as to any Advance with respect to which the Master Servicer cannot reimburse itself out of the liquidation proceeds for the related Mortgaged Loan or REO Property (an "Unrecovered Advance"), out of any funds in the Certificate Account prior to the distributions on the Senior Certificate.

ALLOCATION OF LOSSES; SUBORDINATION

         Any liquidation loss on a Mortgage Loan, to the extent that the proceeds of such liquidation are less than the Cash Flow Value of such Mortgage Loan, will be allocated first to the Class B-1 Certificates, until the Certificate Principal Balance of the Class B-1 Certificates has been reduced to zero; any additional liquidation losses, to the same extent, will be allocated to the Senior Certificates. Allocation of any such losses to the Subordinate Certificates will be effected as follows. Immediately after each Distribution Date, the aggregate Certificate Principal Balance of the Subordinate Certificates will be recalculated as equal to the excess, if any, of the then aggregate Cash Flow Value of all of the Mortgage Loans which remain outstanding over the aggregate Certificate Principal Balance of the Senior Certificates immediately after such Distribution Date. In addition, the Senior Percentage will be recalculated after each Distribution Date and will equal the then aggregate Certificate Principal Balance of the Senior Certificates divided by the then aggregate Cash Flow Value of all of the Mortgage Loans which remain outstanding (but not more than 100%); and the corresponding percentage for the Subordinate Certificates (the "Subordinate Percentage") will equal 100% minus the Senior Percentage. Any allocation of losses to the Subordinate Certificates will have the effect of increasing the Senior Percentage and, accordingly, the portion of future distributions payable to the Senior Certificateholders relative to that payable to the Subordinate Certificateholders. Conversely, payments to the Senior Certificateholders with respect to the Cash Flow Value decline resulting from mortgagor prepayments when the Senior Prepayment Percentage exceeds the Senior Percentage will have the effect of decreasing the Senior Percentage and accelerating the amortization of the Senior Certificates. In addition, such payment to the Senior Certificateholders of mortgagor prepayments when the Senior Prepayment Percentage exceeds the Senior Percentage will have the effect of preserving the availability of the subordination provided by the Subordinate Certificates. In the event that the Certificate Principal Balance of the Subordinate Certificates is reduced to zero while one or more classes of Senior Certificates remain outstanding and additional losses cause the Certificate Principal Balance of the Senior Certificates to exceed the aggregate Cash Flow Value of the Mortgage Loans, the Certificate Principal Balance of each remaining Senior Class will be reduced by such class's pro rata share of such excess.

EXAMPLE OF DISTRIBUTIONS

         The following chart sets forth an example of distributions on the Certificates, based upon the assumption that the Certificates were issued in _________ 199__ and that distributions are made on the 25th of ___________,
___________, _________ and ____________.

_________ 1.........................  Cut-off Date. The initial principal balance of the Mortgage Loans will be the aggregate principal balance of the Mortgage Loans as of _________ 1, 199__, after deducting any principal payments due on or before such date. Any principal and interest payments due on or before _________ 1, will not be part of the Trust Fund, and the Depositor will retain such amounts when they are received.

_________ 2 through
     _______ 31.....................  Prepayment Period. Principal prepayments, and interest thereon to the date of
                                      prepayment, received at any time during
                                      this period will be deposited into the
                                      Certificate Account for dis- tribution on ________ 25.

____________ 25
     ________ 25 and
     ________ 25....................  With respect to any Principal Prepayment in full of a Mortgage Loan, during the
                                      prior calendar month, the Master Servicer will deposit into the Certificate Account, to the extent of servicing compensation earned for the concurrent period, an amount which, together with interest from the mortgagor [and reinvestment income in such calendar month on the proceeds of such liquidation or prepayment], will constitute one month's interest at the Net Mortgage Rate on the Stated Principal Balance of such prepaid Mortgage Loan.

_______ 31..........................  Record Date. Distributions on ________ 25
                                      will be made to Certificateholders of
                                      record at the close of business on the
                                      last business day of the month immediately preceding the month of distribution.

_________ 2 to
     _________ 20...................  Deposit Period. Payments due during the three related Due Periods (_________ 2 -
                                      ____________ 1, ____________ 2-_______ 1,
                                      _______ 2- ________ 1) from mortgagors
                                      will be deposited in the Certificate
                                      Account as received, and will
                                      include scheduled principal payments plus interest on the _________, ____________
                                      and October balances, less interest from the date of prepayment of any Mortgage Loan prepaid in full during the Prepayment Period.

____________ 20,
     ________ 20 and
     ________ 20....................  Advance Determination Date. Master
                                      Servicer determines aggregate amount of
                                      delinquent monthly payments due for the
                                      immediately preceding Due Period.

____________ 25,
     ________ 25 and
     ________ 25....................  Master Servicer Advance Date. Master
                                      Servicer deposits in Certificate Account the aggregate amount determined on the related Advance Determination Date.

____________ 20 and
     ________ 20....................  Special Determination Date. Master
                                      Servicer calculates Projected Distribution
                                      Amount and Optimal Senior Distribution
                                      Amount with respect to _______ 25 and
                                      ________ 25, respectively.

____________ 25 and
     ________ 25....................  If Projected Distribution Amount
                                      calculated on immediately preceding
                                      Special Determination Date with respect to Distribution Date or Special Distribution Date, as the case may be, in following month is less than Optimal Senior Distribution Amount calculated for such date, [Master Servicer] [Trustee] shall make a Special Distribution in minimum amount necessary to eliminate such deficit, in light of such Special Distribution.

________ 20.........................  Determination Date. Master Servicer
                                      calculates amounts of principal and
                                      interest to be distributed on ________ 25.

________ 25.........................  Distribution Date. On ________ 25, the
                                      [Master Servicer] [Trustee] will
                                      distribute or cause to be distributed to the Certificateholders the amounts determined on ________ 20.

         Succeeding [three month] periods follow the above pattern, except for the Cut-off Date.

                    YIELD ON THE CERTIFICATES AND PREPAYMENTS
                              OF THE MORTGAGE LOANS

DELAY IN PAYMENT OF INTEREST

         The effective yield to the holders of the Certificates will be lower than the yield otherwise produced by the Certificate Interest Rate and purchase price because [quarterly] interest will not be payable to such holders until the 25th day (or if such day is not a business day, then on the next succeeding business day) of the month following the Interest Accrual Period (without any additional distribution of interest or earnings thereon in respect of such delay). See "Yield Considerations" and "Description of the Certificates - Retained Interest, Servicing Compensation and Payment of Expenses" in the Prospectus.

PREPAYMENT CONSIDERATIONS AND WEIGHTED AVERAGE LIFE

         Because the Cash Flow Value decline resulting from principal payments on the Mortgage Loans will be distributed to the holders of the Certificates (to the extent collected or advanced), and because, as described above, the Senior Prepayment Percentage of the Cash Flow Value decline resulting from prepayments initially will be distributed solely to the holders of Senior Certificates, the rate of payment of principal of the Senior Certificates, the weighted average life of each class of the Senior Certificates and the aggregate amount of distributions on the Senior Certificates will be directly related to the rate of payment of principal of the Mortgage Loans. The rate of principal payments on the underlying Mortgage Loans will in turn be affected by the rate of principal prepayments thereon (including for this purpose payments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations, and repurchases by the Depositor, the Master Servicer or Unaffiliated Sellers). [The Mortgage Loans may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty.] The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgages at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the Mortgaged Properties and the extent of the mortgagors' equity in real property securing the loans, and changes in the mortgagors' housing needs, job transfers, unemployment and servicing decisions. Generally, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the Mortgage Rates on the Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayments would be expected to decrease. See "Maturity and Prepayment Considerations" in the Prospectus.

         The yield to maturity of any class of the Senior Certificates will depend on the rate of payment of principal on the Mortgage Loans and the price paid by the purchaser. [Specifically, since the Class __ Certificates are being offered at discounts from their original Certificate Prin-cipal Balances, if the purchaser of a Class __ Certificate calculates its yield to maturity based on an assumed rate of payment of principal faster than that actually realized on the Mortgage Loans, its actual yield to maturity will be lower than that so calculated.] The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the underlying Mortgage Loans, the greater the effect on an investor's yield to maturity, inasmuch as the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         The Final Scheduled Distribution Date for each class of Senior Certificates is the latest Distribution Date on which the Certificate Principal Balance thereof is expected to be reduced to zero, based on the assumptions used for determining the Cash Flow Values of the Mortgage Loans which are [expected to be] included in the Mortgage Pool, as described above, including the assumption that no prepayments or defaults occur with respect to the Mortgage Loans. However, [many of the Mortgage Loans included in a Cash Flow Value Group may have original terms, maturity dates or Mortgage Rates shorter or less than indicated under those assumptions. For these reasons, and] because of the likelihood of prepayments, the weighted average life for each class of Senior Certificates is likely to be shorter than would be the case if payments actually made on the Mortgage Loans conformed to the above described assumptions, and the actual last Distribution Date for any class of Senior Certificates could occur significantly earlier than the Final Scheduled Distribution Date.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the _____________________________ ("_______") assumes that each Mortgage Loan
(regardless of interest rate, principal amount, original term to maturity or geographic location) prepays at a rate of 0.2% per annum of its outstanding principal balance in the first month after origination, that this prepayment rate increases by 0.2% per annum in each month through the 30th month after origination and remains constant at 6% per annum in each month thereafter. The __________________________ does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

          The following table indicates the projected weighted average life of each class of Senior Certificates and sets forth the percentage of the initial Certificate Principal Balance of each class of Senior Certificates that would be outstanding after each of the dates shown, at various percentages of the ____________ model. The column headed 0% ___ assumes that no Mortgage Loans are prepaid. The other columns assume prepayments at rates equal to _______%, ______% and ________% of the _______________ model. The table has been prepared based on the characteristics of the Mortgage Loans as described below under "The Mortgage Pool" [and on the specific characteristics of the Mortgage Loans expected to be included in the Mortgage Pool]. For the 0% prepayment case, the table has been prepared based on the assumptions used for determining the Cash Flow Values of the Mortgage Loans, as described above. For all other prepayment cases, the table has been prepared based on the same assumptions except (i) that the Mortgage Loans included in each Cash Flow Value Group are each assumed to have a Mortgage Rate, maturity date and original term equal to the weighted average Mortgage Rate, maturity date and original term, respectively, of all Mortgage Loans expected to be included in each Cash Flow Value Group, and (ii) that all such Mortgage Loans are prepaid at the indicated percentage of the __________________ model. There is no assurance [that the actual characteristics of such Mortgage Loans will not differ from those assumed in preparing the following table, and there is no assurance] that the prepayments of the Mortgage Loans will conform to any of the assumed prepayment rates. [To the extent there are changes in the weighted average original and remaining terms to maturity of or Mortgage Rates on the Mortgage Loans actually included in the Mortgage Pool from the assumptions used in the following table, distributions of principal of the Certificates may occur earlier or later than indicated by the table, but the final distribution of principal of each class of Certificates will in no event be later than its Final Scheduled Distribution Date as shown on the cover page of this Prospectus Supplement.]


                                 Percent of Initial Certificate Principal Balance


DATE                                           CLASS A-1       CLASS A-2         CLASS A-3       CLASS A-4       CLASS B-1
----                                           ---------       ---------         ---------       ---------       ---------

_______________, 199__ .....................

_____________25, 1994 ......................

_____________25, 1995 ......................

_____________25, 1996 ......................

_____________25, 1997 ......................

_____________25, 1998 ......................

_____________25, 1999 ......................

_____________25, 2000 ......................

_____________25, 2001 ......................

_____________25, 2002 ......................

_____________25, 2003 ......................

_____________25, 2004 ......................

_____________25, 2005 ......................

_____________25, 2006 ......................

_____________25, 2007 ......................

_____________25, 2008 ......................

_____________25, 2009 ......................

_____________25, 2010 ......................

_____________25, 2011 ......................

_____________25, 2012 ......................

_____________25, 2013 ......................

_____________25, 2014 ......................

_____________25, 2015 ......................

_____________25, 2016 ......................

_____________25, 2017 ......................

_____________25, 20___ .....................

Weighted Average Life
  (years) (1) ..............................

-------------------
   (1) The weighted average life of a Certificate is determined by (i) multiplying the amount of each principal distribution by the number of years from the date of issuance to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the total principal distributed on the Certificate.

         The percentages of ___ in the table above illustrate the changes in weighted average life for prepayment scenarios both slower and faster than recent historical rates. The Depositor believes that the historical prepayment experience on mortgage loans is not necessarily indicative of the future prepayment experience of any mortgage loans, including the Mortgage Loans. In addition, it is not likely that the Mortgage Loans will prepay at a constant percentage of ___ until maturity or that all of the Mortgage Loans will prepay at the same percentage.

         The Depositor makes no representation that the Mortgage Loans will prepay in the manner or at any of the rates assumed in the table set forth above. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the Certificates. Since unanticipated events and circumstances are likely to occur, it is probable that principal reductions on the Certificates will be significantly different from the hypothetical principal reductions shown. The actual return to an investor also will be affected by the price paid by such investor for its Certificates and such investor's individual tax situation.

                        POOLING AND SERVICING AGREEMENT

GENERAL

         The Certificates offered hereby will be issued pursuant to a Pooling and Servicing Agreement (the "Agreement") to be dated as of _____________ 1, 199__, among the Depositor, the Master Servicer and the Trustee, a form of which is filed as an exhibit to the Registration Statement. Reference is made to the Prospectus for important information additional to that set forth herein regarding the terms and conditions of the Agreement and the Certificates. [The Trustee will appoint ___________________________ _____________ (the
"Custodian"), to serve as Custodian in connection with the Certificates.] The Certificates will be transferable and exchangeable at the corporate trust office of , located in ________________________________, which will serve as
Certificate Registrar. ____________________ [__________ will act as paying agent and authenticating agent.] No service charge will be made for any transfer or exchange of Certificates but the [Trustee] [Certificate Registrar] may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with the transfer or exchange of Certificates. The Depositor will provide to a prospective or actual Certificateholder without charge, on written request, a copy (without exhibits) of the Agreement. Requests should be addressed to PaineWebber Mortgage Acceptance Corp. IV, 1285 Avenue of the Americas, New York, New York ______, Attention: ________________.

THE MASTER SERVICER

         _____________________________, a _____________________ (the "Master
Servicer"), will act as Master Servicer for the 199__-___ Certificates pursuant to the Agreement. The Master Servicer's principal executive offices are located at _________ ___________________________, and its telephone number is ________
___________. [Describe other locations and general operations of the Master Servicer.]

         The following table summarizes the foreclosure experience on conventional residential first trust deeds or mortgage loans serviced by the Master Servicer during the periods indicated:

                                                                        Year Ended December 31,
                                        ----------------------------------------------------------------------------------------
                                                 199__                  199__                 199__                199__
                                        ----------------------------------------------------------------------------------------

                                                                     (Dollar Amounts in Thousands)

Principal Balance
   (end of period).....................   $                      $                     $                     $
                                           -------------------    ------------------    ------------------    ---------------
Total Number of Loans..................   --------------------   -------------------   -------------------   ----------------
Total Number of
   Foreclosures........................   --------------------   -------------------   -------------------   ----------------
Percent Foreclosed
   by Number of Loans..................                      %                     %                     %                   %
                                          -------------------    ------------------    ------------------    ----------------


         The following table summarizes the delinquency experience on conventional residential first trust deeds or mortgage loans serviced by the Master Servicer during the periods indicated:



                                                                        Year Ended December 31,
                                        ----------------------------------------------------------------------------------------
                                                 199__                  199__                 199__                199__
                                        ----------------------------------------------------------------------------------------

                                                                     (Dollar Amounts in Thousands)

Period of Delinquency:
 30-59 days                               $                      $                     $                     $
  Principal Balance
  Number of Loans
  Percent of Delinquent by
    Number of Loans                                          %                     %                     %                   %

Period of Delinquency:
 60-89 days                               $                      $                     $                     $
  Principal Balance
  Number of Loans
  Percent of Delinquent by
    Number of Loans                                          %                     %                     %                   %

Period of Delinquency:
 90 days or more                          $                      $                     $                     $
  Principal Balance
  Number of Loans
  Percent of Delinquent by
    Number of Loans                                          %                     %                     %                   %

In foreclosure
Principal Balance                         $                      $                     $                     $
Number of Loans
Percent Delinquent by
 Number of Loans
                                                             %                     %                     %                   %

Total Delinquent and in
 Foreclosure                              $                      $                     $                     $
Principal Balance
Number of Loans
Percent Delinquent by
Number of Loans                                              %                     %                     %                   %



         While the above foreclosure and delinquency experience is typical of the Master Servicer's recent experience, there can be no assurance that the future experience on the Mortgage Loans will be the same. In addition, the foregoing is based on all of the conventional loans in the Master Servicer's servicing portfolio. The Mortgage Loans may be more recently originated than and may have certain other characteristics unlike the majority of the loans in the Master Servicer's conventional servicing portfolio.

THE TRUSTEE

         _____________________________________________________________________,
a ___________________________________ (the "Trustee"), will act as Trustee for the Series 199__-____ Certificates pursuant to the Agreement. The Trustee's principal executive offices are located at _________________, and its telephone number is _____________.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The principal compensation to be paid to the Master Servicer in respect of its master servicing activities for the Certificates will be equal to the product of the Servicing Fee Rate times the Scheduled Principal Balance of each Mortgage Loan in the Mortgage Pool. The "Scheduled Principal Balance" of any Mortgage Loan is equal to the outstanding principal balance thereof minus the principal portion of all delinquent scheduled monthly payments. As to any Mortgage Loan, the Servicing Fee Rate is equal to ___% per annum. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Pool and incurred by the Master Servicer in connection with its responsibilities under the Agreement. See "Description of the Certificates - Servicing Compensation and Payment of Expenses" in the Prospectus for information regarding other possible compensation to the Master Servicer and for information regarding expenses payable by the Master Servicer.

VOTING RIGHTS

         At all times, __% of all Voting Rights will be allocated among all holders of the Senior Certificates and the Class B-1 Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates, and __% of all Voting Rights will be allocated among holders of the Class B-2 Certificates in proportion to the percentage interests evidenced by their respective Certificates.

TERMINATION

         The circumstances under which the obligations created by the Agreement will terminate in respect of a series of Certificates are described in "Description of the Certificates - Termination" in the Prospectus. The [Depositor] [Master Servicer] will have the right to repurchase all remaining Mortgage Loans in the Mortgage Pool and thereby effect early retirement of the Certificates, subject to the aggregate principal balance of the Mortgage Loans at the time of repurchase being less than ___% of the aggregate principal balance of such Mortgage Loans as of the Cut-off Date. In the event the Master Servicer exercises such option, the purchase price distributed with respect to each Senior Certificate will be 100% of its then outstanding Certificate Principal Balance plus interest thereon at the Certificate Interest Rate. In no event will the trust created by the Agreement for a series of Certificates continue beyond _________
----------------------.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Upon the issuance of the Offered Certificates, Thacher Proffitt & Wood, counsel to the Depositor, will deliver the following opinion: [Assuming compliance with the provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will qualify as a "real estate mortgage investment conduit" (a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Internal Revenue Code of 1986 (the "Code"), and (i) the Class A, Class B and Class C Certificates will evidence "regular interests" in such REMIC and (ii) the Class R Certificates will be the sole class of "residual interests" in such REMIC, each within the meaning of the REMIC Provisions in effect on the date hereof.] [Assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will be classified as a grantor trust under Subpart E, part I of subchapter J of the Code, and not as an association taxable as a corporation or as a partnership.]

         The __________ Certificates [may] [will] [will not] be treated as having been issued with original issue discount for Federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of [original issue discount,] market discount and premium, if any, for Federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to [a CPR of __%]. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences-REMICs-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount" in the Prospectus.

         The ___________________ Certificates may be treated for Federal income tax purposes as having been issued at a premium. Whether any holder of [either] such Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of [each] such Class of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Federal Income Tax Consequences-REMICs-Taxation of Owners of REMIC Regular Certificates-Premium" in the Prospectus.

         The Offered Certificates will be treated as "qualifying real property loans" within the meaning of Section 593(d) of the Code, assets described in
Section 7701(a)(19)(C) of the Code and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and interest (including original issue discount, if any) on the Offered Certificates will be interest described in
Section 856(c)(3)(B) of the Code. Moreover, the Offered Certificates will be "qualified mortgages" within the meaning of Section 860(A)(3) of the Code. See "Certain Federal Income Tax Consequences-REMICs-Characterization of Investments in REMIC Certificates" in the Prospectus.

         ________________________, a _______________, will act as REMIC
Administrator for the Trust Fund. [The Master Servicer will be responsible for the fees and normal disbursements of the REMIC Administrator.] See "Certain Federal Income Tax Consequences-REMICs-Reporting and Other Administrative Matters" and "The Pooling and Servicing Agreements-Certain Matters Regarding the Master Servicer, the Special Servicer, the

REMIC Administrator and the Depositor", "-Events of Default" and "-Rights Upon Event of Default" in the Prospectus.

         For further information regarding the Federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences-REMICs" in the Prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO REMIC RESIDUAL CERTIFICATES

         The IRS has issued REMIC Regulations that significantly affect holders of REMIC Residual Certificates. The REMIC Regulations impose restrictions on the transfer or acquisition of certain residual interests, including the Class R Certificates. In addition, the REMIC Regulations provide special rules applicable to: (i) thrift institutions holding residual interests having "significant value" and (ii) the transfer of "noneconomic" residual interests to United States persons. Pursuant to the Pooling and Servicing Agreement, the Class R Certificates may not be transferred to non-United States persons. See "Certain Federal Income Tax Consequences--REMICS--Taxation of Owners of REMIC Residual Certificates" in the Prospectus.

         The REMIC Regulations provide for the determination of whether a residual interest has "significant value" for purposes of applying the rules relating to "excess inclusions" with respect to residual interests. Based on the REMIC Regulations, the Class R Certificates do not have significant value and, accordingly, thrift institutions and their affiliates will be prevented from using their unrelated losses or loss carryovers to offset any excess inclusions with respect to the Class R Certificates, which will be in an amount equal to all or virtually all of the taxable income includable by holders of the Class R Certificates. See "Certain Federal Income Tax Consequences-REMICs-Taxation of Owners of REMIC Residual Certificates-Excess Inclusions" in the Prospectus.

         The REMIC Regulations also provide that a transfer to a United States person of "noneconomic" residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of "noneconomic" residual interests will continue to remain liable for any taxes due with respect to the income on such residual interests, if "a significant purpose of the transfer was to impede the assessment or collection of tax." Based on the REMIC Regulations, the Class R Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC Regulations and, accordingly, if a significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Class R Certificates may be disregarded and purported transferors may remain liable for any taxes due with respect to the income on the Class R Certificates. All transfers of the Class R Certificates will be subject to certain restrictions under the terms of the Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded to the extent that the Class R Certificates constitute noneconomic residual interests. See "Certain Federal Income Tax Consequences-REMICs-Taxation of Owners of REMIC Residual Certificates-Noneconomic REMIC Residual Certificates" in the Prospectus.

         The Class R Certificateholders may be required to report an amount of taxable income with respect to the earlier accrual periods of the term of the Trust Fund that significantly exceeds the amount of cash distributions received by such Certificateholders from the Trust Fund with respect to such periods. Furthermore, the tax on such income may exceed the cash distributions with respect to such periods. Consequently, Class R Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the Trust Fund's term as a result of their ownership of the Class R Certificates. In addition, the required inclusion of this amount of taxable income during the Trust Fund's earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Class R Certificate (or possibly later under the "wash sale" rules of Section 1091 of the Code) may cause the Class R Certificateholders' after-tax rate of return to be zero or negative even if the Class R Certificateholders' pre-tax rate of return is positive. That is, on a present value basis, the Class R Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on the Class R Certificates over their life.

         Potential investors in Class R Certificates should be aware that under the Pooling and Servicing Agreement, the holder of the largest Percentage Interest in the Class R Certificates shall, by its acceptance of such Certificates, agree to irrevocably appoint the Master Servicer as its agent to perform all of the duties of the tax matters person for the REMIC.

         Purchasers of the Class R Certificates are strongly advised to consult their tax advisors as to the economic and tax consequences of investment in such Certificates.

         For further information regarding the federal income tax consequences of investing in the Class R Certificates, see "Yield and Maturity
Considerations-Additional Yield Considerations Applicable Solely to the Class R Certificates" herein and "Certain Federal Income Tax
Consequences-REMICs-Taxation of Owners of REMIC Residual Certificates" in the Prospectus.


                              PLAN OF DISTRIBUTION

         [Subject to the terms and conditions set forth in the Underwriting Agreement dated ____________, 199__ (the "Underwriting Agreement"), the Depositor has agreed to sell and PaineWebber Incorporated (the "Underwriter") has agreed to purchase the Senior Certificates. The Underwriter is obligated to purchase all Senior Certificates offered hereby if any are purchased.]

         The Depositor has been advised by the Underwriter that it proposes initially to offer the Senior Certificates to the public at the public offering prices set forth on the cover page of this Prospectus Supplement and to certain dealers at such prices less a concession not in excess of the amount set forth below for each class. The Underwriter may allow and such dealers may reallow concessions not in excess of the amount set forth below for each class. After the initial public offering, the public offering price and such concessions may be changed.

                                                       S-46

                                            Concession                          Reallowance
                                            (Percent of                         (Percent of
                                            Certificate                         Certificate
                                            Principal Balance)                  Principal Balance)
                                            ------------------                  ------------------

Class A-1 Certificates....................
Class A-2 Certificates....................
Class A-3 Certificates....................
Class A-4 Certificates....................


         The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments the Underwriter may be required to make in respect thereof.

         The Underwriting Agreement provides that the Depositor and its parent corporation will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments the Underwriter may be required to make in respect thereof.

         There can be no assurance that a secondary market for the Senior Certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Senior Certificates will be monthly statements discussed in the Prospectus under "Description of the Certificates - Statements to the Certificateholders," which will include information as to the outstanding principal balance of the Senior Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Senior Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Senior Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Senior Certificates may adversely affect the liquidity of the Senior Certificates, even if a secondary market for the Senior Certificates becomes available.

                                  LEGAL MATTERS

         Certain legal matters relating to the Certificates will be passed upon for the Depositor and for the Underwriter by Thacher Proffitt & Wood, New York, New York.


         There can be no assurance that a secondary market for the Senior Certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Senior Certificates will be the monthly statements discussed in the Prospectus under "Description of the Certificates - Statements to Certificateholders, "which will include information as to the outstanding principal balance of the Senior Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Senior Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Senior Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Senior Certificates may adversely affect the liquidity of the Senior Certificates, even if a secondary market for the Senior Certificates become available.

                                     RATING

         [It is a condition to issuance that the Senior Certificates offered hereby be rated in the second highest rating category by a nationally recognized rating organization as the Depositor may designate.] [rating agency language]

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                  SUBJECT TO COMPLETION, DATED NOVEMBER __, 1996


PROSPECTUS SUPPLEMENT                                                [Version 5]
(To Prospectus dated ___________, 199__)


$_____________ (Approximate)

Asset-Backed Certificates, Series 199__-

PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV
Depositor





Class A: $_______ Initial Certificate Principal Balance (approximate) ___% Pass-Through Rate on Class A Principal Amount

Class B:                    No Initial Certificate Principal Balance
                  ____% Pass-Through Rate on Class B Notional Amount

The Series 199__-____ Certificates offered hereby will consist of Class A Certificates and Class B Certificates. The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting of a segregated pool of [_____] Securities having an aggregate principal balance as of __________, 199_ of approximately $__________ (subject to a permitted variance described herein under "Substitution of Trust Fund Assets") and as further described herein to be sold by PaineWebber Mortgage Acceptance Corporation IV (the "Depositor") pursuant to a Trust Agreement between the Depositor and ______, as trustee (the "Trustee"). The [____] Securities will evidence ownership interests in segregated pools of [oneto four-family first mortgage loans] (the "Mortgage Loans"). The Class A Certificates evidence ownership of all principal payments and ___% of each interest payment on the [_____] Securities, after deduction of the Trust Administration Fee specified herein, which corresponds to interest at the above-specified Pass-Through Rate on the outstanding Class A Certificate Principal Balance for the [second] preceding month. The Class B Certificates evidence ownership of ___% of each interest payment on the [_____] Securities, after deduction of the Trust Administration Fee, which corresponds to interest at the above-specified Pass-Through Rate on the outstanding Class B Notional Amount for the [second] preceding month. The Notional Amount is used solely for purposes of the determination of interest payments and certain other rights of holders of Class B Certificates and does not represent an interest in principal payments on the [______] Securities.

Principal and interest are payable on the ____ day of each month or, if such day is not a business day, then on the next succeeding business day, beginning in _____________ (each, a "Distribution Date"). The Certificates offered hereby will constitute a separate series of Certificates being offered by the Depositor from time to time pursuant to the Prospectus dated

___________, 199__ which accompanies this Prospectus Supplement and of which this Prospectus Supplement is a part.

The yield to maturity on the Certificates will be affected by the rate of principal payments (including prepayments) on the Mortgage Loans. [The Mortgage Loans may be prepaid at any time without penalty.] The yield to maturity on the Class B Certificates will be extremely sensitive to the rate of principal payments on the Mortgage Loans and may fluctuate significantly from time to time. The Class B Certificates will be adversely affected in the event of higher than anticipated levels of prepayments. In addition, in the case of Class B Certificates, a rapid rate of principal payments could result in the failure of investors to recover their initial investment. See "Yield on the Certificates and Prepayments on the [_____] Securities" herein.

There is currently no secondary market for the Certificates offered hereby and there can be no assurance that a secondary market for the Certificates will develop. PaineWebber Incorporated expects to establish a market in the Certificates offered hereby, but is not obligated to do so. There is no assurance that any such market, if established, will continue.

PROSPECTIVE INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" ON PAGE S-____ OF THIS PROSPECTUS SUPPLEMENT AND PAGE ____ OF THE ACCOMPANYING PROSPECTUS.

ALTHOUGH DISTRIBUTIONS ON THE [_____] SECURITIES ARE GUARANTEED BY [______], THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST FUND ONLY AND ARE NOT GUARANTEED BY [___], OR ANY OTHER PERSON, AND DO NOT REPRESENT AN OBLIGATION OF OR INTEREST IN [_____], THE DEPOSITOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. THE GUARANTEE OF [_____] IS [NOT] BACKED BY THE FULL FAITH AND CREDIT OF THE UNITED STATES OF AMERICA. DISTRIBUTIONS WILL BE MADE ON THE CERTIFICATES ONLY IF, AND TO THE EXTENT THAT, THE TRUSTEE RECEIVES DISTRIBUTIONS ON THE [_____] SECURITIES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


[_________________________________________________________________________________________________________________
                                                 Aggregate
                                                 Initial
                                                 Certificate                     Underwriting        Proceeds to
                                                 Principal       Price to        Discounts and       the Depositor
                                                 Balance         Public(1)       Commissions         (1)(2)
                                                 -----------     ---------       -------------       -------------


Class A Certificates..........................   $                       %                   %                   %
Class B Certificates..........................   NONE                 %(3)                %(3)                %(3)

Total.........................................   $                       %                   %                   %

__________________________________________________________________________________________________________________

(1)  Plus accrued interest from ________________, 199__.
(2) Before deducting expenses payable by the Depositor estimated to be $_________.]
(3)  Stated as a percentage of the Class B Notional Amount.


[The Class A and Class B Certificates offered hereby will be purchased by PaineWebber Incorporated (the "Underwriter") from the Depositor and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor, before deducting expenses payable by the Depositor, estimated to be $___________, will be ____% of the aggregate initial Class A Certificate Principal Balance, plus accrued interest at the Class A Pass-Through Rate from ______________, 199__.]

The Class A and Class B Certificates offered hereby [are] [will be purchased by PaineWebber Incorporated (the "Underwriter") from the Depositor and will be] offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Series 199__-__ Certificates offered hereby will be made at the office of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019 or through the facilities of The Depository Trust Company on or about ___________________, 199__.


                            PaineWebber Incorporated


________________, 199__

The Certificates offered by this Prospectus Supplement will be part of a separate series of Certificates being offered by the Depositor pursuant to its Prospectus dated ___________, 199__, of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

                                TABLE OF CONTENTS

                                                                       PAGE


SUMMARY OF PROSPECTUS SUPPLEMENT........................................  5
RISK FACTORS............................................................ 10
DESCRIPTION OF THE CERTIFICATES......................................... 10
THE [_______] SECURITIES................................................ 11
                  [Substitution of Trust Fund Assets.................... 13
YIELD ON THE CERTIFICATES AND PREPAYMENT
  ON THE [_________] SECURITIES......................................... 13
                  Payment Delay......................................... 13
                  Prepayment Considerations and Risks................... 13
TRUST AGREEMENT......................................................... 17
                  General............................................... 17
                  The Trustee........................................... 18
                  Voting Rights......................................... 18
                  Transfer to ERISA Plans............................... 18
                  Termination........................................... 18
[CERTAIN FEDERAL INCOME TAX CONSEQUENCES]............................... 19
PLAN OF DISTRIBUTION.................................................... 19
LEGAL MATTERS........................................................... 21
RATING.................................................................. 21


Until ________________, all dealers effecting transactions in the Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and the Prospectus to which it relates. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Capitalized terms used herein but not defined herein shall have the meaning assigned thereto in the Prospectus. An Index of Significant Definitions is included at the end of the Prospectus.

Title of Series.....................  Asset-Backed Certificates, Series 199__-__
                                      (the "Certificates").

Class A Certificates ...............  $_________________ initial Certificate
                                      Principal Balance (approximate), ___%
                                      Pass-Through Rate on such balance. The
                                      initial Class A Certificate Balance is
                                      equal to the aggregate principal balance of the [______] Securities as of _______________ 1, 199__ (the "Cut- off
                                      Date").

Class B Certificates ...............  No Certificate Principal Balance, ____%
                                      Pass-Through Rate on an amount equal to
                                      the Class A Certificate Principal Balance outstanding from time to time (with respect to the Class B Certificates, the "Notional Amount"). [To be revised, with corresponding changes, if Class B Certificates have a Certificate Principal Balance.]

Depositor...........................  PaineWebber Mortgage Acceptance Corp. IV,
                                      a wholly-owned limited purpose finance
                                      subsidiary of PaineWebber Group Inc., and an affiliate of the Underwriter. See "The Depositor" in the Prospectus.

Trustee ............................  _____________________________ __________.
                                      See "Trust Agreement - The Trustee"
                                      herein.

Principal (including
  prepayments) .....................  All principal payments (including principal prepayments) with respect to the [_______] Securities will ------ be passed through on each Distribution Date to holders of the Class A Certificates, commencing ________________, 199_. Holders of Class A Certificates will be entitled to receive such principal payments on each Distribution Date on a pro rata basis in accordance with the Percentage Interest evidenced by their respective
                                      Certificates. The Percentage Interest
                                      evidenced by any Class A Certificate is
                                      equal to the initial Certificate Principal
                                      Balance thereof divided by the aggregate initial Certificate Principal Balance of all of the Class A Certificates.

                                      Holders of the Class B Certificates will not receive any of principal payments on the [________] Securities. See "Description of the Certificates" herein and in the Prospectus.

Interest ...........................  Holders of the Class A Certificates will be entitled to distributions of interest payments on the [____] Securities on each Distribution Date based on the Pass-Through Rate and the then outstanding Certificate Principal Bal- ance thereof.

                                      Holders of the Class B Certificates will be entitled to distributions of interest payments on the [______] Securi- ties on each Distribution Date based on the Pass-Through Rate and the then outstanding Notional Amount thereof.

[_____] Securities..................  ____% [_____] Securities having an aggregate unpaid principal balance of
                                      approximately $_____ as of the Cut- off
                                      Date and guaranteed as to the timely
                                      distribution of interest and [the ultimate distribution of] principal by [________]. Such guarantee of [______] is [not] backed by the full faith and credit of the United States of America. See "The Trust Funds-Agency Securities" in the Prospectus.

Denominations.......................  The Class A Certificates offered hereby will be offered in registered form, in
                                      denominations evidencing initial
                                      Certificate Principal Balances of
                                      $___________ and multiples of $_______ in
                                      excess thereof, with one Cer- tificate
                                      evidencing the remainder of the aggregate initial Class A Certificate Principal Balance.
                                      The Class B Certificates offered hereby
                                      will be offered in registered form, in
                                      denominations evidencing initial Notional
                                      Amounts of $___________ and integral
                                      multiples of $______ in excess thereof,
                                      with one Certificate evidencing an
                                      additional amount equal to the remainder of the aggregate initial Notional Amount.

Record Date ........................  All distributions will be made by or on behalf of the Trustee to the persons in
                                      whose names the Certificates are
                                      registered at the close of business on the last business day of the [second] month preceding the month in which the related Distribution Date occurs. See "Description of the Certificates" herein.

Optional Termination................  At its option, the Depositor may repurchase all of the [____] Securities in the Trust Fund and thereby effect early retirement of the Certificates on any Distribution Date on which the aggregate principal balance of the [____] Securities remaining in the Trust Fund is less than __% of the aggregate principal balance of the [____] Securities as of the Cut-off Date. See "Trust Agreement - Termination" herein and "Description of the Certificates - Termination" in the Prospectus.

Yield Considerations and
  Risks.............................  The rate of payment of principal of each
                                      Class A Certificate, the aggregate amount of each distribution on and the yield to maturity of all Certificates will depend on the rate of payment of principal (including prepayments) of the mortgage loans underlying the [_____] Securities (the "Mortgage Loans"). [The Mortgage Loans can be prepaid at any time, without penalty.] The rate of payment of principal varies significantly from time to time and between pools of mortgage loans at any time and will be affected by a variety of factors. The rate of payment of principal may also be affected by any repurchase by the issuer or guarantor of the Mortgage Loans. In such event the repurchase price paid by the issuer or guarantor would be passed through to the Certificateholders as a prepayment of principal.

                                      THE YIELD ON CLASS B CERTIFICATES, WHICH
                                      ARE BEING OFFERED WITHOUT ANY PRINCIPAL
                                      AMOUNT, WILL BE ESPECIALLY SENSITIVE TO
                                      THE RATE OF PRINCIPAL PAYMENTS ON THE
                                      MORTGAGE LOANS AND MAY FLUCTUATE SIGNIFI-
                                      CANTLY FROM TIME TO TIME. INVESTORS SHOULD
                                      FULLY CON- SIDER THE ASSOCIATED RISKS,
                                      INCLUDING THE RISK THAT IF THE RATE OF
                                      PRINCIPAL PAYMENTS IS RAPID THE INVESTORS
                                      MAY NOT RECOVER THEIR INITIAL INVESTMENT.

                                      The effective yield of each Certificate
                                      will be lower than the yield otherwise
                                      produced by the applicable Pass-Through
                                      Rate and purchase price of such
                                      Certificate because, although interest
                                      will accrue from the first day through the last day of each month, principal and interest distributions with respect to such month will not be passed through to holders of the Certificates until on or after the [_______]th day of the month following the month of accrual.

[Certain Federal Income Tax
  Consequences......................  Upon the issuance of the Offered
                                      Certificates, Thacher Proffitt & Wood,
                                      counsel to the Depositor, will deliver the following opinion: [Assuming compliance with the provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will qualify as a "real estate mortgage investment conduit" (a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Internal Revenue Code of 1986 (the "Code"), and (i) the Class A, Class B and Class C Certificates will evidence "regular interests" in such REMIC and (ii) the Class R Certificates will be the sole class of "residual interests" in such REMIC, each within the meaning of the REMIC Provisions in effect on the date hereof.] [Assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will be classified as a grantor trust under Subpart E, part I of subchapter J of the Code, and not as an association taxable as a corporation or as a partnership.]

                                      Under the REMIC Regulations, the Class R
                                      Certificates will not be regarded as
                                      having "significant value" for purposes of applying the rules relating to "excess inclusions." In addition, the Class R Certificates may constitute "noneconomic" residual interests for purposes of the REMIC Regulations. Transfers of the Class R Certificates will be restricted under the Pooling and Servicing Agreement to United States Persons in a manner designed to prevent a transfer of a noneconomic residual interest from being disregarded under the REMIC Regulations. See "Certain Federal

                                      Income Tax Consequences-Special Tax
                                      Considerations Applicable to REMIC
                                      Residual Certificates" herein and "Certain
                                      Federal Income Tax
                                      Consequences-REMICs-Taxation of Owners of
                                      REMIC Residual Certificates-Excess
                                      Inclusions" and "-Noneconomic REMIC
                                      Residual Certificates" in the Prospectus.

                                      The Class R Certificateholders may be
                                      required to report an amount of taxable
                                      income with respect to the early years of the Trust Fund's term that significantly exceeds distributions on the Class R Certificates during such years, with corresponding tax deductions or losses deferred until the later years of the Trust Fund's term. Accordingly, on a present value basis, the tax detriments occurring in the earlier years may substantially exceed the sum of any tax benefits in the later years. As a result, the Class R Certificateholders' after-tax rate of return may be zero or negative, even if their pre-tax rate of return is positive.

                                      See "Yield and Maturity Considerations," especially "-Additional Yield
                                      Considerations Applicable Solely to the
                                      Class R Certificates", and "Certain
                                      Federal Income Tax Consequences-Special
                                      Tax Considerations Applicable to REMIC
                                      Residual Certificates" herein.

                                      For further information regarding the
                                      Federal income tax consequences of
                                      investing in the Offered Certificates, see
                                      "Certain Federal Income Tax Consequences" herein and in the Prospectus.

Rating..............................  It is a condition to the issuance of the
                                      Certificates of- fered hereby that the
                                      Certificates be rated ________ by
                                      ___________________. A security rating is
                                      not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. A security rating does not address the frequency of prepayments on the [_____] Securities or the underlying Mortgage Loans, or the corresponding effect on yield to investors. See "Yield on the

                                      Certificates and Prepayments on the
                                      [________] Securities" and "Rating"
                                      herein.

Legal Investment....................  The Certificates will constitute "mortgage related securities" for purposes of the
                                      Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated as described herein, and, as such, are legal investments for certain entities to the extent provided in SMMEA. See "Legal Investment" in the Prospectus and "Rating" herein.

                                  RISK FACTORS

                                [To Be Provided]


                         DESCRIPTION OF THE CERTIFICATES

              The Series 199__-__ Certificates are to be issued as Class A Certificates and Class B Certificates. The Class A Certificates evidence the holders' beneficial ownership of an undivided interest in all principal payments on the [_______] Securities and ___% of each interest payment on the [ ] Securities, after deduction of the Trust Administration Fee (as defined herein). The interest allocated to the Class A Certificates will be passed through monthly to each holder thereof at a ___% Pass-Through Rate on the outstanding Certificate Principal Balance thereof for the [second] month preceding the month in which the distribution of interest is to be made. The Class B Certificates evidence the holders' beneficial ownership of an undivided interest in ___% of each interest payment on the [______] Securities, after deduction of the Trust Administration Fee. The interest allocated to the Class B Certificates will be passed through to each holder thereof at a ___% Pass-Through Rate on the outstanding Notional Amount thereof for the [second] month preceding the month in which the distribution of interest is to be made.

              The aggregate Notional Amount for the Class B Certificates for any month will be equal to the outstanding Certificate Principal Balance of the Class A Certificates for that month. The Notional Amount is used solely for purposes of the determination of interest payments and certain other rights of holders of Class B Certificates and holders of Class B Certificates shall not have any interest in, or be entitled to any payment with respect to, principal payments on the [______] Securities. The aggregate initial Certificate Principal Balance of the Class A Certificates and the aggregate initial Notional Amount of the Class B Certificates shall each be approximately $___________ at the Cut-off Date. The outstanding Certificate Principal Amount or Notional Amount, as the case may be, of each Class of Certificates for any month will equal the unpaid principal balance of the [_______] Securities for that month calculated based on the applicable pool factors for the [______] Securities.

              The Trust Administration Fee is payable out of interest payments on the [______] Securities before calculating the amount of such interest which is to be allocated to each Class of Certificates and is equal to ___% per annum, payable monthly, on the aggregate unpaid principal balance of the [_______] Securities for the [second] month preceding the month in which the distribution of interest is to be made.

              Pursuant to the [_____] program, principal and interest at a ___% pass-through rate in respect of the [______] Securities is required to be paid directly to the Trustee on the [_____]th of each month or, if such [_____]th day is not a business day, on the next succeeding business day [by check] [in next-day funds]. Payments of principal and interest will be collected by the Trustee and held in a segregated [non]interest-bearing trust account in the name of and for the benefit of the Certificateholders [and invested in Permitted Investments for the benefit of the Trustee]. Assuming timely receipt thereof by the Trustee by 1:00 p.m. on the [_____] distribution date, principal and interest on the Certificates, at the applicable Pass-Through Rate, will be distributed on the day of receipt; if payment on the [______] Securities is received by the Trustee after 1:00 p.m. or the [_______] distribution date, principal and interest at the applicable Pass-Through Rate will be distributed on the next business day (the "Distribution Date"). In each case distributions will be made to the holders of record of the Certificates on the last business day of the [second] preceding month (the "Record Date"). The first Distribution Date will be ____.

              Distributions on the Certificates will be made by check mailed to the registered holders entitled thereto or, upon written request to the Trustee made at any time at least five business days prior to the related Distribution Date of a holder of one or more Certificates by wire transfer in immediately available funds to the account of such holder; provided, however, that the final distribution in respect of any Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office of the Trustee (as defined herein). Wire transfers will be made at the expense of the Certificateholder requesting such wire transfer by deducting such expense from the related transfer. The Corporate Trust Office of the Trustee is presently located at ___________________________, but such address may be changed by the Trustee with prior written notice to registered Certificateholders.

              Distributions will be made to the holders of the Certificates entitled thereto only if, and to the extent that, the Trustee receives payments on the [_______] Securities. The Trustee will be required to apply all payments received in respect of the [_______] Securities accruing after the Cut-off Date to the Certificates without making any deduction, other than deduction of the Trust Administration Fee, certain expenses of the Trustee, if any, in connection with any legal actions relating to the Trust Agreement or the Certificates, and any applicable tax withholding. Although payment of principal and interest on the [________] Securities is guaranteed by [______], the Certificates are not guaranteed by [______] or any other person and do not represent interests in or obligations of the Depositor, the Trustee or any of their respective affiliates.

                            THE [_______] SECURITIES

              The [_______] Securities are ________% [________] Securities, each of which is guaranteed as to the timely distribution of interest and [the ultimate distribution of] principal by [_______]. The guarantee of [_______] is [an obligation solely of and is not] backed by the full faith and credit of the United States of America.

              [All] [None] of the Mortgage Loans are insured by the Federal Housing Administration ("FHA Loans") or are partially guaranteed by the Veterans Administration ("VA Loans"). All the Mortgage Loans have maximum original stated maturities of approximately [30] years and are [fixed-rate, level payment, fully amortizing] mortgage loans secured by first liens on [one- to four-] family residential units. See "The Trust Funds - Agency Securities" in the Prospectus.

              The aggregate outstanding principal balance of the [_____] Securities at the Cut-off Date will be approximately $__________ [(subject to a permitted variance of plus or minus 5%)]. The pass-through rate on each [_______] Security is ______%. The maximum remaining term to maturity at the Cut-off Date of any Mortgage Loan will be no greater than [______] months and it is expected that at such Cut-off Date the weighted average remaining term to maturity ("WAM") of the Mortgage Loans will be between [_______] and [_______] months, based on information provided by [______] as of the issue date of the [_______] Securities [, adjusted to reflect the number of months elapsed from such issue date to the Cut-off Date]. It is also expected that the weighted average coupon ("WAC") of the Mortgage Loans will have been no less than % and no greater than % as of the issue date of such [______] Securities. The information with respect to weighted average remaining term to maturity and weighted average coupon does not reflect the effect of payments (including prepayments) on the Mortgage Loans subsequent to the issuance of such [______] Securities. Consequently, actual pool characteristics at the Cut-off Date may differ significantly from the parameters stated above.

              [The schedule below is based on the dated , 199 , as published in The Bond Buyer, and provides certain information as to the issue dates of such [ ] Securities and their , 199 principal balances. it also gives information as to the WAC, WAM, and latest maturity date of the Mortgage Loans, in each case as of the issue date of the related [______] Securities.


          Pool      Issue      Latest Loan      Principal Balance at         WAC at           WAM at
          Number    Date      Maturity Date     ___________, 199__         Issue Date       Issue Date
          ------    -----     -------------     --------------------       ----------       ----------












              The WAC of such [______] Securities as of their issue dates was %. The WAM of such [_______] Securities as of , 199 was months, computed by reducing the WAM of each [______] Security by the number of months that elapsed from its issue date to , 199 . The information with respect to the WAC and the WAM does not reflect the effect of payments (including prepayments) on the Mortgage Loans subsequent to the issuance of the [______] Securities. The current WAC and WAM may, as a result, differ significantly from those stated above.]

              [The Depositor will acquire the [______] Securities from PaineWebber Incorporated, an affiliate of the Depositor, in a negotiated transaction.] Since all of the [______] Securities have not been identified by the Depositor at the date of this Prospectus Supplement, there may be discrepancies between the actual [______] Securities and the [______] Securities which the Depositor currently expects to deposit with the Trustee pursuant to the Trust Agreement. Any discrepancy may have a substantial effect on the yields obtained by investors in the Certificates.

              Specific information with respect to the actual [______] Securities (including the unpaid principal balance and the approximate WAC and WAM of the Mortgage Loans based on the information provided by [______] as of the issue date of the [______] Securities) will be available to the underwriter[s] at the Closing Date and will be set forth in a Current Report on Form 8-K which will be filed with the Securities and Exchange Commission as soon as practicable following the Closing Date.

[SUBSTITUTION OF TRUST FUND ASSETS

              If a portion of the [______] Securities expected to be included in the Trust Fund is not delivered on or prior to the Cut-off Date, the Depositor will deposit in the Trust Fund, on an interim basis, cash or cash equivalents, or will deliver other [______] Securities without regard to pass-through rates or maturities, such that the aggregate assets included in the Trust Fund have a principal amount at least equal to the principal amount of the [_______] Securities expected to be included in the Trust Fund. In such event, no later than the first Distribution Date, the Depositor will deliver to the Trustee the [_______] Securities described herein in substitution for any cash or cash equivalents deposited in the Trust Fund or other [_______] Securities previously delivered to the Trustee.]


                    YIELD ON THE CERTIFICATES AND PREPAYMENT
                         ON THE [__________] SECURITIES

PAYMENT DELAY

         The effective yield of each Certificate will be lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price of such Certificate because, although interest will accrue from the first day of each month, principal and interest distributions with respect to such month will not be made to Certificateholders until on or about the day of the month following the month of accrual (or if such day is not a business day, then on the next succeeding business day), resulting in a delay of approximately days.

PREPAYMENT CONSIDERATIONS AND RISKS

         The rate of principal distributions on the Certificates is directly related to the rate of payments of principal on the Mortgage Loans. Principal payments on the Mortgage Loans will be passed through to the Certificateholders. The rate of principal payments on the Mortgage Loans will be affected by the rate of principal prepayments thereon (including for this purpose prepayments resulting from liquidations due to defaults, casualties, condemnations and other dispositions). [Mortgagors may prepay the Mortgage Loans at any time without penalty.] If prevailing interest rates vary significantly from the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher or lower prepayment rates than if prevailing interest rates are at or near the interest rates on the Mortgage Loans. In general, when the level of prevailing interest rates declines significantly below the interest rates on the Mortgage Loans, the rate of prepayments is likely to increase, and, when the level of prevailing interest rates rises significantly above the interest rates on the Mortgage Loans, the rate of prepayments is likely to decline. Prepayment rates are influenced by a number of other factors, including the age and assumability of the Mortgage Loans, general economic conditions and demographic factors. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.

         The actual ranges and dispersions of the interest rates and maturities of the mortgage loans included in a pool underlying a [______] Security may have a significant effect on the prepayment experience on that pool. Even pools with the same pass-through rate and WAC and WAM of the underlying mortgage loans may experience significantly different prepayment rates as a result of variations in such ranges and dispersions.

         [Under the GNMA I program, all mortgages underlying a GNMA Security must have the same annual interest rate (except for mortgages relating to mobile homes). The annual interest rate on a GNMA I Security is 0.50% less than the annual interest rate on the underlying mortgage loans for such GNMA I Security. The GNMA II program permits a variation in the annual rates on the underlying mortgage loans of up to 1%. The annual interest rate on a GNMA II Security is between 0.50% and 1.50% less than the highest annual interest rate on the underlying mortgage loans.] [The maximum permitted variation in the annual interest rates on mortgages underlying a FNMA Security is 2%. The annual interest rate on a FNMA Security is between 0.50% and 2.55% less than the highest annual interest rate on the underlying mortgage loans.] [Under FHLMC's Cash Program, there was no required range within which interest rates on mortgage loans underlying FHLMC Securities issued before June, 199_, had to fall. This wide possible variation in interest rates on the mortgage loans underlying a FHLMC Security issued under the FHLMC Cash Program before June 199_ is likely to make prepayments received on such a FHLMC Security less predictable than the prepayment on an agency security backed by mortgage loans that bear the same interest rate or that bear interest rates within a narrower range. FHLMC has announced that, beginning with mortgage pools underlying FHLMC Securities issued in June, 199_, FHLMC will restrict to 1% the range of annual interest rates on the underlying mortgage loans in the 15- and 30-year single-family fixed-rate Cash Program and that the maximum annual interest rate on the mortgage loans underlying a FHLMC Security issued under the Cash Program will not be more than 2% greater than the pass-through rate on such FHLMC Security. In addition, mortgage loans underlying a FHLMC Security issued under the Cash Program will be grouped by original maturity and remaining maturity to within a maximum of six months]. [Under FHLMC's Guarantor Program, the interest rate on a FHLMC Security is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty fees as agreed upon between the seller and FHLMC. For FHLMC Pools formed under the Guarantor Program with Security numbers beginning with 18-012, the range between the lowest and highest annual interest rates on the mortgage loans in a FHLMC Pool may not exceed two percentage points. For FHLMC Pools formed under the Guarantor Program beginning December, 199_, FHLMC has announced that it will restrict the range of annual interest rates on the underlying mortgage loans to 1%.] [[_______] generally reserves the right to waive such general program limits on the range of annual interest rates in particular circumstances. Consequently, certain of the [_______] Securities may not conform to the indicated ranges.]

         [Certain of the conventional mortgage loans may have "due-on-sale" clauses, which allow the holder of such mortgage loan to demand payment in full of the remaining principal balance of such mortgage loan upon sale or certain transfers of property securing such mortgage loan. The Depositor is unable to provide more precise information as to the portion of the Mortgage Loans that are subject to such "due-on-sale" clauses.] [All of the Mortgage Loans are FHA Loans or VA Loans and consequently contain no "due-on-sale" provisions.] Both FHLMC and FNMA enforce "due-on-sale" clauses to the extent permitted by applicable law, except that FNMA may elect to repurchase a loan subject to a "due-on-sale" clause in lieu of enforcement of such clause. [Consequently, transfers of the property securing the Mortgage Loans may not affect prepayments on such Mortgage Loans to the same extent as if such Mortgage Loans were conventional mortgage loans containing "due-on-sale" clauses.]

         [In addition, the Mortgage Loans underlying the FNMA Securities are subject to a right of repurchase by FNMA in certain circumstances. Such a repurchase would result in an acceleration of distributions of principal on the FNMA Securities which would be treated as principal prepayments for purposes of the Certificates. See "The Trust Funds - Agency Securities" in the Prospectus.]

         The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, event if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal of the Mortgage Loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal payments.

         A LOWER RATE OF PRINCIPAL PREPAYMENTS THAN ANTICIPATED WOULD NEGATIVELY AFFECT THE YIELD EXPERIENCED BY INVESTORS IN CLASS A CERTIFICATES, WHICH ARE BEING OFFERED AT A DISCOUNT FROM THEIR ORIGINAL CERTIFICATE PRINCIPAL BALANCES. A HIGHER RATE OF PRINCIPAL PREPAYMENTS THAN ANTICIPATED WOULD NEGATIVELY AFFECT THE YIELD EXPERIENCED BY INVESTORS IN CLASS B CERTIFICATES, WHICH ARE BEING OFFERED WITHOUT ANY PRINCIPAL AMOUNT AND COULD RESULT IN THE FAILURE OF INVESTORS TO RECOVER THEIR INITIAL INVESTMENT.

         Prepayments on mortgages are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Standard Prepayment Assumption ("SPA"), represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgages. A prepayment assumption of 100% SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgages in the first month of the life of the mortgages and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgages, 100% SPA assumes a constant prepayment rate of 6% per annum each month. As used in the table below, "SPA" assumes prepayment rates equal to % of 100% SPA; " % SPA" assumes prepayment rates equal to % of 100% SPA; "______% SPA" assumes prepayment rates equal to ______% of 100% SPA. SPA does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

         The following table illustrates certain relationships between the assumed purchase prices of the Certificates, as stated below, certain assumed prepayment rates and the yields (calculated as described below) on the Certificates, stated on a corporate bond equivalent basis. For purposes of the illustration, it is assumed, among other things, that (i) the purchase prices of the Class A Certificates and the Class B Certificates are ______% and ______% of their aggregate Certificate Principal Balance and aggregate Notional Amount, respectively, at the Cut-off Date, plus accrued interest from _________, 199__
(ii) all of the Mortgage Loans have identical payment provisions, interest rates of %, and remaining terms to maturity at the Cut-off Date equal to months, (iii) such Mortgage Loans prepay monthly at the specified SPA, (iv) the settlement date for the Certificates is ___________, 199__, and (v) payments of principal and interest on the Mortgage Loans for a particular month are passed through to holders of the _________ Certificates on the ________ day of the [second] succeeding month, beginning _________, 199__. THERE CAN BE NO ASSURANCE AS TO THE ACCURACY OF ANY OF SUCH ASSUMPTIONS; CONSEQUENTLY, SUCH YIELDS ARE SET FORTH FOR ILLUSTRATIVE PURPOSES ONLY.


                                            STANDARD PREPAYMENT ASSUMPTION
                                     ---%      ---%      ---%      ---%     ---%
                                                         Yield

     Class A Certificates.......
     Class B Certificates.......


         The yields set forth above were calculated by determining the monthly discount rates which, when applied to an assumed stream of cash flows to be paid on Certificates of a Class, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such Certificates and by converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Certificates and consequently does not purport to reflect the return on any investment in Certificates when such reinvestment rates are considered.

         The characteristics of the Mortgage Loans will not correspond exactly to those assumed in the prepayment statistics above. The yields to maturity on the Certificates will therefore differ from those set forth above even if all of the Mortgage Loans prepay monthly at the related assumed prepayment rate. In addition, it is not likely that any Mortgage Loan will prepay at a constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate, and the timing of changes in the rate of prepayments may significantly affect the yield to a holder of a Certificate.

         The following table sets forth, among other things, the most recent prepayment experience publicly available on _________, 199_ for [_____] Securities issued and outstanding and having the same pass-through rates as the [______] Securities to be deposited in the Trust Fund.



           Pricing Speed           Prepayment Experience
         Trust Fund Asset                (% OF SPA)             (% OF SPA)(1)
         ----------------          ---------------------        -------------

               3 mos.                    6 mos.                       1 yr.
               -----                     -----                        ----



         [___________] Security   %


         --------------------------------
         (1) For periods ending

         The historical rate of principal payments (including prepayments) set forth in the table above has been computed from information published in THE BOND BUYER. The Depositor believes that such information is accurate, but has no means of verifying the data. The historical rate of principal payments (including prepayments) on [______] Securities since their respective issuance can also be computed from the information published in THE BOND BUYER. See "The [______] Securities" herein. The Depositor makes no representation that the Mortgage Loans will prepay in the manner or at any of the rates assumed in the table set forth above.

         The Depositor believes that the historical payment experience (including prepayments) on such securities is not necessarily indicative of the future prepayment experience of such securities or of the mortgage loans underlying the [_______] Securities. Since the rate of principal payments (including prepayments) on such mortgage loans will significantly affect the yield to maturity on the Certificates, prospective investors are urged to consult their investment advisors as to both the rate of future principal payments (including prepayments) on the underlying mortgage loans and the suitability of the Certificates to their investment objectives.


                                 TRUST AGREEMENT

GENERAL

         The Certificates offered hereby will be issued pursuant to a Trust Agreement (the "Trust Agreement") to be dated as of _______________, 199__, among the Depositor and the Trustee, a form of which is filed as an exhibit to the Registration Statement. Reference is made to the Prospectus for important information additional to that set forth herein regarding the terms and conditions of the Agreement and the Certificates. The Certificates will be transferable and exchangeable at the Corporate Trust Office. No service charge will be made for any transfer or exchange of Certificates but the [Trustee] [Certificate Registrar] may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with the transfer or exchange of Certificates. The Depositor will provide to a prospective or actual Certificateholder without charge, on written request, a copy (without exhibits) of the Agreement. Requests should be addressed to PaineWebber Mortgage Acceptance Corporation. IV, 1285 Avenue of the Americas, New York, New York 10019, Attention: ________________.

THE TRUSTEE

         ___________________________________________________, a
______________________________ (the "Trustee"), will act as Trustee for the
Series 199__-__ Certificates pursuant to the Trust Agreement. The Trustee's principal executive offices are located at _________, and its telephone number is _______.

VOTING RIGHTS

         At all times, [___% of] the Voting Rights will be allocated among the holders of the [Class A] Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates [and ___% of the Voting Rights will be allocated among the holders of the Class B Certificates in proportion to their respective percentage interests].

TRANSFER TO ERISA PLANS

         No transfer of a Certificate or any interest therein may be made to an employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh Plans and collective investment funds in which such plans, accounts or arrangements are invested that is subject to ERISA or the Code (each a "Plan") unless the prospective transferee provides the Depositor and the Trustee with a certification of facts and an opinion of counsel which establishes to the satisfaction of the Depositor and the Trustee that such transfer will not result in a violation of ERISA or cause the Depositor to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under the Code on the Depositor.

TERMINATION

         The circumstances under which the obligations created by the Agreement will terminate in respect of a series of Certificates are described in "Description of the Certificates - Termination" in the Prospectus. The Depositor will have the right to repurchase all remaining [_______] Securities in the Trust Fund and thereby effect early retirement of the Certificates, subject to the aggregate principal balance of the [________________] Securities at the time of repurchase being less than ___% of the aggregate principal balance of such [____________] Securities as of the Cut-off Date. In the event the Depositor exercises such option, the repurchase price distributed with respect to each Class A Certificate will be 100% of its then outstanding Certificate Principal Balance plus interest thereon at the Pass-Through Rate, and with respect to each Class B Certificate will be _____________. In no event will the trust created by the Agreement for a series of Certificates continue beyond the expiration of 21 years from the death of the survivor of the person or persons named in the Agreement.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Upon the issuance of the Offered Certificates, Thacher Proffitt & Wood, counsel to the Depositor, will deliver the following opinion: [Assuming compliance with the provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will qualify as a "real estate mortgage investment conduit" (a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Internal Revenue Code of 1986 (the "Code"), and (i) the Class A, Class B and Class C Certificates will evidence "regular interests" in such REMIC and (ii) the Class R Certificates will be the sole class of "residual interests" in such REMIC, each within the meaning of the REMIC Provisions in effect on the date hereof.] [Assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will be classified as a grantor trust under Subpart E, part I of subchapter J of the Code, and not as an association taxable as a corporation or as a partnership.]

         The __________ Certificates [may] [will] [will not] be treated as having been issued with original issue discount for Federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of [original issue discount,] market discount and premium, if any, for Federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to [a CPR of __%]. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences-REMICs-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount" in the Prospectus.

         The ___________________ Certificates may be treated for Federal income tax purposes as having been issued at a premium. Whether any holder of [either] such Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of [each] such Class of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Federal Income Tax Consequences-REMICs-Taxation of Owners of REMIC Regular Certificates-Premium" in the Prospectus.

         The Offered Certificates will be treated as "qualifying real property loans" within the meaning of Section 593(d) of the Code, assets described in
Section 7701(a)(19)(C) of the Code and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and interest (including original issue discount, if any) on the Offered Certificates will be interest described in
Section 856(c)(3)(B) of the Code. Moreover, the Offered Certificates will be "qualified mortgages" within the meaning of Section 860(A)(3) of the Code.

See "Certain Federal Income Tax Consequences-REMICs-Characterization of Investments in REMIC Certificates" in the Prospectus.

         ________________________, a _______________, will act as REMIC
Administrator for the Trust Fund. [The Master Servicer will be responsible for the fees and normal disbursements of the REMIC Administrator.] See "Certain Federal Income Tax Consequences-REMICs-Reporting and Other Administrative Matters" and "The Pooling and Servicing Agreements-Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor", "-Events of Default" and "-Rights Upon Event of Default" in the Prospectus.

         For further information regarding the Federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences-REMICs" in the Prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO REMIC RESIDUAL CERTIFICATES

         The IRS has issued REMIC Regulations that significantly affect holders of REMIC Residual Certificates. The REMIC Regulations impose restrictions on the transfer or acquisition of certain residual interests, including the Class R Certificates. In addition, the REMIC Regulations provide special rules applicable to: (i) thrift institutions holding residual interests having "significant value" and (ii) the transfer of "noneconomic" residual interests to United States persons. Pursuant to the Pooling and Servicing Agreement, the Class R Certificates may not be transferred to non-United States persons. See "Certain Federal Income Tax Consequences--REMICS--Taxation of Owners of REMIC Residual Certificates" in the Prospectus.

         The REMIC Regulations provide for the determination of whether a residual interest has "significant value" for purposes of applying the rules relating to "excess inclusions" with respect to residual interests. Based on the REMIC Regulations, the Class R Certificates do not have significant value and, accordingly, thrift institutions and their affiliates will be prevented from using their unrelated losses or loss carryovers to offset any excess inclusions with respect to the Class R Certificates, which will be in an amount equal to all or virtually all of the taxable income includable by holders of the Class R Certificates. See "Certain Federal Income Tax Consequences-REMICs-Taxation of Owners of REMIC Residual Certificates-Excess Inclusions" in the Prospectus.

         The REMIC Regulations also provide that a transfer to a United States person of "noneconomic" residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of "noneconomic" residual interests will continue to remain liable for any taxes due with respect to the income on such residual interests, if "a significant purpose of the transfer was to impede the assessment or collection of tax." Based on the REMIC Regulations, the Class R Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC Regulations and, accordingly, if a significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Class R Certificates may be disregarded and purported transferors may remain liable for any taxes due with respect to the income on the Class R Certificates. All transfers of the Class R Certificates will be subject to certain restrictions under the terms of the Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded to the extent that the Class R Certificates constitute noneconomic residual interests. See "Certain Federal Income Tax Consequences-REMICs-Taxation of Owners of REMIC Residual Certificates-Noneconomic REMIC Residual Certificates" in the Prospectus.

         The Class R Certificateholders may be required to report an amount of taxable income with respect to the earlier accrual periods of the term of the Trust Fund that significantly exceeds the amount of cash distributions received by such Certificateholders from the Trust Fund with respect to such periods. Furthermore, the tax on such income may exceed the cash distributions with respect to such periods. Consequently, Class R Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the Trust Fund's term as a result of their ownership of the Class R Certificates. In addition, the required inclusion of this amount of taxable income during the Trust Fund's earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Class R Certificate (or possibly later under the "wash sale" rules of Section 1091 of the Code) may cause the Class R Certificateholders' after-tax rate of return to be zero or negative even if the Class R Certificateholders' pre-tax rate of return is positive. That is, on a present value basis, the Class R Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on the Class R Certificates over their life.

         Potential investors in Class R Certificates should be aware that under the Pooling and Servicing Agreement, the holder of the largest Percentage Interest in the Class R Certificates shall, by its acceptance of such Certificates, agree to irrevocably appoint the Master Servicer as its agent to perform all of the duties of the tax matters person for the REMIC.

         Purchasers of the Class R Certificates are strongly advised to consult their tax advisors as to the economic and tax consequences of investment in such Certificates.

         For further information regarding the federal income tax consequences of investing in the Class R Certificates, see "Yield and Maturity
Considerations-Additional Yield Considerations Applicable Solely to the Class R Certificates" herein and "Certain Federal Income Tax
Consequences-REMICs-Taxation of Owners of REMIC Residual Certificates" in the Prospectus.


                              PLAN OF DISTRIBUTION

         [Subject to the terms and conditions set forth in the Underwriting Agreement dated ____________, 199__ (the "Underwriting Agreement"), the Depositor has agreed to sell and PaineWebber Incorporated (the "Underwriter") has agreed to purchase the Class A and Class B Certificates. The Underwriter is obligated to purchase all Certificates offered hereby if any are purchased.]

         [The Depositor has been advised by the Underwriter that it proposes initially to offer all of the Class A and Class B Certificates to the public at the public offering prices set forth on the cover page of this Prospectus Supplement and to certain dealers at such prices less a concession not in excess of ___%
of the initial Certificate Principal Balance of the Class A Certificates and ___% of the initial Notional Amount of the Class B Certificates. The Underwriter may allow and such dealers may reallow concessions not in excess of ___% of the initial aggregate Certificate Principal Balance of the Class A Certificates and ___% of the initial Notional Amount of the Class B Certificates. After the initial public offering, the public offering price and such concessions may be changed.]

         [Distribution of the Class A and Class B Certificates will be made [by _________] from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Class A and Class B Certificates will be _____% of the aggregate of the Certificate Principal Balances initially represented by the Class A Certificates, plus accrued interest at the Pass-Through Rate from the Cut-off Date but before deducting expenses payable by the Depositor. In connection with the purchase and sale of the Class A and Class B Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.]

         The Underwriting Agreement provides that the Depositor and its parent corporation will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments the Underwriter may be required to make in respect thereof.

         There can be no assurance that a secondary market for the Certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Certificates will be the monthly statements discussed in the Prospectus under "Description of the Certificates -- Statements to Certificateholders," which will include information as to the outstanding principal balance of the Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Certificates may adversely affect the liquidity of the Certificates, even if a secondary market for the Certificates become available.

                                  LEGAL MATTERS

         Certain legal matters relating to the Certificates will be passed upon for the Depositor and for the Underwriter by Thacher Proffitt & Wood, New York, New York.

                                     RATING

         It is a condition to the issuance of the Certificates that they will have been rated in the highest rating category by such nationally recognized statistical rating organization as the Depositor may designate. [rating agency language] See "Yield on the Certificates and Prepayments on the [_____] Securities" herein.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                  Subject to Completion, Dated November __, 1996




PROSPECTUS
NOVEMBER __, 1996


                 PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV
                                    Depositor
                            ASSET-BACKED CERTIFICATES
                              (Issuable in Series)

         Principal and interest with respect to Certificates will be payable monthly, quarterly, semiannually or at such other intervals on the dates specified in the related Prospectus Supplement.

         The Certificates offered hereby and by Supplements to this Prospectus will be offered from time to time in one or more series (each, a "Series"). Each Series of Certificates will represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting primarily of a segregated pool of various types of single-family and multifamily residential mortgage loans, home improvement contracts, cooperative apartment loans or manufactured housing conditional sales contracts and installment loan agreements (collectively, the "Residential Loans"), or beneficial interests therein (which may include Mortgage Securities as defined herein), pass-through or participation certificates issued or guaranteed by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") (any such certificates, "Agency Securities"). Information regarding a Series of Certificates and the composition of the related Trust Fund will be furnished at the time of offering in a Prospectus Supplement.

         Each Series of Certificates will include one or more classes. Each class of Certificates of any Series will represent the right, which right may be senior to the rights of one or more of the other classes of the Certificates, to receive a specified portion of payments of principal and interest on the Residential Loans or Agency Securities in the related Trust Fund in the manner described herein and in the related Prospectus Supplement. A Series may include one or more classes of Certificates entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. See "Description of the Certificates". A Series may include two or more classes of Certificates which differ as to the timing, sequential order or amount of distributions of principal or interest or both. If so specified in the related Prospectus Supplement, the Trust Fund for a Series of Certificates may include insurance policies, surety bonds, guarantees, letters of credit, reserve funds, cash accounts, reinvestment income or other types of credit support, or any combination thereof. See "Description of Credit Support".

         The only obligations of the Depositor with respect to a Series of Certificates will be pursuant to its representations and warranties as described herein. The Master Servicer with respect to a Series of Certificates evidencing interests in a Trust Fund including Residential Loans will be named in the related Prospectus Supplement. The principal obligations of a Master Servicer will be limited to its contractual servicing obligations, and, to the extent described in the related Prospectus Supplement, its obligation to make certain cash advances in the event of payment delinquencies on the Residential Loans.

         Each Trust Fund will be held in trust for the benefit of the holders of the related Series of Certificates as more fully described herein. If specified in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. See "Certain Federal Income Tax Consequences".

                            PAINEWEBBER INCORPORATED

         FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE SECURITIES, SEE THE INFORMATION UNDER "RISK FACTORS" ON PAGE 17.

         THE CERTIFICATES OF EACH SERIES WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS SET FORTH HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. NEITHER THE CERTIFICATES NOR, EXCEPT AS SET FORTH HEREIN OR IN THE RELATED PROSPECTUS SUPPLEMENT, ANY UNDERLYING RESIDENTIAL LOAN (OTHER THAN RESIDENTIAL LOANS IDENTIFIED AS FHA LOANS OR VA LOANS IN THE RELATED PROSPECTUS SUPPLEMENT) OR ANY MORTGAGE SECURITY, WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY. ALTHOUGH PAYMENT OF PRINCIPAL AND INTEREST ON AGENCY SECURITIES WILL BE GUARANTEED AS DESCRIBED HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT BY GNMA, FNMA OR FHLMC, THE CERTIFICATES OF ANY SERIES EVIDENCING INTERESTS IN A TRUST FUND INCLUDING SUCH AGENCY SECURITIES WILL NOT BE SO GUARANTEED.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The Certificates may be offered through one or more different methods, including offerings through underwriters, as more fully described under "Plans of Distribution" and in the related Prospectus Supplement. The Depositor may retain or hold for sale, from time to time, one or more classes of a Series of Certificates.

         The Depositor does not intend to list any of the Certificates on any securities exchange and has not made any other arrangement for secondary trading of the Certificates. With respect to each Series, all of the Certificates of each class offered hereby will be rated in one of the four highest rating categories by one or more nationally recognized statistical rating organizations. There will have been no public market for any Series of Certificates prior to the offering thereof. No assurance can be given that such a market will develop as a result of such an offering.

         The Certificates are offered when, as and if delivered to and accepted by the underwriters subject to prior sale, withdrawal or modification of the offer without notice, the approval of counsel and other conditions. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the securities offered hereby unless accompanied by a Prospectus Supplement.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER

TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE CERTIFICATES OFFERED HEREBY AND THEREBY NOR AN OFFER OF THE CERTIFICATES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT AT ANY TIME DOES NOT IMPLY THAT INFORMATION THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATE.

                              AVAILABLE INFORMATION

         The Depositor is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Depositor can be inspected and copied at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional Offices located as follows: Chicago Regional Office, Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661; New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Depositor does not intend to send any financial reports to Certificateholders. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system and therefore such materials should be available by logging onto the Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

         This Prospectus does not contain all of the information set forth in the Registration Statement (of which this Prospectus forms a part) and exhibits thereto which the Depositor has filed with the Commission under the Securities Act of 1933 and to which reference is hereby made.

         Copies of FHLMC's most recent Offering Circular for FHLMC Certificates, FHLMC's most recent Information Statement and any subsequent information statement, any supplement to any information statement relating to FHLMC and any quarterly report made available by FHLMC after December 31, 1983 can be obtained by writing or calling the FHLMC Investor Inquiry Department at 8200 Jones Branch Drive, Mail Stop 319, McLean, Virginia 22102 (800-336-3672). The Depositor did not participate in the preparation of FHLMC's Offering Circular, Information Statement or any supplement and, accordingly, makes no representation as to the accuracy or completeness of the information set forth therein.

         Copies of FNMA's most recent Prospectus for FNMA Certificates are available from FNMA's Mortgage Backed Securities Office, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-6547). FNMA's annual report and quarterly financial statements, as well as other financial information, are available from FNMA's Office of the Treasurer, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7000) or the Office of the Vice President of Investor Relations, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7000). The Depositor did not participate in the preparation of FNMA's Prospectus and, accordingly, makes no representations as to the accuracy or completeness of the information set forth therein.

                          REPORTS TO CERTIFICATEHOLDERS

         The Master Servicer or the Trustee (as specified in the related Prospectus Supplement) will furnish to all registered holders of Certificates of the related Series monthly, quarterly, semi-annually or at such other intervals specified in the related Prospectus Supplement, and annual statements containing information with respect to each Trust Fund described herein and in the related Prospectus Supplement. See "Description of the Certificates-Statements to Certificateholders".

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         With respect to each Series of Certificates offered hereby, there are incorporated herein and in the related Prospectus Supplement by reference all documents and reports filed or caused to be filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of the related Series of Certificates, that relate specifically to such related Series of Certificates. The Company will provide or cause to be provided without charge to each person to whom this Prospectus and a related Prospectus Supplement is delivered in connection with the offering of one or more classes of such Series of Certificates, upon written or oral request of such person, a copy of any or all such reports incorporated herein by reference, in each case to the extent such reports relate to one or more of such classes of such Series of Certificates, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. Requests should be directed in writing to PaineWebber Mortgage Acceptance Corporation IV, 1285 Avenue of the Americas, New York, New York 10019 or by telephone at (212) 713-2000.

               PROSPECTUS SUPPLEMENT OR CURRENT REPORT ON FORM 8-K

         The Prospectus Supplement or Current Report on Form 8-K relating to the Certificates of each Series to be offered hereunder will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the class or classes of Certificates and the Certificate Interest Rate or method of determining the rate or the amount of interest, if any, to be paid to each such class; (ii) the aggregate principal amount and Distribution Dates relating to such Series and, if applicable, the initial and final scheduled Distribution Dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the Trust Fund Assets included therein and, if applicable, the insurance policies, surety bonds, guarantees, letters of credit, reserve funds, cash accounts, reinvestment income or other instruments or agreements included in the Trust Fund or otherwise, and the amount and source of any reserve account or cash account; (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) the method used to calculate the amount of principal to be distributed with respect to each class of Certificates; (vi) the order of application of distributions to each of the classes within such Series, whether sequential, pro rata, or otherwise; (vii) additional information with respect to the method of distribution of such Certificates; (viii) whether one or more REMIC elections will be made and designation of the regular interests and residual interests; (ix) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (x) information as to the Trustee; (xi) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate in right of payment to any other class; and (xii) information as to the Master Servicer.

UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES COVERED BY SUCH PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER SUCH PROSPECTUS SUPPLEMENT AND THIS PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE CERTIFICATES COVERED BY SUCH PROSPECTUS SUPPLEMENT AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                SUMMARY OF TERMS

         The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and in each Prospectus Supplement with respect to the Series offered thereby and the terms and provisions of the related Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") or Trust Agreement (the "Trust Agreement"; each Pooling and Servicing Agreement or Trust Agreement, an "Agreement") to be prepared and delivered in connection with the offering of such Series. Unless otherwise specified, capitalized terms used and not defined in this Summary of Terms have the meanings ascribed to them in this Prospectus and in the related Prospectus Supplement.

Title of Certificates...............  Asset-Backed Certificates, issuable in
                                      Series (the "Certificates").

Depositor...........................  PaineWebber Mortgage Acceptance
                                      Corporation IV (the "Depositor"), a
                                      Delaware corporation, is a wholly-owned
                                      limited purpose finance subsidiary of
                                      PaineWebber Group Inc. The Depositor's
                                      principal offices are located at 1285
                                      Avenue of the Americas, New York, New York
                                      10019 and its telephone number is (212)
                                      713-2000. See "The Depositor".

Master Servicer.....................  The entity or entities named as Master
                                      Servicer (the "Master Servicer") for each
                                      Series of Certificates evidencing
                                      interests in a Trust Fund including
                                      Residential Loans as specified in the
                                      related Prospectus Supplement. See
                                      "Description of the Certificates-Certain
                                      Matters Regarding the Master Servicer, the
                                      Depositor and the Trustee".

Trustee.............................  The Trustee (the "Trustee") for each
                                      Series of Certificates will be named in
                                      the related Prospectus Supplement. See
                                      "Description of the Certificates-Certain
                                      Matters Regarding the Master Servicer, the
                                      Depositor and The Trustee".

Description of Certificates.........  Each Series of Certificates will include one or more classes. Each Series of
                                      Certificates (including any class or
                                      classes of Certificates of such Series not offered hereby) will represent in the aggregate the entire beneficial ownership interest in a segregated pool of Residential Loans or Agency Securities, or beneficial interests therein (which may include Mortgage Securities as defined herein) (each, a "Trust Fund Asset"), and certain other assets described below (together, all such Trust Fund

                                      Assets and other assets with respect to a Series of Certificates shall constitute a "Trust Fund"). Unless otherwise specified in the related Prospectus Supplement, each class of Certificates will have a stated principal amount (a "Certificate Principal Balance") and will be entitled to distributions of interest thereon based on a specified interest rate (the "Certificate Interest Rate"). The Certificate Interest Rate may vary for each class of Certificates and may be fixed, variable or adjustable. The related Prospectus Supplement will specify the Certificate Interest Rate for each Series of Certificates or each class thereof, or the method for determining the Certificate Interest Rate.

                                      If so provided in the related Prospectus
                                      Supplement, a Series of Certificates
                                      evidencing interests in a Trust Fund
                                      including Residential Loans may include
                                      one or more classes of Certificates
                                      (collectively, the "Senior Certificates") which are senior to one or more classes of Certificates (collectively, the
                                      "Subordinate Certificates") in respect of certain distributions of principal and interest and allocations of losses on the Residential Loans to the extent and in the manner provided in the related Prospectus Supplement. Credit enhancement may also be provided with respect to any Series by means of various insurance policies, surety bonds, guarantees, letters of credit, reserve funds, cash accounts, reinvestment income or other types of credit support, or any combination of the foregoing, as described herein and in the related Prospectus Supplement. See "Description of Credit Support".

                                      A Series may include one or more classes of Certificates that (i) may be entitled to principal distributions, with disproportionate, nominal or no interest distributions, (ii) may be entitled to interest distributions, with disproportionate, nominal or no principal distributions ("Strip Certificates"),
                                      (iii) may be entitled to receive
                                      distributions only of prepayments of
                                      principal throughout the lives of the
                                      Certificates or during specified periods,
                                      (iv) may be subordinated in the right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other classes of Certificates of such Series throughout the lives of the Certificates or during specified periods, (v) may be entitled to receive such distributions only after the occurrence of events specified in the related Prospectus Supplement, (vi) may be entitled to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related Trust Fund,
                                      (vii) as to Certificates entitled to
                                      distributions allocable to interest, may be entitled to receive interest at a fixed rate or a rate that is subject to change from time to time, and (viii) as to Certificates entitled to distributions allocable to interest, may be entitled to distributions allocable to interest only after the occurrence of events specified in the related Prospectus Supplement and may accrue interest until such events occur, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes, over time, or otherwise as specified in the related Prospectus Supplement. In addition, a Series may include two or more classes of Certificates which differ as to timing, sequential order or amount of distributions of principal or interest, or both, or which may include one or more classes of Certificates ("Accrual Certificates"), as to which accrued interest will not be distributed but rather will be added to the Certificate Principal Balance thereof on each Distribution Date, as hereinafter defined, in the manner described in the related Prospectus Supplement.

                                      As to each Series, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" or "REMIC" as defined in the Internal Revenue Code of 1986 (the "Code"). If any such election is made as to any Series, one of the classes of Certificates comprising such Series will be designated as evidencing all "residual interests" in the related REMIC as defined in the Code. See "Description of the Certificates".

                                      The Certificates will not represent an
                                      interest in or obligation of the Depositor or any affiliate thereof except as set forth herein, nor will the Certificates, any Residential Loans (other than Residential Loans identified as FHA Loans or VA Loans in the related Prospectus Supplement) or Mortgage Securities be insured or guaranteed by any governmental agency or instrumentality. Although payment of principal and interest on Agency Securities will be guaranteed as described herein and in the related Prospectus Supplement by GNMA, FNMA or FHLMC, the Certificates of any Series including such Agency Securities will not be so guaranteed.

Interest............................  Interest on each class of Certificates other than certain classes of Strip
                                      Certificates or Accrual Certificates
                                      (prior to the time when accrued interest becomes payable thereon) of each Series will accrue at the applicable Certificate Interest Rate on the outstanding Certificate Principal Balances thereof and will be distributed to Certificateholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions with respect to interest on Strip Certificates with no or, in certain cases, a nominal Certificate Principal Balance will be made on each Distribution Date on the basis of a notional amount as described herein and in the related Prospectus Supplement. Interest that has accrued but is not yet payable on any Accrual Certificates will be added to the Certificate Principal Balance thereof on each Distribution Date. Distributions of interest with respect to one or more classes of Certificates (or accruals thereof in the case of Accrual Certificates) may be reduced to the extent of certain delinquencies or other contingencies described herein and in the related Prospectus Supplement. See "Yield Considerations", "Maturity and Prepayment Considerations" and "Description of the Certificates".

Principal...........................  The Certificates of each Series (other than certain Strip Certificates) initially will have an aggregate Certificate Principal Balance equal to either (i) the outstanding principal balance of the Trust Fund Assets included in the related Trust Fund, as of, unless the related Prospectus Supplement provides otherwise, the close of business on the first day of the month of formation of the related Trust Fund (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received, or, (ii) if so specified in the related Prospectus Supplement with respect to a Series having more than one class of Certificates, the total of the Cash Flow Values (as defined herein) of the Residential Loans as of such date. The Certificate Principal Balance of a Certificate represents the maximum dollar amount (exclusive of interest thereon) which the holder thereof is entitled to receive in respect of principal from future cash flow on the assets in the related Trust Fund. The initial Certificate Principal Balance of each class of Certificates will be set forth on the cover of the related Prospectus Supplement. Except as otherwise specified in the related Prospectus Supplement, distributions in respect of principal on the Certificates of each Series will be payable on each Distribution Date to the class or classes of Certificates entitled thereto until the Certificate Principal Balance of such class has been reduced to zero, on a pro rata basis among all of the Certificates of such class, in proportion to their respective outstanding Certificate
                                      Principal Balances, or in the priority and manner otherwise specified in the related Prospectus Supplement. Strip Certificates not having a Certificate Principal Balance will not receive distributions in respect of principal. See "The Trust Funds", "Maturity and Prepayment Considerations" and "Description of the Certificates".

The Trust Funds.....................  Each Trust Fund will consist of a segregated pool of Residential Loans or
                                      Agency Securities and certain other assets as described herein and in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, all Trust Fund Assets will be purchased by the Depositor, either directly or through an affiliate, from unaffiliated sellers and will be deposited into the related Trust Fund as of the first day of the month in which the Certificates evidencing interests therein are initially issued. In addition, if the related Prospectus Supplement so provides, the related Trust Fund Assets will include funds on deposit in an account (a "Pre-Funding Account") which will be used to purchase additional Residential Loans during the period specified in the related Prospectus Supplement. See "Description of the
                                      Certificates--Pre-Funding Accounts".

A. Residential Loans................  The Residential Loans will consist of (i)
                                      mortgage loans (the "Mortgage Loans")
                                      secured by first or junior liens on one- to four-family residential properties (each, a "Mortgaged Property," collectively, "Mortgaged Properties") or mortgage loans (the "Multifamily Loans") secured by first or junior liens on multifamily residential properties consisting of five or more dwelling units (also, "Mortgaged Properties"), (ii) home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts") which may be unsecured or secured by a lien on the related Mortgaged Property or a Manufactured Home, which lien may be subordinated to one or more senior liens on the related Mortgaged Property, as described in the related Prospectus Supplement, (iii) cooperative loans (the "Cooperative Loans") secured primarily by shares in a private cooperative housing corporation (a "Cooperative") which with the related proprietary lease or occupancy agreement give the owner thereof the right to occupy a particular dwelling unit in the Cooperative or (iv) manufactured housing conditional sales contracts and installment loan agreements (the "Manufactured Housing Contracts"), which may be secured by either liens on (a) new or used Manufactured Homes (as defined herein) or (b) the real property and any improvements thereon (the "Mortgaged Property," which may include the related Manufactured Home if deemed to be part of the real property under applicable state law) relating to a Manufactured Housing
                                      Contract as well as in certain cases a
                                      lien on a new or used Manufactured Home
                                      which is not deemed to be a part of the
                                      related real property under applicable
                                      state law (such Manufactured Housing
                                      Contracts that are secured by Mortgaged
                                      Property are referred to herein as "Land
                                      Contracts"). The Mortgaged Properties,
                                      Cooperative shares (together with the
                                      right to occupy a particular dwelling unit evidenced thereby) and Manufactured Homes (collectively, the "Residential
                                      Properties") may be located in any one of the fifty states, the District of Columbia or the

                                      Commonwealth of Puerto Rico. Unless
                                      otherwise specified in the related
                                      Prospectus Supplement, each Trust Fund
                                      will contain only one of the following
                                      types of residential loans: (1) fully
                                      amortizing loans with a fixed rate of
                                      interest (such rate, an "Interest Rate") and level monthly payments to maturity;
                                      (2) fully amortizing loans with a fixed
                                      Interest Rate providing for level monthly payments, or for payments of interest only during the early years of the term, followed by monthly payments of principal and interest that increase annually at a predetermined rate until the loan is repaid or for a specified number of years, after which level monthly payments resume;
                                      (3) fully amortizing loans with a fixed
                                      Interest Rate providing for monthly
                                      payments during the early years of the
                                      term that are calculated on the basis of an interest rate below the Interest Rate, followed by monthly payments of principal and interest that increase annually by a predetermined percentage over the monthly payments payable in the previous year until the loan is repaid or for a specified number of years, followed by level monthly payments; (4) fixed Interest Rate loans providing for level payments of principal and interest on the basis of an assumed amortization schedule and a balloon payment of principal at the end of a specified term; (5) fully amortizing loans with an Interest Rate adjusted periodically (with corresponding adjustments in the amount of monthly payments) to equal the sum (which may be rounded) of a fixed margin and an index as described in the related Prospectus Supplement, which may provide for an election, at the mortgagor's option during a specified period after origination of the loan, to convert the adjustable Interest Rate to a fixed Interest Rate, as described in the related Prospectus Supplement; (6) fully amortizing loans with an adjustable Interest Rate providing for monthly payments less than the amount of interest accruing on such loan and for such amount of interest accrued but not paid currently to be added to the principal balance of such loan; (7) adjustable Interest Rate loans providing for an election at the mortgagor's option, in the event of an adjustment to the Interest Rate resulting in an Interest Rate in excess of the Interest Rate at origination of the loan, to extend the term to maturity for such period as will result in level monthly payments to maturity; or (8) such other types of Residential Loans as may be described in the related Prospectus Supplement.

                                      If specified in the related Prospectus
                                      Supplement, the Residential Loans will be covered by standard hazard insurance policies with extended coverage insuring against losses due to fire and various other causes. If specified in the related Prospectus Supplement, the Residential Loans will be covered by flood insurance policies if the related Residential Property is located in a federally designated flood area and if such insurance is available. If specified in the related Prospectus Supplement, the Residential Loans will be covered by primary credit insurance policies or will be insured by the Federal Housing Administration (the "FHA") or partially guaranteed by the Veterans Administration (the "VA"). See "Description of Primary Insurance Coverage".

B.  Agency Securities...............  The Agency Securities will consist of any combination of "fully modified
                                      pass-through" mortgage-backed certificates
                                      ("GNMA Certificates") guaranteed by the
                                      Government National Mortgage Association
                                      ("GNMA"), guaranteed mortgage pass-through securities ("FNMA Certificates") issued by the Federal National Mortgage Association ("FNMA") and mortgage participation certificates ("FHLMC Certificates") issued by the Federal Home Loan Mortgage Corporation ("FHLMC").

C.  Mortgage Securities.............  If specified in the related Prospectus
                                      Supplement, a Trust Fund may include
                                      previously issued asset- backed
                                      certificates, collateralized mortgage
                                      obligations or participation certificates
                                      (each, and collectively, "Mortgage
                                      Securities") evidencing interests in, or collateralized by, Residential Loans or Agency Securities as defined herein.

D.  Certificate Account.............  Each Trust Fund will include one or more accounts (collectively, the "Certificate
                                      Account") established and maintained on
                                      behalf of the Certificateholders into
                                      which the Master Servicer or the Trustee will, to the extent described herein and in the related

                                      Prospectus Supplement, deposit all
                                      payments and collections received or
                                      advanced with respect to the related Trust
                                      Fund Assets. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, or funds held therein may be invested in certain short-term high-quality obligations. See "Description of the Certificates-Deposits to the Certificate Account".

E.  Credit Support..................  If so specified in the Prospectus
                                      Supplement, one or more classes of
                                      Certificates within any Series evidencing interests in a Trust Fund that includes Residential Loans may be covered by any combination of a surety bond, a guarantee, letter of credit, an insurance policy, a bankruptcy bond, a reserve fund, a cash account, reinvestment income, subordination of one or more classes of Certificates in a Series to the extent provided in the related Prospectus Supplement, cross-support between
                                      Certificates evidencing beneficial
                                      ownership in different asset groups within the same Trust Fund or another type of credit support to provide partial or full coverage for certain defaults and losses relating to the Residential Loans. The amount and types of coverage, the identification of the entity providing the coverage (if applicable), the terms of any subordination and related information with respect to each type of credit support, if any, will be set forth in the related Prospectus Supplement for a Series of Certificates. If specified in the related Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and the application of such coverage to the identified Trust Funds. See "Description of Credit Support" and "Description of the
                                      Certificates-Subordination".

Servicing and Advances..............  The Master Servicer, directly or through sub-servicers, will service and administer the Residential Loans included in a Trust Fund and, unless the related Prospectus Supplement provides otherwise, in connection therewith (and pursuant to the terms of the related Mortgage Securities, if applicable) will be obligated to make certain cash advances with respect to delinquent scheduled payments on the Residential Loans or will be obligated to make such cash advances only to the extent that the Master Servicer determines that such advances will be recoverable (any such advance, an "Advance"). Advances made by the Master Servicer will be reimbursable to the extent described herein and in the related Prospectus Supplement. The Prospectus Supplement with respect to any Series may provide that the Master Servicer will obtain a cash advance surety bond, or maintain a cash advance reserve fund, to cover any obligation of the Master Servicer to make advances. The obligor on any such surety bond will be named, and the terms applicable to any such cash advance reserve fund will be described in the related Prospectus Supplement. See "Description of the
                                      Certificates-Advances".

Optional Termination................  If so specified in the related Prospectus
                                      Supplement, a Series of Certificates may be subject to optional early termination ("Optional Termination") through the repurchase of the assets in the related Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth herein under "Description of the
                                      Certificates-Termination" herein and in
                                      the related Prospectus Supplement.

Certain Federal Income
  Tax Consequences..................  The Certificates of each Series offered hereby will constitute either (i)
                                      interests ("Grantor Trust Certificates") in a Trust Fund treated as a grantor trust under applicable provisions of the Code, or (ii) "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") in a Trust Fund treated as a REMIC under Sections 860A through 860G of the Code.

                                      Investors are advised to consult their tax advisors and to review "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

ERISA Considerations................  A fiduciary of an employee benefit plan and certain other retirement plans and
                                      arrangements, including individual
                                      retirement accounts, annuities, Keogh
                                      plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986 (the "Code") should carefully review with its legal advisors whether the purchase or holding of Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. The U.S. Department of Labor has issued an individual exemption, Prohibited
                                      Transaction Exemption 90-36, to
                                      PaineWebber Incorporated ("PaineWebber") that generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by PaineWebber and the servicing and operation of asset pools such as the Mortgage Pools, provided that certain conditions are satisfied. See "ERISA Considerations".

Legal Investment....................  The Prospectus Supplement for each Series of Certificates will specify which, if
                                      any, of the Certificates offered thereby constitute at the date of issuance "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Institutions whose investment activities are subject to review by federal or state authorities should consult with their counsel or the applicable authorities to determine whether and to what extent a class of Certificates constitutes a legal investment for them. See "Legal Investment".

Use of Proceeds.....................  The Depositor will use the net proceeds from the sale of each Series for one or
                                      more of the following purposes: (i) to
                                      purchase the related Trust Fund Assets,
                                      (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Trust Fund

                                      Assets, (iii) to establish any Reserve
                                      Funds described in the related Prospectus
                                      Supplement and (iv) to pay costs of
                                      structuring, guaranteeing and issuing such
                                      Certificates. If so specified in the
                                      related Prospectus Supplement, the
                                      purchase of the Trust Fund Assets for a
                                      Series may be effected by an exchange of Certificates with the Depositor of such Trust Fund Assets. See "Use of Proceeds."

Ratings.............................  Unless otherwise specified in the related
                                      Prospectus Supplement, it will be a
                                      requirement for issuance of any Series
                                      that the Certificates offered by this
                                      Prospectus and such Prospectus Supplement be rated by at least one Rating Agency in one of its four highest applicable rating categories. The rating or ratings applicable to Certificates of each Series offered hereby and by the related Prospectus Supplement will be as set forth in the related Prospectus Supplement. A securities rating should be evaluated independently of similar ratings on different types of securities. A security rating does not address the effect that the rate of prepayments on Residential Loans comprising or underlying the Trust Fund Assets may have on the yield to investors in the Certificates. See "Risk Factors."

                                  RISK FACTORS

         Investors should consider, among other things, the following factors in connection with the purchase of the Certificates offered hereby and by the related Prospectus Supplement.

LIMITED LIQUIDITY

         There can be no assurance that a secondary market for the Certificates of any Series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such Series remain outstanding. The market value of Certificates of each Series will fluctuate with changes in prevailing rates of interest. Consequently, sale of the Certificates by a holder in any secondary market that may develop may be at a discount from par value or from its purchase price. Holders of Certificates have no optional redemption rights. Unless otherwise provided in the related Prospectus Supplement, PaineWebber expects to make a secondary market in the Certificates offered hereby, but is not obligated to do so.

LIMITED ASSETS

         The Depositor does not have, nor is it expected to have, any significant assets. Unless otherwise specified in the related Prospectus Supplement, the Certificates of a Series will be payable solely from the Trust Fund for such Certificates and will not have any claim against or security interest in the Trust Fund for any other Series. There will be no recourse to the Depositor or any other person for any failure to receive distributions on the Certificates. Furthermore, at the times set forth in the related Prospectus Supplement, certain Trust Fund Assets and/or any balance remaining in the Certificate Account immediately after making all payments due on the Certificates of such Series, after making adequate provision for future payments on certain classes of Certificates and after making any other payments specified in the related Prospectus Supplement, may be promptly released or remitted to the Depositor, the Master Servicer, any credit enhancement provider or any other person entitled thereto and will no longer be available for making payments to Certificateholders. Consequently, holders of Certificates of each Series must rely solely upon payments with respect to the Trust Fund Assets and the other assets constituting the Trust Fund for a Series of Certificates, including, if applicable, any amounts available pursuant to any credit enhancement for such Series, for the payment of principal of and interest on the Certificates of such Series.

         The Certificates will not represent an interest in or obligation of the Depositor, the Master Servicer or any of their respective affiliates. The only obligations, if any, of the Depositor with respect to the Trust Fund Assets and the other assets constituting the Trust Fund for a Series of Certificates, or the Certificates of any Series will be pursuant to certain representations and warranties. The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Trust Fund Assets with respect to which there has been a breach of any representation or warranty. If, for example, the Depositor were required to repurchase a Residential Loan, its only sources of funds to make such repurchase would be from funds obtained (i) from the enforcement of a corresponding obligation, if any, on the part of the seller or originator of such Residential Loan, or (ii) from a reserve account or similar credit enhancement established to provide funds for such repurchases. The Master Servicer's servicing obligations under the related Agreement may include its limited obligation to make certain advances in the event of delinquencies on the Residential Loans, but only to the extent deemed recoverable. To the extent described in the related Prospectus Supplement, the Depositor, Master Servicer or Trustee will be obligated under certain limited circumstances to purchase or act as a remarketing agent with respect to a convertible Residential Loan upon the conversion of the interest rate thereon to a fixed rate.

CREDIT ENHANCEMENT

         Although credit enhancement is intended to reduce the risk of delinquent payments or losses to holders of Certificates entitled to the benefit thereof, the amount of such credit enhancement will be limited, as set forth in the related Prospectus Supplement, and may decline and could be depleted under certain circumstances prior to the payment in full of the related Series of Certificates, and as a result Certificateholders may suffer losses. Moreover, such credit enhancement may not cover all potential losses or risks. For example, credit enhancement may or may not cover, or may cover only in part, fraud or negligence by a loan originator or other parties. See "Description of Credit Support".

PREPAYMENT AND YIELD CONSIDERATIONS

         The timing of principal payments of the Certificates of a Series will be affected by a number of factors, including the following: (i) the extent of prepayments of the Residential Loans and, in the case of Agency Securities, the underlying loans related thereto, comprising the Trust Fund, which prepayments may be influenced by a variety of factors, (ii) the manner of allocating principal and/or payment among the classes of Certificates of a Series as specified in the related Prospectus Supplement, (iii) the exercise by the party entitled thereto of any right of optional termination and (iv) the rate and timing of payment defaults and losses incurred with respect to the Trust Fund Assets. Prepayments of principal may also result from repurchases of Trust Fund Assets due to material breaches of the Unaffiliated Seller's (as defined herein), originator's, Depositor's or Master Servicer's representations and warranties, as applicable. The yield to maturity experienced by a holder of Certificates may be affected by the rate of prepayment of the Residential Loans comprising or underlying the Trust Fund Assets. See "Yield Considerations" and "Maturity and Prepayment Considerations".

         Interest payable on the Certificates of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues over a period ending two or more days prior to a Distribution Date, the effective yield to Certificateholders will be reduced from the yield that would otherwise be obtainable if interest payable on the Certificates were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Certificateholders will be less than the indicated coupon rate. See "Description of the Certificates--Distributions" and "--Principal Interest on the Certificates".

BALLOON PAYMENTS

         Certain of the Residential Loans as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require principal payments (i.e., balloon payments) at their stated maturity. Residential Loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Residential Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Residential Property, the financial condition of the borrower and tax laws.

NATURE OF MORTGAGES

         There are several factors that could adversely affect the value of the Residential Properties such that the outstanding balance of the related Residential Loans, together with any senior financing on the Residential Properties, if applicable, would equal or exceed the value of the Residential Properties. Among the factors that could adversely affect the value of the Residential Properties are an overall decline in the residential real estate market in the areas in which the Residential Properties are located or a decline in the general condition of the Residential Properties as a result of failure of borrowers to adequately maintain the Residential Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. In the case of Home Improvement Contracts or other Residential Loans that are secured by junior liens, such decline could extinguish the value of the interest of a junior mortgagee in the Residential Property before having any effect on the interest of the related senior mortgagee. If such a decline occurs, the actual rates of delinquencies, foreclosures and losses on all Residential Loans could be higher than those currently experienced in the mortgage lending industry in general.

         Even assuming that the Residential Properties provide adequate security for the Residential Loans, substantial delays could be encountered with the liquidation of defaulted Residential Loans and corresponding delays in the receipt of related proceeds by Certificateholders could occur. An action to foreclose on a Residential Property securing a Residential Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Residential Property. In the event of a default by a borrower, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Residential Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Residential Loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Residential Loans and not yet reimbursed, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

         Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balances of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal of the small loan than would be the case with the defaulted loan having a large remaining principal balance. Since the mortgages and deeds of trust securing certain Mortgage Loans, Multifamily Loans and Home Improvement Contracts will be primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage(s) or deed(s) of trust, the proceeds from the liquidation, insurance or condemnation proceeds will be available to satisfy the outstanding balance of such junior lien only to the extent that the claims of the senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to any senior mortgage, in which case it must either pay the entire amount due on any senior mortgage to the related senior mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on any such senior mortgage in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy any senior mortgages or make payments due to any senior mortgagees, although the Master Servicer or Sub-Servicer may, at its option, advance such amounts to the extent deemed recoverable and prudent. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all senior liens and the Mortgage Loan, Multifamily Loan or Home Improvement Contract in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Certificates, to the extent not covered by credit enhancement, are likely to (i) incur losses in jurisdictions in which a deficiency judgment against the borrower is not available, and (ii) incur losses if any deficiency judgment obtained is not realized upon. In addition, the rate of default of junior mortgage loans, multifamily loans and home improvement contracts may be greater than that of mortgage loans secured by first liens on comparable properties.

         Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Residential Loans. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Residential Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Residential Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions. See "Certain Legal Aspects of Residential Loans".

ENVIRONMENTAL RISKS

         Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances that require remedy on a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the related property. See "Risk Factors -- Environmental Risks" and "Certain Legal Aspects of Residential Loans--Environmental Legislation".

CERTAIN OTHER LEGAL CONSIDERATIONS REGARDING RESIDENTIAL LOANS

         The Residential Loans may also be subject to federal laws, including:

                  (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Residential Loans;

                  (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

                  (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

                  (iv) for Residential Loans that were originated or closed after November 7, 1989, the Home Equity Loan Consumer Protection Act of 1988, which requires additional disclosures, limits changes that may be made to the loan documents without the borrower's consent and restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

         THE RIEGLE ACT. Certain mortgage loans are subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act") which incorporates the Home Ownership and Equity Protection Act of 1994. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

         The Home Improvement Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations (collectively, the "Holder in Due Course Rules"), which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The Holder in Due Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

         Violations of certain provisions of these federal laws may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Residential Loans and in addition could subject the Trust Fund to damages and administrative enforcement. See "Certain Legal Aspects of Residential Loans".

RATING OF THE CERTIFICATES

         Unless otherwise specified in the related Prospectus Supplement, it will be a condition to the issuance of a class of Certificates that they be rated in one of the four highest rating categories by the Rating Agency identified in the related Prospectus Supplement. Any such rating would be based on among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to such class and such Rating Agency's assessment solely of the likelihood that holders of a class of Certificates will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Residential Loans will be made, the degree to which such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Certificates. Such rating shall not be deemed a recommendation to purchase, hold or sell Certificates, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

         There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

         The amount, type and nature of credit enhancement, if any, established with respect to a class of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of similar loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Residential Loans. No assurance can be given that the values of any Residential Properties have remained or will remain at their levels on the respective dates of origination of the related Residential Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Residential Loans in a particular Trust Fund and any secondary financing on the related Residential Properties become equal to or greater than the value of the Residential Properties, the rate of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Residential Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust

Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of the Certificates of the related Series. See "Rating".

BOOK-ENTRY REGISTRATION

         If issued in book-entry form, such registration may reduce the liquidity of the Certificates in the secondary trading market since investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates. Since transactions in Certificates can be effected only through the Depository Trust Company ("DTC"), participating organizations ("Participants"), Financial Intermediaries and certain banks, the ability of a Certificateholder to pledge a Certificate to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of such Certificates, may be limited due to lack of a physical certificate representing the Certificates.

         In addition, Certificateholders may experience some delay in their receipt of distributions of interest and principal on the Certificates since distributions are required to be forwarded by the Trustee to DTC and DTC will then be required to credit such distributions to the accounts of Participants which thereafter will be required to credit them to the accounts of Certificateholders either directly or indirectly through Financial Intermediaries. See "Description of the Certificates--Book-Entry Registration of Certificates" herein.

CERTAIN HOME IMPROVEMENT CONTRACTS

         CONTRACTS UNSECURED. The obligations of a borrower under an unsecured Home Improvement Contract will not be secured by an interest in the related real estate or otherwise, and the related Trust Fund, as the owner of such unsecured Home Improvement Contract, will be a general unsecured creditor as to such obligations. As a consequence, in the event of a default under an unsecured Home Improvement Contract, the related Trust Fund will have recourse only against the obligor's (the "Obligor") assets generally, along with all other general unsecured creditors of the Obligor. In a bankruptcy or insolvency proceeding relating to an Obligor on an unsecured Home Improvement Contract, the obligations of the Obligor under such unsecured Home Improvement Contract may be discharged in their entirety, notwithstanding the fact that the portion of such Obligor's assets made available to the related Trust Fund as a general unsecured creditor to pay amounts due and owing thereunder are sufficient to pay such amounts in whole or part. An Obligor on an unsecured Home Improvement Contract may not demonstrate the same degree of concern over performance of the Obligor's obligations under such unsecured Home Improvement Contract as if such obligations were secured by the real estate owned by such Obligor.

MORTGAGE LOANS UNDERWRITTEN AS NON-CONFORMING CREDITS MAY EXPERIENCE RELATIVELY HIGHER LOSSES

         If so specified in the related Prospectus Supplement, the single family Mortgage Loans assigned and transferred to the related Trust Fund may include Mortgage Loans underwritten in accordance with the underwriting standards for "non-conforming credits," which include borrowers whose creditworthiness and repayment ability do not satisfy FNMA or FHLMC underwriting guidelines. A Mortgage Loan made to a "non-conforming credit" means a residential loan that is ineligible for purchase by FNMA or FHLMC due to borrower credit characteristics, property characteristics, loan documentation guidelines or other characteristics that do not meet FNMA or FHLMC underwriting guidelines, including a loan made to a borrower whose creditworthiness and repayment ability do not satisfy such FNMA or FHLMC underwriting guidelines and a borrower who may have a record of major derogatory credit items such as default on a prior residential loan, credit write-offs, outstanding judgments or prior bankruptcies. Because the borrowers on such Mortgage Loans are less creditworthy than borrowers who meet FNMA or FHLMC underwriting guidelines, delinquencies and foreclosures can be expected to be more prevalent with respect to such Mortgage Loans than with respect to residential loans originated in accordance with FNMA or FHLMC underwriting guidelines. As a result, changes in the values of the Mortgaged Properties may have a greater effect on the loss experience of such Mortgage Loans than on residential loans originated in accordance with FNMA or FHLMC underwriting guidelines. If the values of the Mortgaged Properties decline after the dates of origination of such Mortgage Loans, the rate of losses on such Mortgage Loans may increase and such increase may be substantial. See "Residential Loan Program Underwriting Standards".

TRUST FUND ASSETS MAY INCLUDE DELINQUENT, SUB-PERFORMING AND NON-PERFORMING RESIDENTIAL LOANS

         If so specified in the related Prospectus Supplement, the Trust Fund Assets in the related Trust Fund may include Residential Loans that are delinquent, sub-performing or non-performing. Credit enhancement provided with respect to a particular Series of Certificates may not cover all losses related to such delinquent, sub-performing or non-performing Residential Loans. Prospective investors should consider the risk that the inclusion of such Residential Loans in the Trust Fund for a Series may cause the rate of defaults and prepayments on the Residential Loans to increase and, in turn, may cause losses to exceed the available credit enhancement for such Series and affect the yield on the Certificates of such Series. See "The Trust Funds - Residential Loans".

PRE-FUNDING ACCOUNTS

         If so provided in the related Prospectus Supplement, on the Closing Date the Depositor will deposit an amount (the "Pre-Funded Amount") specified in such Prospectus Supplement into the Pre-Funding Account. The Pre-Funded Amount will be used to purchase Residential Loans ("Subsequent Loans") within a period commencing from the Closing Date and ending on a date not more than three months after the Closing Date (such period, the "Funding Period") from the Depositor (which, in turn, will acquire such Subsequent Loans from the seller or sellers specified in the related Prospectus Supplement). To the extent that the entire Pre-Funded Amount has not been applied to the purchase of Subsequent Loans by the end of the related Funding Period, any amounts remaining in the Pre-Funding Account will be distributed as a prepayment of principal to Certificateholders on the Distribution Date immediately following the end of the Funding Period, in the amounts and pursuant to the priorities set forth in the related Prospectus Supplement.

OTHER CONSIDERATIONS

         There is no assurance that the market value of the Trust Fund Assets or any other assets of a Trust Fund will at any time be equal to or greater than the principal amount of the Certificates of the related Series then outstanding, plus accrued interest thereon. Moreover, upon an event of default under the Agreement for a Series and a sale of the assets in the Trust Fund or upon a sale of the assets of a Trust Fund for a Series of Certificates, the Trustee, the Master Servicer, the credit enhancer, if any, and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to Certificateholders. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Certificates of such Series.

                                 THE TRUST FUNDS

         Each Trust Fund Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or through affiliates, from sellers not affiliated with the Depositor (any such sellers of Residential Loans, hereinafter "Unaffiliated Sellers"), or, if provided in the related Prospectus Supplement, from sellers affiliated with the Depositor.

RESIDENTIAL LOANS

         The Residential Loans will consist of mortgage loans (the "Mortgage Loans") secured by first or junior liens on one- to four-family residential properties (each, a "Mortgaged Property," collectively, "Mortgaged Properties") (which may include Mortgage Securities) or mortgage loans (the "Multifamily Loans") secured by first or junior liens on multifamily residential properties consisting of five or more dwelling units (also, "Mortgaged Properties"), home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts") which may be unsecured or secured by a lien on the related Mortgaged Property or a Manufactured Home, which lien may be subordinated to one or more senior liens on the related Mortgaged Property, cooperative loans (the "Cooperative Loans") secured primarily by shares in the related private cooperative housing corporation (a "Cooperative") that, with the related proprietary lease or occupancy agreement, give the owner thereof the right to occupy a particular dwelling unit (each, a "Cooperative Unit") in the Cooperative or manufactured housing conditional sales contracts and installment loan agreements (the "Manufactured Housing Contracts"), which may be secured by either liens on (a) new or used Manufactured Homes or (b) the real property and any improvements thereon (the "Mortgaged Property," which may include the related Manufactured Home if deemed to be part of the real property under applicable state law) relating to a Manufactured Housing Contract as well as in certain cases a lien on a new or used Manufactured Home which is not deemed to be a part of the related real property under applicable state law (such Manufactured Housing Contracts that are secured by Mortgaged Property are referred to herein as "Land Contracts"). The Mortgaged Properties, Cooperative shares (together with the right to occupy a particular Cooperative Unit evidenced thereby) and Manufactured Homes (collectively, the "Residential Properties") may be located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. Unless otherwise provided in the related Prospectus Supplement, each Trust Fund will contain (and any participation interest in any of the foregoing will relate to) only one of the following types of Residential Loans:

                  (1) Fully amortizing loans with a fixed rate of interest (such rate, an "Interest Rate") and level monthly payments to maturity;

                  (2) Fully amortizing loans with a fixed Interest Rate providing for level monthly payments, or for payments of interest only during the early years of the term, followed by monthly payments of principal and interest that increase annually at a predetermined rate until the loan is repaid or for a specified number of years, after which level monthly payments resume;

                  (3) Fully amortizing loans with a fixed Interest Rate providing for monthly payments during the early years of the term that are calculated on the basis of an interest rate below the Interest Rate, followed by monthly payments of principal and interest that increase annually by a predetermined percentage over the monthly payments payable in the previous year until the loan is repaid or for a specified number of years, followed by level monthly payments;

                  (4) Fixed Interest Rate loans providing for level payments of principal and interest on the basis of an assumed amortization schedule and a balloon payment of principal at the end of a specified term;

                  (5) Fully amortizing loans with an Interest Rate adjusted periodically ("ARM Loans"), (with corresponding adjustments in the amount of monthly payments), to equal the sum (which may be rounded) of a fixed margin and an index as described in the related Prospectus Supplement, which may provide for an election, at the mortgagor's option during a specified period after origination of the loan, to convert the adjustable Interest Rate to a fixed Interest Rate, as described in the related Prospectus Supplement;

                  (6) Fully amortizing loans with an adjustable Interest Rate providing for monthly payments less than the amount of interest accruing on such loan and for such amount of interest accrued but not paid currently to be added to the principal balance of such loan;

                  (7) ARM Loans providing for an election at the mortgagor's option, in the event of an adjustment to the Interest Rate resulting in an Interest Rate in excess of the Interest Rate at origination of the loan, to extend the term to maturity for such period as will result in level monthly payments to maturity; or

                  (8) Such other types of Residential Loans as may be described in the related Prospectus Supplement.

         If specified in the related Prospectus Supplement, the Trust Fund underlying a Series of Certificates may include previously issued asset-backed certificates, collateralized mortgage obligations or participation certificates (each, and collectively, "Mortgage Securities"), evidencing interests in, or collateralized by, Residential Loans or Agency Securities as described herein. The Mortgage Securities may have been issued previously by the Depositor or an affiliate thereof, a financial institution or other entity engaged generally in the business of lending or a limited purpose corporation organized for the purpose of, among other things, establishing trusts, acquiring and depositing loans into such trusts, and selling beneficial interests in such trusts. Except as otherwise set forth in the related Prospectus Supplement, such Mortgage Securities will be generally similar to Certificates offered hereunder. As to any such Series of Certificates, the related Prospectus Supplement will include a description of such Mortgage Securities and any related credit enhancement, and the Residential Loans underlying such Mortgage Securities will be described together with any other Residential Loans included in the Trust Fund relating to such Series. As to any such Series of Certificates, as used herein the term "Residential Loans" includes the Residential Loans underlying such Mortgage Securities. Notwithstanding any other reference herein to the Master Servicer, with respect to a Series of Certificates as to which the Trust Fund includes Mortgage Securities, the entity that services and administers such Mortgage Securities on behalf of the holders of such Certificates may be referred to as the "Manager", if so specified in the related Prospectus Supplement. References herein to advances to be made and other actions to be taken by the Master Servicer in connection with the Residential Loans may include such advances made and other actions taken pursuant to the terms of such Mortgage Securities.

         If so specified in the related Prospectus Supplement, certain Residential Loans may contain provisions prohibiting prepayments for a specified period after their origination date (a "Lockout Period"), prohibiting prepayments entirely or requiring the payment of a prepayment penalty upon prepayment in full or in part.

         If so specified in the related Prospectus Supplement, the Trust Fund Assets in the related Trust Fund may include Residential Loans that are delinquent, sub-performing or non-performing. The inclusion of such Residential Loans in the Trust Fund for a Series may cause the rate of defaults and prepayments on the Residential Loans to increase and, in turn, may cause losses to exceed the available credit enhancement for such Series and affect the yield on the Certificates of such Series.

         MORTGAGE LOANS

         The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust (the "Mortgages") creating first or junior liens on the Mortgaged Properties. The Mortgage Loans will be secured by one- to four-family residences, including detached and attached dwellings, townhouses, rowhouses, individual condominium units, individual units in planned-unit developments and individual units in DE MINIMIS planned-unit developments. If so provided in the related Prospectus Supplement, the Mortgage Loans will be insured by the FHA ("FHA Loans") or partially guaranteed by the VA ("VA Loans"). See "The Trust Funds-Residential Loans-FHA Loans and VA Loans" and "Description of Primary Insurance Coverage-FHA Insurance and VA Guarantees".

         Certain of the Mortgage Loans may be secured by junior liens, and the related senior liens ("Senior Liens") may not be included in the mortgage pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of Senior Liens will be satisfied in full out of proceeds of the liquidation of the Mortgage Loan, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related Senior Liens. In order for the debt related to the Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and the Senior Liens or purchase the Mortgaged Property subject to the Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Certificates bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

         Liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance. Because the average outstanding principal balance of the Mortgage Loans is smaller relative to the size of the average outstanding principal balance of the loans in a typical pool of conventional first priority mortgage loans, liquidation proceeds may also be smaller as a percentage of the principal balance of a Mortgage Loan than would be the case in a typical pool of conventional first priority mortgage loans.

         MULTIFAMILY LOANS

         The Multifamily Loans will be evidenced by Mortgage Notes secured by Mortgages creating first or junior liens on rental apartment buildings or projects containing five or more dwelling units. Unless otherwise specified in the related Prospectus Supplement, Multifamily Loans will have had original terms to stated maturity of not more than 30 years. If so provided in the related Prospectus Supplement, the Multifamily Loans will be FHA Loans. Mortgaged Properties which secure Multifamily Loans may include high-rise, mid-rise and garden apartments. See "The Trust Funds-Residential Loans-FHA Loans and VA Loans" and "Description of Primary Insurance Coverage-FHA Insurance and VA Guarantees".

         If so provided in the related Prospectus Supplement, the Multifamily Loans may contain provisions containing a Lockout Period, prohibiting prepayments entirely or requiring the payment of a prepayment penalty upon prepayment in full or in part. In the event that

Certificateholders will be entitled to all or a portion of any prepayment penalties collected in respect of the related Multifamily Loans, the related Prospectus Supplement will specify the method or methods by which the prepayment penalties are calculated.

         HOME IMPROVEMENT CONTRACTS

         The Home Improvement Contracts will either be unsecured or secured by Mortgages on one- to four-family, multifamily properties or manufactured housing which Mortgages are generally subordinate to other mortgages on the same property. Except as otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will be fully amortizing and may have fixed or adjustable rates of interest and may provide for other payment characteristics. Except as specified in the related Prospectus Supplement, the home improvements relating to the Home Improvement Contracts may include replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling and solar heating panels. If so provided in the related Prospectus Supplement certain of the Home Improvement Contracts may be FHA Loans. See "The Trust Funds-Residential Loans-FHA Loans and VA Loans" and "Description of Primary Insurance Coverage-FHA Insurance and VA Guarantees".

         COOPERATIVE LOANS

         The Cooperative Loans will be evidenced by promissory notes (the "Cooperative Notes") secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific Cooperative Units in the related buildings.

         MANUFACTURED HOUSING CONTRACTS

         The Manufactured Housing Contracts will consist of manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home, or in the case of a Land Contract, by a lien on the real estate to which the Manufactured Home is deemed permanently affixed and, in some cases, the related Manufactured Home which is not real property under the applicable state law. The Manufactured Homes securing the Manufactured Housing Contracts will generally consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter".

         If so provided in the related Prospectus Supplement, the Manufactured Housing Contracts may be FHA Loans or VA Loans. See "The Trust Funds-Residential Loans-FHA Loans and

VA Loans" and "Description of Primary Insurance Coverage-FHA Insurance and VA Guarantees".

         BUYDOWN LOANS

         If provided in the related Prospectus Supplement, certain of the Residential Loans may be subject to temporary buydown plans ("Buydown Loans"), pursuant to which the monthly payments made by the borrower in the early years of the Buydown Loan (the "Buydown Period") will be less than the scheduled payments on the Buydown Loan, the resulting difference to be made up from (i) an amount contributed by the borrower, the seller of the Residential Property or another source and placed in a custodial account and (ii) unless otherwise specified in the related Prospectus Supplement, investment earnings on the buydown funds. Generally, the borrower under each Buydown Loan will be qualified at a reduced interest rate. Accordingly, the repayment of a Buydown Loan is dependent on the ability of the borrower to make larger monthly payments after the buydown funds have been depleted and, for certain Buydown Loans, during the Buydown Period. See "Residential Loan Program-Underwriting Standards".

         FHA LOANS AND VA LOANS

         FHA Loans will be insured by the FHA as authorized under the National Housing Act of 1934, as amended (the "Housing Act"), and the United States Housing Act of 1937, as amended. One- to four-family FHA Loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. Such FHA Loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA Loan. No FHA Loan may have an interest rate or original principal balance exceeding the applicable FHA limits at the time of origination of such FHA Loan. See "Description of Primary Insurance Coverage-FHA Insurance and VA Guarantees".

         Home Improvement Contracts and Manufactured Housing Contracts that are FHA Loans are insured by the FHA (as described in the related Prospectus Supplement, up to an amount equal to 90% of the sum of the unpaid principal of the FHA Loan, a portion of the unpaid interest and certain other liquidation costs) pursuant to Title I of the Housing Act.

         There are two primary FHA insurance programs that are available for Multifamily FHA Loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure multifamily loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a multifamily loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

         Section 223(f) of the Housing Act allows HUD to insure multifamily loans made for the purchase or refinancing of existing apartment projects that are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project and a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

         VA Loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended (the "Servicemen's Readjustment Act"). The Servicemen's Readjustment Act permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA Loan will have an original principal amount greater than five times the partial VA guarantee for such VA Loan. The maximum guarantee that may be issued by the VA under this program will be set forth in the related Prospectus Supplement. See "Description of Primary Insurance Coverage-FHA Insurance and VA Guarantees".

         LOAN-TO-VALUE RATIO

         The "Loan-to-Value Ratio" of a Residential Loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the Residential Loan, plus, in the case of a Mortgage Loan secured by a junior lien, the outstanding principal balance of the related Senior Liens, to the Collateral Value of the related Residential Property. The "Collateral Value" of a Residential Property or Cooperative Unit, other than with respect to Refinance Loans, is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. "Refinance Loans" are loans made to refinance existing loans or loans made to a borrower who was a tenant in a building prior to its conversion to cooperative ownership. The "Collateral Value" of the Residential Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. Unless otherwise specified in the related Prospectus Supplement, for purposes of calculating the Loan-to-Value Ratio of a Manufactured Housing Contract relating to a new Manufactured Home, the Collateral Value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice (the "Manufacturer's Invoice Price"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. Unless otherwise specified in the related Prospectus Supplement, with respect to used Manufactured Homes, the Collateral Value is the least of the sales price, appraised value, and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

         Residential Properties may be subject to subordinate financing at the time of origination. As is customary in residential lending, subordinate financing may be obtained with respect to a Residential Property after the origination of the Residential Loan without the lender's consent.


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         No assurance can be given that values of the Residential Properties have remained or will remain at their historic levels on the respective dates of origination of the related Residential Loans. If the residential real estate market were to experience an overall decline in property values such that the outstanding principal balances of the Residential Loans, and any other financing on the related Residential Properties, become equal to or greater than the value of the Residential Properties, the actual rates of delinquencies, foreclosures and losses may be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Residential Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses. To the extent that such losses are not covered by the applicable insurance policies and other forms of credit support described herein and in the related Prospectus Supplement, such losses will be borne, at least in part, by the holders of one or more classes of the Certificates of the related Series. See "Description of the Certificates" and "Description of Credit Support".

AGENCY SECURITIES

         The Agency Securities will consist of any combination of "fully modified pass-through" mortgage-backed certificates guaranteed by the GNMA ("GNMA Certificates"), guaranteed mortgage pass-through securities issued by the FNMA ("FNMA Certificates") and mortgage participation certificates issued by the FHLMC ("FHLMC Certificates").

         GNMA

         GNMA is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the Housing Act authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of FHA Loans, VA Loans or by pools of other eligible residential loans.

         Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection". In order to meet its obligations under such guaranty, GNMA is authorized, under Section 306(d) of the Housing Act, to borrow from the United States Treasury with no limitations as to amount, to perform its obligations under its guarantee.

         GNMA CERTIFICATES

         Each GNMA Certificate will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by an issuer approved by GNMA or FNMA as a seller-servicer of FHA Loans or VA Loans, except as described below with respect to Stripped Agency Securities (as defined below). The loans underlying GNMA Certificates may consist of FHA Loans, VA Loans and other loans eligible for inclusion in loan pools underlying GNMA Certificates. GNMA Certificates may be issued under either or both of the GNMA I program and the GNMA II program, as described in the related Prospectus Supplement. The Prospectus Supplement for Certificates of each Series evidencing interests in a Trust Fund including GNMA Certificates will set forth additional information regarding the GNMA guaranty program, the characteristics of the pool underlying such GNMA Certificates, the servicing of the related pool, the payment of principal and interest on GNMA Certificates to the extent not described herein and other relevant matters with respect to the GNMA Certificates.

         Except as otherwise specified in the related Prospectus Supplement or as described below with respect to Stripped Agency Securities, each GNMA Certificate will provide for the payment, by or on behalf of the issuer, to the registered holder of such GNMA Certificate of monthly payments of principal and interest equal to the holder's proportionate interest in the aggregate amount of the monthly principal and interest payments on each related FHA Loan or VA Loan, less servicing and guaranty fees aggregating the excess of the interest on such FHA Loan or VA Loan over the GNMA Certificates pass-through rate. In addition, each payment to a holder of a GNMA Certificate will include proportionate pass-through payments to such holder of any prepayments of principal of the FHA Loans or VA Loans underlying the GNMA Certificate and the holder's proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of any such FHA Loan or VA Loan.

         The GNMA Certificates do not constitute a liability of, or evidence any recourse against, the issuer of the GNMA Certificates, the Depositor or any affiliates thereof, and the only recourse of a registered holder, such as the Trustee, is to enforce the guaranty of GNMA.

         GNMA will have approved the issuance of each of the GNMA Certificates included in a Trust Fund in accordance with a guaranty agreement or contract between GNMA and the issuer of such GNMA Certificates. Pursuant to such agreement, such issuer, in its capacity as servicer, is required to perform customary functions of a servicer of FHA Loans and VA Loans, including collecting payments from borrowers and remitting such collections to the registered holder, maintaining escrow and impoundment accounts of borrowers for payments of taxes, insurance and other items required to be paid by the borrower, maintaining primary hazard insurance, and advancing from its own funds in order to make timely payments of all amounts due on the GNMA Certificate, even if the payments received by such issuer on the loans backing the GNMA Certificate are less than the amounts due thereon. If the issuer is unable to make payments on a GNMA Certificate as they become due, it must promptly notify GNMA and request GNMA to make such payment. Upon such notification and request, GNMA will make such payments directly to the registered holder of the GNMA Certificate. In the event no payment is made by the issuer and the issuer fails to notify and request GNMA to make such payment, the registered holder of the GNMA Certificate has recourse against only GNMA to obtain such payment. The Trustee or its nominee, as registered holder of the GNMA Certificates included in a Trust Fund, is entitled to proceed directly against GNMA under the terms of the guaranty agreement or contract relating to such GNMA Certificates for any amounts that are not paid when due under each GNMA Certificate.

         The GNMA Certificates included in a Trust Fund may have other characteristics and terms, different from those described above so long as such GNMA Certificates and underlying residential loans meet the criteria of the Rating Agency or Agencies. Such GNMA Certificates and underlying residential loans will be described in the related Prospectus Supplement.



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



         FNMA

         FNMA is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (the "Charter Act"). FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

         FNMA provides funds to the mortgage market by purchasing mortgage loans from lenders. FNMA acquires funds to purchase loans from many capital market investors, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, FNMA issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders. FNMA receives fees for its guaranty of timely payment of principal and interest on its mortgage-backed securities.

         FNMA CERTIFICATES

         FNMA Certificates are Guaranteed Mortgage Pass-Through Certificates typically issued pursuant to a prospectus which is periodically revised by FNMA. FNMA Certificates represent fractional undivided interests in a pool of mortgage loans formed by FNMA. Each mortgage loan must meet the applicable standards of the FNMA purchase program. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program. Mortgage loans underlying FNMA Certificates included in a Trust Fund will consist of conventional mortgage loans, FHA Loans or VA Loans. The Prospectus Supplement for Certificates of each Series evidencing interests in a Trust Fund including FNMA Certificates will set forth additional information regarding the FNMA program, the characteristics of the pool underlying such FNMA Certificates, the servicing of the related pool, payment of principal and interest on the FNMA Certificates to the extent not described herein and other relevant matters with respect to the FNMA Certificates.

         Except as described below with respect to Stripped Agency Securities, FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any prepayment or foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered.

         The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the United States. If FNMA were unable to satisfy such obligations, distributions to the holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying loans and, accordingly, monthly distributions to the holders of FNMA Certificates would be affected by delinquent payments and defaults on such loans.

         FNMA Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than FNMA Certificates backed by pools containing graduated payment mortgage loans or multifamily loans) are available in book-entry form only. With respect to a FNMA Certificate issued in book-entry form, distributions thereon will be made by wire, and with respect to a fully registered FNMA Certificate, distributions thereon will be made by check.

         The FNMA Certificates included in a Trust Fund may have other characteristics and terms, different from those described above, so long as such FNMA Certificates and underlying mortgage loans meet the criteria of the Rating Agency or Rating Agencies rating the Certificates of such Series. Such FNMA Certificates and underlying mortgage loans will be described in the related Prospectus Supplement.

         FHLMC

         FHLMC is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien, conventional residential mortgage loans or participation interests in such mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans and participation interests therein which it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

         FHLMC CERTIFICATES

         Each FHLMC Certificate represents an undivided interest in a pool of residential loans that may consist of first lien conventional residential loans, FHA Loans or VA Loans ("FHLMC Certificate Group"). Each such mortgage loan must meet the applicable standards set forth in the FHLMC Act. A FHLMC Certificate Group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate Group. The Prospectus Supplement for Certificates of each Series evidencing interests in a Trust Fund including FHLMC Certificates will set forth additional information regarding the FHLMC guaranty program, the characteristics of the pool underlying such FHLMC Certificate, the servicing of the related pool, payment of principal and interest on the FHLMC Certificate to the extent not described herein and other relevant matters with respect to the FHLMC Certificates.

         Except as described below with respect to Stripped Agency Securities, FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable pass-through rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate Group represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the related Prospectus Supplement, guarantee the timely payment of scheduled principal. Pursuant to its guarantees, FHLMC also guarantees ultimate collection of scheduled principal payments, prepayments of principal and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following the latest of (i) foreclosure sale, (ii) payment of the claim by any mortgage insurer and (iii) the expiration of any right of redemption, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its servicing judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted servicing standards that require that the demand be made within any specified period.

         FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such Mortgage Loans.

         The FHLMC Certificates included in a Trust Fund may have other characteristics and terms, different from those described above, so long as such FHLMC Certificates and underlying mortgage loans meet the criteria of the Rating Agency or Rating Agencies rating the Certificates of such Series. Such FHLMC Certificates and underlying mortgage loans will be described in the related Prospectus Supplement.

STRIPPED AGENCY SECURITIES

         The GNMA Certificates, FNMA Certificates or FHLMC Certificates may be issued in the form of certificates ("Stripped Agency Securities") which represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal or interest distributions (but not all of such distributions), on an underlying pool of mortgage loans or certain other GNMA Certificates, FNMA Certificates or FHLMC Certificates. GNMA, FNMA or FHLMC, as applicable, will guarantee each Stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such Stripped Agency Securities or to the extent described above with respect to a Stripped Agency Security backed by a pool of mortgage loans, unless otherwise specified in the related Prospectus Supplement. The Prospectus Supplement for Certificates of each Series evidencing interests in a Trust Fund including Stripped Agency Securities will set forth additional information regarding the characteristics of the assets underlying such Stripped Agency Securities, the payments of principal and interest on the Stripped Agency Securities and other relevant matters with respect to the Stripped Agency Securities.

ADDITIONAL INFORMATION CONCERNING THE TRUST FUNDS

         Each Prospectus Supplement relating to a Series of Certificates will contain information, as of the date of such Prospectus Supplement, if applicable and to the extent specifically known to the Depositor, with respect to the Residential Loans or Agency Securities contained in the related Trust Fund, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Trust Fund Assets as of the applicable Cut-off Date, (ii) the types of related Residential Properties (e.g., one- to four-family dwellings, multifamily residential properties, shares in Cooperatives and the related proprietary leases or occupancy agreements, condominiums and planned-unit development units, vacation and second homes and new or used Manufactured Homes), (iii) the original terms to maturity, (iv) the outstanding principal balances, (v) the origination dates, (vi) with respect to Multifamily Loans, the Lockout Periods and prepayment penalties, (vii) the loan-to-value ratios or, with respect to Residential Loans secured by a junior lien, the combined loan-to-value ratios at origination, (viii) the Interest Rates or range of Interest Rates borne by the Residential Loans or residential loans underlying the Agency Securities, (ix) the geographical distribution of the Residential Properties on a state-by-state basis, (x) the fixed Certificate Interest Rate, or the initial Certificate Interest Rate in the case of a Series or class of Certificates with a variable or adjustable Certificate Interest Rate, (xi) the number and aggregate principal balance of Buydown Loans, if any,
(xii) the Retained Interest, if any, (xiii) with respect to ARM Loans, the adjustment dates, the highest, lowest and weighted average margin, and the maximum Interest Rate variations at the time of adjustments and over the lives of the ARM Loans, and (xiv) information as to the payment characteristics of the Residential Loans. If specific information respecting the Trust Fund Assets is not known to the Depositor at the time a Series of Certificates is initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report made available at or before the issuance of such Certificates, which information will be included in a report on Form 8-K which will be available to purchasers of the related Certificates at or before the initial issuance thereof and will be filed with the Commission within fifteen days after the initial issuance of such Certificates. If Mortgage Loans are added to or deleted from a Trust Fund after the date of the related Prospectus Supplement, such addition or deletion will be noted in a report on Form 8-K.

         The Depositor will cause the Residential Loans comprising each Trust Fund (or Mortgage Securities evidencing interests therein) to be assigned to the Trustee for the benefit of the holders of the Certificates of the related Series. The Master Servicer will service the Residential Loans comprising any Trust Fund, either directly or through other servicing institutions (each, a "Sub-Servicer"), pursuant to a Pooling and Servicing Agreement among itself, the Depositor and the Trustee (the "Pooling and Servicing Agreement"), and will receive a fee for such services. See "Residential Loan Program" and "Description of the Certificates". With respect to Residential Loans serviced through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Pooling and Servicing Agreement as if the Master Servicer alone were servicing such Residential Loans.

         The Depositor will assign the Residential Loans to the related Trustee on a non-recourse basis. Unless otherwise specified in the related Prospectus Supplement, the obligations of the Depositor with respect to the Residential Loans will be limited to certain representations and warranties made by it. See "Description of the Certificates-Assignment of Trust Fund Assets". The obligations of the Master Servicer with respect to the Residential Loans will consist principally of its contractual servicing obligations under the related Pooling and Servicing Agreement (including its obligation to enforce certain purchase and other obligations of Sub-Servicers or Unaffiliated Sellers, or both, as more fully described herein under "Residential Loan Program-Representations by Unaffiliated Sellers; Repurchases"; "-Sub-Servicing" and "Description of the Certificates-Assignment of Trust Fund Assets") and, unless otherwise provided in the related Prospectus Supplement, its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Residential Loans in amounts described herein under "Description of the Certificates-Advances" or pursuant to the terms of any Mortgage Securities. Any obligation of the Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

         The Depositor will cause the Agency Securities comprising each Trust Fund to be registered in the name of the Trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of Agency Securities issued only in book-entry form, through the Federal Reserve System, in accordance with the procedures established by the issuer or guarantor for registration of such certificates with a member of the Federal Reserve System, and distributions on such securities to which the Trust Fund is entitled will be made directly to the Trustee. The Trustee will administer the Trust Fund Assets comprising any Trust Fund including Agency Securities pursuant to a Trust Agreement between the Depositor and the Trustee, and will receive a fee for such service. The Agency Securities and any moneys attributable to distributions on such Agency Securities will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Trustee or any person claiming through it. The Trustee will not have the power or authority to assign, transfer, pledge or otherwise dispose of any assets of any Trust Fund to any person, except to a successor trustee, to the Depositor or the Certificateholders to the extent they are entitled thereto or to such other persons as may be specified in the related Prospectus Supplement and except for its power and authority to invest assets of the Trust Fund in Permitted Instruments (as hereinafter defined) in compliance with the Trust Agreement. The Trustee will have no responsibility for distributions on the Certificates, other than to pass through all distributions received with respect to the Agency Securities to the holders of the related Certificates without deduction, other than for any applicable trust administration fee payable to the Trustee, certain expenses of the Trustee, if any, in connection with legal actions relating to the Agency Securities, any applicable withholding tax required to be withheld by the Trustee and as otherwise described in the related Prospectus Supplement.

                                 USE OF PROCEEDS

         The Depositor will apply all or substantially all of the net proceeds from the sale of each Series of Certificates for one or more of the following purposes: (i) to purchase the related Trust Fund Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Trust Fund Assets, (iii) to establish any Reserve Funds described in the related Prospectus Supplement and (iv) to pay costs of structuring, guaranteeing and issuing such Securities, including the costs of obtaining credit support, if any. If so specified in the related Prospectus Supplement, the purchase of the Trust Fund Assets for a Series may be effected by an exchange of Certificates with the seller of such Trust Fund Assets.

                              YIELD CONSIDERATIONS

         Unless otherwise specified in the related Prospectus Supplement, each monthly or other periodic interest payment on a Trust Fund Asset is calculated as one-twelfth of the applicable interest rate multiplied by the unpaid principal balance thereof. The amount of such interest payment distributed (or accrued in the case of Accrual Certificates) to Certificateholders (other than holders of Strip Certificates) with respect to each Trust Fund Asset will be similarly calculated for the applicable period, based on the applicable Certificate Interest Rate. In the case of Strip Certificates, except as otherwise described in the related Prospectus Supplement, such distributions of Stripped Interest will be made in the manner and amount described in the related Prospectus Supplement. The Certificates of each Series may bear a fixed, variable or adjustable Certificate Interest Rate.

         The effective yield to Certificateholders will be below the yield otherwise produced by the applicable Certificate Interest Rate (or as to a Strip Certificate, the distributions of interest thereon ("Stripped Interest")) and purchase price paid by the investors, because while interest will accrue on each Trust Fund Asset from the first day of each month (unless otherwise provided in the related Prospectus Supplement), the distribution of such interest (or the accrual thereof in the case of Accrual Certificates) will not be made until the Distribution Date occurring in the month or other periodic interval (as specified in the related Prospectus Supplement) following the month or other period of accrual in the case of Residential Loans, and in later months in the case of Agency Securities and in the case of a Series of Certificates having Distribution Dates occurring at intervals less frequently than monthly.

         Unless otherwise provided in the related Prospectus Supplement, when a full prepayment is made on a Residential Loan, the borrower is charged interest only for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of such prepayment, instead of for a full month and accordingly, the effect of such prepayments is to reduce the aggregate amount of interest collected that is available for distribution to Certificateholders. However, if so provided in the related Prospectus Supplement, certain of the Residential Loans may contain provisions limiting prepayments thereof or requiring the payment of a prepayment penalty upon prepayment in full or in part. Unless otherwise provided in the Prospectus Supplement, the prepayment penalty collected with respect to the Residential Loans will be applied to offset such shortfalls in interest collections on the related Distribution Date. Holders of Agency Securities are entitled to a full month's interest in connection with prepayments in full of the underlying residential loans. Unless otherwise specified in the related

Prospectus Supplement, partial principal prepayments are applied on the first day of the month following receipt, with no resulting reduction in interest payable by the borrower for the month in which the partial principal prepayment is made. Unless provided otherwise in the related Prospectus Supplement, neither the Trustee, the Master Servicer nor the Depositor will be obligated to fund shortfalls in interest collections resulting from full prepayments. Full and partial prepayments collected during the applicable Prepayment Period will be available for distribution to Certificateholders on the related Distribution Date. Unless otherwise provided in the related Prospectus Supplement, a "Prepayment Period" in respect of any Distribution Date will commence in the case of Distribution Dates that occur monthly, on the first day of the preceding calendar month and, in the case of Distribution Dates that occur less frequently than monthly, on the first day of the month in which the immediately preceding Distribution Date occurred (or, with respect to the first Prepayment Period, the Cut-off Date) and will end in both cases on the last day of the preceding calendar month. See "Maturity and Prepayment Considerations" and "Description of the Certificates".

         Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgaged Loans and corresponding delays in the receipt of related proceeds by Certificateholders could occur. An action to foreclose on a Mortgaged Property securing a Mortgaged Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the Master Servicer to foreclose on or sell the Mortgaged Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related Mortgaged Loan. In addition, the Master Servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Mortgaged Loans and not yet reimbursed, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

         Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

         Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of Residential Loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Residential Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Residential Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject to the Trustee or Master Servicer to damages and administrative sanctions which could reduce the amount of distributions available to holders of the Certificates.

         The Prospectus Supplement for each Series of Certificates may set forth additional information regarding yield considerations.


                     MATURITY AND PREPAYMENT CONSIDERATIONS

         The original terms to maturity of the Trust Fund Assets in a given Trust Fund may vary depending upon the type of Residential Loans or the residential loans underlying the Agency Securities included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Trust Fund Assets in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, the Residential Loans or residential loans underlying the Agency Securities may be prepaid in full or in part at any time without penalty. The prepayment experience on the Residential Loans or residential loans underlying the Agency Securities will affect the life of the related Certificates. The average life of a Certificate refers to the average amount of time that will elapse from the date of issuance of a Certificate until the principal amount of such Certificate has been reduced to zero. The average life of the Certificates will be affected by, among other things, the rate at which principal on the related Residential Loans is paid, which may be in the form of scheduled amortization payments or unscheduled prepayments and liquidations due to default, casualty, insurance, condemnation and similar sources. If substantial principal prepayments on the Residential Loans are received, the actual average life of the Certificates may be significantly shorter than would otherwise be the case. As to any Series of Certificates, based on the public information with respect to the residential lending industry, it may be anticipated that a significant number of the related Residential Loans will be paid in full prior to stated maturity.

         Prepayments on residential loans are commonly measured relative to a prepayment standard or model. For certain Series of Certificates comprised of more than one class, or as to other types of Series where applicable, the Prospectus Supplement will describe the prepayment standard or model used in connection with the offering of such Series and, if applicable, will contain tables setting forth the projected weighted average life of the Certificates of such Series and the percentage of the initial Certificate Principal Balance that would be outstanding on specified Distribution Dates based on the assumptions stated in the Prospectus Supplement, including assumptions that prepayments on the related Residential Loans or residential loans underlying the Agency Securities are made at rates corresponding to various percentages of the prepayment standard or model specified in the Prospectus Supplement.

         It is unlikely that prepayment of the Trust Fund Assets will conform to any model specified in the related Prospectus Supplement. The rate of principal prepayments on pools of residential loans is influenced by a variety of economic, social, geographic, demographic and other factors, including homeowner mobility, economic conditions, enforceability of due-on-sale clauses, market interest rates and the availability of funds,the existence of lockout provisions and prepayment penalties, the inclusion of delinquent, non-performing or sub-performing Residential Loans in the Trust Fund Assets, the relative tax benefits associated with the ownership of


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



property and, in the case of Multifamily Loans, the quality of management of the property. The rate of prepayments of conventional residential loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Trust Fund Assets, such Trust Fund Assets are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the interest rates borne by such Trust Fund Assets.

         Generally, Residential Loans that are junior liens and Home Improvement Contracts are not viewed by borrowers as permanent financing. Accordingly, such loans may experience a higher rate of prepayment than traditional mortgage loans secured by a first lien.

         Other factors that might be expected to affect the prepayment rate of Certificates backed by junior lien mortgage loans or Home Improvement Contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. In addition, any future limitations on the right of borrowers to deduct interest payments on junior liens that are home equity loans for federal income tax purposes may increase the rate of prepayments on such Residential Loans.

         In addition, acceleration of payments on the Residential Loans or residential loans underlying the Agency Securities as a result of certain transfers of the underlying properties is another factor affecting prepayment rates. Unless otherwise provided in the related Prospectus Supplement, all Residential Loans, except for FHA Loans and VA Loans, will contain "due-on-sale" provisions permitting the lender to accelerate the maturity of the Residential Loan upon sale or certain transfers by the borrower with respect to the underlying Residential Property. Conventional residential loans that underlie FHLMC Certificates and FNMA Certificates may contain, and in certain cases must contain, "due-on-sale" clauses permitting the lender to accelerate the unpaid balance of the loan upon transfer of the property by the borrower. FHA Loans and VA Loans and all residential loans underlying GNMA Certificates contain no such clause and may be assumed by the purchaser of the property. In addition, Multifamily Loans may contain "due-on-encumbrance" clauses permitting the lender to accelerate the maturity of the Multifamily Loan upon further encumbrance by the borrower of the underlying Residential Property. In general, where a "due-on-sale" or "due-on-encumbrance" clause is contained in a conventional residential loan under a FHLMC or the FNMA program, the lender's right to accelerate the maturity of the residential loan upon transfer or further encumbrance of the property must be exercised, so long as such acceleration is permitted under applicable law.

         With respect to a Series of Certificates evidencing interests in a Trust Fund including Residential Loans, unless otherwise provided in the related Prospectus Supplement, the Master Servicer generally will enforce any provision limiting prepayments and any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or encumbrance or the proposed conveyance or encumbrance of the underlying Residential Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "Description of the Certificates-Collection and

Other Servicing Procedures" and "Certain Legal Aspects of Residential Loans-Enforceability of Certain Provisions" and "-Prepayment Charges and Prepayments" for a description of certain provisions of each Pooling and Servicing Agreement and certain legal developments that may affect the prepayment experience on the Residential Loans. See also "Description of the Certificates-Termination" for a description of the possible early termination of any Series of Certificates. See also "Residential Loan Program-Representations by Unaffiliated Sellers; Repurchases" and "Description of the Certificates-Assignment of Trust Fund Assets" for a description of the obligation of the Unaffiliated Sellers, the Master Servicer and the Depositor to repurchase Residential Loans under certain circumstances.

         With respect to a Series of Certificates evidencing interests in a Trust Fund including Agency Securities, principal prepayments may also result from guaranty payments and from the exercise by the issuer or guarantor of the related Agency Securities of any right to repurchase the underlying residential loans. The Prospectus Supplement relating to each Series of Certificates will describe the circumstances and the manner in which such optional repurchase right, if any, may be exercised.

         In addition, certain Mortgage Securities included in the Trust Fund may be backed by underlying Residential Loans having differing interest rates. Accordingly, the rate at which principal payments are received on the related Certificates will, to a certain extent, depend on the interest rates on such underlying Residential Loans.

         The Prospectus Supplement for each Series of Certificates may set forth additional information regarding related maturity and prepayment considerations.

                                  THE DEPOSITOR

         PaineWebber Mortgage Acceptance Corporation IV, the Depositor, is a Delaware corporation organized on April 23, 1987, as a wholly-owned limited purpose finance subsidiary of PaineWebber Group Inc. The Depositor maintains its principal office at 1285 Avenue of the Americas, New York, New York. Its telephone number is (212) 713-2000.

         The Depositor does not have, nor is it expected in the future to have, any significant assets. It is not expected that the Depositor will have any business operations other than acquiring and pooling residential loans and agency securities, offering Certificates of the type described herein or other mortgage- or asset-related securities, and related activities.

         Neither the Depositor nor any of the Depositor's affiliates will insure or guarantee distributions on the Certificates of any Series.

                            RESIDENTIAL LOAN PROGRAM

         The Residential Loans will have been purchased by the Depositor, either directly or through affiliates, from sellers. Unless otherwise specified in the related Prospectus Supplement, all Residential Loans will have been originated in general accordance with the criteria specified below. The underwriting standards applicable to Residential Loans underlying Mortgage Securities may vary substantially from the underwriting standards set forth below.

UNDERWRITING STANDARDS

         Unless otherwise specified in the related Prospectus Supplement, each seller will represent and warrant that all Residential Loans originated and/or sold by it to the Depositor or one of its affiliates will have been underwritten in general accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any Residential Loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

         Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the Residential Property as collateral. In general, a prospective borrower applying for a Residential Loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any. Unless otherwise specified in the related Prospectus Supplement, a verification of the borrower's income will be obtained from an independent source and, as part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. Unless otherwise specified in the related Prospectus Supplement, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand, savings or brokerage accounts.

         In determining the adequacy of the property to be used as collateral, an appraisal will generally be made of each property considered for financing. The appraiser is generally required to inspect the property, issue a report on its condition and, if applicable, verify that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

         Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the property (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by Sellers, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, may be varied in appropriate cases where factors such as low loan-to-value ratios, or combined-loan-to-value ratios, as applicable, or other favorable and compensating credit factors exist.

         The underwriting guidelines with respect to some Unaffiliated Sellers' loan programs may be less stringent than those of FNMA or FHLMC, primarily in that they generally may permit the borrower to have a higher debt-to-income ratio and a larger number of derogatory credit items than do the guidelines of FNMA or FHLMC. These underwriting guidelines are intended to provide for the origination of single family mortgage loans for non-conforming credits. A mortgage loan made to a "non-conforming credit" means a mortgage loan that is ineligible for purchase by FNMA or FHLMC due to borrower credit characteristics that do not meet FNMA or FHLMC underwriting guidelines, including a loan made to a borrower whose creditworthiness and repayment ability do not satisfy such FNMA or FHLMC underwriting guidelines or a borrower who may have a record of major derogatory credit items such as default on a prior mortgage loan, credit write-offs, outstanding judgments and prior bankruptcies. Accordingly, Mortgage Loans underwritten pursuant to these guidelines are likely to experience rates of delinquency and foreclosure that are higher, and may be substantially higher, than mortgage loans originated in accordance with FNMA or FHLMC underwriting guidelines.

QUALIFICATIONS OF UNAFFILIATED SELLERS

         Unless otherwise specified in the related Prospectus Supplement, each Unaffiliated Seller will be required to satisfy the qualifications set forth herein. Each Unaffiliated Seller must be an institution experienced in originating and servicing the types of residential loans sold by it for inclusion in a Trust Fund in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Unless otherwise specified in the related Prospectus Supplement, each Unaffiliated Seller must be a seller/servicer approved by either FNMA or FHLMC, and must be a mortgagee approved by the FHA or an institution the deposit accounts in which are insured by the Bank Insurance Fund ("BIF") or Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation (the "FDIC"). In addition, each Unaffiliated Seller must satisfy certain criteria as to financial stability evaluated on a case by case basis by the Depositor.

REPRESENTATIONS BY UNAFFILIATED SELLERS; REPURCHASES

         Each Unaffiliated Seller will have made representations and warranties in respect of the Residential Loans sold by such Unaffiliated Seller. Unless otherwise provided in the related Prospectus Supplement, such representations and warranties include, among other things: (i) that title insurance (or in the case of Residential Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any FHA insurance, VA guarantee and any required hazard and primary credit insurance was effective at the origination of each Residential Loan, and that each policy (or certificate of title) remained in effect on the date of purchase of the Residential Loan from the Unaffiliated Seller by or on behalf of the Depositor;
(ii) that the Unaffiliated Seller had good title to each such Residential Loan and such Residential Loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described herein may forgive certain indebtedness of a borrower; (iii) if the Trust Fund includes Mortgage Loans, that each Mortgage constituted a valid lien on the Mortgaged Property (subject only to permissible title insurance exceptions and Senior Liens, if any); (iv) if the Trust Fund includes Manufactured Housing Contracts, each Manufactured Housing Contract creates a valid, subsisting and enforceable first priority security interest in the Manufactured Home covered thereby; (v) that the Residential Property was free


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



from damage and was in good repair; (vi) that there were no delinquent tax or assessment liens against the Residential Property; (vii) that each Residential Loan was current as to all required payments; and (viii) that each Residential Loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

         In certain cases, the representations and warranties of an Unaffiliated Seller in respect of a Residential Loan may have been made as of the date on which such Unaffiliated Seller sold the Residential Loan to the Depositor or its affiliate. A substantial period of time may have elapsed between such date and the date of initial issuance of the Series of Certificates evidencing an interest in such Residential Loan. Since the representations and warranties of an Unaffiliated Seller do not address events that may occur following the sale of a Residential Loan by such Unaffiliated Seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation occurs after the date of such sale to or on behalf of the Depositor.

         The only representations and warranties, if any, to be made for the benefit of holders of Certificates in respect of any Residential Loan relating to the period commencing on the date of sale of such Residential Loan to the Depositor or its affiliates will be certain limited representations of the Depositor and of the Master Servicer described below under "Description of the Certificates-Assignment of Trust Fund Assets". If the Master Servicer is also an Unaffiliated Seller of Residential Loans with respect to a particular Series, such representations will be in addition to the representations and warranties made by the Master Servicer in its capacity as an Unaffiliated Seller.

         The Master Servicer will promptly notify the relevant Unaffiliated Seller of any breach of any representation or warranty made by it in respect of a Residential Loan which materially and adversely affects the interests of the Certificateholders in such Residential Loan. If such Unaffiliated Seller cannot cure such breach within 60 days (or such other time period set forth in the related Prospectus Supplement) from the date on which the Unaffiliated Seller was notified of such breach, then such Unaffiliated Seller will be obligated to repurchase such Residential Loan from the Trustee within 90 days (or such other time period set forth in the related Prospectus Supplement) from the date on which the Unaffiliated Seller was notified of such breach, at the Purchase Price therefor. As to any Residential Loan, unless otherwise specified in the related Prospectus Supplement, the "Purchase Price" is equal to the sum of (i) the unpaid principal balance thereof, (ii) unpaid accrued interest on the Stated Principal Balance (as defined below) from the date as to which interest was last paid by the borrower to the end of the calendar month in which the purchase is to occur at a rate equal to the Net Mortgage Rate minus the rate at which the Sub-Servicer's servicing fee is calculated if the Sub-Servicer is the purchaser,
(iii) any unpaid servicing fees and certain unreimbursed servicing expenses payable or reimbursable to the Master Servicer with respect to such Residential Loan, (iv) any unpaid Retained Interest with respect to such Residential Loan,
(v) any Realized Losses incurred with respect to such Residential Loan, as described below under "Description of the Certificates-Subordination", and (vi) if applicable, any expenses reasonably incurred or to be incurred by the Master Servicer or the Trustee in respect of the breach or defect giving rise to a purchase obligation. If so provided in the related Prospectus Supplement, an Unaffiliated Seller, rather than repurchase a Residential Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of the related Series of Certificates, to cause the removal of such Residential Loan from the Trust Fund and substitute in its place one or more other Residential Loans, in accordance with the standards described in the related Prospectus Supplement. The Master Servicer or the Trustee, unless otherwise specified in the related Prospectus Supplement, will be required under the applicable Pooling and Servicing Agreement to use its best efforts to enforce such obligations of the Unaffiliated Seller for the benefit of the Trustee and the holders of the Certificates, following the practices it would employ in its good faith business judgment were it the owner of such Residential Loan. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by an Unaffiliated Seller. For each Series with respect to which a REMIC election is to be made, unless the related Prospectus Supplement provides otherwise, the Master Servicer will be obligated to pay any prohibited transaction tax which may arise in connection with such repurchase or substitution. See "Description of the Certificates-General".

         The "Stated Principal Balance" of any Mortgage Loan as of any date of determination is equal to the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received, reduced by all amounts, including advances by the Master Servicer, allocable to principal that are distributed to Certificateholders on or before the date of determination, and as further reduced to the extent that any Realized Loss (as hereinafter defined) thereon has been (or, if it had not been covered by any form of credit support, would have been) allocated to one or more class of Certificates on or before the date of determination.

         Neither the Depositor nor the Master Servicer (unless the Master Servicer is an Unaffiliated Seller) will be obligated to purchase or substitute for a Residential Loan if an Unaffiliated Seller defaults on its obligation to do so, and no assurance can be given that Unaffiliated Sellers will carry out such obligations with respect to Residential Loans. To the extent that a breach of the representations and warranties of an Unaffiliated Seller also constitutes a breach of a representation made by the Depositor, the Depositor may have a repurchase or substitution obligation as described below under "Description of the Certificates-Assignment of Trust Fund Assets". Any Residential Loan that is not repurchased or substituted for shall remain in the related Trust Fund and any losses thereon shall be borne by Certificateholders, to the extent not covered by credit enhancement.

SUB-SERVICING

         Any Master Servicer may delegate its servicing obligations in respect of a Residential Loan to Sub-Servicers pursuant to a sub-servicing agreement (a "Sub-Servicing Agreement"), which will be consistent with the terms of the Pooling and Servicing Agreement relating to the Trust Fund that includes such Residential Loan. Although each Sub-Servicing Agreement will be a contract solely between the Master Servicer and the Sub-Servicer, the Pooling and Servicing Agreement pursuant to which a Series of Certificates is issued will provide that, if for any reason the Master Servicer for such Series of Certificates is no longer acting in such capacity, the Trustee or any successor Master Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement.

         With the approval of the Master Servicer, a Sub-Servicer may delegate its servicing obligations to third-party servicers, but such Sub-Servicer will remain primarily liable for such obligations under the related Sub-Servicing Agreement. Each Sub-Servicer will be required to perform the customary functions of a servicer of residential loans, including collecting payments from borrowers and remitting such collections to the Master Servicer; maintaining FHA insurance, any VA guarantee, and primary hazard and credit insurance as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder, subject in certain cases to the right of the Master Servicer to approve in advance any such settlement; maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by the borrower pursuant to the Residential Loan; processing assumptions or substitutions, although, unless otherwise specified in the related Prospectus Supplement, the Master Servicer generally is required to exercise due-on-sale and due-on-encumbrance clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage; attempting to cure delinquencies; effecting foreclosures or repossessions; inspecting and managing Residential Properties under certain circumstances; and maintaining accounting records relating to the Residential Loans. The Master Servicer will be responsible for filing and settling claims in respect of Residential Loans in a particular Trust Fund under any applicable pool insurance policy, bankruptcy bond, special hazard insurance policy or letter of credit. See "Description of Credit Support". To the extent specified in the related Prospectus Supplement, a Sub-Servicer will also be obligated to make advances in respect of delinquent installments of principal and interest on Residential Loans, as described more fully under "Description of the Certificates-Payments on Residential Loans" and "-Deposits to Certificate Account", and in respect of certain taxes and insurance premiums not paid on a timely basis by borrowers.

         As compensation for its servicing duties, each Sub-Servicer will be entitled to a monthly servicing fee (to the extent the related Residential Loan payment has been collected) in the amount set forth in the related Prospectus Supplement. Each Sub-Servicer is also entitled to collect and retain, as part of its servicing compensation late charges provided in the Mortgage Note, Cooperative Note or Manufactured Housing Contract or related instruments. If so provided in the related Prospectus Supplement, a Sub-Servicer may be entitled to any prepayment penalties and a Retained Interest in certain Residential Loans. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under a Pooling and Servicing Agreement. See "Description of the Certificates-Retained Interest, Administration Compensation and Payment of Expenses".

         Each Sub-Servicer may be required to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Sub-Servicer in its servicing capacity. Unless otherwise provided in the related Prospectus Supplement, each Sub-Servicer is required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.

                         DESCRIPTION OF THE CERTIFICATES

         The Certificates of each Series evidencing interests in a Trust Fund including Residential Loans will be issued pursuant to a separate Pooling and Servicing Agreement among the Depositor, the Master Servicer and the Trustee and the Certificates of each Series evidencing interests in a Trust Fund including Agency Securities will be issued pursuant to a separate Trust Agreement ("Trust Agreement") between the Depositor and the Trustee (each Pooling and Servicing Agreement and Trust Agreement, an "Agreement"). Forms of each of the Agreements are filed as exhibits to the Registration Statement of which this Prospectus is a part. The Agreement relating to each Series of Certificates will be filed as an exhibit to a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Certificates and a copy thereof will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement (the "Corporate Trust Office"). The following summaries describe certain provisions of the Agreements. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the related Prospectus Supplement.

GENERAL

         The Certificates of each Series (including any class of Certificates not offered hereby) will be issued in fully registered form only and will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. As to each Series, the Certificates will be issued in authorized denominations evidencing a portion of all of the Certificates of such Series (a "Percentage Interest"), as set forth in the related Prospectus Supplement. Each Trust Fund will consist of (i) such Residential Loans (including any Mortgage Securities) or Agency Securities (exclusive of any portion of interest payments relating thereto retained by the Depositor, any of its affiliates or its predecessor in interest (the "Retained Interest") and exclusive of principal and interest due on or before the Cut-off
Date) as from time to time are subject to the Agreement; (ii) such funds or assets as from time to time are deposited in the Certificate Account described below and any other account held for the benefit of Certificateholders; (iii) with respect to Trust Funds that include Residential Loans, (a) property acquired by foreclosure or deed in lieu of foreclosure of Mortgage Loans on behalf of the Certificateholders, or, in the case of Manufactured Housing Contracts that are not Land Contracts, by repossession; (b) any Primary Credit Insurance Policies and Primary Hazard Insurance Policies (as defined under "Description of Primary Insurance Coverage"); (c) any combination of a Pool Insurance Policy, a Bankruptcy Bond, a special hazard insurance policy or other type of credit support (as defined under "Description of Credit Support"); and
(d) the rights of the Trustee to any cash advance reserve fund or surety bond as described under "Advances"; (iv) if specified in the related Prospectus Supplement, the Reserve Fund and (v) any other assets as described in the related Prospectus Supplement. The Certificates will be transferable and exchangeable for Certificates of the same class and Series in authorized denominations at the Corporate Trust Office. No service charge will be made for any registration of exchange or transfer of Certificates on the Certificate Register maintained by the Certificate Registrar, but the Depositor may require payment of a sum sufficient to cover any tax or other governmental charge.

         Each Series of Certificates may consist of either (i) a single class of Certificates; (ii) two or more classes of Certificates, one or more classes of which ("Senior Certificates") will be senior in right of payment to one or more of the other classes ("Subordinate Certificates") to the extent described in the related Prospectus Supplement (any such Series, a "Senior/Subordinate Series"); (iii) two or more classes of Certificates, one or more classes of which will be entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions or (b) interest distributions, with disproportionate, nominal or no principal distributions ("Strip Certificates"); (iv) two or more classes of Certificates that differ as to the timing, sequential order or amount of distributions of principal or interest or both, which may include one or more classes of Certificates ("Accrual Certificates") with respect to which accrued interest will not be distributed but rather will be added to the Certificate Principal Balance thereof on each Distribution Date for the period described in the related Prospectus Supplement; or (v) other types of classes of Certificates, as described in the related Prospectus Supplement. Credit support for each Series of Certificates evidencing interests in a Trust Fund that includes Residential Loans will be provided by a Pool Insurance Policy, a special hazard insurance policy, a Bankruptcy Bond, a letter of credit, a Reserve Fund or a similar credit support instrument as described under "Description of Credit Support", by the subordination of one or more classes of Certificates as described under "Description of the Certificates-Subordination", or by any combination of the foregoing.

         Each class of Certificates (other than certain Strip Certificates) will have a Certificate Principal Balance and, unless otherwise provided in the related Prospectus Supplement, will be entitled to payments of interest thereon based on a specified Certificate Interest Rate. See "Principal and Interest on the Certificates" below. The Certificate Interest Rates of the various classes of Certificates of each Series may differ, and as to some classes may be in excess of the lowest Net Interest Rate in a Trust Fund; however, the weighted average of the Certificate Interest Rates on the Certificates based on their respective Certificate Principal Balances will not exceed the lowest Net Interest Rate. The specific percentage ownership interests of each class of Certificates and the minimum denomination per Certificate will be set forth in the related Prospectus Supplement. As to any Mortgage Loan, the "Net Interest Rate" is equal to the Interest Rate minus the sum of the Administration Fee Rate and the rate at which the Retained Interest, if any is calculated (the "Retained Interest Rate").

         If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund, or designated portions thereof, as a "real estate mortgage investment conduit" (a "REMIC") as defined in the Code. If such an election is made with respect to a Series, one of the classes will be designated as evidencing all "residual interests" in the related REMIC as defined under the Code. All other classes of Certificates in such a Series will constitute "regular interests" in the related REMIC as defined in the Code. As to each Series, all of the Certificates of each class offered hereby will be rated in one of the four highest rating categories by one or more Rating Agencies. As to each Series of Certificates as to which a REMIC election is to be made, the Trustee or the Master Servicer, if any, will be obligated to take all actions required in order to comply with applicable laws and regulations and, unless otherwise specified in the related Prospectus Supplement, will be obligated to pay any prohibited transaction taxes or contribution taxes arising out of a breach of its obligations with respect to such compliance without any right of reimbursement therefor from the Trust Fund or from any Certificateholder. Unless otherwise provided in the related Prospectus Supplement, a prohibited transaction tax or contribution tax resulting from any other cause will be charged against the related Trust Fund, resulting in a reduction in amounts otherwise


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



distributable to Certificateholders. See "Certain Federal Income Tax Consequences-REMIC-Prohibited Transactions and Other Possible REMIC Taxes".

ASSIGNMENT OF TRUST FUND ASSETS

         At the time of issuance of each Series of Certificates, the Depositor will cause the assets comprising the related Trust Fund or Mortgage Securities being included in the related Trust Fund to be assigned to the Trustee, together with all principal and interest received by or on behalf of the Depositor with respect to the Trust Fund Assets after the applicable Cut-off Date, other than principal and interest due on or before the applicable Cut-off Date and other than any Retained Interest. The Residential Loan or Agency Security documents described below will be delivered to the Trustee (or to the custodian hereinafter referred to). The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Trust Fund Assets. Each Trust Fund Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include, among other things, information as to the outstanding principal balance of each Trust Fund Asset after application of payments due on or before the Cut-off Date, the maturity of the Mortgage Note, Cooperative Note, Manufactured Housing Contract or Agency Securities, the Net Interest Rate, any Retained Interest, with respect to a Series of Certificates evidencing interests in a Trust Fund including Agency Securities, the pass-through rate on the Agency Securities, and with respect to a Series of Certificates evidencing interests in Residential Loans, information respecting the Interest Rate, the current scheduled payment of principal and interest, the original Loan-to-Value Ratio and certain other information.

         MORTGAGE LOANS AND MULTIFAMILY LOANS

         The Depositor will, as to each Mortgage Loan (other than Mortgage Loans underlying any Mortgage Securities) and Multifamily Loan, deliver or cause to be delivered to the Trustee (or to the custodian) the mortgage file for each Mortgage Loan, containing legal documents relating to such Mortgage Loan, including the Mortgage Note endorsed without recourse to the order of the Trustee, the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver or cause to be delivered a copy of such Mortgage certified by the related Unaffiliated Seller that it is a true and complete copy of the original of such Mortgage submitted for recording) and an assignment in recordable form of the Mortgage to the Trustee. Unless otherwise provided in the related Prospectus Supplement, the Depositor will promptly cause the assignment of each related Mortgage Loan and Multifamily Loan to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan or Multifamily Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Mortgage Loan.

         HOME IMPROVEMENT CONTRACTS

         Unless otherwise provided in the related Prospectus Supplement, the Depositor will, as to each Home Improvement Contract, deliver or cause to be delivered to the Trustee (or to the custodian) the note endorsed to the order of the Trustee, with respect to secured Home Improvement Contracts, the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver or cause to be delivered a copy of such Mortgage certified by the related Unaffiliated Seller that it is a true and complete copy of the original of such Mortgage submitted for recording) and, with respect to secured Home Improvement Contracts, an assignment in recordable form of the Mortgage to the Trustee. Unless otherwise provided in the related Prospectus Supplement, the Depositor will promptly cause the assignment of each related secured Home Improvement Contract to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Home Improvement Contract against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Home Improvement Contract. With respect to unsecured Home Improvement Contracts, the Depositor or Unaffiliated Seller, under the related Agreement, will transfer physical possession of the Home Improvement Contracts to the Trustee or a designated custodian or, in the case of an Unaffiliated Seller, may retain possession of the Home Improvement Contracts as custodian for the Trustee. In addition, the Depositor will cause to be made, an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Home Improvement Contracts. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment from the Unaffiliated Seller or the Depositor, as the case may be, to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the Trustee's interest in the contracts could be defeated.

         COOPERATIVE LOANS

         The Depositor will, as to each Cooperative Loan, deliver or cause to be delivered to the Trustee (or to the custodian) the related Cooperative Note, the original security agreement, the proprietary lease or occupancy agreement, the related stock certificate and related stock powers endorsed in blank, and a copy of the original filed financing statement together with an assignment thereof to the Trustee in a form sufficient for filing. The Depositor will promptly cause the assignment and financing statement of each related Cooperative Loan to be filed in the appropriate public office, except in states where in the opinion of counsel acceptable to the Trustee, such filing is not required to protect the Trustee's interest in the Cooperative Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Cooperative Loan.

         MANUFACTURED HOUSING CONTRACTS

         Unless otherwise provided in the related Prospectus Supplement, the Depositor will, as to each Manufactured Housing Contract, deliver or cause to be delivered to the Trustee (or to the custodian) the original Manufactured Housing Contract endorsed to the order of the Trustee and copies of documents and instruments related to each Manufactured Housing Contract and the security interest in the Manufactured Home securing each Manufactured Housing Contract, together with a blanket assignment to the Trustee of the Manufactured Housing Contracts in the related Trust Fund and such documents and instruments. Unless otherwise provided in the related Prospectus Supplement, in order to give notice of the right, title and interest of the Certificateholders to the Manufactured Housing Contracts, the Depositor will cause to be executed and delivered to the Trustee a UCC-1 financing statement identifying the Trustee as the secured party and identifying all Manufactured Housing Contracts as collateral of the Trust Fund.

         AGENCY SECURITIES

         Agency Securities will be registered in the name of the Trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of Agency Securities issued only in book-entry form, through the Federal Reserve System, in accordance with the procedures established by the issuer or guarantor for registration of such certificates with a member of the Federal Reserve System, and distributions on such securities to which the Trust Fund is entitled will be made directly to the Trustee.

         REVIEW OF RESIDENTIAL LOANS

         The Trustee (or the custodian) will review the Residential Loan documents within 45 days (or such other period specified in the Prospectus Supplement) after receipt thereof, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Master Servicer and the Depositor, and the Master Servicer shall immediately notify the applicable Unaffiliated Seller. If the Unaffiliated Seller cannot cure the omission or defect within 90 days (or such other period specified in the Prospectus Supplement) after receipt of such notice, the Unaffiliated Seller will be obligated to repurchase the related Residential Loan from the Trustee at the Purchase Price or, in certain cases, substitute for such Residential Loan. There can be no assurance that an Unaffiliated Seller will fulfill this repurchase or substitution obligation. Although the Master Servicer or Trustee is obligated to enforce such obligation to the extent described above under "Residential Loan Program-Representations by Unaffiliated Sellers; Repurchases", neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Residential Loan if the Unaffiliated Seller defaults on its obligation. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation, if applicable, constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document.

         The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and review the documents relating to the Residential Loans as agent of the Trustee.

         Unless otherwise provided in the related Prospectus Supplement, with respect to Residential Loans, except as to Mortgage Loans underlying any Mortgage Securities, in a Trust

Fund, the Depositor will make representations and warranties as to the types and geographical distribution of such Residential Loans and as to the accuracy in all material respects of certain identifying information furnished to the Trustee in respect of each such Residential Loan (e.g., original Loan-to-Value Ratio, principal balance as of the Cut-off Date, Interest Rate and maturity). In addition, unless otherwise provided in the related Prospectus Supplement, the Depositor will represent and warrant that, as of the Cut-off Date for the related Series of Certificates, no Residential Loan was currently more than 30 days delinquent as to payment of principal and interest and no Residential Loan was 30 days or more delinquent more than once during the previous 12 months. Upon a breach of any such representation of the Depositor that materially and adversely affects the interests of the Certificateholders in a Residential Loan, the Depositor will be obligated either to cure the breach in all material respects, repurchase the Residential Loan at the Purchase Price or, if provided in the related Prospectus Supplement, substitute for such Residential Loan.

         With respect to any Series of Certificates evidencing interests in a Trust Fund including Residential Loans as to which credit support is provided by means of a pool insurance policy, in addition to making the representations and warranties described above, the Depositor or the Unaffiliated Seller will, to the extent required by the Rating Agency or Agencies, represent and warrant to the Trustee for such Series of Certificates that no action, inaction or event has occurred and no state of facts exists or has existed on or prior to the date of the initial issuance of the Certificates that has resulted or will result in the exclusion from, denial of or defense to coverage under any applicable primary credit insurance policy, pool insurance policy, special hazard insurance policy or bankruptcy bond, irrespective of the cause of such failure of coverage but excluding any failure of an insurer to pay by reason of the insurer's own breach of its insurance policy or its financial inability to pay (such representation being referred to herein as the "insurability representation"). See "Description of Primary Insurance Coverage" and "Description of Credit Support" herein and in the related Prospectus Supplement for information regarding the extent of coverage under the aforementioned insurance policies. As described in the related Prospectus Supplement, upon a breach of the insurability representation that materially and adversely affects the interests of the Certificateholders in a Residential Loan, the Depositor or the Unaffiliated Seller may be obligated either to cure the breach in all material respects or to purchase such Residential Loan at the Purchase Price, subject to the limitations specified in the related Prospectus Supplement. The related Prospectus Supplement may provide that the performance of the Depositor of its obligation to repurchase Residential Loans following a breach of its insurability representation will be ensured in the manner specified therein.

         The related Prospectus Supplement may provide that, the obligation to repurchase or, other than with respect to the insurability representation, if applicable, to substitute Residential Loans as described above constitutes the sole remedy available to the Certificateholders or the Trustee for any breach of the Depositor's representations.

         The Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Pooling and Servicing Agreement. Upon the occurrence of an Event of Default under the related Pooling and Servicing Agreement for which the Master Servicer is responsible, the Master Servicer will be obligated to remedy such Event of Default within the time period set forth in the related Pooling and Servicing Agreement or be subject to termination pursuant thereto. See

"Description of the Certificates - Events of Default" and " - Rights Upon Event of Default" herein.

DEPOSITS TO THE CERTIFICATE ACCOUNT

         The Master Servicer or the Trustee shall, as to each Trust Fund, establish and maintain or cause to be established and maintained a separate Certificate Account or Certificate Accounts for the collection of payments on the related Trust Fund Assets, which must either be (i) maintained with a federal or state chartered depository institution, and in a manner, satisfactory to each Rating Agency rating the Certificates of such Series at the time any amounts are held on deposit therein or (ii) maintained with a federal or state chartered depository institution, the deposits in which are insured by the BIF or the SAIF (to the limits established by the FDIC) and any uninsured deposits in which are otherwise secured such that the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Certificate Account is maintained. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and other high quality investments ("Permitted Instruments"). A Certificate Account may be maintained as an interest bearing or non-interest bearing account, or the funds held therein may be invested pending the distribution on each succeeding Distribution Date in Permitted Instruments. Unless otherwise provided in the related Prospectus Supplement, the Trustee or the Master Servicer will be entitled to receive any such interest or other income earned on funds in the Certificate Account as additional compensation for administration of the Trust Fund Assets. In respect of any Series of Certificates having Distribution Dates occurring less frequently than monthly, the Master Servicer may obtain from an obligor named in the related Prospectus Supplement a guaranteed investment contract to assure a specified rate of return on funds held in the Certificate Account. If permitted by each Rating Agency rating the Certificates of such Series, a Certificate Account may contain funds relating to more than one Series of Certificates.

         In the event that a Sub-Servicer is servicing one or more Residential Loans in a Trust Fund, the Sub-Servicer will establish and maintain a separate account or accounts (a "Sub-Servicing Account"), which may be interest bearing or non-interest bearing and which shall comply with the standards for Certificate Accounts set forth above, and which is otherwise acceptable to the Master Servicer. The Sub-Servicer is required to credit to the related Sub-Servicing Account on a daily basis the amount of all proceeds of Residential Loans received by the Sub-Servicer, less its servicing compensation, its Retained Interest, if any, and unreimbursed expenses and advances to which it is entitled pursuant to the related Sub-Servicing Agreement. As specified in the related Prospectus Supplement, the Sub-Servicer shall remit to the Master Servicer all funds held in the Sub-Servicing Account with respect to each Residential Loan and any amount required to be advanced pursuant to the related Sub-Servicing Agreement on a monthly basis.

PRE-FUNDING ACCOUNT

         If so provided in the related Prospectus Supplement, the Master Servicer will establish and maintain a Pre-Funding Account, in the name of the related Trustee on behalf of the related


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



Certificateholders, into which the Depositor will deposit the Pre-Funded Amount on the related Closing Date. The Pre-Funded Amount will be used by the related Trustee to purchase Subsequent Loans from the Depositor from time to time during the Funding Period. The Funding Period, if any, for a Trust Fund will begin on the related Closing Date and will end on the date specified in the related Prospectus Supplement, which in no event will be later than the date that is three months after the Closing Date. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related Certificateholders in the manner and priority specified in the related Prospectus Supplement, as a prepayment of principal of the related Certificates.

PAYMENTS ON RESIDENTIAL LOANS

         The Master Servicer will deposit or cause to be deposited in the Certificate Account for each Trust Fund including Residential Loans as and when received (or, in the case of Advances on or before the applicable Distribution
Date), unless otherwise provided in the related Agreement, the following payments and collections received or made by or on behalf of the Master Servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date and exclusive of any amounts representing a Retained Interest):

                  (i) all payments on account of principal, including principal prepayments, on the Residential Loans;

                  (ii) all payments on account of interest on the Residential Loans, exclusive of any portion thereof representing interest in excess of the Net Interest Rate (unless such excess amount is required to be deposited pursuant to the related Agreement) and, if provided in the related Prospectus Supplement, prepayment penalties;

                  (iii) all proceeds of any Primary Hazard Insurance Policies and any special hazard insurance policy (to the extent such proceeds are not applied to the restoration of the property or released to the borrower in accordance with the Master Servicer's normal servicing procedures), any Primary Credit Insurance Policy, any FHA Insurance, VA Guarantee, any Bankruptcy Bond and any Pool Insurance Policy (as hereinafter defined) (collectively, "Insurance Proceeds"), other than proceeds that represent reimbursement of the Master Servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies, and all other cash amounts received, by foreclosure, eminent domain, condemnation or otherwise, in connection with the liquidation of defaulted Residential Loans included in the related Trust Fund ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any properties acquired for the benefit of Certificateholders by deed in lieu of foreclosure or repossession;

                  (iv)  any Advances made as described below under "Advances";

                  (v) all amounts required to be transferred to the Certificate Account from a Reserve Fund, if any, as described below under "Subordination";

                  (vi) all proceeds of any Residential Loan or property in respect thereof purchased by the Master Servicer, the Depositor, any Sub-Servicer or any Unaffiliated Seller as described under "Residential Loan Program-Representations by Unaffiliated Sellers; Repurchases" and "Description of the Certificates-Assignment of Trust Fund Assets" above, exclusive of the Retained Interest, if any, in respect of such Residential Loan, and all proceeds of any Residential Loan repurchased as described under "Termination" below;

                  (vii) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "Description of Primary Insurance
         Coverage-Primary Hazard Insurance Policies";

                  (viii) any amount required to be deposited by the Trustee or the Master Servicer in connection with losses realized on investments of funds held in the Certificate Account;

                  (ix) any amounts required to be transferred to the Certificate Account pursuant to any guaranteed investment contract;

                  (x) any distributions received on any Mortgage Securities included in the related Trust Fund; and

                  (xi) any other amount required to be deposited in the Certificate Account pursuant to the Agreement.

PAYMENTS ON AGENCY SECURITIES

         The Agency Securities included in a Trust Fund will be registered in the name of the Trustee so that all distributions thereon will be made directly to the Trustee. The Trustee will deposit or cause to be deposited into the Certificate Account for each Trust Fund including Agency Securities as and when received, unless otherwise provided in the related Trust Agreement, all distributions received by the Trustee with respect to the related Agency Securities (other than payments due on or before the Cut-off Date and exclusive of any trust administration fee and amounts representing the Retained Interest, if any).

DISTRIBUTIONS

         Distributions of principal and interest on the Certificates of each Series will be made by or on behalf of the Trustee or the Master Servicer on the dates (each, a "Distribution Date") and at the intervals (which may be monthly, quarterly, semi-annual or other intervals) specified in the related Prospectus Supplement, to the persons in whose names the Certificates are registered at the close of business on the record date ("Record Date") specified in the Prospectus Supplement. The amount of each distribution will be determined as of the close of business on each Determination Date specified in the related Prospectus Supplement. Distributions will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee or the Master Servicer and holds Certificates in any requisite amount specified in the related Prospectus Supplement, or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Certificate Registrar specified in the notice to Certificateholders of such final distribution. Unless otherwise specified in the Prospectus Supplement, all distributions made to the holders of Certificates of any Series on each Distribution Date will be made on a pro rata basis among the Certificateholders of record on the next preceding Record Date (other than in respect of the final distribution), based on the aggregate Percentage Interest represented by their respective Certificates.

         FINAL DISTRIBUTION DATE

         With respect to any Series consisting of classes having sequential priorities for distributions of principal, the "Final Distribution Date" for each such class of Certificates is the latest Distribution Date on which the Certificate Principal Balance thereof is expected to be reduced to zero, based on certain assumptions, including the assumption that no prepayments or defaults occur with respect to the related Trust Fund Assets, as further or as otherwise specified in the related Prospectus Supplement. Since the rate of distribution of principal of any such class of Certificates will depend upon, among other things, the rate of payment (including prepayments) of the principal of the Trust Fund Assets, the actual last Distribution Date for any class of Certificates could occur significantly earlier than its Final Distribution Date. The rate of payments on the Trust Fund Assets for any Series of Certificates will depend upon their particular characteristics, as well as on the prevailing level of interest rates from time to time and other economic factors, and no assurance can be given as to the actual prepayment experience of the Trust Fund Assets. See "Maturity and Prepayment Considerations". In addition, substantial losses on the Trust Fund Assets in a given period, even though within the limits of the protection afforded by the instruments described under "Description of Credit Support", or by the Subordinate Certificates in the case of a Senior/Subordinate Series, may cause the actual last Distribution Date of certain classes of Certificates to occur after their Final Distribution Date.

         SPECIAL DISTRIBUTIONS

         With respect to any Series of Certificates with Distribution Dates occurring at intervals less frequently than monthly, the Certificates may be subject to special distributions under the circumstances and in the manner described below if and to the extent provided in the related Prospectus Supplement. If applicable, the Master Servicer will be required to make or cause to be made special distributions allocable to principal and interest on Certificates of a Series out of, and to the extent of, the amount available therefor in the related Certificate Account, on the day specified in the related Prospectus Supplement, in the amount described below if, as a result of substantial payments of principal on the Trust Fund Assets, low rates then available for reinvestment of payments on such Trust Fund Assets, substantial Realized Losses or some combination thereof, and based on the assumptions specified in the related Agreement, it is determined that the amount anticipated to be on deposit in the Certificate Account on the next Distribution Date or on some intervening date as provided in the related Prospectus Supplement, together with, if applicable, the amount available to be withdrawn from any related Reserve Fund, may be insufficient to make required distributions on the Certificates of such Series on such Distribution Date or such intervening date as may be provided in the related Prospectus Supplement. The amount of any special distribution that is allocable to principal will not exceed the amount that would otherwise be distributed as principal on the next Distribution Date from amounts then on deposit in the Certificate Account. All special distributions will include interest at the applicable Certificate Interest Rate on the amount of the special distribution allocable to principal to the date specified in the related Prospectus Supplement.

         All special distributions of principal will be made in the same priority and manner as distributions in respect of principal on the Certificates on a Distribution Date. Special distributions of principal with respect to Certificates of the same class will be made on a pro rata basis. Notice of any special distributions will be given by the Master Servicer or Trustee prior to the special distribution date.

PRINCIPAL AND INTEREST ON THE CERTIFICATES

         Each class of Certificates (other than certain classes of Strip Certificates) may have a different Certificate Interest Rate, which may be a fixed, variable or adjustable Certificate Interest Rate. The related Prospectus Supplement will specify the Certificate Interest Rate for each class, or in the case of a variable or adjustable Certificate Interest Rate, the method for determining the Certificate Interest Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         As to each Series of Certificates, with respect to each Distribution Date, interest accruing with respect to each Certificate (the "Accrued Certificate Interest"), other than a Strip Certificate, will be equal to interest on the outstanding Certificate Principal Balance thereof immediately prior to the Distribution Date, at the applicable Certificate Interest Rate, for a period of time corresponding to the intervals between the Distribution Dates for such Series. As to each Strip Certificate, the Stripped Interest with respect to any Distribution Date will equal the amount described in the related Prospectus Supplement for the related period. Unless otherwise specified in the related Prospectus Supplement, the Accrued Certificate Interest on each Certificate of a Series will be reduced, in the event of shortfalls in collections of interest resulting from prepayments of Residential Loans that are not covered by payments by the Master Servicer out of its servicing fees or by application of prepayment penalties, with such shortfall allocated among all of the Certificates of that Series in proportion to the respective amounts of Accrued Certificate Interest that would have been payable thereon absent such reductions and absent any delinquencies or losses. See "Yield Considerations" and "Maturity and Prepayment Considerations". Unless otherwise provided in the related Prospectus Supplement, neither the Trustee, the Master Servicer nor the Depositor will be obligated to fund shortfalls in interest collections resulting from prepayments. Unless otherwise specified in the related Prospectus Supplement, distributions of Accrued Certificate Interest that would otherwise be payable on any class of Accrual Certificates of a Series will be added to the Certificate Principal Balance thereof on each Distribution Date until the Certificate Principal Balance of the Certificates of all other classes of such Series having a Final Distribution Date prior to the Final Distribution Date of such class of Accrual Certificates has been reduced to zero, and actual payments of interest on the Accrual Certificates will be made thereafter. See "Final Distribution Date".

         Unless the related Prospectus Supplement provides otherwise, each Certificate will have a "Certificate Principal Balance" that, at any time, will equal the maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Trust Fund Assets and other assets included in the related Trust Fund. With respect to each such Certificate, distributions generally will be applied to accrued and currently payable interest thereon, and thereafter to principal. The outstanding Certificate Principal Balance of a Certificate will be reduced to the extent of distributions in respect of principal thereon, and in the case of Certificates evidencing interests in a Trust Fund that includes Residential Loans, by the amount of any Realized Losses, as defined below, allocated thereto.

         Unless the related Prospectus Supplement provides otherwise, the initial aggregate Certificate Principal Balance of all classes of Certificates of a Series will equal the aggregate outstanding principal balance of the related Trust Fund Assets as of the applicable Cut-off Date. The initial aggregate Certificate Principal Balance of a Series and each class thereof will be specified in the related Prospectus Supplement. Alternatively, the initial Certificate Principal Balance for a Series of Certificates may equal the initial aggregate "Cash Flow Value" of the related Trust Fund Assets as the applicable Cut-off Date. The aggregate Cash Flow Value of the Trust Fund Assets will be the Certificate Principal Balance of the Certificates of such Series which, based on certain assumptions (including the assumption that no defaults occur on the Trust Fund Assets), can be supported by either the future scheduled payments on the Trust Fund Assets (with the interest thereon adjusted to the Net Interest
Rate), or the proceeds of the prepayment of such Trust Fund Assets, together with reinvestment earnings thereon, if any, at the applicable Assumed Reinvestment Rate, and amounts available to be withdrawn from any Reserve Fund for such Series, as further or as otherwise specified in the Prospectus Supplement relating to a Series of Certificates. The "Assumed Reinvestment Rate" for a Series of Certificates will be the highest rate permitted by the Rating Agency or Agencies, or a rate insured pursuant to a guaranteed investment contract or similar arrangement satisfactory to such Rating Agency or Agencies. If the Assumed Reinvestment Rate is so insured, the Prospectus Supplement relating to a Series of Certificates will set forth the terms of such arrangement. The aggregate of the initial Cash Flow Values of the Trust Fund Assets included in the Trust Fund for a Series of Certificates will be at least equal to the aggregate Certificate Principal Balance of the Certificates of such Series at the date of initial issuance thereof.

         With respect to any Series as to which the initial Certificate Principal Balance is calculated on the basis of Cash Flow Values of the Trust Fund Assets, the amount of principal distributed for such Series on each Distribution Date will generally be calculated on the basis of (i) the decline in the aggregate Cash Flow Values of the Trust Fund Assets during the related Due Period, calculated in the manner prescribed in the related Agreement, minus
(ii) with respect to any Realized Loss incurred during the related Due Period and not covered by any of the instruments described under "Description of Credit Support", the portion of the Cash Flow Value of the Trust Fund Assets corresponding to such Realized Loss; or as otherwise provided in the related Prospectus Supplement as to any such Series which is a Senior/Subordinate Series. Unless the related Prospectus Supplement provides otherwise, the "Due Period" applicable to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or on the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date.

         Unless otherwise provided in the related Prospectus Supplement, distributions in respect of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto until the Certificate Principal Balance of such class has been reduced to zero. In the case of a Series of Certificates that include two or more classes of Certificates, the timing, sequential order and amount of distributions (including distributions among multiple classes of Senior Certificates or Subordinate Certificates) in respect of principal on each such class shall be as provided in the related Prospectus Supplement. Distributions in respect of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class.

AVAILABLE DISTRIBUTION AMOUNT

         Unless otherwise specified in the related Prospectus Supplement, all distributions on the Certificates of each Series on each Distribution Date will be made from the following amounts (collectively, the "Available Distribution Amount"):

                  (i) the total amount of all cash on deposit in the related Certificate Account as of the corresponding Determination Date exclusive of:

                           (a) all monthly payments collected but due during a
                  Due Period subsequent to the applicable Due Period;

                           (b) all prepayments and any related prepayment
                  penalties, and other unscheduled recoveries of principal and related payments of interest thereon, received subsequent to the related Prepayment Period; and

                           (c) all other amounts in the Certificate Account
                  which are payable or reimbursable to the Depositor, the Master Servicer or the Trustee with respect to such Distribution Date;

                  (ii) if so provided in the related Prospectus Supplement, any Advances made with respect to such Distribution Date;

                  (iii) if so provided in the related Prospectus Supplement, any payments in respect of interest shortfalls resulting from principal prepayments;

                  (iv) if so provided in the related Prospectus Supplement, all net income received in connection with the operation of any Residential Property acquired on behalf of the Certificateholders through deed in lieu of foreclosure or repossession; and

                  (v) if the related Prospectus Supplement so provides, interest or reinvestment income on amounts on deposit in the Certificate Account (which may include income provided under a guaranteed investment contract).

         On each Distribution Date for a Series of Certificates, the Trustee or the Master Servicer will withdraw or cause to be withdrawn from the Certificate Account the entire Available Distribution Amount and distribute the same or cause the same to be distributed to the related Certificateholders in the manner set forth herein and in the Prospectus Supplement.



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



SUBORDINATION

         A Senior/Subordinate Series will consist of one or more classes of Senior Certificates and one or more classes of Subordinate Certificates, as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, only the Senior Certificates will be offered hereby. Subordination of the Subordinate Certificates of any Series will be effected by either of the two following methods, or by any other alternative method as may be described in the related Prospectus Supplement.

         SHIFTING INTEREST SUBORDINATION

         With respect to any Series of Certificates as to which credit support is provided by shifting interest subordination, in the event of any Realized Losses on Residential Loans not in excess of the limitations described below, the rights of the Subordinate Certificateholders to receive distributions with respect to the Residential Loans will be subordinate to the rights of the Senior Certificateholders. With respect to any defaulted Residential Loan that is finally liquidated, through foreclosure sale, disposition of the related Residential Property if acquired on behalf of the Certificateholders by deed in lieu of foreclosure, repossession, or otherwise, the amount of loss realized, if any (a "Realized Loss"), will equal the portion of the unpaid principal balance remaining after application of all principal amounts recovered (net of amounts reimbursable to the Master Servicer for related expenses). With respect to certain Residential Loans the principal balances of which have been reduced in connection with bankruptcy proceedings, the amount of such reduction will be treated as a Realized Loss.

         All Realized Losses will be allocated to the Subordinate Certificates of the related Series, until the Certificate Principal Balance of the Subordinate Certificates thereof has been reduced to zero. Any additional Realized Losses will be allocated to the Senior Certificates (or, if such Series includes more than one class of Senior Certificates, either on a pro rata basis among all of the Senior Certificates in proportion to their respective outstanding Certificate Principal Balances or as otherwise provided in the related Prospectus Supplement). With respect to certain Realized Losses resulting from physical damage to Residential Properties which are generally of the same type as are covered under a special hazard insurance policy ("Special Hazard Losses"), the amount thereof that may be allocated to the Subordinate Certificates of the related Series may be limited to an amount (the "Special Hazard Subordination Amount") specified in the related Prospectus Supplement. See "Description of Credit Support-Special Hazard Insurance Policies". If so, any Special Hazard Losses in excess of the Special Hazard Subordination Amount will be allocated among all outstanding classes of Certificates of the related Series, either on a pro rata basis in proportion to their outstanding Certificate Principal Balances, regardless of whether any Subordinate Certificates remain outstanding, or as otherwise provided in the related Prospectus Supplement.

         Any allocation of a Realized Loss to a Certificate will be made by reducing the Certificate Principal Balance thereof as of the Distribution Date following the Prepayment Period in which such Realized Loss was incurred. If so provided in the related Prospectus Supplement, in the event of a Realized Loss, the Senior Certificateholders may be entitled to receive a distribution in respect of principal, to be paid from and to the extent of funds otherwise distributable to the Subordinate Certificateholders, equal to the amount, if any, by which (i) the


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



then applicable Senior Percentage (as defined below) times the Scheduled Principal Balance (as defined below) of the related Residential Loan exceeds
(ii) the total amount of the related unscheduled recovery which is allocable to principal (the "Unrecovered Senior Portion"). Payments to the Senior Certificateholders in respect of any Unrecovered Senior Portion on any Distribution Date will only be made with respect to Realized Losses incurred in connection with Residential Loans that were finally liquidated during the preceding Prepayment Period and will not be made as to any Special Hazard Losses in excess of the Special Hazard Subordination Amount, if applicable. As with any other distribution in respect of principal, any payment to the holders of Senior Certificates attributable to an Unrecovered Senior Portion will be applied to reduce the Certificate Principal Balance thereof. At any given time, the percentage corresponding to the ratio of the Certificate Principal Balance of the Senior Certificates to the Certificate Principal Balances of all of the Certificates is the "Senior Percentage", determined in the manner set forth in the related Prospectus Supplement. As specified in the related Prospectus Supplement, the "Scheduled Principal Balance" of any Residential Loan as of any date of determination is equal to the unpaid principal balance thereof as of the date of determination, reduced by the principal portion of all monthly payments due but unpaid as of the date of determination.

         As set forth above, the rights of holders of the various classes of Certificates of any Series to receive distributions of principal and interest is determined by the aggregate Certificate Principal Balance of each such class. The Certificate Principal Balance of any Certificate will be reduced by all amounts previously distributed on such Certificate in respect of principal, and by any Realized Losses allocated thereto. However, to the extent so provided in the related Prospectus Supplement, holders of Senior Certificates may be entitled to receive a disproportionately larger amount of prepayments received in certain circumstances, which will have the effect (in the absence of offsetting losses) of accelerating the amortization of the Senior Certificates and increasing the respective percentage ownership interest evidenced by the Subordinate Certificates in the related Trust Fund (with a corresponding decrease in the Senior Percentage), as well as preserving the availability of the subordination provided by the Subordinate Certificates. In addition, as set forth above, Realized Losses will be first allocated to Subordinate Certificates by reduction of the Certificate Principal Balance thereof, which will have the effect of increasing the respective ownership interest evidenced by the Senior Certificates in the related Trust Fund. If there were no Realized Losses or prepayments of principal on any of the Residential Loans, the respective rights of the holders of Certificates of any Series to future distributions would not change.

         CASH FLOW SUBORDINATION

         With respect to any Series of Certificates as to which credit support is provided by cash flow subordination, in the event of losses on the Residential Loans not in excess of the Available Subordination Amount, the rights of the Subordinate Certificateholders to receive distributions of principal and interest with respect to the Residential Loans will be subordinate to the rights of the Senior Certificateholders. The Available Subordination Amount at any time is equal to the difference between the then applicable Maximum Subordination Amount and the "Cumulative Subordination Payments" at such time. At the time of any determination, Cumulative Subordination Payments equal the aggregate of amounts paid to the Senior Certificateholders that, but for the subordination provisions, would otherwise have been payable to the Subordinate


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



Certificateholders. The Available Subordination Amount will decrease whenever amounts otherwise payable to the Subordinate Certificateholders are paid to the Senior Certificateholders (including amounts withdrawn from the Reserve Fund and paid to the Senior Certificateholders), and will increase whenever there is distributed to the Subordinate Certificateholders amounts in respect of which subordination payments have previously been paid to the Senior Certificateholders (which will occur only when subordination payments in respect of delinquencies and certain other deficiencies have been recovered). The "Maximum Subordination Amount" initially will equal a fixed percentage amount specified in the related Prospectus Supplement of the aggregate initial principal balance of the Residential Loans in the related Trust Fund, and will periodically be adjusted in accordance with a formula specified in the Prospectus Supplement.

         The protection afforded to the Senior Certificateholders from the subordination provisions described herein will be effected both by the preferential right of the Senior Certificateholders to receive current distributions from the Trust Fund (subject to the limitations described herein) and by the establishment and maintenance of a cash reserve fund (the "Reserve Fund"). The Reserve Fund may be funded by an initial cash deposit on the date of the initial issuance of the related Series of Certificates (the "Initial Deposit") and by deposits of amounts otherwise due on the Subordinate Certificates to the extent set forth in the related Prospectus Supplement.

         Amounts in the Reserve Fund (other than earnings thereon) will be withdrawn for distribution to Senior Certificateholders as may be necessary to make full distributions to such holders on a particular Distribution Date, as described above. If on any Distribution Date, after giving effect to the distributions to the Senior Certificateholders on such date, the amount of the Reserve Fund exceeds the amount required to be held therein (the "Specified Reserve Fund Balance"), such excess will be withdrawn and distributed in the manner specified in the related Prospectus Supplement.

         In the event the Reserve Fund is depleted before the Available Subordination Amount is reduced to zero, the Senior Certificateholders will nevertheless have a preferential right to receive current distributions from the Trust Fund to the extent of the then Available Subordination Amount. However, under these circumstances, should current distributions be insufficient, the Senior Certificateholders could suffer shortfalls of amounts due to them. The Senior Certificateholders will bear their proportionate share of any losses realized on the Trust Fund in excess of the Available Subordination Amount.

         Amounts remaining in the Reserve Fund after the Available Subordination Amount is reduced to zero will no longer be subject to any claims or rights of the Senior Certificateholders of such Series.

         Funds in the Reserve Fund may be invested as provided in the related Agreement in Permitted Instruments that mature according to a schedule set forth in the related Agreement. The earnings or losses on such investments will be applied in the manner described in the related Prospectus Supplement.



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



         The time necessary for the Reserve Fund to reach the Specified Reserve Fund Balance will be affected by the prepayment, foreclosure, and delinquency experience of the Residential Loans and therefore cannot accurately be predicted.

         SUBORDINATION AND CASH FLOW VALUES

         In the event that the Certificate Principal Balances of the various classes of Certificates comprising a Senior/Subordinate Series are based upon the Cash Flow Value of the Residential Loans, a shortfall in amounts distributable to Senior Certificateholders on any Distribution Date will occur to the extent that the Senior Percentage of the decline in the Cash Flow Value of the Residential Loans during the related Deposit Period exceeds all collections and, if so provided in the related Prospectus Supplement, Advances in respect of the Residential Loans, minus Accrued Certificate Interest on the Certificate Principal Balances of the Senior Certificates for such Distribution Date. The loss attributable to any liquidated Residential Loan shall be equal to the excess, if any, of the Cash Flow Value of such Residential Loan over all net proceeds recovered and allocable to principal. The "Deposit Period" with respect to any Distribution Date is the period commencing on the day following the Determination Date immediately preceding the related Determination Date and ending on the related Determination Date.

         Because the Cash Flow Value of a Residential Loan will never exceed the outstanding principal balance thereof, prepayments in full and liquidations of the Residential Loans may result in proceeds attributable to principal in excess of the corresponding Cash Flow Value decline. Any excess will be applied to offset losses realized during the related Deposit Period (as such losses are described in the immediately preceding paragraph) in respect of other liquidated Residential Loans without affecting the remaining subordination, and such excess may, if so provided in the related Prospectus Supplement, be deposited in a Reserve Fund for future distributions.

ADVANCES

         With respect to any Series of Certificates evidencing interests in a Trust Fund that includes Residential Loans, other than a Senior/Subordinate Series, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be obligated to advance on or before each Distribution Date, from its own funds, or from amounts held for future distribution in the Certificate Account that are not included in the Available Distribution Amount for such Distribution Date (any such advance, an "Advance"), in an amount equal to the aggregate of payments of principal and interest (adjusted to the applicable Net Interest Rate) that were due during the related Due Period and that were delinquent (and not advanced by any Sub-Servicer) on the Determination Date. Any amounts held for future distribution and so used shall be replaced by the Master Servicer on or before any future Distribution Date to the extent that funds in the Certificate Account on such Distribution Date shall be less than payments to Certificateholders required to be made on such date. Unless otherwise specified in a Prospectus Supplement relating to a Series of Certificates, the obligation of the Master Servicer to make Advances will be subject to the good faith determination of the Master Servicer that such advances will be reimbursable from related late collections, Insurance Proceeds or Liquidation Proceeds. See "Description of Credit Support". As specified in the related Prospectus Supplement with respect to any Series of Certificates as to which the Trust Fund includes

Mortgage Securities, the Master Servicer's advancing obligations, if any, will be pursuant to the terms of such Mortgage Securities, as may be supplemented by the terms of the applicable Pooling and Servicing Agreement.

         With respect to a Senior/Subordinate Series in which subordination is effected through the "shifting interest" method, previously described herein, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will make an Advance on each Distribution Date from its own funds or from funds held in the Certificate Account that are not included in the Available Distribution Amount for such Distribution Date, in an aggregate amount equal to the lesser of (a) the total of all amounts required to be distributed on each class of Senior Certificates on such Distribution Date that remain after applying towards such payment the entire Available Distribution Amount, including funds otherwise payable to the Subordinate Certificateholders, and (b) the aggregate of payments of principal and interest (adjusted to the applicable Net Interest Rate) that were due during the related Due Period but were delinquent on the related Determination Date and were not advanced by any Sub-Servicer. With respect to a Senior/Subordinated Series in which subordination is effected through the "cash flow" method previously described herein, unless otherwise provided in the related Prospectus Supplement, the Master Servicer may be obligated to make Advances in the manner provided in the preceding paragraph. In either case, so long as the Certificate Principal Balance of the Subordinate Certificates in the case of subordination effected through the "shifting interest" method, or the Available Subordination Amount in the case of subordination effected through the "cash flow" method, has not been reduced to zero, the Master Servicer will be obligated to make such Advances regardless of recoverability from the related Residential Loans. Thereafter, such Advances are required to be made only to the extent they are deemed by the Master Servicer to be recoverable from related late collections, Insurance Proceeds, Liquidation Proceeds, or otherwise, unless otherwise specified in the related Prospectus Supplement. See "Description of Primary Insurance Coverage" and "Description of Credit Support".

         If Distribution Dates for any Series of Certificates occur less frequently than each month, Advances shall be made on the intervening dates specified in the related Prospectus Supplement.

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to Certificateholders, rather than to guarantee or insure against losses. Unless otherwise specified in a Prospectus Supplement relating to a Series of Certificates, Advances will be reimbursable to the Master Servicer, without interest, out of related recoveries on the Residential Loans respecting which such amounts were advanced, or, to the extent that the Master Servicer shall determine that any such Advance previously made will not be ultimately recoverable from Insurance Proceeds or Liquidation Proceeds (a "Nonrecoverable Advance"), from any cash available in the Certificate Account. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer to make Advances may be secured by a cash advance reserve fund or a surety bond. Information regarding the characteristics of, and the identity of any obligor of, any such surety bond, will be set forth in the related Prospectus Supplement.



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



STATEMENTS TO CERTIFICATEHOLDERS

         Unless otherwise provided in the related Prospectus Supplement, on each Distribution Date, the Master Servicer or the Trustee will forward or cause to be forwarded to each Certificateholder of the related Series and to the Depositor a statement including the following information (in the case of information furnished pursuant to (i), (ii) and (iii) below, the amounts shall be expressed as a dollar amount per minimum denomination Certificate):

                  (i) the amount of such distribution, if any, allocable to principal, separately identifying the aggregate amount of principal prepayments and, if applicable, related prepayment penalties received during the related Prepayment Period;

                  (ii) the amount of such distribution, if any, allocable to interest;

                  (iii) the amount of administration and servicing compensation received by or on behalf of the Trustee, Master Servicer and any Sub-Servicer with respect to such Distribution Date and such other customary information as the Master Servicer or the Trustee deems necessary or desirable to enable Certificateholders to prepare their tax returns or which a Certificateholder reasonably requests for such purpose;

                  (iv) if applicable, the aggregate amount of any Advances included in such distribution and the aggregate amount of any unreimbursed Advances as of the close of business on such Distribution Date;

                  (v) the Certificate Principal Balance of a minimum denomination Certificate, and the aggregate Certificate Principal Balance of all of the Certificates of that Series, after giving effect to the amounts distributed on such Distribution Date;

                  (vi) the number and aggregate principal balance of any Residential Loans in the related Trust Fund (a) delinquent one month,
         (b) delinquent two or more months and (c) as to which repossession or foreclosure proceedings have been commenced;

                  (vii) with respect to any Residential Property acquired through foreclosure, deed in lieu of foreclosure or repossession during the preceding calendar month, the loan number and principal balance of the related Residential Loan as of the close of business on the Distribution Date in such month and the date of acquisition thereof;

                  (viii) the book value of any Residential Property acquired through foreclosure, deed in lieu of foreclosure or repossession as of the close of business on the last business day of the calendar month preceding the Distribution Date;

                  (ix) the aggregate Scheduled Principal Balance and Stated Principal Balance of the Mortgage Loans at the close of business on such Distribution Date;

                  (x) in the case of Certificates with a variable Certificate Interest Rate, the Certificate Interest Rate applicable to such Distribution Date, as calculated in accordance with the method specified in the Prospectus Supplement relating to such Series;


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                  (xi) in the case of Certificates with an adjustable
         Certificate Interest Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjusted Certificate Interest Rate applicable to the next succeeding Distribution Date;

                  (xii) as to any Series including one or more classes of Accrual Certificates, the interest accrued on each such class with respect to such Distribution Date and added to the Certificate Principal Balance thereof;

                  (xiii) the amount deposited in the Reserve Fund, if any, on such Distribution Date;

                  (xiv) the amount remaining in the Reserve Fund, if any, as of the close of business on such Distribution Date, after giving effect to distributions made on such Distribution Date;

                  (xv) as to any Series that includes credit support, the amount of remaining coverage of each Insurance Instrument (as defined under "Collection and Other Servicing Procedures") included therein as of the close of business on such Distribution Date, or, in the case of a Senior/Subordinate Series, information as to the remaining amount of protection against losses afforded to the Senior Certificateholders by the subordination provisions and information regarding any shortfalls in payments to the Senior Certificateholder which remain outstanding; and

                  (xvi) with respect to any Series of Certificates as to which the Trust Fund includes Mortgage Securities, certain additional information as required under the related Pooling and Servicing Agreement or Trust Agreement, as applicable.

         Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will furnish or cause to be furnished a report to every person who was a holder of record of a Certificate at any time during such calendar year setting forth the aggregate of amounts reported pursuant to (i), (ii) and (iii) above for such calendar year or in the event such person was a holder of record during a portion of such calendar year, for the applicable portion of such year.

         The related Prospectus Supplement may provide that additional information with respect to a Series of Certificates will be included in such statements. In addition, the Master Servicer or the Trustee shall file with the Internal Revenue Service and furnish to holders of Certificates such statements or information as may be required by the Code or applicable procedures of the Internal Revenue Service.

BOOK-ENTRY REGISTRATION OF CERTIFICATES

         As described in the Prospectus Supplement, if not issued in fully registered form, each class of Certificates will be registered as book-entry certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Certificates ("Security Owners") will hold their Certificates through the Depository Trust Company ("DTC") in the United States, or CEDEL or Euroclear (in Europe) if they are participants ("Participants") of such systems, or indirectly through organizations which are Participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for CEDEL and the Brussels, Belgium branch of Morgan Guarantee Trust Company of New York ("Morgan") will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Except as described below, no Security Owner will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholders" of the Certificates will be Cede & Co., as nominee of DTC. Security Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The Security Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Security Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Security Owner's Financial Intermediary is not a Participant and on the records of CEDEL or Euroclear, as appropriate).

         Security Owners will receive all distributions of principal of, and interest on, the Certificates from the Trustee through DTC and Participants. While the Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of, and interest on, the Certificates. Participants and indirect participants with whom Security Owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

         Security Owners will not receive or be entitled to receive certificates representing their respective interests in the Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Security Owners who are not Participants may transfer ownership of Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

         Because of time zone differences, credits of Certificates received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Certificates settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of Certificates by or through a CEDEL Participant (as defined herein) or Euroclear Participant (as defined herein) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between Participants will occur in accordance with the Rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving Certificates to DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars.

Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan, under contract with Euroclear Clearance Systems S.C., a Belgium cooperative corporation (the "Euroclear Cooperative"). All operations are conducted by Morgan, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Cooperative. The Euroclear Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         Morgan is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with the relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences-- Foreign Investors" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may by limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

         Unless otherwise specified in the related Prospectus Supplement, monthly and annual reports on the Trust Fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules,


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regulations and procedures creating and affecting the Depository, and to the
Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

         It is the Depositor's understanding that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the applicable Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Certificates which conflict with actions taken with respect to other Certificates.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the applicable Agreement.

         Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among Participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the Master Servicer, the Depositor or the Trustee will have any responsibility for any aspect of the records relating, to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

COLLECTION AND OTHER SERVICING PROCEDURES

         RESIDENTIAL LOANS

         The Master Servicer, directly or through Sub-Servicers, will make reasonable efforts to collect all required payments under the Residential Loans and will follow or cause to be followed such collection procedures as it would follow with respect to the servicing of residential loans that are comparable to the Residential Loans and held for its own account, provided such procedures are consistent with the related Agreement and any insurance policy, bond or other instrument described under "Description of Primary Insurance Coverage" or "Description of Credit Support" (any such instrument providing, or insofar as it provides, coverage as to losses resulting from physical damage, a "Hazard Insurance Instrument", any such instrument providing, or insofar as it provides, coverage as to credit or other risks, a "Credit Insurance


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Instrument", and collectively, an "Insurance Instrument"). With respect to any
Series of Certificates as to which the Trust Fund includes Mortgage Securities, the Master Servicer's servicing and administration obligations, if any, will be pursuant to the terms of such Mortgage Securities.

         In any case in which a Residential Property has been, or is about to be, conveyed, or in the case of a multifamily Residential Property, encumbered, by the borrower, the Master Servicer will, to the extent it has knowledge of such conveyance, encumbrance, or proposed conveyance or encumbrance, exercise or cause to be exercised its rights to accelerate the maturity of such Residential Loan under any due-on-sale or due-on-encumbrance clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related Insurance Instrument. If these conditions are not met or if the Master Servicer or Sub-Servicer reasonably believes it is unable under applicable law to enforce such due-on-sale or due-on-encumbrance clause, the Master Servicer or Sub-Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been conveyed, encumbered or is proposed to be conveyed or encumbered, pursuant to which such person becomes liable under the Mortgage Note, Cooperative Note, Home Improvement Contract or Manufactured Housing Contract and, to the extent permitted by applicable law, the borrower remains liable thereon and provided that coverage under any Insurance Instrument with respect to such Residential Loan is not adversely affected. The Master Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original borrower is released from liability and such person is substituted as the borrower and becomes liable under the Mortgage Note, Cooperative Note or Contract. In connection with any such assumption, the Interest Rate, the amount of the monthly payment or any other term affecting the amount or timing of payment on the Residential Loan may not be changed. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional compensation for administering of the Trust Fund Assets. See "Certain Legal Aspects of Residential Loans-Enforceability of Certain Provisions" and "-Prepayment Charges and Prepayments". The Master Servicer shall notify the Trustee and any custodian that any such assumption or substitution agreement has been completed.

         AGENCY SECURITIES

         The Trust Agreement will require the Trustee, if it has not received a distribution with respect to any Agency Security by the fifth business day after the date on which such distribution was due and payable pursuant to the terms of such Agency Security, to request the issuer or guarantor, if any, of such Agency Security to make such payment as promptly as possible and legally permitted and to take such legal action against such issuer or guarantor as the Trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the Trustee in connection with the prosecution of any such legal action will be reimbursable to the Trustee out of the proceeds of any such action and will be retained by the Trustee prior to the deposit of any remaining proceeds in the Certificate Account pending distribution thereof to Certificateholders of the related Series. In the event that the proceeds of any such legal action may be insufficient to reimburse the Trustee for its legal fees and expenses, the Trustee will be entitled to withdraw


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from the Certificate Account an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged.

REALIZATION UPON DEFAULTED RESIDENTIAL LOANS

         As servicer of the Residential Loans, the Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the insurer under each Insurance Instrument, to the extent specified in the related Prospectus Supplement, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Residential Loans. As set forth above, all collections by or on behalf of the Master Servicer under any Insurance Instrument, other than amounts to be applied to the restoration of a Residential Property or released to the borrower, are to be deposited in the Certificate Account for the related Trust Fund, subject to withdrawal as heretofore described. Unless otherwise provided in the Prospectus Supplement relating to a Series of Certificates, the Master Servicer will not receive payment under any letter of credit included as an Insurance Instrument with respect to a defaulted Residential Loan unless all Liquidation Proceeds and Insurance Proceeds which it deems to be finally recoverable have been realized; however, the Master Servicer will be entitled to reimbursement for any unreimbursed advances and reimbursable expenses thereunder.

         If any property securing a defaulted Residential Loan is damaged and proceeds, if any, from the related Hazard Insurance Instrument are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related Credit Insurance Instrument, if any, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Residential Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

         If recovery on a defaulted Residential Loan under any related Credit Insurance Instrument is not available for the reasons set forth in the preceding paragraph, or for any other reason, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary, and appropriate for the type of defaulted Residential Loan, or advisable to realize upon the defaulted Residential Loan. If the proceeds of any liquidation of the property securing the defaulted Residential Loan are less than the outstanding principal balance of the defaulted Residential Loan (or the Cash Flow Value of such Mortgage Loan in the event that Certificate Principal Balances are based upon Cash Flow Values) plus interest accrued thereon at the Net Interest Rate plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the related Agreement, the Trust Fund will realize a loss in the amount of such difference. If the Master Servicer recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the outstanding principal balance of the defaulted Residential Loan together with accrued interest at the Net Interest Rate, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account amounts representing its normal administration compensation on such Residential Loan. In the event that the Master Servicer has expended its own funds to restore damaged property and such funds have not been


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reimbursed under any Insurance Instrument, it will be entitled to withdraw from the Certificate Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged. Because Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Master Servicer, no such payment or recovery will result in a recovery to the Trust Fund which exceeds the principal balance of the defaulted Residential Loan together with accrued interest thereon at the Net Interest Rate. In addition, when property securing a defaulted Residential Loan can be resold for an amount exceeding the outstanding principal balance of the related Residential Loan together with accrued interest and expenses, it may be expected that, if retention of any such amount is legally permissible, the insurer will exercise its right under any related pool insurance policy to purchase such property and realize for itself any excess proceeds. See "Description of Primary Insurance Coverage" and "Description of Credit Support".

         With respect to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See "Certain Legal Aspects of Residential Loans-Foreclosure on Cooperatives". This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Master Servicer's ability to sell, and realize the value of, those shares.

RETAINED INTEREST, ADMINISTRATION COMPENSATION AND PAYMENT OF EXPENSES

         The Prospectus Supplement for a Series of Certificates will specify whether there will be any Retained Interest in any of the Trust Fund Assets. If so, the Retained Interest will be established on a loan-by-loan or security-by-security basis and will be specified in the related Agreement or in an exhibit to the related Agreement. A Retained Interest in a Trust Fund Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from related payments as received and will not be part of the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any partial recovery of interest on a Residential Loan, after deduction of all applicable administration fees, will be allocated between Retained Interest, if any, and interest at the Net Interest Rate on a pro rata basis.

         Unless otherwise specified in the related Prospectus Supplement, the primary administration compensation of the Master Servicer (or in the case of a Trust Fund consisting of Agency Securities, the Trustee) with respect to a Series of Certificates will come from the monthly payment to it, with respect to each interest payment on a Trust Fund Asset, at a rate equal to one-twelfth of the difference between the Interest Rate and the sum of the Net Interest Rate and the Retained Interest Rate, if any (the "Administration Fee Rate"), times the scheduled principal balance of such Trust Fund Asset. Notwithstanding the foregoing, with respect to a Series of Certificates as to which the Trust Fund includes Mortgage Securities, the compensation payable to the Master Servicer or Manager for servicing and administering such Mortgage Securities on behalf of the holders of such Certificates may be based on a percentage per annum described in the related Prospectus Supplement of the outstanding balance of such Mortgage Securities and may be retained from distributions thereon, if so specified in the related


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Prospectus Supplement. Any Sub-Servicer will receive a portion of the Master
Servicer's primary compensation as its sub-servicing compensation. Since any Retained Interest and the primary compensation of the Master Servicer (or the Trustee) are percentages of the outstanding principal balance of each Trust Fund Asset, such amounts will decrease as the Trust Fund Assets amortize.

         As additional compensation in connection with a Series of Certificates relating to Residential Loans, the Master Servicer or the Sub-Servicers, if any, will retain all assumption fees and late payment charges, if any, to the extent collected from borrowers, and, if so provided in the related Prospectus Supplement, any prepayment fees collected from the borrowers and any excess recoveries realized upon liquidation of a defaulted Residential Loan. Unless otherwise provided in the related Prospectus Supplement, any interest or other income that may be earned on funds held in the Certificate Account pending monthly, quarterly, semiannual or other periodic distributions, as applicable, or any Sub-Servicing Account may be paid as additional compensation to the Trustee, the Master Servicer or the Sub-Servicers, as the case may be.

         With respect to a Series of Certificates relating to Residential Loans, the Master Servicer will pay from its administration compensation certain expenses incurred in connection with its servicing of the Residential Loans, including, without limitation, amounts payable to any Sub-Servicer, payment of the premiums and fees associated with any Pool Insurance Policy, special hazard insurance policy, Bankruptcy Bond or, to the extent specified in the related Prospectus Supplement, other insurance policy or credit support, payment of the fees and disbursements of the Trustee and independent accountants, and payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses as described in the related Prospectus Supplement.

         It is anticipated that the administration compensation will in all cases exceed such expenses. The Master Servicer is entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Residential Loans, including under certain circumstances reimbursement of expenditures incurred by it in connection with the restoration of Residential Properties, such right of reimbursement being prior to the rights of Certificateholders to receive any related Liquidation Proceeds. The Master Servicer is also entitled to reimbursement from the Certificate Account for Advances, if applicable. With respect to a Series of Certificates relating to Agency Securities, the Trustee shall pay all expenses incurred in administration thereof, subject to the limitations described in the related Prospectus Supplement.

EVIDENCE AS TO COMPLIANCE

         Each Agreement will generally provide that on or before a specified date in each year, beginning with the first such date that occurs at least six months after the Cut-off Date, the Master Servicer, in the case of a Pooling and Servicing Agreement, or the Trustee, in the case of a Trust Agreement, at its expense shall cause a firm of independent public accountants (who may also render other services to the Master Servicer, the Depositor, the Trustee or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Depositor and, in the case of a Pooling and Servicing Agreement, to the


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Trustee, to the effect that such firm as part of their examination of the financial statements of the Master Servicer or the Trustee, as the case may be, has performed tests in accordance with generally accepted accounting principles regarding the records and documents relating to residential loans or agency securities serviced and that their examination disclosed no exceptions that, in their opinion, were material. In rendering such statement, such firm may rely, as to matters relating to direct servicing of Residential Loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with generally accepted accounting principles in the residential loan servicing industry (rendered within one year of such statement) of independent public accountants with respect to the related Sub-Servicer.

         Each Agreement will also provide for delivery to the Depositor and, in the case of a Pooling and Servicing Agreement, to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer, in the case of a Pooling and Servicing Agreement, or of the Trustee, in the case of a Trust Agreement, to the effect that, to the best of such officers' knowledge, the Master Servicer or the Trustee, as the case may be, has fulfilled its obligations under such Agreement throughout the preceding year.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE DEPOSITOR AND THE TRUSTEE

         THE MASTER SERVICER

         The Master Servicer under each Pooling and Servicing Agreement will be identified in the related Prospectus Supplement. Each such Pooling and Servicing Agreement will provide that the Master Servicer may resign from its obligations and duties under the Pooling and Servicing Agreement with the prior written approval of the Depositor and the Trustee and shall resign upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until a successor master servicer meeting the eligibility requirements set forth in the Pooling and Servicing Agreement has assumed, in writing, the Master Servicer's obligations and responsibilities under the Pooling and Servicing Agreement.

         Each Pooling and Servicing Agreement will further provide that neither the Master Servicer nor any director, officer, employee, or agent of the Master Servicer shall be under any liability to the related Trust Fund or Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor any such person shall be protected against any liability for any breach of warranties or representations made in the Pooling and Servicing Agreement or against any specific liability imposed on the Master Servicer by the terms of the Pooling and Servicing Agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under the related Pooling and Servicing Agreement. Each Pooling and Servicing Agreement will further provide that the Master Servicer and any director, officer, employee or agent of the Master Servicer will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability, or expense incurred in connection with any legal action


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relating to the Pooling and Servicing Agreement or the Certificates, the Pool
Insurance Policy, the special hazard insurance policy and the Bankruptcy Bond, if any, other than any loss, liability, or expense related to any specific Residential Loan or Residential Loans (except any such loss, liability, or expense otherwise reimbursable pursuant to the Pooling and Servicing Agreement) and any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Pooling and Servicing Agreement will provide that the Master Servicer will be under no obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under the Pooling and Servicing Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer will be entitled to be reimbursed therefor out of the Certificate Account, such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Certificate Account.

         Any entity into which the Master Servicer may be merged, consolidated or converted, or any entity resulting from any merger, consolidation or conversion to which the Master Servicer is a party, or any entity succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Pooling and Servicing Agreement, provided that the successor or surviving entity meets the qualifications specified in the related Prospectus Supplement.

         If the Prospectus Supplement so provides, the Master Servicer's duties may be terminated upon payment of a termination fee as specified therein, and the Master Servicer may be replaced with a successor meeting the qualifications specified in the Prospectus Supplement.

         THE DEPOSITOR

         Each Pooling and Servicing Agreement and Trust Agreement will provide that neither the Depositor nor any director, officer, employee, or agent of the Depositor shall be under any liability to the related Trust Fund or Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to such Agreement, or for errors in judgment; provided, however, that neither the Depositor nor any such person shall be protected against any liability for any breach of warranties or representations made in the Agreement or against any specific liability imposed on the Depositor by the terms of the Agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Depositor and any director, officer, employee or agent of the Depositor may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under the related Agreement. Each Agreement will further provide that the Depositor and any director, officer, employee or agent of the Depositor will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the Agreement or the Certificates, the Pool Insurance Policy, the special hazard insurance policy and the


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Bankruptcy Bond, if any, or the Agency Securities, if any, other than any loss, liability, or expense related to any specific Residential Loan or Residential Loans (except any such loss, liability, or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that the Depositor will be under no any obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under such Agreement and which in its opinion may involve it in any expense or liability. The Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Depositor will be entitled to be reimbursed therefor out of the Certificate Account, such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Certificate Account.

         Any entity into which the Depositor may be merged, consolidated or converted, or any entity resulting from any merger, consolidation or conversion to which the Depositor is a party, or any entity succeeding to the business of the Depositor will be the successor of the Depositor under each Agreement.

         THE TRUSTEE

         The Trustee for any Series of Certificates will be a corporation possessing corporate trust powers having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and identified in the related Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor and its affiliates and the Master Servicer, if any, and its affiliates. For the purpose of meeting the legal requirements of certain local jurisdictions, the Depositor and the Trustee acting jointly shall have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement relating to such Series shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

         The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent, incapable of acting or a receiver or similar person shall be appointed to take control of its affairs. In such circumstances, the Depositor will be obligated to appoint a successor Trustee. The holders of Certificates evidencing not less than 51% of the Percentage Interests of any Series of Certificates may at any time remove the Trustee and appoint a successor Trustee by written instrument in accordance with additional procedures set forth in the related Agreement. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by a successor Trustee.


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         DUTIES OF THE TRUSTEE

         The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Certificates, any Trust Fund Asset or related document other than the certificate of authentication, and does not assume any responsibility for their correctness. The Trustee under any Agreement is not accountable for the use or application by or on behalf of the Master Servicer of any funds paid to the Master Servicer in respect of the Certificates, the Trust Fund Assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Depositor or the Master Servicer. If no Event of Default (as hereinafter defined) has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it under an Agreement, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement.

         Each Agreement will further provide that neither the Trustee nor any director, officer, employee, or agent of the Trustee shall be under any liability to the related Trust Fund or Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Trustee nor any such person shall be protected against specific liability imposed on the Trustee by the terms of the Agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Trustee and any director, officer, employee or agent of the Trustee may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under the related Agreement. Each Agreement will further provide that the Trustee and any director, officer, employee or agent of the Trustee will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the Agreement, the Certificates or the Agency Securities, if any other than any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

DEFICIENCY EVENTS

         With respect to each Series of Certificates with Distribution Dates occurring at intervals less frequently than monthly, and with respect to each Series of Certificates including two or more classes with sequential priorities for distribution of principal, the following provisions will apply unless otherwise specified in the related Prospectus Supplement.

         A deficiency event (a "Deficiency Event") with respect to the Certificates of any such Series is the inability to distribute to holders of one or more classes of Certificates of such Series, in accordance with the terms thereof and the related Agreement, any distribution of principal or interest thereon when and as distributable, in each case because of the insufficiency for such purpose of the funds then held in the related Trust Fund.

         Upon the occurrence of a Deficiency Event, the Trustee or Master Servicer, as set forth in the related Prospectus Supplement, will be required to determine whether or not the


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application on a monthly basis (regardless of frequency of regular Distribution
Dates) of all future scheduled payments on the Residential Loans included in the related Trust Fund and other amounts receivable with respect to such Trust Fund towards payments on such Certificates in accordance with the priorities as to distributions of principal and interest set forth in such Certificates will be sufficient to make distributions of interest at the applicable Certificate Interest Rates and to distribute in full the principal balance of each such Certificate on or before the latest Final Distribution Date of any outstanding Certificates of such Series.

         The Trustee or Master Servicer will obtain and rely upon an opinion or report of a firm of independent accountants of recognized national reputation as to the sufficiency of the amounts receivable with respect to such Trust Fund to make such distributions on the Certificates, which opinion or report will be conclusive evidence as to such sufficiency. Prior to making any such determination, distributions on the Certificates shall continue to be made in accordance with their terms.

         In the event that the Trustee or Master Servicer makes a positive determination, the Trustee or Master Servicer will apply all amounts received in respect of the related Trust Fund (after payment of expenses of the Trust Fund) to distributions on the Certificates of such Series in accordance with their terms, except that such distributions shall be made monthly and without regard to the amount of principal that would otherwise be distributable on any Distribution Date. Under certain circumstances following such positive determination, the Trustee or Master Servicer may resume making distributions on such Certificates expressly in accordance with their terms.

         If the Trustee or Master Servicer is unable to make the positive determination described above, the Trustee or Master Servicer will apply all amounts received in respect of the related Trust Fund (after payment of expenses) to monthly distributions on the Certificates of such Series pro rata, without regard to the priorities as to distribution of principal set forth in such Certificates, and such Certificates will, to the extent permitted by applicable law, accrue interest at the highest Certificate Interest Rate borne by any Certificate of such Series, or in the event any class of such Series shall have an adjustable or variable Certificate Interest Rate, at the weighted average Certificate Interest Rate, calculated on the basis of the maximum Certificate Interest Rate applicable to the class having the initial Certificate Principal Balance of the Certificates of that class. In such event, the holders of Certificates evidencing a majority of the Voting Rights may direct the Trustee to sell the related Trust Fund, any such direction being irrevocable and binding upon the holders of all Certificates of such Series and upon the owners of any residual interests in such Trust Fund. In the absence of such a direction, the Trustee may not sell all or any portion of the Trust Fund.

EVENTS OF DEFAULT

         Events of default ("Events of Default") under each Pooling and Servicing Agreement will generally consist of (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders any required payment which continues unremedied for five days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Percentage Interests in the related Trust Fund; (ii) any


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failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for sixty days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Percentage Interests in the related Trust Fund; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. A default pursuant to the terms of any Mortgage Securities included in any Trust Fund will not constitute an Event of Default under the related Pooling and Servicing Agreement.

RIGHTS UPON EVENT OF DEFAULT

         So long as an Event of Default under a Pooling and Servicing Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Certificates evidencing not less than 25% of the Percentage Interests shall, by notice in writing to the Master Servicer terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Residential Loans and the proceeds thereof. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Pooling and Servicing Agreement shall pass to and be vested in the Trustee, and the Trustee shall be authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact, or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such termination. Upon receipt by the Master Servicer of notice of termination, the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Pooling and Servicing Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Residential Loans, then the Trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling, it may, or if it is unable or if the holders of Certificates evidencing not less than 25% of the Percentage Interests request in writing, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a residential loan servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Pooling and Servicing Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the administration compensation to be paid, which in no event may be greater than the compensation to the Master Servicer under the Pooling and Servicing Agreement.

         No Certificateholder will have the right under any Pooling and Servicing Agreement to institute any proceeding with respect thereto unless: (i) such holder previously has given to the Trustee written notice of an Event of Default or of a default by the Depositor or the Trustee in the performance of any obligation under the Pooling and Servicing Agreement, and of the continuance thereof; (ii) the holders of Certificates evidencing not less than 25% of the Percentage Interests have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred thereby; and (iii) the Trustee for sixty days after receipt of such notice, request and offer of indemnity has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to


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exercise any of the trusts or powers vested in it by any Pooling and Servicing
Agreement or to make any investigation of matters arising thereunder or to institute, conduct, or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Pooling and Servicing Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

         Each Agreement may be amended by the Depositor, the Trustee and, in the case of a Pooling and Servicing Agreement, the Master Servicer, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under the Agreement and
(iv) if such amendment, as evidenced by an opinion of counsel, is reasonably necessary to comply with any requirements imposed by the Code (or any successor or mandatory statutes) or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax law or any proposed such action which, if made effective, would apply retroactively to the Trust Fund at least from the effective date of such amendment, each without the consent of any of the Certificateholders of the related Series, provided that such action (other than an amendment described in (iv) above) will not adversely affect in any material respect the interests of any holder of the Certificates covered by the Agreement. Each Agreement may also be amended, subject to certain restrictions to continue favorable tax treatment of the entity by the Depositor, the Trustee and, in the case of a Pooling and Servicing Agreement the Master Servicer, with the consent of the holders of Certificates evidencing not less than 51% of the Percentage Interests of the related Series for any purpose; provided, however, that no such amendment may (a) reduce in any manner the amount of, or delay the timing of, payments received on Trust Fund Assets which are required to be distributed on any Certificate without the consent of the holder of such Certificate, or (b) reduce the aforesaid percentage of Percentage Interests required for the consent to any such amendment without the consent of the holders of all Certificates of the related Series then outstanding.

TERMINATION

         The obligations created by the Agreement for each Series of Certificates will terminate upon payment to the Certificateholders of that Series of all amounts held in the Certificate Account and required to be paid to the Certificateholders pursuant to such Agreement, following the final payment or other liquidation, including the disposition of all property acquired upon foreclosure or repossession, of the last Trust Fund Asset remaining in the related Trust Fund or, the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement, whichever occurs first. In no event, however, will the trust created by the Agreement continue beyond the period specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination.



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         Any such purchase of assets of the Trust Fund shall be made at a price equal to (a) in the case of a Series of Certificates evidencing interests in a Trust Fund that includes Residential Loans, the sum of (i) 100% of the unpaid principal balance of each outstanding Residential Loan (net of any unreimbursed Advances attributable to principal) as of the date of such purchase plus accrued interest thereon at the Net Interest Rate to the first day of the month of such purchase, plus (ii) the appraised value of any property acquired in respect of any defaulted Residential Loan (but not more than the unpaid principal balance of that Residential Loan) together with accrued interest at the applicable Net Interest Rate to the first day of the month of such purchase less the good faith estimate of the Master Servicer of liquidation expenses to be incurred in connection with its disposal thereof, and (b) in the case of a Series of Certificates evidencing interests in a Trust Fund that includes Agency Securities or Mortgage Securities, the sum of 100% of the unpaid principal balance of each outstanding Trust Fund Asset as of the day of such purchase plus accrued interest thereon at the Net Interest Rate to the first day of the month of such purchase, or at such other price as may be specified in the related Prospectus Supplement. The exercise of the right to purchase the assets of the Trust Fund as set forth in the preceding paragraph will effect early retirement of the Certificates of that Series.

VOTING RIGHTS

         If so provided in the related Agreement, a provider of credit support may be entitled to direct certain actions of the Master Servicer and the Trustee or to exercise certain rights of the Master Servicer, the Trustee or the holders of Certificates.

                    DESCRIPTION OF PRIMARY INSURANCE COVERAGE

         If provided in the related Prospectus Supplement, each Residential Loan will be covered by a Primary Hazard Insurance Policy (as defined herein) and, if required as described in the related Prospectus Supplement, a Primary Credit Insurance Policy. In addition, if provided in the related Prospectus Supplement, a Trust Fund may include any combination of a Pool Insurance Policy, a special hazard insurance policy, a Bankruptcy Bond or another form of credit support, as described under "Description of Credit Support".

         The following is only a brief description of certain insurance policies and does not purport to summarize or describe all of the provisions of these policies. Such insurance is subject to underwriting and approval of individual Residential Loans by the respective insurers.

PRIMARY CREDIT INSURANCE POLICIES

         If provided in the related Prospectus Supplement and as set forth under "Description of the Certificates-Realization Upon Defaulted Residential Loans", the Master Servicer will maintain or cause to be maintained in accordance with the underwriting standards adopted by the Depositor a Primary Credit Insurance Policy with respect to each Residential Loan (other than Multifamily Loans, FHA Loans, and VA Loans) for which such insurance is required. While the terms and conditions of Primary Credit Insurance Policies differ, each Primary Credit Insurance Policy generally will cover losses up to an amount equal to the excess of the outstanding principal balance of a defaulted Residential Loan (plus accrued and unpaid interest


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thereon and certain approved expenses) over a specified percentage of the
Collateral Value of the related Residential Property.

         The Master Servicer will cause to be paid the premium for each Primary Credit Insurance Policy on a timely basis. The Master Servicer, or the related Sub-Servicer, if any, will exercise its best reasonable efforts to be named the insured or a loss payee under any Primary Credit Insurance Policy. The ability to assure that insurance proceeds are appropriately applied may be dependent upon its being so named, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the Master Servicer under any such policy will be deposited in the Certificate Account. The Master Servicer will not cancel or refuse to renew any such Primary Credit Insurance Policy in effect at the time of the initial issuance of the Certificates that is required to be kept in force under the related Agreement unless the Master Servicer uses its best efforts to obtain a replacement Primary Credit Insurance Policy for such canceled or nonrenewed policy maintained with an insurer the claims-paying ability of which is acceptable to the Rating Agency or Agencies for pass-through certificates having the same rating as the Certificates on their date of issuance.

         As conditions precedent to the filing or payment of a claim under a Primary Credit Insurance Policy, the insured typically will be required, in the event of default by the borrower, among other things, to: (i) advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the insurer, real estate taxes (if applicable), protection and preservation expenses and foreclosure and related costs; (ii) in the event of any physical loss or damage to the Residential Property, have the Residential Property restored to at least its condition at the effective date of the Primary Credit Insurance Policy (ordinary wear and tear excepted); and (iii) tender to the insurer good and merchantable title to, and possession of, the Residential Property.

FHA INSURANCE AND VA GUARANTEES

         Residential Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1934, as amended. Certain Residential Loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. The Prospectus Supplement for Certificates of each Series evidencing interests in a Trust Fund including FHA Loans will set forth additional information regarding the regulations governing the applicable FHA insurance programs. Except as otherwise specified in the related Prospectus Supplement, the following describes FHA insurance programs and regulations as generally in effect with respect to FHA Loans.

         The insurance premiums for FHA Loans are collected by lenders approved by the Department of Housing and Urban Development ("HUD") or by the Master Servicer or any SubServicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to the United States of America or upon assignment of the defaulted Loan to the United States of America. With respect


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to a defaulted FHA-insured Residential Loan, the Master Servicer or any
Sub-Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Master Servicer or any Sub-Servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Master Servicer or any Sub-Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than Residential Loans originated under the Title I Program of the FHA, beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Master Servicer or any Sub-Servicer in partial or full satisfaction of amounts due under the Residential Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Master Servicer or any Sub-Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the FHA Loan, and HUD must have rejected any request for relief from the mortgagor before the Master Servicer or any Sub-Servicer may initiate foreclosure proceedings.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer or any Sub-Servicer of each FHA-insured single family Loan will be obligated to purchase any such debenture issued in satisfaction of such Residential Loan upon default for an amount equal to the principal amount of any such debenture.

         Other than in relation to the Title I Program of the FHA, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Residential Loan adjusted to reimburse the Master Servicer or Sub-Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or Sub-Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or SubServicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Residential Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Residential Loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

         Residential Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a "VA Guaranty Policy"). The Serviceman's Readjustment Act of 1944, as


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amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no Residential Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for such Residential Loan. The Prospectus Supplement for Certificates of each Series evidencing interests in a Trust Fund including VA Loans will set forth additional information regarding the regulations governing the applicable VA insurance programs.

         With respect to a defaulted VA guaranteed Residential Loan, the Master Servicer or SubServicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Residential Property.

         The amount payable under the guarantee will be the percentage of the VA-insured Residential Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the Residential Loan, interest accrued on the unpaid balance of the Residential Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Residential Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

PRIMARY HAZARD INSURANCE POLICIES

         Unless otherwise provided in the Prospectus Supplement in respect of a Series, the related Pooling and Servicing Agreement will require the Master Servicer to cause the borrower on each Residential Loan to maintain a hazard insurance policy (a "Primary Hazard Insurance Policy") providing for coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the Residential Property is located. Unless otherwise specified in the related Prospectus Supplement, such coverage in general will equal the lesser of the principal balance owing on such Residential Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Residential Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the policy. The Master Servicer, or the related Sub-Servicer, if any, will exercise its best reasonable efforts to be named as an additional insured under any Primary Hazard Insurance Policy and under any flood insurance policy referred to below. The ability to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being so named, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Residential Property or released to the borrower in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Certificate Account. Each Pooling and Servicing Agreement provides that the Master Servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the


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Residential Loans. If such blanket policy contains a deductible clause, the
Master Servicer will deposit in the Certificate Account all sums which would have been deposited therein but for such clause. The Master Servicer also is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Residential Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft, and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. When a Residential Property is located at origination in a federally designated flood area, each Pooling and Servicing Agreement requires the Master Servicer to cause the borrower to acquire and maintain flood insurance in an amount equal in general to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are part of the Residential Property on a replacement cost basis and (ii) the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

         The hazard insurance policies covering the Residential Properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of
(i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

         The Master Servicer will not require that a hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the Cooperative is responsible for maintenance of hazard insurance for the property owned by the Cooperative, and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Note do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to such borrower's Cooperative apartment or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Note.



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         Since the amount of hazard insurance the Master Servicer will cause to be maintained on the improvements securing the Residential Loans will decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, the effect of co-insurance in the event of partial loss may be that hazard insurance proceeds may be insufficient to restore fully the damaged property. Under the terms of the Residential Loans, borrowers are required to present claims to insurers under hazard insurance policies maintained on the Residential Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Residential Properties. The ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by borrowers. However, if provided in the related Prospectus Supplement, to the extent of the amount available to cover hazard losses under the special hazard insurance policy for a Series, Certificateholders will not suffer loss by reason of delinquencies or foreclosures following hazard losses, whether or not subject to co-insurance claims.

                          DESCRIPTION OF CREDIT SUPPORT

         If so provided in the related Prospectus Supplement, the Trust Fund that includes Residential Loans for a Series of Certificates may include credit support for such Series or for one or more classes of Certificates comprising such Series, which credit support may consist of any combination of the following separate components, any of which may be limited to a specified percentage of the aggregate principal balance of the Residential Loans covered thereby or a specified dollar amount: a Pool Insurance Policy, a special hazard insurance policy, a Bankruptcy Bond, a reserve fund, or a similar credit support instrument. Alternatively, if so specified in the Prospectus Supplement for a Series of Certificates, credit support may be provided by subordination of one or more classes of Certificates, in combination with or in lieu of any one or more of the instruments set forth above. See "Description of the Certificates-Subordination". The amount and type of credit support with respect to a Series of Certificates or with respect to one or more classes of Certificates comprising such Series, and the obligers on such credit support, will be set forth in the related Prospectus Supplement.

         To the extent provided in the related Prospectus Supplement and the Agreement, credit support may be periodically reduced based on the aggregate outstanding principal balance of the Residential Loans covered thereby.

POOL INSURANCE POLICIES

         If so specified in the Prospectus Supplement relating to a Series of Certificates, the Master Servicer will exercise its best reasonable efforts to maintain or cause to be maintained a Pool Insurance Policy in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The Pool Insurance Policy for any Series of Certificates will be issued by the Pool Insurer named in the related Prospectus Supplement. Each Pool Insurance Policy will, subject to the limitations described below, provide coverage in an amount equal to a percentage (specified in the related Prospectus Supplement) of the aggregate principal balance of the Residential Loans on the Cut-off Date. The Master Servicer will pay the premiums for each Pool Insurance Policy on a timely basis unless, as described in the related Prospectus


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Supplement, the payment of such fees is otherwise provided. The Master Servicer will present or cause to be presented claims under each Pool Insurance Policy to the Pool Insurer on behalf of itself, the Trustee and the Certificateholders. Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may be made only upon satisfaction of certain conditions, as described below and, if applicable, in the related Prospectus Supplement.

         Pool Insurance Policies do not cover losses arising out of the matters excluded from coverage under Primary Credit Insurance Policies, FHA Insurance or VA Guarantees or losses due to a failure to pay or denial of a claim under a Primary Credit Insurance Policy, FHA Insurance or VA Guarantee, irrespective of the reason therefor.

         Pool Insurance Policies in general provide that no claim may be validly presented thereunder with respect to a residential loan unless (i) an acceptable Primary Credit Insurance Policy, in the event that the initial Collateral Value of the Residential Loan exceeded 80%, has been kept in force until such Collateral Value is reduced to 80%; (ii) premiums on the Primary Hazard Insurance Policy have been paid by the insured and real estate taxes (if applicable) and foreclosure, protection and preservation expenses have been advanced by or on behalf of the insured, as approved by the Pool Insurer; (iii) if there has been physical loss or damage to the Residential Property, it has been restored to its physical condition at the time the Residential Loan became insured under the Pool Insurance Policy, subject to reasonable wear and tear; and (iv) the insured has acquired good and merchantable title to the Residential Property, free and clear of all liens and encumbrances, except permitted encumbrances, including any right of redemption by or on behalf of the borrower, and if required by the Pool Insurer, has sold the property with the approval of the Pool Insurer.

         Assuming the satisfaction of these conditions, the Pool Insurer typically has the option to either (i) acquire the property securing the defaulted Residential Loan for a payment equal to the principal balance thereof plus accrued and unpaid interest at the Interest Rate to the date of acquisition and certain expenses described above advanced by or on behalf of the insured, on condition that the Pool Insurer must be provided with good and merchantable title to the Residential Property (unless the property has been conveyed pursuant to the terms of the applicable Primary Credit Insurance Policy) or (ii) pay the amount by which the sum of the principal balance of the defaulted Residential Loan and accrued and unpaid interest at the Interest Rate to the date of the payment of the claim and such expenses exceeds the proceeds received from a sale of the Residential Property that the Pool Insurer has approved. In both (i) and (ii), the amount of payment under a Pool Insurance Policy will be reduced by the amount of such loss paid under any Primary Credit Insurance Policy.

         Unless earlier directed by the Pool Insurer, a claim under a Pool Insurance Policy generally must be filed (i) in the case when a Primary Credit Insurance Policy is in force, within a specified number of days (typically, 60 days) after the claim for loss has been settled or paid thereunder, or after acquisition by the insured or a sale of the property approved by the Pool Insurer, whichever is later, or (ii) in the case when a Primary Credit Insurance Policy is not in force, within a specified number of days (typically, 60 days) after acquisition by the insured or a sale of the property approved by the Pool Insurer. A claim must be paid within a specified period (typically, 30 days) after the claim is made by the insured.



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         Unless otherwise specified in the Prospectus Supplement relating to a
Series of Certificates, the amount of coverage under each Pool Insurance Policy will be reduced over the life of the Certificates of such Series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all acquired properties. The amount of claims paid includes certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Residential Loans to the date of payment of the claim. However, Certificateholders may experience a shortfall in the amount of interest distributed in connection with the payment of claims under a Pool Insurance Policy, because the Pool Insurer is required to remit only unpaid interest through the date a claim is paid, rather than unpaid interest through the end of the month in which such claim is paid. In addition, Certificateholders may experience losses in connection with payments made under a Pool Insurance Policy to the extent that the Master Servicer expends funds for the purpose of enabling it to make a claim under such Pool Insurance Policy. Such expenditures could include amounts necessary to cover real estate taxes and to repair the related Residential Property. The Master Servicer will be reimbursed for such expenditures from amounts that otherwise would be distributed to Certificateholders, and such expenditures will not be covered by payments made under the related Pool Insurance Policy. See "Certain Legal Aspects of Residential Loans-Foreclosure on Mortgages" and "-Repossession with respect to Manufactured Housing Contracts". Accordingly, if aggregate net claims paid under a Pool Insurance Policy reach the applicable policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by Certificateholders of the related Series.

         In the event that a Pool Insurer ceases to be a Qualified Insurer (such term being defined to mean a private mortgage guaranty insurance company duly qualified as such under applicable laws and approved as an insurer by FHLMC, FNMA, or any successor entity, and having a claims-paying ability acceptable to the Rating Agency or Agencies), the Master Servicer will use its best reasonable efforts to obtain or cause to be obtained from another Qualified Insurer a replacement insurance policy comparable to the Pool Insurance Policy with a total coverage equal to the then outstanding coverage of such Pool Insurance Policy; provided, however, that, unless otherwise provided in the related Prospectus Supplement, if the cost of the replacement policy is greater than the cost of such Pool Insurance Policy, the coverage of the replacement policy may be reduced to a level such that its premium rate does not exceed the premium rate on such Pool Insurance Policy. However, in the event that the Pool Insurer ceases to be a Qualified Insurer solely because it ceases to be approved as an insurer by FHLMC, FNMA, or any successor entity, the Master Servicer will review, or cause to be reviewed, the financial condition of the Pool Insurer with a view towards determining whether recoveries under the Pool Insurance Policy are jeopardized for reasons related to the financial condition of the Pool Insurer. If the Master Servicer determines that recoveries are so jeopardized, it will exercise its best reasonable efforts to obtain from another Qualified Insurer a replacement policy as described above, subject to the same cost limitation.

         Because each Pool Insurance Policy will require that the property subject to a defaulted Residential Loan be restored to its original condition prior to claiming against the Pool Insurer, such policy will not provide coverage against hazard losses. As set forth above, the Primary Hazard Insurance Policies covering the Residential Loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries that are significantly less than full replacement cost of such losses. Further,


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a special hazard insurance policy will not cover all risks, and the coverage thereunder will be limited in amount. Certain hazard risks will, as a result, be uninsured and will therefore be borne by the Certificateholders.

SPECIAL HAZARD INSURANCE POLICIES

         If so specified in the Prospectus Supplement with respect to a Series of Certificates, the Master Servicer will obtain a special hazard insurance policy for such Series, issued by the insurer specified in such Prospectus Supplement (the "Special Hazard Insurer") covering any Special Hazard Amount (as defined below). The Master Servicer will be obligated to exercise its best reasonable efforts to keep or cause to be kept a special hazard insurance policy in full force and effect, unless coverage thereunder has been exhausted through payment of claims; provided, however, that the Master Servicer will be under no obligation to maintain such policy in the event that a Pool Insurance Policy covering such Series is no longer in effect or if otherwise provided in the related Prospectus Supplement. The Master Servicer will be obligated to pay the premiums on each special hazard insurance policy on a timely basis unless, as described in the related Prospectus Supplement, payment of such premiums is otherwise provided for. Claims under each special hazard insurance policy will generally be limited to (i) a percentage set forth in the Prospectus Supplement (expected to be not greater than 1%) of the aggregate principal balance as of the Cut-off Date of the Residential Loans comprising the related Trust Fund,
(ii) twice the unpaid principal balance as of the Cut-off Date of the largest Residential Loan in the Trust Fund, or (iii) the greatest aggregate principal balance of Residential Loans secured by Residential Properties located in any one California postal zip code area, whichever is the greatest (the "Special Hazard Amount").

         As more specifically provided in the related Prospectus Supplement, each special hazard insurance policy will, subject to limitations of the kind described below, typically protect holders of Certificates of the related Series from (i) loss by reason of damage to Residential Properties caused by certain hazards (including earthquakes and mudflows) not insured against under the Primary Hazard Insurance Policies or a flood insurance policy if the property is in a federally designated flood area and (ii) loss from partial damage caused by reason of the application of the co-insurance clause contained in the Primary Hazard Insurance Policies. Special hazard insurance policies will typically not cover losses such as those occasioned by normal wear and tear, war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction or contamination, flood (if the property is located in a federally designated flood area) and certain other risks.

         Subject to the foregoing limitations, each special hazard insurance policy will typically provide that, when there has been damage to property securing a defaulted Residential Loan acquired by the insured and to the extent the damage is not covered by the related Primary Hazard Insurance Policy or flood insurance policy, the insurer will pay the lesser of (i) the cost of repair to the property and (ii) upon transfer of the property to the insurer, the unpaid principal balance of such Residential Loan at the time of acquisition of the property by foreclosure, deed in lieu of foreclosure or repossession, plus accrued interest at the Interest Rate to the date of claim settlement and certain expenses incurred by or on behalf of the Master Servicer with respect to the property. The amount of coverage under the special hazard insurance policy will be reduced by the sum of (a) the unpaid principal balance plus accrued interest and certain


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expenses paid by the insurer, less any net proceeds realized by the insurer from the sale of the property, plus (b) any amount paid as the cost of repair of the property.

         Typically, restoration of the property with the proceeds described under clause (i) of the immediately preceding paragraph will satisfy the condition under a Pool Insurance Policy that the property be restored before a claim thereunder may be validly presented with respect to the defaulted Residential Loan secured by such property. The payment described under clause
(ii) of the immediately preceding paragraph will render unnecessary presentation of a claim in respect of such Residential Loan under a Pool Insurance Policy. Therefore, so long as the Pool Insurance Policy remains in effect, the payment by the insurer of either of the above alternative amounts will not affect the total insurance proceeds paid to Certificateholders, but will affect the relative amounts of coverage remaining under any special hazard insurance policy and any Pool Insurance Policy.

         The sale of a Residential Property must typically be approved by the Special Hazard Insurer under any special hazard insurance policy and funds received by the insured in excess of the unpaid principal balance of the Residential Loan plus interest thereon to the date of sale plus certain expenses incurred by or on behalf of the Master Servicer with respect to the property (not to exceed the amount actually paid by the Special Hazard Insurer) must be refunded to such Special Hazard Insurer and, to that extent, coverage under the special hazard insurance policy will be restored. If aggregate claim payments under a special hazard insurance policy reach the policy limit, coverage thereunder will be exhausted and any further losses will be borne by the Certificateholders.

         A claim under a special hazard insurance policy generally must be filed within a specified number of days (typically, 60 days) after the insured has acquired good and merchantable title to the property, and a claim payment is generally payable within a specified number of days (typically, 30 days) after a claim is accepted by the Special Hazard Insurer. Special hazard insurance policies generally provide that no claim may be paid unless Primary Hazard Insurance Policy premiums, flood insurance premiums (if the property is located in a federally designated flood area) and, as approved by the Special Hazard Insurer, real estate property taxes (if applicable), property protection and preservation expenses and foreclosure costs have been paid by or on behalf of the insured, and unless the insured has maintained the Primary Hazard Insurance Policy and, if the property is located in a federally designated flood area, flood insurance, as required by the special hazard insurance policy.

         If a special hazard insurance policy is canceled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will be obligated to use its best reasonable efforts to obtain or cause to be obtained from another insurer a replacement policy comparable to such special hazard insurance policy with a total coverage that is equal to the then existing coverage of such special hazard insurance policy; provided, however, that, unless otherwise provided in the related Prospectus Supplement, if the cost of the replacement policy is greater than the cost of such special hazard insurance policy, the coverage of the replacement policy may be reduced to a level such that its premium rate does not exceed the premium rate on such special hazard insurance policy.



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         Since each special hazard insurance policy is designed to permit full recoveries under a Pool Insurance Policy in circumstances in which such recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a Primary Hazard Insurance Policy and thus would not be restored, each Pooling and Servicing Agreement will provide that, if the related Pool Insurance Policy shall have lapsed or terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain the special hazard insurance policy.

BANKRUPTCY BONDS

         If so specified in the Prospectus Supplement with respect to a Series of Certificates, the Master Servicer will obtain a Bankruptcy Bond for such Series. The obligor on, and the amount of coverage of, any such Bankruptcy Bond will be set forth in the related Prospectus Supplement. The Master Servicer will exercise its best reasonable efforts to maintain or cause to be maintained the Bankruptcy Bond in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The Master Servicer will pay or cause to be paid the premiums for each Bankruptcy Bond on a timely basis, unless, as described in the Prospectus Supplement, payment of such premiums is otherwise provided for. Subject to the limit of the dollar amount of coverage provided, each Bankruptcy Bond will cover certain losses resulting from an extension of the maturity of a Residential Loan, or a reduction by the bankruptcy court of the principal balance of or the Interest Rate on a Residential Loan, and the unpaid interest on the amount of a principal reduction during the pendency of a proceeding under the Bankruptcy Code. See "Certain Legal Aspects of Residential Loans-Foreclosure on Mortgages" and "-Repossession with respect to Manufactured Housing Contracts".

RESERVE FUNDS

         If so provided in the related Prospectus Supplement, the Depositor will deposit or cause to be deposited in an account (a "Reserve Fund") any combination of cash, one or more irrevocable letters of credit or one or more Permitted Instruments in specified amounts, or any other instrument satisfactory to the Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternative or in addition to such deposit, to the extent described in the related Prospectus Supplement, a Reserve Fund may be funded through application of a portion of the interest payment on each Mortgage Loan or of all or a portion of amounts otherwise payable on the Subordinate Certificates. Amounts in a Reserve Fund may be distributed to Certificateholders, or applied to reimburse the Master Servicer for outstanding Advances, or may be used for other purposes, in the manner and to the extent specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, any such Reserve Fund will not be deemed to be part of the related Trust Fund.

         Amounts deposited in any Reserve Fund for a Series will be invested in Permitted Instruments by, or at the direction of, the Master Servicer or any other person named in the related Prospectus Supplement.



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CROSS-SUPPORT PROVISIONS

         If so provided in the related Prospectus Supplement, the Residential Loans for a Series of Certificates may be divided into separate groups, each supporting a separate class or classes of Certificates of a Series, and credit support may be provided by cross-support provisions requiring that distributions be made on Certificates evidencing interests in one group of Mortgage Loans prior to distributions on Certificates evidencing interests in a different group of Mortgage Loans within the Trust Fund. The Prospectus Supplement for a Series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

         The coverage provided by one or more forms of credit support may apply concurrently to two or more related Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

LETTER OF CREDIT

         If so provided in the Prospectus Supplement for a Series of Certificates, the Residential Loans in the related Trust Fund will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Residential Loans on the related Cut-off Date or one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder.

INSURANCE POLICIES AND SURETY BONDS

         If so provided in the Prospectus Supplement for a Series of Certificates, one or more classes of Certificates of such Series will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related Series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement.

EXCESS SPREAD

         If so provided in the Prospectus Supplement for a Series of Certificates, a portion of the interest payment on each Mortgage Loan may be applied to reduce the principal balance of one or more classes of Certificates to provide or maintain a cushion against losses on the related Residential Loans.



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                   CERTAIN LEGAL ASPECTS OF RESIDENTIAL LOANS

         The following discussion contains general summaries of certain legal aspects of loans secured by residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Residential Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Residential Loans. In this regard, the following discussion does not fully reflect federal regulations with respect to FHA Loans and VA Loans. See "The Trust Funds-Residential Loans" and "Description of Primary Insurance Coverage-FHA Insurance and VA Guarantees".

GENERAL

         All of the Residential Loans, except as described below, are loans to homeowners and all of the Mortgage Loans and Multifamily Loans are evidenced by notes or bonds and secured by instruments which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the type of security instrument customary to grant a security interest in real property in the state in which the Residential Property is located. If specified in the Prospectus Supplement relating to a Series of Certificates, a Trust Fund may also contain (i) Home Improvement Contracts evidenced by promissory notes, which may be secured by an interest in the related Mortgaged Property (ii) Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings or (iii) Manufactured Housing Contracts evidencing both (a) the obligation of the obligor to repay the loan evidenced thereby and (b) the grant of a security interest in the related Manufactured Home or with respect to Land Contracts, a lien on the real estate (the "Mortgaged Property") to which the related Manufactured Homes are deemed to be affixed, and including in some cases a security interest in the related Manufactured Home, to secure repayment of such loan. Any of the foregoing types of encumbrance will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, the knowledge of the parties to such instruments, as well as the order of recordation or filing of the instrument in the appropriate public office. Such a lien is generally not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

MORTGAGE LOANS

         The Mortgage Loans and Multifamily Loans will be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending upon the type of security instrument customary to grant a security interest according to the prevailing practice in the state in which the property subject to a Mortgage Loan or Multifamily Loan is located. Any of the foregoing types of encumbrance creates a lien upon or conveys title to the real property encumbered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. Such a lien is generally not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to these security instruments depends on their terms and generally on the order of


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recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower and usually the owner of the subject property or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. (In the case of a land trust, title to the property is held by a land trustee under a land trust agreement, while the owner is the beneficiary of the land trust; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note.) Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the trustor (similar to a mortgagor), who is the owner of the subject property and may or may not be the borrower, the beneficiary (similar to a mortgagee), who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust, security deed or deed to secure debt are governed by the law of the state in which the real property is located, the express provisions of the mortgage, deed of trust, security deed or deed to secure debt and, in some cases, with respect to deeds of trust, the directions of the beneficiary.


COOPERATIVE LOANS

         The Cooperative owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor, or lessee, as the case may be, is also responsible for meeting these blanket mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or the obtaining of capital by the Cooperative. The interests of the occupants under proprietary leases or occupancy agreements as to which the Cooperative is the landlord are generally subordinate to the interests of the holder of the blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at final maturity. The inability of the Cooperative to refinance such a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the


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land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, foreclosure by the holder of the blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of the Trust Fund, the collateral securing the Cooperative Loans.

         The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights is financed through a Cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "Foreclosure on Cooperative Shares" below.

TAX ASPECTS OF COOPERATIVE OWNERSHIP

         In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which such items are allowable as a deduction to the corporation, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under such section for any particular year. In the event that such a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.


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MANUFACTURED HOUSING CONTRACTS OTHER THAN LAND CONTRACTS

         Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states except Louisiana. Such financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law.

         The Master Servicer will be required under the related Pooling and Servicing Agreement to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Trustee may not have a first priority security interest in the Manufactured Home securing a Manufactured Housing Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Manufactured Housing Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the seller and transferred to the Depositor.

         The Depositor will assign or cause to be assigned a security interest in the Manufactured Homes to the Trustee, on behalf of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, neither the Depositor, the Master Servicer nor the Trustee will amend the certificates of title to identify the Trustee, on behalf of the Certificateholders, as the


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new secured party and, accordingly, the Depositor or the Unaffiliated Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the Depositor or Unaffiliated Seller.

         In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Depositor on the certificate of title or delivery of the required documents and fees or, in states where a security interest in manufactured homes is perfected pursuant to
Article 9 of the UCC, the filing of a financing statement will be sufficient to protect the Trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the Depositor has failed to perfect or cause to be perfected the security interest assigned to the Trust Fund, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee, on behalf of the Certificateholders as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

         In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter until the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in such state, and if the Depositor did not take steps to re-perfect its security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Depositor must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Depositor would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Depositor would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the Pooling and Servicing Agreement, the Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.



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         Under the laws of most states, liens for repairs performed on a
Manufactured Home take priority even over a perfected security interest. The Depositor will obtain the representation of the Unaffiliated Seller that it has no knowledge of any such liens with respect to any Manufactured Home securing a Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Certificateholders in the event such a lien arises.

FORECLOSURE ON MORTGAGES

         Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

         An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage in and to the mortgaged property. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagor's default was neither willful nor in bad faith and that the mortgagee's action was such as to establish a waiver, or fraud, bad faith, oppressive or unconscionable conduct as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

         A foreclosure action or sale pursuant to a power of sale is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale or sale pursuant to a power of sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the Mortgagee being precluded from pursuing both at the same time. In some states, mortgages may also be foreclosed by advertisement pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon default by the borrower under the terms of the note or deed of trust. In some states, prior to such sale, the trustee must record a notice of default and send a copy to the borrower-trustor


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and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other individual having an interest in the real property, including any junior lienholder. In some states, the trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation to the extent allowed by applicable law. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. Certain states require that a notice of sale must be posted in a public place and, in most states, published for a specific period of time in a specified manner prior to the date of the trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property. In certain states, foreclosure under a deed of trust may also be accomplished by judicial action in the manner provided for foreclosure of mortgages.

         In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is generally a public sale. However, because of the difficulty potential third party purchasers at the sale might have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. In some states, potential buyers may be further unwilling to purchase a property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in DURRETT V. WASHINGTON NATIONAL INSURANCE COMPANY. The court in DURRETT held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under section 67 of the former Bankruptcy Act (section 548 of the current United States Bankruptcy Code) and, therefore, could be rescinded in favor of the bankrupt's estate, if (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition, and (ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the United States Bankruptcy Code). However, on May 23, 1994, DURRETT was effectively overruled by the United States Supreme Court in BFP V. RESOLUTION TRUST CORPORATION, AS RECEIVER FOR IMPERIAL FEDERAL SAVINGS AND LOAN ASSOCIATION, ET AL., in which the Court held that "'reasonably equivalent value', for foreclosed property, is the price in face received at the foreclosure sale, so long as all the requirements of the State's foreclosure law have been complied with". For these reasons, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses, including attorneys' and trustee's fees, which may be recovered by a lender. In some states there is a statutory minimum purchase price which the lender may offer for the property. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume ownership of the mortgaged property and, therefore, the burdens of ownership, including obtaining casualty insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds, if any.



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         A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those Mortgage Loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

         In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

         In addition, certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien may have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens, including the lien of a mortgage. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a secured lender on residential properties. In the


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event that title to a Residential Property was acquired on behalf of
Certificateholders and cleanup costs were incurred in respect of the Residential Property, such Certificateholders might realize a loss if such costs were required to be paid by the related Trust Fund.

FORECLOSURE ON COOPERATIVE SHARES

         The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as in the proprietary lease or occupancy agreement, and may be canceled by the Cooperative, even while pledged, for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by such tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event the tenant-stockholder fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

         Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

         Foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether


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a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

REPOSSESSION WITH RESPECT TO MANUFACTURED HOUSING CONTRACTS THAT ARE NOT LAND CONTRACTS

         Repossession of manufactured housing is governed by state law. A few states have enacted legislation which requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of such home in the event of a default by the obligor will generally be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain small particulars, the general repossession procedure established by the UCC is as follows:

                  (i) Except in those states where the debtor must receive notice of his right to cure his default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases where the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.


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                  (ii) Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor.

                  (iii) Sale proceeds are to be applied first to repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states which do not prohibit or limit such judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

LOUISIANA LAW

         Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

         Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

         So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment


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against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

RIGHTS OF REDEMPTION WITH RESPECT TO RESIDENTIAL PROPERTIES

         The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption". The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

         The equity of redemption which is a non-statutory right that must be exercised prior to foreclosure sale, should be distinguished from statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the foreclosure sales price, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership and maintenance of the property until the redemption period has expired. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

NOTICE OF SALE; REDEMPTION RIGHTS WITH RESPECT TO MANUFACTURED HOMES

         While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed


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of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against virtually all actions against the debtor, including the enforcement of remedies of collection of a debt and, often, no interest or principal payments are made during the bankruptcy proceeding. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 13 rehabilitative plan to cure a monetary default with respect to a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

         Except with respect to arrearages, courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured only by property of the debtor that is the debtor's principal residence may not be modified if the borrower has filed a petition under Chapter 13. Courts may be able to modify the terms of a cooperative loan, but no case law exists on this point. In all cases, the secured creditor is entitled to the amount of its debt plus post-petition interest, attorney's fees and costs to the extent the value of the security equals or exceeds the debt.

         The Code provides priority to certain tax liens over the lien of the mortgage. This may have the effect of delaying or interfering with the enforcement of rights in respect of a defaulted Mortgage Loan. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.


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         FOR COOPERATIVE LOANS Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

JUNIOR MORTGAGES

         Some of the Mortgage Loans, Multifamily Loans and Home Improvement Contracts may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the Trust Fund. The rights of the Certificateholders as the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "-Foreclosure" herein.

         Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. In the event of a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

CONSUMER PROTECTION LAWS WITH RESPECT TO HOME IMPROVEMENT AND MANUFACTURED HOUSING CONTRACTS

         Numerous Federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation "Z", the Equal Credit Opportunity Act, Regulation "B", the Fair Credit Reporting Act, and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the contract.

         Contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. In certain cases, Federal and state law may specifically limit the amount of late charges that may be collected. Unless otherwise provided in the related Prospectus Supplement, under an Agreement, late charges will be retained by the Master Servicer as


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additional servicing compensation, and any inability to collect these amounts will not affect payments to Certificateholders.

         Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

         In several cases, consumers have asserted that the remedies provided secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

         The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule") has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

         Most of the Manufactured Housing Contracts and certain of the Home Improvement Contracts in the Trust Fund will be subject to the requirements of the FTC Rule. Accordingly, the Trustee, as holder of Manufactured Housing Contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting any such claim or defense, and if the Unaffiliated Seller had or should have had knowledge of such claim or defense, the Master Servicer will have the right to require the Unaffiliated Seller to repurchase the Contract because of a breach of its Unaffiliated Seller's representation and warranty that no claims or defenses exist which would affect the obligor's obligation to make the required payments under the Contract. The Unaffiliated Seller would then have the right to require the originating dealer to repurchase the Contract from it and might also have the right to recover from the dealer for any losses suffered by the Unaffiliated Seller with respect to which the dealer would have been primarily liable to the obligor.

OTHER LIMITATIONS

         In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including Federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a proceeding under the Federal bankruptcy law, a court may prevent a lender from repossessing a home. In the case of an individual eligible for relief in a proceeding under Chapter 11 of the Federal bankruptcy law, as part of the rehabilitation plan under Chapter 11, a court may reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A


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bankruptcy court may also reduce the payments due under a contract or change the rate of interest and time of repayment of the indebtedness pursuant to a Chapter 11 plan of reorganization. Generally, any plan filed in a proceeding under Chapter 13 of the Federal bankruptcy law must provide for the full payment of the claim of the lender without changing the terms of payment if the borrower elects to retain the property, the property is the borrower's principal residence and the property is the lender's only collateral.

ENFORCEABILITY OF CERTAIN PROVISIONS

         Unless the Prospectus Supplement indicates otherwise, all the related Residential Loans, except for FHA Loans and VA Loans, contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers, or conveys the property without the prior consent of the mortgagee. The enforceability of these clauses has been impaired in various ways in certain states by statute or decisional law. The ability of mortgage lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") which was enacted on October 15, 1982. This legislation, subject to certain exceptions, preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses. The Garn-St. Germain Act does "encourage" lenders to permit assumptions of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         MORTGAGE LOANS

         Exempted from this preemption pursuant to the Garn-St. Germain Act are mortgage loans (originated other than by federal savings and loan associations and federal savings banks) that were made or assumed during the period beginning on the date a state, by statute or final appellate court decision having statewide effect, prohibited the exercise of due-on-sale clauses and ending on October 15, 1982 ("Window Period Loans"). However, this exception applies only to transfers of property underlying Window Period Loans occurring between October 15, 1982 and October 15, 1985 and does not restrict enforcement of a due-on-sale clause in connection with current transfers or property underlying Window Period Loans unless the property underlying such Window Period Loan is located in one of the five "window period states" identified below. Due-on-sale clauses contained in Mortgage Loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of due-on-sale clauses. Mortgage Loans originated by such institutions are therefore not deemed to be Window Period Loans.

         With the expiration of the exemption for Window Period Loans on October 15, 1985, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period", which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states", three states


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(Michigan, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of Window Period Loans. The Garn-St. Germain Act also sets forth eight specific instances in which a mortgage lender covered by the Garn-St. Germain Act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. The Garn-St. Germain Act also grants the Director of the Office of Thrift Supervision (successor to the Federal Home Loan Bank Board) authority to prescribe by regulation further instances in which a due-on-sale clause may not be enforced upon the transfer of the property. To date no such regulations have been issued. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

         The inability to enforce a due-on-sale clause may result in a Mortgage Loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans related to a Series and the number of such Mortgage Loans which may be outstanding until maturity.

         TRANSFER OF MANUFACTURED HOMES

         Generally, manufactured housing contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of such contracts by the obligee on the contract upon any such sale or transfer that is not consented to. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of "due-on-sale" clauses, subject to applicable state law. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

         In the case of a transfer of a Manufactured Home as to which the Master Servicer desires to accelerate the maturity of the related Contract, the Master Servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. Consequently, in some cases the Master Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of certain Manufactured Homes.

PREPAYMENT CHARGES AND PREPAYMENTS

         Generally, conventional mortgage loans, Cooperative Loans, Home Improvement and Manufactured Housing Contracts, residential owner occupied FHA loans and VA loans may be prepaid in full or in part without penalty. Generally, multifamily residential loans, including multifamily FHA Loans, may contain provisions limiting prepayments on such loans, including prohibiting prepayment for a specified period after origination, prohibiting partial prepayments entirely or requiring the payment of a prepayment penalty upon prepayment in full or in part.


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         The laws of certain states may render prepayment fees unenforceable after a Mortgage Loan has been outstanding for a certain number of years, or may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the Mortgage Loan, to a specified percentage of the outstanding principal balance of a Mortgage Loan, or to a fixed number of months' interest on the prepaid amount. In certain states, prepayment fees payable on default or other involuntary acceleration of a Residential Loan may not be enforceable against the related mortgagor or obligor. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits.

SUBORDINATE FINANCING

         When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

         The Depositor has been advised by counsel that a court interpreting Title V would hold that mortgage loans related to a Series originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.



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         In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loans originated after the date of such state action will be eligible for inclusion in a Trust Fund if such Mortgage Loans bear interest or provide for discount points or charges in excess of permitted levels. No Mortgage Loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

         Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the Trust Fund.

ALTERNATIVE MORTGAGE INSTRUMENTS

         ARM Loans originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were simplified substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, (i) state-chartered banks may originate "alternative mortgage instruments" (including ARM Loans) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, (ii) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and
(iii) all other non-federally chartered housing creditors, including without limitation state-chartered savings and loan associations, savings banks and mutual savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII further provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

         The Depositor has been advised by its counsel that it is their opinion that a court interpreting Title VIII would hold that ARM Loans which were originated by state-chartered


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lenders before the date of enactment of any state law or constitutional provision rejecting applicability of Title VIII would not be subject to state laws imposing restrictions or prohibitions on the ability of state-chartered lenders to originate alternative mortgage instruments.

         All of the ARM Loans which were originated by a state-chartered lender after the enactment of a state law or constitutional provision rejecting the applicability of Title VIII complied with applicable state law. All of the ARM Loans which were originated by federally chartered lenders or which were originated by state-chartered lenders prior to enactment of a state law or constitutional provision rejecting the applicability of Title VIII were originated in compliance with all applicable federal regulations.

ENVIRONMENTAL LEGISLATION

         A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property.

         Under the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to such a superlien.

         Under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination.
Many states have laws similar to CERCLA.

         Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. Secured lenders may qualify for the exemption unless they participate in management of the property sufficiently to void the exemption. Also, if the lender takes title to or possession of the property, the secured creditor exemption may be deemed to be unavailable and the lender may be liable for clean-up or other remedial costs pursuant to CERCLA.

         The rule of the Environmental Protection Agency ("EPA") on lender liability under CERCLA, finalized by the EPA on April 29, 1992, offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. The EPA rule permits a lender to foreclose, purchase at foreclosure sale or take a deed in lieu of foreclosure, without incurring CERCLA liability as an owner or operator of the facility, provided that certain guidelines are followed. Pre-foreclosure activities, such as servicing existing loans and working out problem loans, are governed by a test for participation in management that can be met by a lender by carefully staying within the bounds of the EPA rule.



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         The validity of the EPA rule has yet to be tested in the courts.
Although the EPA intends for the rule to be binding in suits by private parties, as well as actions by the EPA, it remains to be seen if a court will apply the EPA rule to limit private party suits. If the EPA rule is successfully challenged or held inapplicable to suits by private parties, a lender's liability will be governed by the existing interpretations of the secured creditor exemption. A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in UNITED STATES V. FLEET FACTORS CORP. has very narrowly construed the provision in CERCLA excluding secured lenders from those who may be liable for remedial costs. The court suggested that a lender with enough control over a borrower's financial affairs to have the capacity to influence the borrower's decision-making concerning treatment of hazardous material could be liable under CERCLA. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in IN RE BERGSOE METAL CORP. ruled that a secured lender had no liability absent "some actual management of the facility" on the part of the lender.

         The EPA rule does not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. The EPA rule also does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act, which regulates underground storage tanks.

         Although the EPA rule does not govern suits under the laws of many states that are similar to CERCLA, some states with laws similar to CERCLA have enacted lender protection amendments.

         If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the Trust Fund and occasion a loss to Certificateholders in certain circumstances described above if such remedial costs were incurred.

         Unless otherwise provided in the related Prospectus Supplement, the Mortgage Loan Seller with respect to any Mortgage Loan included in a Trust Fund for a particular Series of Certificates will represent as to the material compliance of the related Residential Property with applicable environmental laws and regulations as of the date of transfer and assignment of such Mortgage Loan to the Trustee. In addition, unless otherwise provided in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer and any Special Servicer acting on behalf of the Trustee, may not acquire title to a Residential Property or take over its operation unless the Master Servicer (or Special Servicer) has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that
(a) there are no circumstances present at the Residential Property relating to substances for which some action relating to their investigation or clean-up could be required or that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Residential Property and
(b) that the Residential Property is in compliance with applicable environmental laws or that it would be in the best economic interest of the Trust Fund to take the actions necessary to comply with such laws. See "Description of the Certificates-Realization Upon Defaulted Mortgage Loans".



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FORMALDEHYDE LITIGATION WITH RESPECT TO MANUFACTURED HOUSING CONTRACTS

         A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including such components of manufactured housing as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The Depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

         Under the FTC Rule, which is described above under "Consumer Protection Laws", the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. The successful assertion of such claim constitutes a breach of a representation or warranty of the Unaffiliated Seller, and the Certificateholders would suffer a loss only to the extent that (i) the Unaffiliated Seller breached its obligation to repurchase the Contract in the event an obligor is successful in asserting such a claim, and (ii) the Unaffiliated Seller, the Depositor or the Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Certificateholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan or Contract (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related Series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of credit support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan or enforce rights under a Contract during the mortgagor's period of active duty status, and, under certain circumstances, during an


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additional three month period thereafter. Thus, in the event that such a
Mortgage Loan or Contract goes into default, there may be delays and losses occasioned thereby.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Certificates offered hereunder. This discussion is directed solely to Certificateholders that hold the Certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986 (the "Code") and it does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Certificates. See "State and Other Tax Consequences". Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder.

         The following discussion addresses securities of two general types: (i) certificates ("Grantor Trust Certificates") representing interests in a Trust Fund ("Grantor Trust Fund") which the Master Servicer will covenant not to elect to have treated as a real estate mortgage investment conduit ("REMIC"), and (ii) certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, which the Master Servicer will covenant to elect to have treated as a REMIC under Sections 860A through 860G (the "REMIC Provisions") of the Code. The Prospectus Supplement for each Series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

         The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do


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not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

GRANTOR TRUST FUNDS

CLASSIFICATION OF GRANTOR TRUST FUNDS

         With respect to each Series of Grantor Trust Certificates, Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion to the effect that assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a Grantor Trust Certificate generally will be treated as the owner of an interest in the Residential Loans included in the Grantor Trust Fund.

         For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Residential Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate". A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Residential Loans constituting the related Grantor Trust Fund (net of normal administration fees and any spread) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate". A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Residential Loans constituting the related Grantor Trust Fund.

CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

         GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

         In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related Prospectus Supplement and subject to the discussion below with respect to Cooperative Loans, Manufactured Homes and Buydown Loans, counsel to the Depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (i) "loans...secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code; (ii) "obligation[s] (including any participation or certificate of beneficial ownership therein) which ... [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code; and (iii) "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, counsel to the Depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

         Some Grantor Trust Fractional Interest Certificates may evidence interests in loans secured by Cooperative Shares. Such Grantor Trust Fractional Interest Certificates will represent "real estate assets" within the meaning of
Section 856(c)(5)(A) of the Code and "obligation[s] (including any participation or certificate of beneficial ownership therein) which


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 ... [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code. In addition, interest on such Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. The Internal Revenue Service (the "IRS") has issued a private letter ruling to the effect that Grantor Trust Fractional Interest Certificates which evidence interests in loans secured by Cooperative Shares would be treated as representing an ownership interest in qualifying assets under Section 7701(a)(19)(C) of the Code. Certificateholders should consult their tax advisors concerning this question. If Grantor Trust Certificates evidence interests in loans secured by Cooperative Shares, that fact will be disclosed in the applicable Prospectus Supplement.

         Some Grantor Trust Fractional Interest Certificates may evidence interests in loans secured by Manufactured Homes. Whether such Certificates will be treated as representing an ownership interest in qualifying assets under Sections 7701(a)(19)(C), 856(c)(5)(A), 856(c)(3)(B) and 860G(a)(3)(A) of the
Code will depend upon the particular characteristics of such Manufactured Homes. The proper characterization of such Certificates will be disclosed in the applicable Prospectus Supplement.

         The assets constituting certain Grantor Trust Funds may include Buydown Loans. The characterization of an investment in Buydown Loans will depend upon the precise terms of the related Buydown Agreement, but to the extent that such Buydown Loans are secured by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. No directly applicable precedents exist with respect to the federal income tax treatment or the characterization of investments in Buydown Loans. Accordingly, holders of Grantor Trust Certificates should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Grantor Trust Fund that includes Buydown Loans.

         GRANTOR TRUST STRIP CERTIFICATES

         Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of Residential Loans that are "loans...secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the Depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

         The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which ... [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.



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         TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

         Holders of a particular Series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Residential Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Residential Loans. Under
Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either
Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

         The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any Series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a class of Grantor Trust Strip Certificates is issued as part of the same Series of Certificates or
(ii) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the Residential Loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors". The servicing fees paid with respect to the Residential Loans for certain Series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related Prospectus Supplement will include information regarding servicing fees paid to the Master Servicer, any Sub-Servicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.



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         IF STRIPPED BOND RULES APPLY

         If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding DE MINIMIS market discount. See "-Taxation of Grantor Trust Fractional Interest Certificates-Market Discount". Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

         The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest", if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "-Taxation of Owners of Grantor Trust Fractional Interest Certificates-If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest". In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "-Sales of Grantor Trust Certificates") and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed at the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Residential Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Residential Loans will not include any payments made in respect of any ownership interest in the Residential Loans retained by the Depositor, the Master Servicer, any Sub-Servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

         Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in


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general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

         In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Residential Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

         If a prepayment assumption is not used, then when a Residential Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Residential Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Residential Loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "-REMICs-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount". It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a prepayment assumption (the "Prepayment Assumption") that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor the Master Servicer will make any representation that the Residential Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each Series who bought at that price.

         Under Treasury regulation Section 1.1286-1T, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a DE MINIMIS amount of original issue discount) or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest


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Certificate is more than one percentage point lower than the gross interest rate payable on the Residential Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Residential Loans, then such original issue discount or market discount will be considered to be DE MINIMIS. Original issue discount or market discount of only a DE MINIMIS amount will be included in income in the same manner as DE MINIMIS original issue and market discount described in "-Taxation of Owners of Grantor Trust Fractional Interest Certificates-If Stripped Bond Rules Do Not Apply" and "-Market Discount" below.

         IF STRIPPED BOND RULES DO NOT APPLY

         Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Residential Loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Residential Loans issued with original issue discount.

         The original issue discount, if any, on the Residential Loans will equal the difference between the stated redemption price of such Residential Loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such Residential Loan other than "qualified stated interest". "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, or at a "qualified floating rate", an "objective rate", a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate", or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such Residential Loan. In general, the issue price of a Residential Loan will be the amount received by the borrower from the lender under the terms of the Residential Loan, less any "points" paid by the borrower, and the stated redemption price of a Residential Loan will equal its principal amount, unless the Residential Loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

         In the case of Residential Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Residential Loans in preparing information returns to the Certificateholders and the IRS.

         Notwithstanding the general definition of original issue discount, original issue discount will be considered to be DE MINIMIS if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Residential Loan. For this purpose, the weighted average maturity of the Residential Loan will be computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such Residential Loan, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the Residential Loan. Under the OID Regulations, original issue discount of only a DE MINIMIS amount (other than DE MINIMIS original issue discount attributable to a so-


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called "teaser" rate or initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such DE MINIMIS original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the Residential Loan. The OID Regulations also permit a Certificateholder to elect to accrue DE MINIMIS original issue discount into income currently based on a constant yield method. See "-Taxation of Owners of Grantor Trust Fractional Interest Certificates-Market Discount" below.

         If original issue discount is in excess of a DE MINIMIS amount, all original issue discount with respect to a Residential Loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption for certificates backed by whole mortgage loans not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each Series to determine whether and in what manner the original issue discount rules will apply to Residential Loans in such Series.

         A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Residential Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Residential Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Residential Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Residential Loans. The adjusted issue price of a Residential Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Residential Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Residential Loan at the beginning of any accrual period will equal the issue price of such Residential Loan, increased by the aggregate amount of original issue discount with respect to such Residential Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Residential Loan in prior accrual periods of amounts included in its stated redemption price.

         The Trustee will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "-Grantor Trust Reporting" below.


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         MARKET DISCOUNT

         If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Residential Loan is considered to have been purchased at a "market discount", that is, in the case of a Residential Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Residential Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a DE MINIMIS amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Residential Loan, to the payment of stated redemption price on such Residential Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder during or after the first taxable year to which such election applies. In addition, the OID Regulations would permit a Certificateholder to elect to accrue all interest, discount (including DE MINIMIS market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a Residential Loan with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election and thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "-REMICs-Taxation of Owners of REMIC Regular Certificates-Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest is irrevocable.

         Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Conference Committee Report (the "Committee Report") accompanying the Tax Reform Act of 1986 will apply. Under those rules, in each accrual period market discount on the Residential Loans should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a Residential Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Residential Loan as of the beginning of the accrual period, or (iii) in the case of a Residential Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the


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accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Residential Loan purchased at a discount in the secondary market.

         Because the Residential Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

         Market discount with respect to Residential Loans generally will be considered to be DE MINIMIS if it is less than 0.25% of the stated redemption price of the Residential Loans multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as DE MINIMIS under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. See "-Taxation of Owners of Grantor Trust Fractional Interest Certificates-If Stripped Bond Rules Do Not Apply".

         Further, under the rules described in "-REMICs-Taxation of Owners of REMIC Regular Certificates-Market Discount" below, any discount that is not original issue discount and exceeds a DE MINIMIS amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues.

         PREMIUM

         If a Certificateholder is treated as acquiring the underlying Residential Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Residential Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Residential Loans originated before September 28, 1985 or to Residential Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Residential Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

         It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Residential Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the


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difference between the portion of the prepaid principal amount of the
Residential Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Residential Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "-REMICs-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount". It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

         TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES

         The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "-Taxation of Owners of Grantor Trust Fractional Interest Certificates-If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

         The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "-Possible Application of Proposed Contingent Payment Rules" and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Residential Loans. See "-Taxation of Owners of Grantor Trust Fractional Interest Certificates-If Stripped Bond Rules Apply" above.

         As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip


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Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

         The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor the Master Servicer will make any representation that the Residential Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each Series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

         It is unclear under what circumstances, if any, the prepayment of a Residential Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete Residential Loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Residential Loans, or if the Prepayment Assumption is not used, then when a Residential Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Residential Loan.

         POSSIBLE APPLICATION OF PROPOSED CONTINGENT PAYMENT RULES

         The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the Residential Loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments, but no final regulations have been promulgated with respect to contingent payment debt instruments. Proposed regulations were promulgated on December 16, 1994 regarding contingent payment debt instruments but it appears that Grantor Trust Strip Certificates, due to their similarity to other mortgage-backed securities (such as REMIC regular interests) that are expressly excepted from the application of such proposed regulations, may be excepted from such proposed regulations. Like the OID Regulations, such proposed regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.



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         If the contingent payment rules under the proposed regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the "noncontingent bond method". Under the "noncontingent bond method", the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount of each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate.

         The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holders of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the Mortgage Loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield.

         Assuming that a prepayment assumption were used, if the proposed regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates". Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

SALES OF GRANTOR TRUST CERTIFICATES

         Any gain or loss, equal to the difference between the amount realized on the sale of a Grantor Trust Certificate, recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this Prospectus provides a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

         Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning


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of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

GRANTOR TRUST REPORTING

         Unless otherwise provided in the related Prospectus Supplement, the Trustee will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Residential Loans and to interest thereon at the related Pass-Through Rate. In addition, within a reasonable time after the end of each calendar year, the Master Servicer or Trustee will furnish to each Certificateholder during such year who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer and Sub-Servicer (if any) and such other such customary factual information as the Master Servicer or the Trustee, as the case may be, deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Master Servicer's or Trustee's information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

BACKUP WITHHOLDING

         In general, the rules described in "-REMICS-Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

FOREIGN INVESTORS

         In general, the discussion with respect to REMIC Regular Certificates in "-REMICS-Foreign Investors in REMIC Certificates-REMIC Regular Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related Prospectus Supplement, be eligible for exemption from United States withholding tax, subject to the conditions described in such discussion, only to the extent the related Residential Loans were originated after July 18, 1984.


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         To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

REMICS

CLASSIFICATION OF REMICS

         Upon the issuance of each Series of REMIC Certificates, Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") in that REMIC within the meaning of the REMIC Provisions.

         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

         In general, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis


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



of each category of the assets held by the REMIC during such calendar quarter. The REMIC will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include, in addition to Residential Loans, payments on Residential Loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Residential Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Residential Loans for purposes of all of the foregoing sections. In addition, in some instances Residential Loans may not be treated entirely as assets described in the foregoing sections. If so, the related Prospectus Supplement will describe the Residential Loans that may not be so treated. The REMIC Regulations do provide, however, that payments on Residential Loans held pending distribution are considered part of the Residential Loans for purposes of Section 856(c)(5)(A) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(5)(A) of the Code.

TIERED REMIC STRUCTURES

         For certain Series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such Series of REMIC Certificates, Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

         Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

         GENERAL

         Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.



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         ORIGINAL ISSUE DISCOUNT

         Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

         The Code requires that a prepayment assumption be used with respect to Residential Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each Series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor, nor the Master Servicer will make any representation that the Residential Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

         The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest". "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, or at a "qualified floating rate", an "objective rate", a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate", or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

         In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the IRS.



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         Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on the day prior to each Distribution Date, in some cases, as a consequence of this "long first accrual period", some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

         In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be DE MINIMIS if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a DE MINIMIS amount (other than DE MINIMIS original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such DE MINIMIS original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue DE MINIMIS original issue discount into income currently based on a constant yield method. See "-Taxation of Owners of REMIC Regular Certificates-Market Discount" for a description of such election under the OID Regulations.


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         If original issue discount on a REMIC Regular Certificate is in excess of a DE MINIMIS amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

         As to each "accrual period", that is, unless otherwise stated in the related Prospectus Supplement, each period that ends on a date that corresponds to the day prior to each Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Residential Loans being prepaid at a rate equal to the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Residential Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

         A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.



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         MARKET DISCOUNT

         A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including DE MINIMIS market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "-Taxation of Owners of REMIC Regular Certificates-Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable.

         However, market discount with respect to a REMIC Regular Certificate will be considered to be DE MINIMIS for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as DE MINIMIS under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. See "-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates


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should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

         To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         PREMIUM

         A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "-Taxation of Owners of REMIC Regular Certificates-Market Discount" above. The Committee Report states that the same rules that apply to accrual of


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market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

         REALIZED LOSSES

         Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Residential Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

         Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Residential Loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

         GENERAL

         As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Residential Loans or as debt instruments issued by the REMIC.

         A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by


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virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "-Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses".

         A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

         Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

         The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions", residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return.

         TAXABLE INCOME OF THE REMIC

         The taxable income of the REMIC will equal the income from the Residential Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular


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interests" in the REMIC not offered hereby), amortization of any premium on the
Residential Loans, bad debt losses with respect to the Residential Loans and, except as described below, for servicing, administrative and other expenses.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Residential Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount". The issue price of a REMIC Certificate received in exchange for an interest in the Residential Loans or other property will equal the fair market value of such interests in the Residential Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Master Servicer may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Residential Loans and other property held by the REMIC.

         Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Residential Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis. See "-Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Residential Loans with market discount that it holds.

         A Residential Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Residential Loans. Premium on any Residential Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any Residential Loan originated on or before September 27, 1985. Instead, premium on such a Residential Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Residential Loan.

         A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described


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above under "-Taxation of Owners of REMIC Regular Certificates-Original Issue
Discount", except that the DE MINIMIS rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

         If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount".

         As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "-Prohibited Transactions and Other Possible REMIC Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "-Possible Pass-Through of Miscellaneous Itemized Deductions". If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

         BASIS RULES, NET LOSSES AND DISTRIBUTIONS

         The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

         A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

         Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual


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Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

         The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "-Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder, see "-Taxation of Owners of REMIC Residual Certificates-General".

         EXCESS INCLUSIONS

         Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

         In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than


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nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have "significant value".

         For REMIC Residual Certificateholders, excess inclusions (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "-Foreign Investors in REMIC Certificates", below. Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

         In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

         NONECONOMIC REMIC RESIDUAL CERTIFICATES

         Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the


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related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

         The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "-Foreign Investors in REMIC Certificates-REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

         MARK-TO-MARKET RULES

         Prospective purchasers of a REMIC Residual Certificate should be aware that on January 3, 1995, the IRS released proposed regulations (the "Proposed Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Proposed Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus may not be marked to market. The Proposed Mark-to-Market Regulations apply to all REMIC Residual Certificates acquired on or after January 4, 1995.

         POSSIBLE PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS

         Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

         With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such


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holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such Certificates.

SALES OF REMIC CERTIFICATES

         If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "-Taxation of Owners of REMIC Residual Certificates-Basis Rules, Net Losses and Distributions". Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this Prospectus provides for a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

         Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular


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Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "-Taxation of Owners of REMIC Regular Certificates-Market Discount" and "-Premium".

         REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES

         The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Residential Loan, the receipt of income from a source other than a Residential Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset


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purchased with the payments on the Residential Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that the REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

         REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

         Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

         Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer or the Trustee in either case out of its own funds, provided that the Master Servicer or the Trustee, as the case may be, has sufficient assets to do so, and provided further that such tax arises out of a breach of the Master Servicer's or the Trustee's obligations, as the case may be, under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the Master Servicer or the Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS

         If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization,


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the tax would instead be imposed on such agent. However, a transferor of a REMIC
Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in the Pooling and Servicing Agreement, and will be discussed more fully in any Prospectus Supplement relating to the offering of any REMIC Residual
Certificate.

         In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalty of perjury that such social security number is that of the record holder or (ii) a statement under penalty of perjury that such record holder is not a disqualified organization.

         For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

TERMINATION

         A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Residential Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.



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REPORTING AND OTHER ADMINISTRATIVE MATTERS

         Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the Trustee, which generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

         As the tax matters person, the Trustee will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

         As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the


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holder's purchase price that the Master Servicer will not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "-Taxation of Owners of REMIC Regular Certificates-Market Discount".

         The responsibility for complying with the foregoing reporting rules will be borne by the Trustee, unless otherwise stated in the related Prospectus Supplement.

BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES

         Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

FOREIGN INVESTORS IN REMIC CERTIFICATES

         A REMIC Regular Certificateholder that is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder). For these purposes, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income is subject to United States federal income tax regardless of its source. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

         Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.


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         Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling and Servicing Agreement.

                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Certificates offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Certificates offered hereunder.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested subject to ERISA and the Code (all of which are hereinafter referred to as "Plans") and on persons who are fiduciaries with respect to such Plans. Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to the ERISA requirements discussed herein. Accordingly, assets of such plans may be invested in Certificates without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         In addition to the imposition of general fiduciary requirements including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan, Section 406(a) of ERISA and Section 4975(c)(1)(A), (B), (C) and (D) of the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest" within the meaning of Section 3(14) of ERISA and "Disqualified Persons" within the meaning of Section 4975(e)(2) of the Code, collectively referred to as "Parties in Interest") who have certain specified relationships to the Plan. In addition, Section 406(b) of ERISA and Section 4975(c)(1)(E) and (F) of the Code impose certain prohibitions on Parties in Interest who are fiduciaries with respect to the Plan. Certain Parties in Interest to a prohibited transaction may be subject to a penalty imposed under
Section 502(i) of ERISA or an excise tax pursuant to Sections 4975(a) and (b) of the Code, unless a statutory or administrative exemption is available.

         A Plan's investment in Certificates may cause the Residential Loans, Mortgage Securities (if any), Agency Securities and other assets included in a Trust Fund to be deemed Plan assets. Under Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL"), which were issued November 13, 1986, when a Plan acquires an equity interest in an entity, the


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Plan's assets include the investment in the entity and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans, and certain employee benefit plans not subject to ERISA) is not significant. For this purpose, in general, participation is considered "significant" on any date if 25% or more of the value of any class of equity interests is held by benefit plan investors. Equity participation in a Trust Fund will be significant on any date if, immediately after the most recent acquisition of any Certificate, 25% or more of the value of any class of Certificates is held by benefit plan investors.

         Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Residential Loans, Agency Securities, Mortgage Securities and other assets included in a Trust Fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets such as the Master Servicer or any Sub-Servicer may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA with respect to the investing Plan. In addition, if the Residential Loans, Agency Securities, Mortgage Securities or other assets included in a Trust Fund constitute Plan assets, the purchase of Certificates by a Plan, as well as the operation of the related Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code.

         Some of the transactions involving the Certificates that might otherwise constitute prohibited transactions under ERISA or the Code might qualify for relief from the prohibited transaction rules under certain administrative exemptions, which may be individual or class exemptions. The DOL issued an individual exemption, Prohibited Transaction Exemption 90-36 (the "Exemption"), on June 19, 1990 to PaineWebber Incorporated, which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations", the term "Underwriter" shall include (a) PaineWebber Incorporated, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with PaineWebber Incorporated and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of Certificates.

         The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Certificates evidencing rights and interests not subordinated to the rights and interests evidenced by the other Certificates of the same series. Third, the Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Corporation, Moody's Investors Service, Inc., Duff & Phelps, Inc. or Fitch Investors Service, Inc. Fourth, the Trustee cannot be an


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affiliate of any other member of the "Restricted Group" which consists of any
Underwriter, the Depositor, the Trustee, the Master Servicer, any Sub-Servicer, the obligor on credit support and any mortgagor with respect to Trust Fund Assets constituting more than 5% of the aggregate unamortized principal balance of the Trust Fund Assets in the related Trust Fund as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Trust Fund Assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and any Sub-Servicer must represent not more than reasonable compensation for such person's services under the related Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         A fiduciary of a Plan contemplating purchasing a Certificate must make its own determination that the general conditions set forth above will be satisfied with respect to such Certificate. However, to the extent that Certificates are subordinate, the Exemption will not apply to an investment by a Plan. In addition, any Certificates representing a beneficial ownership in unsecured obligations will not satisfy the general conditions of the Exemption.

         If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Certificates by Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

         If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the Certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the Trust Fund Assets or (b) an affiliate of such a person,
(2) the direct or indirect acquisition or disposition in the secondary market of Certificates by a Plan and (3) the holding of Certificates by a Plan.

         Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust Funds. The Depositor expects that the specific conditions of the


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Exemption required for this purpose will be satisfied with respect to the
Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the Trust Funds, provided that the general conditions of the Exemption are satisfied.

         The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" (within the meaning of Section 3(14) of ERISA) or a "disqualified person" (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Certificates.

         Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan.

         In addition to the Exemption, the DOL has issued a number of class exemptions which may apply to a transaction involving a Plan's acquisition or holding of Certificates. In particular, in connection with a contemplated purchase of Certificates representing a beneficial ownership interest in a pool of consisting of interest bearing obligations secured by either first or second mortgages on single-family, residential property, Prohibited Transaction Class Exemption ("PTCE") 83-1 exempts certain transactions involving mortgage pool investment trusts. There also may be other class exemptions applicable to certain transactions involving the Trust Fund, including PTCE 84-14, which exempts certain transactions involving employee benefit plans and an investment fund in which such plan has an interest and which is managed by a qualified professional asset manager, provided that such transactions are not described in PTCE 83-1, PTCE 96-23, which exempts certain transactions involving an employee benefit plan which is managed by an in-house asset manager, provided that such transactions are not described in PTCE 83-1, PTCE 86-128, which exempts certain transactions involving employee benefit plans and certain broker-dealers, PTCE 90-1, which exempts certain transactions involving employee benefit plans and insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving employee benefit plans and bank collective investment funds, and PTCE 95-60, which exempts certain transactions involving employee benefit plans and insurance company general accounts. There are other prohibited transaction class exemptions that have been issued by the DOL that may apply to a transaction involving Certificates.

         Any plan fiduciary which proposes to cause a Plan to purchase Certificates should consult with its counsel with respect to the potential applicability of ERISA and the Code to such


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investment and the availability of the Exemption or any class exemption in connection therewith. There can be no assurance that the Exemption or any other individual or class exemption will apply with respect to any particular Plan that acquires or holds Certificates or, even if all of the conditions specified therein were satisfied, that such exemption would apply to all transactions involving the Trust Fund. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of the Exemption, PTCE 83-1, or any other exemption, with respect to the Certificates offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase Strip Certificates should consider the federal income tax consequences of such investment.

         ANY PLAN FIDUCIARY CONSIDERING WHETHER TO PURCHASE A CERTIFICATE ON BEHALF OF A PLAN SHOULD CONSULT WITH ITS COUNSEL REGARDING THE APPLICABILITY OF THE FIDUCIARY RESPONSIBILITY AND PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE TO SUCH INVESTMENT.

                                LEGAL INVESTMENT

         The Prospectus Supplements for each Series of Certificates will specify which, if any, of the classes of Certificates offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation). Under SMMEA, if a state enacts legislation prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities", the Certificates will constitute legal investments for entities subject to such legislation only to the extent provided in such legislation. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities", or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

         SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

         Any class of Certificates offered hereby and by the related Prospectus Supplement that is not initially rated in one of the two highest rating categories by at least one Rating Agency or that represents an interest in a Trust Fund that includes junior Residential Loans will NOT constitute "mortgage related securities" for purposes of SMMEA. Prospective investors in such


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classes of Certificates, in particular, should consider the matters discussed in the following paragraphs.

         The Federal Financial Institutions Examination Council has issued a supervisory policy statement (the "Policy Statement") applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities". The Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of Certificates will be treated as high-risk under the Policy Statement.

         The predecessor of the Office of Thrift Supervision ("OTS") issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Certificates. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain classes of Certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

         There may be other restrictions on the ability of certain investors either to purchase certain classes of Certificates or to purchase any class of Certificates representing more than a specified percentage of the investors' assets. The Company will make no representations as to the proper characterization of any class of Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                              PLANS OF DISTRIBUTION

         The Certificates offered hereby and by the Supplements to this Prospectus will be offered in Series. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by PaineWebber Incorporated ("PaineWebber") acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of the Certificates, underwriters may receive compensation from the Depositor or from purchasers of the Certificates in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

         Alternatively, the Prospectus Supplement may specify that the Certificates will be distributed by PaineWebber acting as agent or in some cases as principal with respect to Certificates which it has previously purchased or agreed to purchase. If PaineWebber acts as agent in the sale of Certificates, PaineWebber will receive a selling commission with respect to each Series of Certificates, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related Residential Loans as of the Cut-off Date. The exact percentage for each Series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that PaineWebber elects to purchase Certificates as principal, PaineWebber may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Certificates of such Series.

         The Depositor will indemnify PaineWebber and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments PaineWebber and any underwriters may be required to make in respect thereof.

         In the ordinary course of business, PaineWebber and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's residential loans pending the sale of such residential loans or interests therein, including the Certificates.

         The Depositor anticipates that the Certificates will be sold primarily to institutional investors. Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

         As to each Series of Certificates, only those classes rated in one of the four highest rating categories by any Rating Agency will be offered hereby. Any unrated class may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or more institutional investors.

                                  LEGAL MATTERS

         Certain legal matters in connection with the Certificates will be passed upon for the Depositor by Thacher Proffitt & Wood, New York, New York.

                              FINANCIAL INFORMATION

         A new Trust Fund will be formed with respect to each Series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

         Unless otherwise specified in the related Prospectus Supplement, it is a condition to the issuance of the Certificates of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a "Rating Agency") specified in the related Prospectus Supplement.

         Any such rating would be based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to such class and will reflect such Rating Agency's assessment solely of the likelihood that holders of a class of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Residential Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the Series of Certificates. Such rating should not be deemed a recommendation to purchase, hold or sell Certificates, inasmuch as it does not address market price or suitability for a particular investor. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

         There is also no assurance that any such rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a Series, such rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of such credit enhancement provider's long term debt.

         The amount, type and nature of credit enhancement, if any, established with respect to a Series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of such Series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Residential Loans. No assurance can be given that values of any Residential Properties have remained or will remain at their levels on the respective dates of origination of the related Residential Loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Residential Loans in a particular Trust Fund and any secondary financing on the related Residential Properties become equal to or greater than the value of the Residential Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Residential Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by credit enhancement, such losses will be borne, at least in part, by the holders of one or more classes of the Certificates of the related Series.

                        INDEX OF SIGNIFICANT DEFINITIONS

                                                                 PAGE ON WHICH
TERM IN THE                                                    TERM IS DEFINED
PROSPECTUS                                                   IN THE PROSPECTUS
----------                                                   -----------------
Accessories       ..........................................................30
Accrual Certificates.....................................................6, 49
Accrued Certificate Interest................................................58
Administration Fee Rate.....................................................74
Advance           ..........................................................13
Advances          ......................................................48, 55
Agency Securities ...........................................................1
Agreement         .......................................................4, 48
ARM Loans         ..........................................................25
Assumed Reinvestment Rate...................................................59
Available Distribution Amount...............................................60
Balloon Loans     ..........................................................25
BIF               ..........................................................44
Buydown Loans     ..........................................................29
Buydown Period    ..........................................................29
Cash Flow Value   ..........................................................59
CERCLA            .........................................................114
Certificate Account.........................................................11
Certificate Interest Rate....................................................5
Certificate Principal Balance............................................5, 59
Certificates      ...........................................................4
Charter Act       ..........................................................33
Code              .......................................................6, 14
Collateral Value  ..........................................................30
Commission        ...........................................................1
Committee Report  .........................................................125
Contracts         .......................................................9, 24
Cooperative       .......................................................9, 24
Cooperative Loans .......................................................9, 24
Cooperative Notes ..........................................................28
Cooperative Unit  ..........................................................24
Corporate Trust Office......................................................48
Credit Insurance Instrument.................................................71
Cumulative Subordination Payments...........................................62
Cut-off Date      ...........................................................7
Deficiency Event  ..........................................................79
Deposit Period    ..........................................................64
Depositor         ...........................................................4
Distribution Date .......................................................7, 56
DOL               .........................................................151
Due Period        ..........................................................59
Due-on-encumbrance..........................................................41

                                                                 PAGE ON WHICH
TERM IN THE                                                    TERM IS DEFINED
PROSPECTUS                                                   IN THE PROSPECTUS
----------                                                   -----------------



Due-on-sale       .....................................................41, 111
EPA               .........................................................114
ERISA             .........................................................151
Events of Default ..........................................................80
Exemption         .........................................................152
FDIC              ..........................................................44
FHA               ..........................................................11
FHA Loans         ..........................................................26
FHLMC             .......................................................1, 11
FHLMC Act         ..........................................................34
FHLMC Certificate group.....................................................34
FHLMC Certificates......................................................11, 31
Final Distribution Date.....................................................57
FNMA              .......................................................1, 11
FNMA Certificates ......................................................11, 31
FTC Rule          .........................................................109
Garn-St Germain Act........................................................110
GNMA              .......................................................1, 11
GNMA Certificates ......................................................11, 31
Grantor Trust Certificates..................................................13
Grantor Trust Fractional Interest Certificate..............................118
Grantor Trust Strip Certificate............................................118
Hazard Insurance Instrument.................................................71
Holder-in-Due-Course.......................................................109
Housing Act       ..........................................................29
Initial Deposit   ..........................................................63
Insurability Representation.................................................53
Insurance Instrument........................................................72
Insurance Proceeds..........................................................55
Interest Rate     ......................................................10, 25
L/C Bank          ..........................................................94
Liquidation Proceeds........................................................55
Loan-to-Value Ratio.........................................................30
Lockout Period    ..........................................................26
Manager           ..........................................................26
Manufactured home ..........................................................28
Manufacturer's Invoice Price................................................30
Master Servicer   ...........................................................4
Maximum Subordination Amount................................................63
Mortgage Loans    .......................................................9, 24
Mortgage Notes    ..........................................................26

                                                                 PAGE ON WHICH
TERM IN THE                                                    TERM IS DEFINED
PROSPECTUS                                                   IN THE PROSPECTUS
----------                                                   -----------------

Mortgaged Properties.........................................................9
Mortgages         ..........................................................26
Multifamily Loans .......................................................9, 24
Net Interest Rate ..........................................................49
Nonrecoverable Advance......................................................65
OID Regulations   .........................................................117
Optional Termination........................................................13
OTS               .........................................................156
Parties in Interest........................................................151
Percentage Interest.........................................................48
Permitted Instruments.......................................................54
Plans             .........................................................151
Policy Statement  .........................................................156
Pooling and Servicing Agreement.............................................36
Prepayment Period ..........................................................39
Primary Hazard Insurance Policy.............................................86
Purchase Price    ..........................................................45
Realized Loss     ..........................................................61
Refinance Loans   ..........................................................30
Regular Interests .....................................................49, 117
Relief Act        .........................................................116
REMIC             .......................................................2, 49
REMIC Regular Certificates..................................................13
Reserve Fund      ......................................................63, 93
Residential Loan Program....................................................36
Residential Loans ...........................................................1
Residential Properties...................................................9, 24
Residual interests..................................................6, 49, 117
Restricted Group  .........................................................153
Retained Interest ..........................................................48
Retained Interest Rate......................................................49
SAIF              ..........................................................44
Scheduled Principal Balance.................................................62
Senior Certificates......................................................5, 48
Senior Liens      ..........................................................26
Senior Percentage ..........................................................62
Senior/Subordinate Series...................................................49
Servicemen's Readjustment Act...............................................30
SMMEA             .........................................................155
Special Hazard Amount.......................................................91
Special Hazard Insurer......................................................91

                                                                 PAGE ON WHICH
TERM IN THE                                                    TERM IS DEFINED
PROSPECTUS                                                   IN THE PROSPECTUS
----------                                                   -----------------


Special Hazard Losses.......................................................61
Special Hazard Subordination Amount.........................................61
Specified Reserve Fund Balance..............................................63
Stated Principal Balance....................................................46
Strip Certificates.......................................................5, 49
Stripped Agency Securities..................................................35
Stripped Interest ..........................................................38
Sub-Servicer      ..........................................................36
Sub-Servicing Account.......................................................54
Sub-Servicing Agreement.....................................................46
Subordinate Certificates.................................................5, 48
Subordination     ..........................................................55
Superlien         .........................................................114
Termination       ..........................................................56
Title V           .........................................................112
Title VIII        .........................................................113
Trust Fund        ...........................................................5
Trust Fund Asset  ...........................................................4
Trustee           ...........................................................4
Unaffiliated Sellers........................................................24
Unrecovered Senior Portion..................................................62
VA                ..........................................................11
VA Loans          ..........................................................26
Window Period     .........................................................110
Window Period Loans........................................................110

                                                   EXHIBIT INDEX

                                                                                                          Location of Exhibit
                                                                                                             in Sequential
   Number                           Description of Document                                                Numbering System
   ------                           -----------------------                                                ----------------

    *1.1     Form of Underwriting Agreement.
    *3.1     Certificate of Incorporation of the Registrant.
    *3.2     By-Laws of the Registrant.
    *4.1     Form of Pooling and Servicing Agreement (Version 1, relating to
             Certificates with various combinations of Credit Support).
    *4.2     Form of Pooling and Servicing Agreement (Version 2, relating to a typical "shifting interest" Senior/Subordinated Series).
    *4.3     Form of Pooling and Servicing Agreement (Version 3, relating to a typical Senior/Subordinated Series without "shifting interests").
    *4.4     Form of Pooling and Servicing Agreement (Version 4, relating to a typical multi-class series).
    *4.5     Form of Trust Agreement (relating to Certificates evidencing ownership interests in a Trust Fund including Agency Securities).
    *4.6     Form of Unaffiliated Seller's Agreement (Version 1, for a series using a multi-class, "shifting interest" or reserve fund
             structure).
    *4.7     Form of Unaffiliated Seller's Agreement (Version 2, for a series using various forms of insurance policies and surety bonds as credit support).
    *4.8     Form of Custodial Agreement.
     5.1     Opinion of Thacher Proffitt & Wood.
     8.1     Opinion of Thacher Proffitt & Wood with respect to certain tax matters.
    23.1     Consent of Thacher Proffitt & Wood (included as part of Exhibits 5.1 and 8.1).
   *99.1     Form of FHA Mortgage Insurance Certificate (28.1**).
   *99.2     Form of VA Loan Guaranty (28.2**).
   *99.3     Form of Pool Insurance Policy (28.3**).
   *99.4     Form of Special Hazard Credit Insurance Policy (28.4**).
   *99.5     Form of Bankruptcy Bond (28.5**).
   *99.6     Form of Letter of Credit (28.6**).


*Incorporated by reference from the Registration Statement on Form S-11 (File
 No. 33-14827).
**Exhibit number in Registration Statement on Form S-11 (File No. 33-14827).